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                              TRUST AGREEMENT

              (FEDERAL EXPRESS CORPORATION TRUST NO. N670FE)

                          Dated as of May 1, 1997

                                  between

                         PMCC LEASING CORPORATION,
                                  Trustor

                                    and

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION,
                               Owner Trustee



                 COVERING ONE AIRBUS A300F4-605R AIRCRAFT
                  SERIAL NO. 777, REGISTRATION NO. N670FE


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                                                                          Page

                             TABLE OF CONTENTS

PARTIES....................................................................  1

RECITALS...................................................................  1

                                 ARTICLE 1

                            THE LESSOR'S ESTATE

   Section 1.01.  Authorization and Direction to Owner Trustee.............  1
   Section 1.02.  Declaration of Trust.....................................  2
   Section 1.03.  Conditions Precedent.....................................  2

                                 ARTICLE 2

                               DISTRIBUTIONS

   Section 2.01.  Predelivery Funding; Rent, Etc...........................  2
   Section 2.02.  Excepted Payments........................................  3
   Section 2.03.  Distributions after Release of Lien of Indenture.........  3
   Section 2.04.  Manner of Making Distributions...........................  4

                                 ARTICLE 3

                             THE OWNER TRUSTEE

   Section 3.01.  Acceptance of Trust and Duties...........................  5
   Section 3.02.  Limitation on Authority of Owner Trustee.................  5
   Section 3.03.  Notice of Default........................................  5
   Section 3.04.  Action Upon Instructions.................................  6
   Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.....  6
   Section 3.06.  Certain Rights of Owner Trustee..........................  7
   Section 3.07.  No Representations or Warranties as to Certain Matters...  9
   Section 3.08.  Status of Moneys Received................................ 10
   Section 3.09.  Self-Dealing............................................. 10
   Section 3.10.  Definition of a Responsible Officer...................... 10
   Section 3.11.  Resignation or Removal of Owner Trustee.................. 10
   Section 3.12.  Estate and Rights of Successor Owner Trustee............. 11
   Section 3.13.  Merger or Consolidation of SSB........................... 11
   Section 3.14.  Co-Trustees.............................................. 12
   Section 3.15.  Interpretation of Agreements............................. 13
   Section 3.16.  Not Acting in Individual Capacity........................ 13
   Section 3.17.  Books and Records; Tax Returns........................... 13

                                 ARTICLE 4

                           TERMINATION OF TRUST

   Section 4.01.  Termination.............................................. 14
   Section 4.02.  Termination at Option of the Trustor..................... 15
   Section 4.03.  Distribution of Lessor's Estate upon Termination......... 15

                                 ARTICLE 5

                                [RESERVED]

                                 ARTICLE 6

                               MISCELLANEOUS

   Section 6.01.  Indemnification.......................................... 16
   Section 6.02.  Limitations on the Trustor's Liability................... 17
   Section 6.03.  Fees; Compensation....................................... 17
   Section 6.04.  Supplements and Amendments............................... 17
   Section 6.05.  Nature of Title of Trustor............................... 17
   Section 6.06.  Power of Owner Trustee to Convey......................... 17
   Section 6.07.  Notices.................................................. 18
   Section 6.08.  Situs of Trust; Applicable Law; Severability............. 19
   Section 6.09.  Successors and Assigns................................... 19
   Section 6.10.  Headings and Table of Contents........................... 19
   Section 6.11.  Identification of Trust.................................. 19
   Section 6.12.  Counterparts............................................. 19
   Section 6.13.  Trustor Interest......................................... 19
   Section 6.14.  Performance by the Trustor............................... 19

   Schedule I       Definitions


                              TRUST AGREEMENT
              (FEDERAL EXPRESS CORPORATION TRUST NO. N670FE)

         TRUST AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N670FE) dated as of May 1, 1997 (this "Agreement") between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "SSB", and not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"), and PMCC LEASING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Trustor"). The capitalized terms used herein, unless otherwise herein defined or the context hereof shall otherwise require, shall have the respective meanings set forth in Schedule I attached hereto.


                             W I T N E S S E T H :
                             -------------------

         WHEREAS, the Trustor desires to create a trust for the purpose of issuing Certificates, the proceeds of which issuance shall initially be held by the Indenture Trustee on behalf of the Owner Trustee in the Collateral Account and released, subject to the proviso to Section 3.02(a) of the Participation Agreement, on the Delivery Date in order to finance a portion of the Purchase Price of the Aircraft, to acquire the Aircraft from AVSA on the Delivery Date, to lease the Aircraft to the Lessee on the Delivery Date and to receive the benefits provided for herein.

         WHEREAS, SSB is willing to accept the trust as herein provided and to perform its obligations hereunder in its individual capacity or as the Owner Trustee as the case may be.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, SSB and the Trustor agree as follows:


                                 ARTICLE 1

                            THE LESSOR'S ESTATE

         Section 1.01. Authorization and Direction to Owner Trustee. The Trustor hereby authorizes and directs (or has authorized and directed) the Owner Trustee, not individually but solely as the Owner Trustee hereunder:

         (a) to execute and deliver as and when specified in Sections 4.01 and 4.02 of the Participation Agreement and each of the other Operative Agreements to which the Owner Trustee is a party and to enter into and perform the transactions contemplated thereby including, without limitation, accepting title to, and delivery of, the Aircraft from AVSA on the Delivery Date, and taking all appropriate action to cause the Airframe to be registered with the Federal Aviation Administration in the name of the Owner Trustee;

         (b) to execute and deliver from time to time the Certificates in the manner and subject to the terms and conditions provided in the Participation Agreement and the Indenture;

         (c) to execute and deliver each other document referred to in the Operative Agreements to which the Owner Trustee is a party or which the Owner Trustee is required to deliver pursuant to the Operative Agreements;

         (d) subject to the terms of this Agreement, to perform the obligations and duties and, upon instruction of the Trustor, exercise the rights of the Owner Trustee under the Operative Agreements; and

         (e) to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Trustor, as the Trustor may deem necessary or advisable in connection with the Certificate Closing Date and the Delivery Date and the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustor or its counsel to evidence, conclusively, the direction of the Trustor.

         Section 1.02. Declaration of Trust. SSB hereby declares and agrees, in its individual capacity, that it will, and in its capacity as the Owner Trustee does, hold the Lessor's Estate upon the trust herein set forth for the use and benefit of the Trustor, subject, however, to the provisions of, and the Lien created by, the Indenture. This Agreement is not intended by the Trustor to create, and the trust created hereby is not intended by the Trustor and the other parties interested herein to constitute a business trust for purposes of the Bankruptcy Code.

         Section 1.03. Conditions Precedent. The right and obligation of the Owner Trustee to take the actions required by Section 1.01 hereof shall be subject to the condition that the terms and conditions of Section 4.01 or 4.02, as the case may be, of the Participation Agreement shall have been complied with in a manner satisfactory to the Owner Trustee and the Trustor.


                                 ARTICLE 2

                               DISTRIBUTIONS

         Section 2.01. Predelivery Funding; Rent, Etc. (a) The Trustor and the Owner Trustee acknowledge that the proceeds from the sale of the Certificates to be effected on the Certificate Closing Date are to be held by the Indenture Trustee in the Collateral Account in the manner specified in the Indenture for application as provided therein and in Section 3.02 of the Participation Agreement.

               (b) The Trustor and the Owner Trustee acknowledge that the Lease will be security for the Certificates pursuant to the Indenture which provides that all moneys payable by the Lessee to the Owner Trustee under the Lease (other than Excepted Payments) are to be first paid to the Indenture Trustee while the Lien of the Indenture is in effect, for distribution in accordance with the terms of Article V of the Indenture. Except for amounts received from the Indenture Trustee, which shall be applicable only in accordance with clause (iii) below, the Owner Trustee shall promptly apply each payment of the Rent (other than Excepted Payments), Stipulated Loss Value, Termination Value, and any proceeds from the sale, requisition or disposition of the Aircraft received by it as follows:

         (i) prior to the release of the Lien of the Indenture, each such payment shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; provided, that any payments received by the Owner Trustee from (x) the Lessee with respect to SSB's or the Owner Trustee's fees and disbursements under this Agreement, or (y) the Trustor pursuant to Section
   6.01 hereof shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made;

         (ii) after the release of the Lien of the Indenture, any amount remaining after application in full in accordance with paragraph (b)(i) of this Section 2.01 and which represents payments for which provision as to the application thereof is made in any other Operative Agreement shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative Agreement; and

         (iii) after application in accordance with paragraphs (i) and (ii) of this Section 2.01(b), or to the extent received from the Indenture Trustee under the terms of the Indenture, the balance, if any, remaining shall be paid to the Trustor.

         Section 2.02. Excepted Payments. Notwithstanding any other provision contained herein, all Excepted Payments at any time received by the Owner Trustee shall be distributed promptly to the applicable Person entitled thereto, and such payment shall not be deemed under any circumstances to be part of the Lessor's Estate.

         Section 2.03. Distributions after Release of Lien of Indenture. Except as otherwise provided in Sections 2.01 and 2.02 hereof:

             (a) all payments received and amounts realized by the Owner Trustee under the Lease or otherwise with respect to the Aircraft or any part thereof (including, without limitation, all payments received pursuant to Section 17.01 of the Lease and amounts realized upon the sale or lease of the Aircraft or any part thereof after the termination of the Lease with respect thereto), to the extent received or realized at any time after the Lien of the Indenture shall have been released pursuant to the terms of the Indenture, and

             (b) moneys not included in paragraph (a) of this Section 2.03 remaining as part of the Lessor's Estate after the Lien of the Indenture has been released,

shall, to the extent required, be retained by the Owner Trustee as reimbursement for all expenses hereunder or under the Lease not theretofore reimbursed under this Agreement, the Lease or otherwise and to which the Owner Trustee is entitled to be reimbursed pursuant to the provisions thereof, and any balance remaining thereafter shall be distributed to the Trustor.

         Section 2.04. Manner of Making Distributions. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Trustor pursuant to this Article 2 by transferring by wire transfer in immediately available funds the amount to be distributed to the account set forth in the Participation Agreement or to such other account or accounts of the Trustor as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article 2 by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided, that the Owner Trustee shall invest overnight, for the benefit of the Trustor, in investments that would be permitted by Article 23 of the Lease (but only to the extent funds are received on or prior to 2:00 P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee in investments which, after consultation with the Trustor, the Trustor shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and the Lien created by, the Indenture, the Owner Trustee will, if so requested by the Trustor by written notice, pay in immediately available funds any and all amounts payable by the Owner Trustee hereunder to the Trustor as directed by the Trustor.

                                 ARTICLE 3

                             THE OWNER TRUSTEE

         Section 3.01. Acceptance of Trust and Duties. SSB accepts the trust hereby created and, subject to Section 1.03 hereof, in its capacity as the Owner Trustee agrees to perform the same, including without limitation, subject to Section 1.03 hereof, the actions specified in Section 1.01 hereof as herein provided. The Owner Trustee agrees to disburse all monies that it receives under the Operative Agreements in accordance with the terms hereof. The Owner Trustee shall not be answerable or accountable in its individual capacity except as a result of or arising from (a) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (b) any breach by the Owner Trustee of its representations, warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease, Sections 7.02(a) and (b) and 7.04 of the Participation Agreement or its representations, warranties and covenants given in its individual capacity in Sections 3.05 and 3.08 of the Indenture, (c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) Lessor's Liens attributable to it in its individual capacity, and (e) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by SSB or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and the Operative Agreements including this Agreement.

         Section 3.02. Limitation on Authority of Owner Trustee. The Owner Trustee shall have no power, right, duty or authority to, and agrees that it will not, manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft, Airframe, Engines, any Part thereof or any other property at any time constituting a part of the Lessor's Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Agreements, except (i) to execute and deliver the Operative Agreements to which it is a party, (ii) to exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the Owner Trustee hereunder and under the other Operative Agreements, or (iii) as expressly provided in written instructions from the Trustor given pursuant to
Section 3.03 or 3.04 hereof; provided, that nothing in this Section 3.02 shall limit in any manner the obligations of the Owner Trustee hereunder.

         Section 3.03. Notice of Default. In the event that a Responsible Officer in the Corporate Trust Department of the Owner Trustee shall have actual knowledge of a Default or an Event of Default, or an Indenture Default or an Indenture Event of Default, the Owner Trustee shall give or cause to be given to the Trustor and the Indenture Trustee prompt telephone or facsimile notice, followed by prompt confirmation thereof by certified mail, postage prepaid (in any event within two Business Days of the discovery thereof), in accordance with Article 14 of the Participation Agreement, of such Default, Event of Default, Indenture Default or Indenture Event of Default. Subject to the terms of Section 3.06(e) hereof and the rights of the Indenture Trustee under the Indenture, the Owner Trustee shall take such action with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as shall be specified in written instructions from the Trustor; provided that the Owner Trustee shall have no duty to take any (and shall take no) action whatsoever in the absence of written instructions from the Trustor. For all purposes of this Agreement and the Lease, in the absence of actual knowledge of a Responsible Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a Default, Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by the Lessee, the Trustor, the Indenture Trustee or any Certificate Holder.

         Section 3.04. Action Upon Instructions. Upon the written instructions at any time and from time to time of the Trustor, the Owner Trustee will take or refrain from taking such action, not inconsistent with provisions of the Indenture, as may be specified in such instructions.

         Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.
(a)(i) The Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and with the degree of care specified in Section 3.01 hereof, and in accordance with written instructions given by the Trustor hereunder, and no implied duties, covenants or obligations shall be read into this Agreement, any such instructions or the Operative Agreements against the Owner Trustee, and the Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft or any part of the Lessor's Estate except as required by the terms of the Operative Agreements, any such instructions and as otherwise provided herein; and

       (ii) in the absence of bad faith on its part, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement or the other Operative Agreements, but in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement or the Operative Agreements.

         (b) No provision hereof shall require SSB in its individual capacity to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, SSB agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder, or under the Participation Agreement or any Operative Agreement.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Section 3.05, except that in the event of a conflict between this
Section 3.05 and Section 3.01 hereof, Section 3.01 hereof shall be controlling.

         (d) The Owner Trustee will furnish to the Trustor, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the other Operative Agreements (including those furnished to the Indenture Trustee pursuant to the terms of the Indenture) and not otherwise furnished to the Trustor.

         (e) Notwithstanding anything herein to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Trustor within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 2.06 hereof and Article 23 of the Lease.

         Section 3.06. Certain Rights of Owner Trustee. Except as otherwise provided in Section 3.05 hereof:

         (a) in the absence of bad faith on its part, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction or authorization by the Trustor or any other party to any other Operative Agreement shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Owner Trustee, and signed in the name of such party by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary or other duly authorized officer of such party; and any resolution of the Board of Directors or committee thereof of such party shall be sufficiently evidenced by a copy of such resolution certified by the Secretary or an Assistant Secretary of such party, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Owner Trustee;

         (c) whenever in the administration of this Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any of the other Operative Agreements, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of a Responsible Officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Lessee, the Trustor, or the Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Trustor, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice;

         (d) the Owner Trustee may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint with due care, and it shall be entitled to rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice;

         (e) the Owner Trustee shall not be under any obligation to take any action under this Agreement or under any of the other Operative Agreements at the request or direction of the Trustor unless the Persons making such request or direction shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nor shall the Owner Trustee be required to take any action deemed to impose on the Owner Trustee any obligation to take any action, if the Owner Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement or the other Operative Agreements;

         (f) the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless a Responsible Officer of the Owner Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Owner Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Owner Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the same extent permitted to the Lessor under the Lease, to examine the books and records of the Lessee to reasonably determine whether the Lessee is in compliance with the terms and conditions of the Lease and to examine the Aircraft, Airframe, Engines or any Part thereof personally or by agent or attorney; and

         (g) without limiting the generality of Section 3.05 hereof, except as otherwise provided in written instructions given to the Owner Trustee by the Trustor or as otherwise provided in the Indenture or the Participation Agreement, the Owner Trustee shall not have any duty (i) to see to any recording or filing of the Lease or of this Agreement or any financing statement or other notice or document relating thereto or contemplated under the Operative Agreements or to see to the maintenance of any such recording or filing (other than FAA reporting requirements contained in 14 C.F.R. Sections 47.45 and 47.51), (ii) to see to any insurance on the Aircraft or any part thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Trustor and (to the extent provided in the Indenture) the Indenture Trustee copies of all certificates, reports and other written information which it receives from the Lessee pursuant to the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charges or any Lien (except any Lessor's Lien attributable to it in its individual capacity) owing with respect to, or assessed or levied against any part of the Lessor's Estate, (iv) to confirm or verify any financial statements or reports of the Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease.

         Section 3.07. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR SSB MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that SSB represents and warrants that on the Delivery Date the Owner Trustee shall have received whatever right, title and interests in, to and under the Aircraft that were conveyed to it by AVSA and SSB represents, warrants and covenants that at all times on and after the Delivery Date the Aircraft shall be free of all Lessor's Liens attributable to it, and that the Owner Trustee shall comply with the last sentence of Section 3.05(b) hereof, or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation or warranty by the Owner Trustee or SSB and except that SSB hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Trustor) the other Operative Agreements to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by SSB and (assuming due authorization, execution and delivery of this Trust Agreement by the Trustor) constitutes the legal, valid and binding obligation of SSB enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         Section 3.08. Status of Moneys Received. All moneys received by the Owner Trustee under or pursuant to any provision of this Agreement or any Operative Agreement shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys except to the extent required by law and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, or may be invested in direct obligations of the United States.

         Section 3.09. Self-Dealing. The Owner Trustee in its individual capacity, or any corporation in or with which the Owner Trustee may be interested or affiliated, or any officer or director of any such corporation, may have normal commercial relations, and otherwise deal, in the ordinary course of business, with the Lessee or any other corporation having relations with the Lessee to the full extent permitted by law.

         Section 3.10. Definition of a Responsible Officer. For purposes of this Trust Agreement only, "Responsible Officer" when used with respect to the Owner Trustee means the Chairman or the Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the Executive Committee of the Board of Directors, the President, any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President"), the Secretary, any Assistant Secretary, or any other officer in the Corporate Trust Department of SSB customarily performing functions similar to those performed by any of the above designated officers.

         Section 3.11. Resignation or Removal of Owner Trustee. The Owner Trustee or any successor thereof (a) shall resign if required to do so pursuant to Section 7.02(b) of the Participation Agreement and (b) may resign at any time without cause by giving at least 60 days' prior written notice to the Trustor and the Indenture Trustee, such resignation in each case to be effective only upon the appointment of a successor trustee and the acceptance of such appointment by such successor. In addition, the Trustor may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee, such removal to be effective only upon the appointment by the Trustor of a successor Owner Trustee and the acceptance of such appointment by such successor. Upon the giving of notice of resignation or removal of the Owner Trustee, the Trustor may appoint a successor Owner Trustee by an instrument signed by the Trustor. If the Trustor shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee, the Indenture Trustee or the Trustor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Trustor as above provided. Any successor Owner Trustee so appointed by a court shall be superseded by any successor Owner Trustee subsequently appointed by the Trustor.

         The appointment of any successor Owner Trustee shall be subject to the conditions set forth in Section 11.01 of the Participation Agreement.

         Section 3.12. Estate and Rights of Successor Owner Trustee. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Trustor and the Indenture Trustee, an instrument accepting such appointment, in form and substance acceptable to the predecessor Owner Trustee and the Trustor and thereupon each successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named as an Owner Trustee herein, but nevertheless upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all estates, properties, rights, powers, duties, property or moneys then held by such predecessor Owner Trustee upon the trust herein expressed. Upon any such transfer by a predecessor Owner Trustee, such predecessor Owner Trustee shall provide the successor Owner Trustee and Trustor an accounting of the Lessor's Estate and the trust hereunder.

         Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Lessor's Estate to be transferred upon the records of the Aeronautics Authority or other registry where the Aircraft may then be registered into the name of the successor Owner Trustee and shall otherwise use its best efforts to comply, or assist the successor Owner Trustee in complying, with the provisions of Section 11.01 of the Participation Agreement.

         Section 3.13. Merger or Consolidation of SSB. Any corporation into which SSB in its individual capacity may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which SSB shall be a party, or any corporation to which substantially all the business of the Owner Trustee in its individual capacity may be transferred, shall, subject to Section 11.01 of the Participation Agreement, be the Owner Trustee under this Agreement without further act; provided, that such corporation shall not also be the Indenture Trustee.

         Section 3.14. Co-Trustees. At any time, if the Owner Trustee or the Trustor shall deem it necessary or prudent or desirable in order to conform to legal requirements of any jurisdiction in which any part of the Lessor's Estate may at the time be located, the Owner Trustee by an instrument in writing signed by it, shall appoint one or more Persons approved by the Trustor to act as co-trustee, or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees (except insofar as local law makes it necessary or prudent or desirable for any such co-trustee or separate trustee to act alone), of all or any part of the Lessor's Estate, and to vest in such Person or Persons, in such capacity, such title to the Lessor's Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustor may consider necessary or prudent or desirable. The Owner Trustee shall not be liable for any act or omission of any co-trustee or separate trustee appointed under this Section 3.14. No appointment of, or action by, any co-trustee or separate trustee appointed under this Section 3.14 will relieve the Owner Trustee of any of its obligations under any Operative Agreement or otherwise affect any of the terms of the Indenture or adversely affect the interests of the Indenture Trustee or the Certificate Holders in the Trust Indenture Estate.

         Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name subject to the conditions of this Agreement.

         Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

         (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

         (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Lessor's Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

         (C) no power given to, or which is provided hereby may be exercised by, any such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

         (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except as otherwise provided hereunder; and

         (E) the Trustor, at any time, by an instrument in writing may remove any such additional trustee.

         Section 3.15. Interpretation of Agreements. In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any other agreement relating to the transactions contemplated by the Operative Agreements or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Operative Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall request in writing sent in accordance with Article 14 of the Participation Agreement instructions of the Trustor and, to the extent that the Owner Trustee acts in good faith in accordance with any instructions received from the Trustor, shall not be liable to any Person; provided, that in the event that no response is made to the Owner Trustee by the Trustor within 25 Business Days after such request, the Owner Trustee shall not be liable to any Person for acts taken by the Owner Trustee in good faith in what it deems to be the best interests of the Trustor or for any failure to act in any situation described above in this Section 3.15. The provisions of this
Section 3.15 shall not be applicable to the Owner Trustee's obligations set forth in the last sentence of Section 3.01 hereof.

         Section 3.16. Not Acting in Individual Capacity. In carrying out the trust hereby created, the Owner Trustee will act solely as trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Operative Agreements to which it is a party; and all Persons, other than the Trustor as provided in this Agreement, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Lessor's Estate for payment or satisfaction thereof, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.17. Books and Records; Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to its receipt and disbursement of all moneys under this Agreement or any Operative Agreement and shall, upon the request of the Trustor or its duly authorized representative, make available such books and records at its principal trust office during normal business hours for inspection and copying. The Owner Trustee agrees to sign and file all returns with respect to Taxes that the Trustor prepares (or causes to be prepared) and directs the Owner Trustee to sign and file. The Owner Trustee, upon request, will furnish the Trustor with all such information as may be reasonably required or necessary from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. At the request of the Trustor, and at the expense of the Lessee, the Owner Trustee shall file an application with the Internal Revenue Service for a taxpayer identification number with respect to the trust created hereunder and prepare or cause to be prepared and sign and/or file the Federal fiduciary tax return with respect to Taxes due and payable by the Trust in connection with the transactions contemplated hereby or by any other Operative Agreement; provided, however, that the Owner Trustee shall send a completed copy of each such return to the Trustor not more than 60 nor less than 30 days prior to the due date of such return; provided that the Owner Trustee shall have timely received all necessary information to complete and deliver to the Trustor such return. The Trustor, upon request, will furnish the Owner Trustee with all such information as may be required from the Trustor in connection with the preparation of such income tax returns. The Owner Trustee shall keep copies of all returns delivered to or filed by it.


                                 ARTICLE 4

                           TERMINATION OF TRUST

         Section 4.01. Termination. This Agreement and the trust created and provided for hereby shall cease and be terminated in any one of the following events, whichever shall first occur:

         (a) The sale or other final disposition by the Owner Trustee of all of its interest in all property constituting or included in the Lessor's Estate and, if the Indenture shall then be in effect, the sale or other disposition by the Indenture Trustee of all of its interest in all property constituting or included in the Lessor's Estate, and the final disposition by the Owner Trustee and, if the Indenture shall then be in effect, the Indenture Trustee, of all moneys or other property or proceeds constituting part of the Lessor's Estate in accordance with the terms hereof; or

         (b) 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement; provided, however, that if the Trust shall be or become valid under applicable law for a period subsequent to 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid.

         Section 4.02.  Termination at Option of the Trustor.  Notwithstanding
Section 4.01 hereof, this Agreement and the trust created hereby shall terminate and the Trust Estate shall be distributed to the Trustor, and this Agreement shall be of no further force and effect, upon the election of the Trustor by notice to the Owner Trustee, if such notice shall be accompanied by the written agreement (in form and substance satisfactory to the Owner Trustee) of the Trustor assuming all the obligations of the Owner Trustee under or contemplated by the Operative Agreements or incurred by it as trustee hereunder and releasing the Owner Trustee therefrom; provided, however, that such notice may be given only after the time the Lien of the Indenture is discharged under Section 14.01 of the Indenture and the Lease has terminated unless the Trustor shall have received the prior written consent of the Indenture Trustee to any such termination in which case such notice may be given while the Lien of the Indenture is outstanding.

         Section 4.03.  Distribution of Lessor's Estate upon Termination.
Upon any termination of this trust pursuant to the provisions of Section 4.01 hereof, the Owner Trustee shall convey the Lessor's Estate (subject to all obligations, if any, of the Owner Trustee then existing under the Operative Agreements to which the Owner Trustee is a party) to such purchaser or purchasers or the Trustor, as the case may be, and for such amount and on such terms as shall be specified in written instructions from the Trustor delivered to the Owner Trustee prior to the date of termination; provided, that (i) if at the time of any termination the Lease remains in force and effect, then the Lessor's Estate shall be sold as a unit (and not in parcels) and subject to the Lease, and (ii) in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to the Lessor's Estate to the Trustor. Upon making such transfer or sale and accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in
Section 2.05 hereof.


                                 ARTICLE 5

                                [RESERVED]


                                 ARTICLE 6

                               MISCELLANEOUS

         Section 6.01.  Indemnification.   The Trustor shall assume liability
for, and shall indemnify, protect, save and keep harmless SSB from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, proceedings, suits, costs (including reasonable attorneys' fees), expenses and disbursements of any kind and nature whatsoever ("Trust Claims") imposed on, incurred by or asserted against the Owner Trustee or SSB, as the case may be (but only to the extent the Owner Trustee or SSB, as the case may be, is not indemnified by the Lessee for such Trust Claims under any Operative Document or is not indemnified by any other Person for such Trust Claims, within a reasonable time after demand therefor), in any way relating to or arising out of (X) the Trust Estate or any of the properties included therein and (Y) the administration of the Trust Estate or the action of inaction of the Owner Trustee hereunder or under the Operative Documents including, but not limited to, claims under any Environmental Laws; provided, however, that (a) the Trustor shall not be required to indemnify the Owner Trustee or SSB in the case of (i) willful misconduct, negligence with respect to handling of funds, gross negligence or bad faith of the Owner Trustee or SSB, as the case may be, (ii) the Owner Trustee's or SSB's failure to use ordinary care in the handling of monies constituting part of the Trust Estate,
(iii) Taxes of the Owner Trustee or SSB, as the case may be, that are based on or measured by the compensation received by SSB for acting as Owner Trustee hereunder, and (iv) items excluded from indemnification by the Lessee as, as to the extent, provided in Section 8.01(b)(i-xii) and 9.01(b)(i-ix) of the Participation Agreement, and (b) the Trustor shall not be required to indemnify with respect to Trust Claims resulting from a breach of the covenants by SSB in Article 3 hereof or Trust Claims resulting because any representation or warranty of the Owner Trustee or SSB, as the case may be, contained in any Operative Document proves to be untrue or inaccurate or the failure by the Owner Trustee or SSB, as the case may be, to perform or observe any agreements, covenants or conditions to be performed or observed by it in any of the Operative Documents. None of the foregoing exclusions shall limit the obligation of the Trustor to indemnify SSB (but SSB shall still be required to seek indemnification from the Lessee before making a claim against the Trustor hereunder unless such exclusion is otherwise limited under Sections 8.01(b) and 9.01(b) of the Participation Agreement), (i) for actions taken in accordance with written instructions received from the Trustor, and
(ii) to the extent such exclusions are attributable to acts or omissions of the Trustor. The payor of any indemnity under this Section 6.01 shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid. The indemnities contained in this Section
6.01 shall survive the termination of this Agreement.

         Section 6.02. Limitations on the Trustor's Liability. The Trustor shall not have any liability for the performance of this Agreement except as expressly set forth herein.

         Section 6.03. Fees; Compensation. Except as provided in Section 3.06(e) or 6.01 hereof, the Owner Trustee agrees that it shall have no right against the Trustor or the Trust Estate for any fee as compensation for its services hereunder.

         Section 6.04. Supplements and Amendments. At any time and from time to time, only upon the written request of the Trustor (a) SSB and the Trustor shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement as specified in such request and (b) the Owner Trustee shall, subject to the provisions of Section
8.01 of the Indenture, enter into or consent to such written amendment or modification of or supplement to any of the Operative Agreements as the Trustor and any other necessary parties may agree to in writing and as may be specified in such request, or execute and deliver such written waiver of the terms of any of the Operative Agreements as may be agreed to in writing by the Trustor and as may be specified in such request; provided, that (i) the Owner Trustee shall not execute any such supplement, amendment, waiver or modification without the prior written consent of the Trustor, (ii) if in the reasonable opinion of the Owner Trustee any document required to be executed by it pursuant to this Section adversely affects any right or duty of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any other Operative Agreement, the Owner Trustee may in its discretion decline to execute such document and (iii) any amendment or supplement to this Agreement shall comply with the provisions of Section 7.13 of the Participation Agreement. It shall not be necessary that any request pursuant to this Section specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof. Promptly after the execution by SSB or the Owner Trustee of any document pursuant to this Section, the Owner Trustee shall mail a conformed copy thereof to the Trustor, the Indenture Trustee and the Lessee, but the failure of the Owner Trustee to mail such conformed copies shall not impair or affect the validity of such document.

         Section 6.05. Nature of Title of Trustor. The Trustor shall not have any legal title to any part of the Lessor's Estate. No transfer, by operation of law or otherwise, of the right, title and interest of the Trustor in and to the Lessor's Estate or the trust hereunder shall operate to terminate this Agreement or Lessor's Estate.

         Section 6.06. Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by the Owner Trustee of the interest of the Owner Trustee in the Operative Agreements or in the Aircraft or any part thereof pursuant to and in compliance with the terms of this Agreement or the Operative Agreements shall bind the Trustor and shall be effective to transfer or convey all right, title and interest of the Owner Trustee in and to the Operative Agreements or the right, title and interest of the Owner Trustee and the Trustor in and to the Aircraft or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

         Section 6.07. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, and (c) if given by FedEx service or other means, when received or personally delivered, addressed:

  If to the Owner Trustee: State Street Bank and Trust Company of Connecticut,
                           National Association
                           c/o State Street Bank and Trust Company
                           Two International Place
                           4th Floor
                           Boston, Massachusetts 02110
                           Attention:  Corporate Trust Department
                           Telephone:  (617) 664-5526
                           Facsimile:  (617) 664-5371

   If to the Trustor:      PMCC Leasing Corporation
                           200 First Stamford Place
                           Stamford, Connecticut 06902
                           Attention:  Vice President Leasing
                           with a copy to Director, Portfolio Administration
                           Telephone:  (914) 335-5000
                           Facsimile:  (914) 335-8301

   If to the Indenture
   Trustee:                First Security Bank, National Association
                           79 South Main Street
                           Salt Lake City, Utah 84111
                           Attention:  Corporate Trust Department
                           Telephone:  (801) 246-5630
                           Facsimile:  (801) 246-5053

or as to any of the foregoing parties at such other address as such party may designate by notice duly given in accordance with this Section to the other parties.

         Section 6.08. Situs of Trust; Applicable Law; Severability. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND PERFORMANCE. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective; provided, that such remaining provisions do not increase the obligations or liabilities of the Owner Trustee or the Trustor.

         Section 6.09. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of the Beneficial Interest, but only to the extent the Beneficial Interest has been transferred or assigned in accordance with the limitations of Section 7.03(d) of the Participation Agreement.

         Section 6.10. Headings and Table of Contents. The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 6.11. Identification of Trust. This trust may for convenience be referred to as the "Federal Express Corporation Trust No. N670FE."

         Section 6.12. Counterparts. This instrument may be executed in any number of counterparts or upon separate signature pages bound together in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

         Section 6.13. Trustor Interest. The Trustor has only a beneficial interest in any specific property of this Trust. No creditor of the Trustor shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of this trust (as opposed to the Trustor's beneficial interest in this trust).

         Section 6.14. Performance by the Trustor. Any obligation of the Owner Trustee hereunder or under any Operative Agreement or other document contemplated herein may be performed by the Trustor and any such performance shall not be construed as a revocation of the trust created hereby.

         IN WITNESS WHEREOF, SSB and the Trustor have caused this Agreement to be duly executed all as of the date first above written.


                     PMCC LEASING CORPORATION


                     By:
                         -------------------------------------------------
                           Name: Joan D. Woodroof
                           Title: Manager, Structured Finance



                     STATE STREET BANK AND TRUST COMPANY OF
                     CONNECTICUT, NATIONAL ASSOCIATION


                     By:
                         -------------------------------------------------
                           Name:   Paul D. Allen
                           Title:  Vice President





                                  SCHEDULE I

                                  DEFINITIONS
                (FEDERAL EXPRESS CORPORATION TRUST NO. N670FE)


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement, the Series Supplements, the Intercreditor Agreement and the Liquidity Facilities) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Additional Insured.  As defined in Article 13 of the Lease.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affidavits. The affidavits of citizenship of the Owner Trustee and the Owner Participant.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

         After-Tax Basis. A basis such that any payment to be received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment to be received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

         Airbus Guaranty. The Guaranty to be dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

         Aircraft. The Airframe to be sold by AVSA to the Owner Trustee as provided in the Participation Agreement and to be leased under the Lease (or any permitted substitute airframe thereunder) together with two Engines (whether either is an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease. Prior to delivery of the initial Lease Supplement, references in the Operative Agreements (including Section 3.05 of the Participation Agreement) to Aircraft shall mean the Airbus A300F4-605R airframe bearing FAA Registration Number N670FE and Manufacturer's serial number 777, together with two General Electric CF6-80C2-A5F engines.

         Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) to be leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any Replacement Airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on or prior to the Delivery Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, each Liquidity Provider and the Owner Participant.

         Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N670FE), dated the Certificate Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Ancillary Agreement II. The Ancillary Agreement II (Federal Express Corporation Trust No. N670FE), dated the Certificate Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Application. The application for registration of the Aircraft with the FAA in the name of the Owner Trustee.

         Appraisal. The report prepared by BK Associates, Inc. and to be delivered to the Owner Participant (with an abbreviated report to the Lessee) on the Delivery Date pursuant to Section 4.02(h) of the Participation Agreement.

         Assignment and Assumption Agreement. Any agreement delivered in compliance with Section 7.03(d) of the Participation Agreement.

         Average Life Date. For any Certificate, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Certificate.

         AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France.

         AVSA Consent and Agreement. The Consent and Agreement dated as of May 1, 1997, executed by AVSA.

         AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and to be dated the Delivery Date.

         AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and to be dated the Delivery Date.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Delivery Date and ending at the end of the day on September 2, 2020, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in the United States in which the office or agency is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Boston, Massachusetts.

         Certificate Closing Date. The date of the closing with respect to the purchase of Certificates by the Pass Through Trustee contemplated by Section 2.01(b) of the Participation Agreement.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N670FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Change in Tax Law. Any change to the Code or the Treasury regulations promulgated thereunder or the publication of any revenue ruling, revenue procedure or any informational release by the Internal Revenue Service or the Department of Treasury either of which would change or would allow a change in the tax assumptions or structure upon which the lease economics were based, provided that the Owner Participant or the Lessee has notified the other party of such change in writing prior to the Delivery Date.

         Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Class A Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Class B Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of Certificates by the Pass Through Trustee.

         Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

         Collateral Account. The deposit account established and maintained pursuant to Section 2.13 of the Indenture.

         Collateral Account Control Agreement. The Collateral Account Control Agreement dated as of May 1, 1997 among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

         Commitment. The amount of the Owner Participant's participation in the Purchase Price required to be made available or paid as provided in
Section 3.02 of the Participation Agreement.

         Consent and Agreement. The Consent and Agreement dated as of May 1, 1997 executed by the Manufacturer.

         Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

         Corporate Trust Administration. The Corporate Trust Administration office of the Owner Trustee located at 750 Main Street, Hartford, Connecticut 06103, Attention: Corporation Trust Administration, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

         Corporate Trust Department. The Corporate Trust Department office of the Indenture Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

         CRAF Program. Has the meaning specified in Section 7.01(f) of the Lease.

         Cut-Off Date.  September 1, 1997.

         Debt Portion. The amount specified as such on Schedule IV to the Participation Agreement.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date. The date on which the Aircraft is delivered and sold by AVSA to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

         Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.05(c) of the Participation Agreement.

         Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

         Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

         Engine. Each of the two General Electric CF6-80C2-A5F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.02(c), 10.03, 11.03, 11.04 or 12.02 of
the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of May 1, 1997, executed by the Engine Manufacturer.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N670FE), dated as of May 1, 1997 between the Lessor and the Lessee.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan. As defined in Section 8.01(b)(xii) of the Participation Agreement.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 60 days due to theft or disappearance or such longer period, not to exceed 180 days from the end of such initial 60-day period, if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such theft or disappearance constitutes an Event of Loss pursuant to (i)(B) or (ii) hereof) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever;
(ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300-600 series aircraft equipped with engines of the same make and model as the Engines for a period of twelve (12) consecutive months, unless the Lessee, prior to the expiration of such twelve (12) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of twenty-four (24) consecutive months or until the end of the Term, if earlier. The date of such Event of Loss shall be (s) the 61st day or the 241st day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term or the Lessee's abandonment of diligent efforts to recover such property, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the 12 month or 24 month period, referred to in clause (iv) above (or if earlier, the end of the Term or abandonment of the Lessee's efforts to restore the normal use of the Aircraft). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Excepted Payments. Collectively, (i) indemnity, expense, reimbursement or other payments paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any other Operative Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with
Section 13.05 of the Lease but not required under Article 13 of the Lease,
(iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any purchase price paid to the Owner Participant for its interest in the Trust Estate pursuant to Section 7.03(d) of the Participation Agreement, (vi) subject to Section 3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above and (viii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) and (vii) above (except with respect to interest attributable to payments referred to in clause (vi) above).

         Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of Section 17.01 of the Lease (when it shall be determined based upon the actual condition and location of the Aircraft), it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         Final Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the lesser of (i) Fair Market Rental as determined as of the commencement of such Fixed Renewal Term and (ii) 50% of the average actual semi-annual Basic Rent payable during the Basic Term.

         Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         FPO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

         French Pledge Agreement. The French Pledge Agreement dated as of May 1, 1997 between the Owner Trustee and the Indenture Trustee.

         FSB. First Security Bank, National Association, a national banking association.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

         GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of SSB, in its individual capacity and as Owner Trustee and Lessor, the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, the Owner Participant Guarantor and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Pass Through Trustee nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N670FE), dated as of May 1, 1997, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement.

         Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N670FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Trustee. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

         Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Intercreditor Agreement. The Intercreditor Agreement dated as of May 1, 1997, among the Pass Through Trustee, the Class A Liquidity Provider, the Class B Liquidity Provider and the Subordination Agent.

         Interest Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Invoice.  The invoice for the Aircraft given by AVSA to the Lessor.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N670FE) dated as of May 1, 1997, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N670FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Lease.

         Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

         Lessee.  Federal Express Corporation, a Delaware corporation.

         Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

         Lessor. State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), any Ancillary Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement), and all other property of the Owner Trustee purportedly subjected to the Lien of the Indenture by the Granting Clause thereof; provided that in no event shall "Lessor's Estate" include any Excepted Payment.

         Lessor's Liens. Liens against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or
(iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

         Liquidity Facility. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Liquidity Provider. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Losses. Has the meaning specified in Section 17.02(a) of the Participation Agreement.

         Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

         Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of
(i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the outstanding principal amount of such Certificate plus accrued interest.

         Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate equal to the Debt Rate per annum compounded semi-annually.

         Non-U.S. Person.  Any Person other than a U.S. Person.

         Obsolete Parts. Parts which are severable from the Aircraft in accordance with clauses (ii) and (iii) of the proviso to Section 9.02(b) of the Lease and the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent, the Tax Indemnity Agreement, each Liquidity Facility, the Intercreditor Agreement, the Collateral Account Control Agreement and any Assignment and Assumption Agreement.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which the Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Participant Guarantor. Philip Morris Capital Corporation, a Delaware corporation, and any other provider of an Owner Participant Guaranty.

         Owner Participant Guaranty. The Owner Participant Guaranty dated the Certificate Closing Date by the Owner Participant Guarantor in favor of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, and any guaranty delivered in compliance with Section 7.03(d) of the Participation Agreement.

         Owner Trustee. SSB, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement.

         Owner Trustee Guarantor.  The provider of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

         Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash during the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages, as the case may be, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N670FE), dated as of May 1, 1997, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee, the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee and the Subordination Agent not in its individual capacity except as otherwise expressly provided therein, but solely as subordination agent.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or title to which remains vested in the Lessor pursuant to Article 8 of the Lease.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of May 1, 1997 between the Lessee and the Pass Through Trustee.

         Pass Through Certificates. Any of the Pass Through Certificates, 1997-1-A, the Pass Through Certificates, 1997-1-B or the Pass Through Certificates, 1997-1-C, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

         Pass Through Trust. The Federal Express Corporation 1997-1 Pass Through Trust Class A, Federal Express Corporation 1997-1 Pass Through Trust Class B and Federal Express Corporation 1997-1 Pass Through Trust Class C, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

         Pass Through Trustee. First Security Bank, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date.  Each January 15 and July 15 commencing on July 15,
1997.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

         Premium Termination Date. With respect to the Series A Certificates, December 27, 2011, with respect to the Series B Certificates, February 5, 2010 and with respect to the Series C Certificates, March 22, 2007.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Principal Amount. With respect to a Certificate means the stated original principal amount of such Certificate and, with respect to all Certificates, means the aggregate stated original principal amounts of all Certificates.

         Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

         Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

         Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

         Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N670FE), dated as of May 1, 1997 between the Lessor and the Lessee.

         Purchase Price.  Has the meaning specified in Ancillary Agreement II.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 31 for January 15 Payment Dates and June 30 for July 15 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Register.  Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         Related Indentures. Collectively, the Trust Indenture and Security Agreement for each of Federal Express Corporation Trust Nos. N671FE, N672FE, N673FE, N674FE, N583FE and N584FE, each dated as of May 1, 1997, between the Owner Trustee and the Indenture Trustee, the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N581FE, dated as of May 1, 1997, between Wilmington Trust Company, as owner trustee and the Indenture Trustee, and the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N587FE, dated as of December 1, 1996, as amended and restated as of May 1, 1997, between Wilmington Trust Company, as owner trustee and the Indenture Trustee.

         Remaining Weighted Average Life. On a given date with respect to any Certificate the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Certificate by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date. September 2, 2020 and each January 15 and July 15 commencing on July 15, 1997.

         Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

         Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

         Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

         Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) of equal or greater value, airworthiness, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Ratings Group.

         Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01 of the Participation Agreement.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         Secured Obligations. Has the meaning specified in the Granting Clause of the Indenture.

         Securities Act.  The Securities Act of 1933, as amended.

         Series "A" or "Series A Certificates". Certificates issued and designated as "Series A" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

         Series "B" or "Series B Certificates". Certificates issued and designated as "Series B" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

         Series "C" or "Series C Certificates". Certificates issued and designated as "Series C" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

         Series Supplement or Series Supplements. The Series Supplement 1997-1-A to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement 1997-1-B to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1997-1-C to be executed and delivered by the Lessee and the Pass Through Trustee.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Specified Investments. Shall mean (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or
(e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

         SSB. State Street Bank and Trust Company of Connecticut, National Association, a national banking association.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Stipulated Loss Value is to be calculated with reference to any such date; provided that if amounts in respect of Stipulated Loss Value are payable under the Operative Agreements after the Stipulated Loss Determination Date in respect of which such Stipulated Loss Value was determined, the Lessor shall be compensated during the period from the Stipulated Loss Determination Date to such payment date in accordance with the provisions of the Operative Agreements.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease.

         Subordination Agent.   First Security Bank, National Association, a
national banking association, not in its individual capacity but solely as Subordination Agent.

         Supplemental Rent. (a) All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to the Lessor, the Owner Participant, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including, without limitation, payments of Stipulated Loss Value, FPO Price and amounts calculated by reference to Termination Value, any amounts of Make-Whole Premium payable under the Indenture to the extent provided in Section 3.03 of the Lease, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

          Tax. Has the meaning set forth in Section 8.01(a) of the Participation Agreement.

          Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N670FE), dated as of May 1, 1997, between the Lessee and the Owner Participant.

         Term. The Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after December 31, 2004 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on January 15, 2016, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the seventh anniversary of the Delivery Date and (iii) Section 4.02(a)(F) of the Lease, the last day of the Basic Term.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Termination Value is to be calculated with reference to any such date; provided that if amounts in respect of Termination Value are payable under the Operative Agreements after the Termination Date in respect of which such Termination Value was determined, the Lessor shall be compensated during the period from the Termination Date to such payment date in accordance with the provisions of the Operative Agreements.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Treasury Yield. At the time of determination with respect to any Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Certificate and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Certificate. In each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Certificate is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15(919). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N670FE), dated as of May 1, 1997, between the Owner Participant and the Owner Trustee in its individual capacity.

         Trust Estate.  The Lessor's Estate.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

         Underwriters. Morgan Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., Goldman, Sachs & Co. and J.P. Morgan & Co.

         Underwriting Agreement. The Underwriting Agreement dated May 22, 1997 among the Lessee and the Underwriters.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

         U.S. Person.  A Person described in Section 7701(a)(30) of the Code.



==============================================================================



                              TRUST AGREEMENT

              (FEDERAL EXPRESS CORPORATION TRUST NO. N671FE)

                          Dated as of May 1, 1997

                                  between

                         PMCC LEASING CORPORATION,
                                  Trustor

                                    and

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION,
                               Owner Trustee



                 COVERING ONE AIRBUS A300F4-605R AIRCRAFT
                  SERIAL NO. 778, REGISTRATION NO. N671FE


==============================================================================




                                                                          Page

                             TABLE OF CONTENTS

PARTIES....................................................................  1

RECITALS...................................................................  1

                                 ARTICLE 1

                            THE LESSOR'S ESTATE

   Section 1.01.  Authorization and Direction to Owner Trustee.............  1
   Section 1.02.  Declaration of Trust.....................................  2
   Section 1.03.  Conditions Precedent.....................................  2

                                 ARTICLE 2

                               DISTRIBUTIONS

   Section 2.01.  Predelivery Funding; Rent, Etc...........................  2
   Section 2.02.  Excepted Payments........................................  3
   Section 2.03.  Distributions after Release of Lien of Indenture.........  3
   Section 2.04.  Manner of Making Distributions...........................  4

                                 ARTICLE 3

                             THE OWNER TRUSTEE

   Section 3.01.  Acceptance of Trust and Duties...........................  5
   Section 3.02.  Limitation on Authority of Owner Trustee.................  5
   Section 3.03.  Notice of Default........................................  5
   Section 3.04.  Action Upon Instructions.................................  6
   Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.....  6
   Section 3.06.  Certain Rights of Owner Trustee..........................  7
   Section 3.07.  No Representations or Warranties as to Certain Matters...  9
   Section 3.08.  Status of Moneys Received................................ 10
   Section 3.09.  Self-Dealing............................................. 10
   Section 3.10.  Definition of a Responsible Officer...................... 10
   Section 3.11.  Resignation or Removal of Owner Trustee.................. 10
   Section 3.12.  Estate and Rights of Successor Owner Trustee............. 11
   Section 3.13.  Merger or Consolidation of SSB........................... 11
   Section 3.14.  Co-Trustees.............................................. 12
   Section 3.15.  Interpretation of Agreements............................. 13
   Section 3.16.  Not Acting in Individual Capacity........................ 13
   Section 3.17.  Books and Records; Tax Returns........................... 13

                                 ARTICLE 4

                           TERMINATION OF TRUST

   Section 4.01.  Termination.............................................. 14
   Section 4.02.  Termination at Option of the Trustor..................... 15
   Section 4.03.  Distribution of Lessor's Estate upon Termination......... 15

                                 ARTICLE 5

                                [RESERVED]

                                 ARTICLE 6

                               MISCELLANEOUS

   Section 6.01.  Indemnification.......................................... 16
   Section 6.02.  Limitations on the Trustor's Liability................... 17
   Section 6.03.  Fees; Compensation....................................... 17
   Section 6.04.  Supplements and Amendments............................... 17
   Section 6.05.  Nature of Title of Trustor............................... 17
   Section 6.06.  Power of Owner Trustee to Convey......................... 17
   Section 6.07.  Notices.................................................. 18
   Section 6.08.  Situs of Trust; Applicable Law; Severability............. 19
   Section 6.09.  Successors and Assigns................................... 19
   Section 6.10.  Headings and Table of Contents........................... 19
   Section 6.11.  Identification of Trust.................................. 19
   Section 6.12.  Counterparts............................................. 19
   Section 6.13.  Trustor Interest......................................... 19
   Section 6.14.  Performance by the Trustor............................... 19

   Schedule I       Definitions


                              TRUST AGREEMENT
              (FEDERAL EXPRESS CORPORATION TRUST NO. N671FE)

         TRUST AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N671FE) dated as of May 1, 1997 (this "Agreement") between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "SSB", and not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"), and PMCC LEASING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Trustor"). The capitalized terms used herein, unless otherwise herein defined or the context hereof shall otherwise require, shall have the respective meanings set forth in Schedule I attached hereto.


                             W I T N E S S E T H :
                             -------------------

         WHEREAS, the Trustor desires to create a trust for the purpose of issuing Certificates, the proceeds of which issuance shall initially be held by the Indenture Trustee on behalf of the Owner Trustee in the Collateral Account and released, subject to the proviso to Section 3.02(a) of the Participation Agreement, on the Delivery Date in order to finance a portion of the Purchase Price of the Aircraft, to acquire the Aircraft from AVSA on the Delivery Date, to lease the Aircraft to the Lessee on the Delivery Date and to receive the benefits provided for herein.

         WHEREAS, SSB is willing to accept the trust as herein provided and to perform its obligations hereunder in its individual capacity or as the Owner Trustee as the case may be.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, SSB and the Trustor agree as follows:


                                 ARTICLE 1

                            THE LESSOR'S ESTATE

         Section 1.01. Authorization and Direction to Owner Trustee. The Trustor hereby authorizes and directs (or has authorized and directed) the Owner Trustee, not individually but solely as the Owner Trustee hereunder:

         (a) to execute and deliver as and when specified in Sections 4.01 and 4.02 of the Participation Agreement and each of the other Operative Agreements to which the Owner Trustee is a party and to enter into and perform the transactions contemplated thereby including, without limitation, accepting title to, and delivery of, the Aircraft from AVSA on the Delivery Date, and taking all appropriate action to cause the Airframe to be registered with the Federal Aviation Administration in the name of the Owner Trustee;

         (b) to execute and deliver from time to time the Certificates in the manner and subject to the terms and conditions provided in the Participation Agreement and the Indenture;

         (c) to execute and deliver each other document referred to in the Operative Agreements to which the Owner Trustee is a party or which the Owner Trustee is required to deliver pursuant to the Operative Agreements;

         (d) subject to the terms of this Agreement, to perform the obligations and duties and, upon instruction of the Trustor, exercise the rights of the Owner Trustee under the Operative Agreements; and

         (e) to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Trustor, as the Trustor may deem necessary or advisable in connection with the Certificate Closing Date and the Delivery Date and the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustor or its counsel to evidence, conclusively, the direction of the Trustor.

         Section 1.02. Declaration of Trust. SSB hereby declares and agrees, in its individual capacity, that it will, and in its capacity as the Owner Trustee does, hold the Lessor's Estate upon the trust herein set forth for the use and benefit of the Trustor, subject, however, to the provisions of, and the Lien created by, the Indenture. This Agreement is not intended by the Trustor to create, and the trust created hereby is not intended by the Trustor and the other parties interested herein to constitute a business trust for purposes of the Bankruptcy Code.

         Section 1.03. Conditions Precedent. The right and obligation of the Owner Trustee to take the actions required by Section 1.01 hereof shall be subject to the condition that the terms and conditions of Section 4.01 or 4.02, as the case may be, of the Participation Agreement shall have been complied with in a manner satisfactory to the Owner Trustee and the Trustor.


                                 ARTICLE 2

                               DISTRIBUTIONS

         Section 2.01. Predelivery Funding; Rent, Etc. (a) The Trustor and the Owner Trustee acknowledge that the proceeds from the sale of the Certificates to be effected on the Certificate Closing Date are to be held by the Indenture Trustee in the Collateral Account in the manner specified in the Indenture for application as provided therein and in Section 3.02 of the Participation Agreement.

               (b) The Trustor and the Owner Trustee acknowledge that the Lease will be security for the Certificates pursuant to the Indenture which provides that all moneys payable by the Lessee to the Owner Trustee under the Lease (other than Excepted Payments) are to be first paid to the Indenture Trustee while the Lien of the Indenture is in effect, for distribution in accordance with the terms of Article V of the Indenture. Except for amounts received from the Indenture Trustee, which shall be applicable only in accordance with clause (iii) below, the Owner Trustee shall promptly apply each payment of the Rent (other than Excepted Payments), Stipulated Loss Value, Termination Value, and any proceeds from the sale, requisition or disposition of the Aircraft received by it as follows:

         (i) prior to the release of the Lien of the Indenture, each such payment shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; provided, that any payments received by the Owner Trustee from (x) the Lessee with respect to SSB's or the Owner Trustee's fees and disbursements under this Agreement, or (y) the Trustor pursuant to Section
   6.01 hereof shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made;

         (ii) after the release of the Lien of the Indenture, any amount remaining after application in full in accordance with paragraph (b)(i) of this Section 2.01 and which represents payments for which provision as to the application thereof is made in any other Operative Agreement shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative Agreement; and

         (iii) after application in accordance with paragraphs (i) and (ii) of this Section 2.01(b), or to the extent received from the Indenture Trustee under the terms of the Indenture, the balance, if any, remaining shall be paid to the Trustor.

         Section 2.02. Excepted Payments. Notwithstanding any other provision contained herein, all Excepted Payments at any time received by the Owner Trustee shall be distributed promptly to the applicable Person entitled thereto, and such payment shall not be deemed under any circumstances to be part of the Lessor's Estate.

         Section 2.03. Distributions after Release of Lien of Indenture. Except as otherwise provided in Sections 2.01 and 2.02 hereof:

             (a) all payments received and amounts realized by the Owner Trustee under the Lease or otherwise with respect to the Aircraft or any part thereof (including, without limitation, all payments received pursuant to Section 17.01 of the Lease and amounts realized upon the sale or lease of the Aircraft or any part thereof after the termination of the Lease with respect thereto), to the extent received or realized at any time after the Lien of the Indenture shall have been released pursuant to the terms of the Indenture, and

             (b) moneys not included in paragraph (a) of this Section 2.03 remaining as part of the Lessor's Estate after the Lien of the Indenture has been released,

shall, to the extent required, be retained by the Owner Trustee as reimbursement for all expenses hereunder or under the Lease not theretofore reimbursed under this Agreement, the Lease or otherwise and to which the Owner Trustee is entitled to be reimbursed pursuant to the provisions thereof, and any balance remaining thereafter shall be distributed to the Trustor.

         Section 2.04. Manner of Making Distributions. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Trustor pursuant to this Article 2 by transferring by wire transfer in immediately available funds the amount to be distributed to the account set forth in the Participation Agreement or to such other account or accounts of the Trustor as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article 2 by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided, that the Owner Trustee shall invest overnight, for the benefit of the Trustor, in investments that would be permitted by Article 23 of the Lease (but only to the extent funds are received on or prior to 2:00 P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee in investments which, after consultation with the Trustor, the Trustor shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and the Lien created by, the Indenture, the Owner Trustee will, if so requested by the Trustor by written notice, pay in immediately available funds any and all amounts payable by the Owner Trustee hereunder to the Trustor as directed by the Trustor.

                                 ARTICLE 3

                             THE OWNER TRUSTEE

         Section 3.01. Acceptance of Trust and Duties. SSB accepts the trust hereby created and, subject to Section 1.03 hereof, in its capacity as the Owner Trustee agrees to perform the same, including without limitation, subject to Section 1.03 hereof, the actions specified in Section 1.01 hereof as herein provided. The Owner Trustee agrees to disburse all monies that it receives under the Operative Agreements in accordance with the terms hereof. The Owner Trustee shall not be answerable or accountable in its individual capacity except as a result of or arising from (a) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (b) any breach by the Owner Trustee of its representations, warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease, Sections 7.02(a) and (b) and 7.04 of the Participation Agreement or its representations, warranties and covenants given in its individual capacity in Sections 3.05 and 3.08 of the Indenture, (c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) Lessor's Liens attributable to it in its individual capacity, and (e) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by SSB or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and the Operative Agreements including this Agreement.

         Section 3.02. Limitation on Authority of Owner Trustee. The Owner Trustee shall have no power, right, duty or authority to, and agrees that it will not, manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft, Airframe, Engines, any Part thereof or any other property at any time constituting a part of the Lessor's Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Agreements, except (i) to execute and deliver the Operative Agreements to which it is a party, (ii) to exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the Owner Trustee hereunder and under the other Operative Agreements, or (iii) as expressly provided in written instructions from the Trustor given pursuant to
Section 3.03 or 3.04 hereof; provided, that nothing in this Section 3.02 shall limit in any manner the obligations of the Owner Trustee hereunder.

         Section 3.03. Notice of Default. In the event that a Responsible Officer in the Corporate Trust Department of the Owner Trustee shall have actual knowledge of a Default or an Event of Default, or an Indenture Default or an Indenture Event of Default, the Owner Trustee shall give or cause to be given to the Trustor and the Indenture Trustee prompt telephone or facsimile notice, followed by prompt confirmation thereof by certified mail, postage prepaid (in any event within two Business Days of the discovery thereof), in accordance with Article 14 of the Participation Agreement, of such Default, Event of Default, Indenture Default or Indenture Event of Default. Subject to the terms of Section 3.06(e) hereof and the rights of the Indenture Trustee under the Indenture, the Owner Trustee shall take such action with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as shall be specified in written instructions from the Trustor; provided that the Owner Trustee shall have no duty to take any (and shall take no) action whatsoever in the absence of written instructions from the Trustor. For all purposes of this Agreement and the Lease, in the absence of actual knowledge of a Responsible Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a Default, Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by the Lessee, the Trustor, the Indenture Trustee or any Certificate Holder.

         Section 3.04. Action Upon Instructions. Upon the written instructions at any time and from time to time of the Trustor, the Owner Trustee will take or refrain from taking such action, not inconsistent with provisions of the Indenture, as may be specified in such instructions.

         Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.
(a)(i) The Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and with the degree of care specified in Section 3.01 hereof, and in accordance with written instructions given by the Trustor hereunder, and no implied duties, covenants or obligations shall be read into this Agreement, any such instructions or the Operative Agreements against the Owner Trustee, and the Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft or any part of the Lessor's Estate except as required by the terms of the Operative Agreements, any such instructions and as otherwise provided herein; and

       (ii) in the absence of bad faith on its part, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement or the other Operative Agreements, but in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement or the Operative Agreements.

         (b) No provision hereof shall require SSB in its individual capacity to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, SSB agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder, or under the Participation Agreement or any Operative Agreement.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Section 3.05, except that in the event of a conflict between this
Section 3.05 and Section 3.01 hereof, Section 3.01 hereof shall be controlling.

         (d) The Owner Trustee will furnish to the Trustor, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the other Operative Agreements (including those furnished to the Indenture Trustee pursuant to the terms of the Indenture) and not otherwise furnished to the Trustor.

         (e) Notwithstanding anything herein to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Trustor within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 2.06 hereof and Article 23 of the Lease.

         Section 3.06. Certain Rights of Owner Trustee. Except as otherwise provided in Section 3.05 hereof:

         (a) in the absence of bad faith on its part, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction or authorization by the Trustor or any other party to any other Operative Agreement shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Owner Trustee, and signed in the name of such party by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary or other duly authorized officer of such party; and any resolution of the Board of Directors or committee thereof of such party shall be sufficiently evidenced by a copy of such resolution certified by the Secretary or an Assistant Secretary of such party, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Owner Trustee;

         (c) whenever in the administration of this Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any of the other Operative Agreements, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of a Responsible Officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Lessee, the Trustor, or the Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Trustor, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice;

         (d) the Owner Trustee may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint with due care, and it shall be entitled to rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice;

         (e) the Owner Trustee shall not be under any obligation to take any action under this Agreement or under any of the other Operative Agreements at the request or direction of the Trustor unless the Persons making such request or direction shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nor shall the Owner Trustee be required to take any action deemed to impose on the Owner Trustee any obligation to take any action, if the Owner Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement or the other Operative Agreements;

         (f) the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless a Responsible Officer of the Owner Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Owner Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Owner Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the same extent permitted to the Lessor under the Lease, to examine the books and records of the Lessee to reasonably determine whether the Lessee is in compliance with the terms and conditions of the Lease and to examine the Aircraft, Airframe, Engines or any Part thereof personally or by agent or attorney; and

         (g) without limiting the generality of Section 3.05 hereof, except as otherwise provided in written instructions given to the Owner Trustee by the Trustor or as otherwise provided in the Indenture or the Participation Agreement, the Owner Trustee shall not have any duty (i) to see to any recording or filing of the Lease or of this Agreement or any financing statement or other notice or document relating thereto or contemplated under the Operative Agreements or to see to the maintenance of any such recording or filing (other than FAA reporting requirements contained in 14 C.F.R. Sections 47.45 and 47.51), (ii) to see to any insurance on the Aircraft or any part thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Trustor and (to the extent provided in the Indenture) the Indenture Trustee copies of all certificates, reports and other written information which it receives from the Lessee pursuant to the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charges or any Lien (except any Lessor's Lien attributable to it in its individual capacity) owing with respect to, or assessed or levied against any part of the Lessor's Estate, (iv) to confirm or verify any financial statements or reports of the Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease.

         Section 3.07. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR SSB MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that SSB represents and warrants that on the Delivery Date the Owner Trustee shall have received whatever right, title and interests in, to and under the Aircraft that were conveyed to it by AVSA and SSB represents, warrants and covenants that at all times on and after the Delivery Date the Aircraft shall be free of all Lessor's Liens attributable to it, and that the Owner Trustee shall comply with the last sentence of Section 3.05(b) hereof, or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation or warranty by the Owner Trustee or SSB and except that SSB hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Trustor) the other Operative Agreements to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by SSB and (assuming due authorization, execution and delivery of this Trust Agreement by the Trustor) constitutes the legal, valid and binding obligation of SSB enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         Section 3.08. Status of Moneys Received. All moneys received by the Owner Trustee under or pursuant to any provision of this Agreement or any Operative Agreement shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys except to the extent required by law and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, or may be invested in direct obligations of the United States.

         Section 3.09. Self-Dealing. The Owner Trustee in its individual capacity, or any corporation in or with which the Owner Trustee may be interested or affiliated, or any officer or director of any such corporation, may have normal commercial relations, and otherwise deal, in the ordinary course of business, with the Lessee or any other corporation having relations with the Lessee to the full extent permitted by law.

         Section 3.10. Definition of a Responsible Officer. For purposes of this Trust Agreement only, "Responsible Officer" when used with respect to the Owner Trustee means the Chairman or the Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the Executive Committee of the Board of Directors, the President, any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President"), the Secretary, any Assistant Secretary, or any other officer in the Corporate Trust Department of SSB customarily performing functions similar to those performed by any of the above designated officers.

         Section 3.11. Resignation or Removal of Owner Trustee. The Owner Trustee or any successor thereof (a) shall resign if required to do so pursuant to Section 7.02(b) of the Participation Agreement and (b) may resign at any time without cause by giving at least 60 days' prior written notice to the Trustor and the Indenture Trustee, such resignation in each case to be effective only upon the appointment of a successor trustee and the acceptance of such appointment by such successor. In addition, the Trustor may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee, such removal to be effective only upon the appointment by the Trustor of a successor Owner Trustee and the acceptance of such appointment by such successor. Upon the giving of notice of resignation or removal of the Owner Trustee, the Trustor may appoint a successor Owner Trustee by an instrument signed by the Trustor. If the Trustor shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee, the Indenture Trustee or the Trustor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Trustor as above provided. Any successor Owner Trustee so appointed by a court shall be superseded by any successor Owner Trustee subsequently appointed by the Trustor.

         The appointment of any successor Owner Trustee shall be subject to the conditions set forth in Section 11.01 of the Participation Agreement.

         Section 3.12. Estate and Rights of Successor Owner Trustee. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Trustor and the Indenture Trustee, an instrument accepting such appointment, in form and substance acceptable to the predecessor Owner Trustee and the Trustor and thereupon each successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named as an Owner Trustee herein, but nevertheless upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all estates, properties, rights, powers, duties, property or moneys then held by such predecessor Owner Trustee upon the trust herein expressed. Upon any such transfer by a predecessor Owner Trustee, such predecessor Owner Trustee shall provide the successor Owner Trustee and Trustor an accounting of the Lessor's Estate and the trust hereunder.

         Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Lessor's Estate to be transferred upon the records of the Aeronautics Authority or other registry where the Aircraft may then be registered into the name of the successor Owner Trustee and shall otherwise use its best efforts to comply, or assist the successor Owner Trustee in complying, with the provisions of Section 11.01 of the Participation Agreement.

         Section 3.13. Merger or Consolidation of SSB. Any corporation into which SSB in its individual capacity may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which SSB shall be a party, or any corporation to which substantially all the business of the Owner Trustee in its individual capacity may be transferred, shall, subject to Section 11.01 of the Participation Agreement, be the Owner Trustee under this Agreement without further act; provided, that such corporation shall not also be the Indenture Trustee.

         Section 3.14. Co-Trustees. At any time, if the Owner Trustee or the Trustor shall deem it necessary or prudent or desirable in order to conform to legal requirements of any jurisdiction in which any part of the Lessor's Estate may at the time be located, the Owner Trustee by an instrument in writing signed by it, shall appoint one or more Persons approved by the Trustor to act as co-trustee, or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees (except insofar as local law makes it necessary or prudent or desirable for any such co-trustee or separate trustee to act alone), of all or any part of the Lessor's Estate, and to vest in such Person or Persons, in such capacity, such title to the Lessor's Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustor may consider necessary or prudent or desirable. The Owner Trustee shall not be liable for any act or omission of any co-trustee or separate trustee appointed under this Section 3.14. No appointment of, or action by, any co-trustee or separate trustee appointed under this Section 3.14 will relieve the Owner Trustee of any of its obligations under any Operative Agreement or otherwise affect any of the terms of the Indenture or adversely affect the interests of the Indenture Trustee or the Certificate Holders in the Trust Indenture Estate.

         Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name subject to the conditions of this Agreement.

         Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

         (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

         (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Lessor's Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

         (C) no power given to, or which is provided hereby may be exercised by, any such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

         (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except as otherwise provided hereunder; and

         (E) the Trustor, at any time, by an instrument in writing may remove any such additional trustee.

         Section 3.15. Interpretation of Agreements. In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any other agreement relating to the transactions contemplated by the Operative Agreements or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Operative Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall request in writing sent in accordance with Article 14 of the Participation Agreement instructions of the Trustor and, to the extent that the Owner Trustee acts in good faith in accordance with any instructions received from the Trustor, shall not be liable to any Person; provided, that in the event that no response is made to the Owner Trustee by the Trustor within 25 Business Days after such request, the Owner Trustee shall not be liable to any Person for acts taken by the Owner Trustee in good faith in what it deems to be the best interests of the Trustor or for any failure to act in any situation described above in this Section 3.15. The provisions of this
Section 3.15 shall not be applicable to the Owner Trustee's obligations set forth in the last sentence of Section 3.01 hereof.

         Section 3.16. Not Acting in Individual Capacity. In carrying out the trust hereby created, the Owner Trustee will act solely as trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Operative Agreements to which it is a party; and all Persons, other than the Trustor as provided in this Agreement, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Lessor's Estate for payment or satisfaction thereof, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.17. Books and Records; Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to its receipt and disbursement of all moneys under this Agreement or any Operative Agreement and shall, upon the request of the Trustor or its duly authorized representative, make available such books and records at its principal trust office during normal business hours for inspection and copying. The Owner Trustee agrees to sign and file all returns with respect to Taxes that the Trustor prepares (or causes to be prepared) and directs the Owner Trustee to sign and file. The Owner Trustee, upon request, will furnish the Trustor with all such information as may be reasonably required or necessary from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. At the request of the Trustor, and at the expense of the Lessee, the Owner Trustee shall file an application with the Internal Revenue Service for a taxpayer identification number with respect to the trust created hereunder and prepare or cause to be prepared and sign and/or file the Federal fiduciary tax return with respect to Taxes due and payable by the Trust in connection with the transactions contemplated hereby or by any other Operative Agreement; provided, however, that the Owner Trustee shall send a completed copy of each such return to the Trustor not more than 60 nor less than 30 days prior to the due date of such return; provided that the Owner Trustee shall have timely received all necessary information to complete and deliver to the Trustor such return. The Trustor, upon request, will furnish the Owner Trustee with all such information as may be required from the Trustor in connection with the preparation of such income tax returns. The Owner Trustee shall keep copies of all returns delivered to or filed by it.


                                 ARTICLE 4

                           TERMINATION OF TRUST

         Section 4.01. Termination. This Agreement and the trust created and provided for hereby shall cease and be terminated in any one of the following events, whichever shall first occur:

         (a) The sale or other final disposition by the Owner Trustee of all of its interest in all property constituting or included in the Lessor's Estate and, if the Indenture shall then be in effect, the sale or other disposition by the Indenture Trustee of all of its interest in all property constituting or included in the Lessor's Estate, and the final disposition by the Owner Trustee and, if the Indenture shall then be in effect, the Indenture Trustee, of all moneys or other property or proceeds constituting part of the Lessor's Estate in accordance with the terms hereof; or

         (b) 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement; provided, however, that if the Trust shall be or become valid under applicable law for a period subsequent to 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid.

         Section 4.02.  Termination at Option of the Trustor.  Notwithstanding
Section 4.01 hereof, this Agreement and the trust created hereby shall terminate and the Trust Estate shall be distributed to the Trustor, and this Agreement shall be of no further force and effect, upon the election of the Trustor by notice to the Owner Trustee, if such notice shall be accompanied by the written agreement (in form and substance satisfactory to the Owner Trustee) of the Trustor assuming all the obligations of the Owner Trustee under or contemplated by the Operative Agreements or incurred by it as trustee hereunder and releasing the Owner Trustee therefrom; provided, however, that such notice may be given only after the time the Lien of the Indenture is discharged under Section 14.01 of the Indenture and the Lease has terminated unless the Trustor shall have received the prior written consent of the Indenture Trustee to any such termination in which case such notice may be given while the Lien of the Indenture is outstanding.

         Section 4.03.  Distribution of Lessor's Estate upon Termination.
Upon any termination of this trust pursuant to the provisions of Section 4.01 hereof, the Owner Trustee shall convey the Lessor's Estate (subject to all obligations, if any, of the Owner Trustee then existing under the Operative Agreements to which the Owner Trustee is a party) to such purchaser or purchasers or the Trustor, as the case may be, and for such amount and on such terms as shall be specified in written instructions from the Trustor delivered to the Owner Trustee prior to the date of termination; provided, that (i) if at the time of any termination the Lease remains in force and effect, then the Lessor's Estate shall be sold as a unit (and not in parcels) and subject to the Lease, and (ii) in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to the Lessor's Estate to the Trustor. Upon making such transfer or sale and accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in
Section 2.05 hereof.


                                 ARTICLE 5

                                [RESERVED]


                                 ARTICLE 6

                               MISCELLANEOUS

         Section 6.01.  Indemnification.   The Trustor shall assume liability
for, and shall indemnify, protect, save and keep harmless SSB from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, proceedings, suits, costs (including reasonable attorneys' fees), expenses and disbursements of any kind and nature whatsoever ("Trust Claims") imposed on, incurred by or asserted against the Owner Trustee or SSB, as the case may be (but only to the extent the Owner Trustee or SSB, as the case may be, is not indemnified by the Lessee for such Trust Claims under any Operative Document or is not indemnified by any other Person for such Trust Claims, within a reasonable time after demand therefor), in any way relating to or arising out of (X) the Trust Estate or any of the properties included therein and (Y) the administration of the Trust Estate or the action of inaction of the Owner Trustee hereunder or under the Operative Documents including, but not limited to, claims under any Environmental Laws; provided, however, that (a) the Trustor shall not be required to indemnify the Owner Trustee or SSB in the case of (i) willful misconduct, negligence with respect to handling of funds, gross negligence or bad faith of the Owner Trustee or SSB, as the case may be, (ii) the Owner Trustee's or SSB's failure to use ordinary care in the handling of monies constituting part of the Trust Estate,
(iii) Taxes of the Owner Trustee or SSB, as the case may be, that are based on or measured by the compensation received by SSB for acting as Owner Trustee hereunder, and (iv) items excluded from indemnification by the Lessee as, as to the extent, provided in Section 8.01(b)(i-xii) and 9.01(b)(i-ix) of the Participation Agreement, and (b) the Trustor shall not be required to indemnify with respect to Trust Claims resulting from a breach of the covenants by SSB in Article 3 hereof or Trust Claims resulting because any representation or warranty of the Owner Trustee or SSB, as the case may be, contained in any Operative Document proves to be untrue or inaccurate or the failure by the Owner Trustee or SSB, as the case may be, to perform or observe any agreements, covenants or conditions to be performed or observed by it in any of the Operative Documents. None of the foregoing exclusions shall limit the obligation of the Trustor to indemnify SSB (but SSB shall still be required to seek indemnification from the Lessee before making a claim against the Trustor hereunder unless such exclusion is otherwise limited under Sections 8.01(b) and 9.01(b) of the Participation Agreement), (i) for actions taken in accordance with written instructions received from the Trustor, and
(ii) to the extent such exclusions are attributable to acts or omissions of the Trustor. The payor of any indemnity under this Section 6.01 shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid. The indemnities contained in this Section
6.01 shall survive the termination of this Agreement.

         Section 6.02. Limitations on the Trustor's Liability. The Trustor shall not have any liability for the performance of this Agreement except as expressly set forth herein.

         Section 6.03. Fees; Compensation. Except as provided in Section 3.06(e) or 6.01 hereof, the Owner Trustee agrees that it shall have no right against the Trustor or the Trust Estate for any fee as compensation for its services hereunder.

         Section 6.04. Supplements and Amendments. At any time and from time to time, only upon the written request of the Trustor (a) SSB and the Trustor shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement as specified in such request and (b) the Owner Trustee shall, subject to the provisions of Section
8.01 of the Indenture, enter into or consent to such written amendment or modification of or supplement to any of the Operative Agreements as the Trustor and any other necessary parties may agree to in writing and as may be specified in such request, or execute and deliver such written waiver of the terms of any of the Operative Agreements as may be agreed to in writing by the Trustor and as may be specified in such request; provided, that (i) the Owner Trustee shall not execute any such supplement, amendment, waiver or modification without the prior written consent of the Trustor, (ii) if in the reasonable opinion of the Owner Trustee any document required to be executed by it pursuant to this Section adversely affects any right or duty of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any other Operative Agreement, the Owner Trustee may in its discretion decline to execute such document and (iii) any amendment or supplement to this Agreement shall comply with the provisions of Section 7.13 of the Participation Agreement. It shall not be necessary that any request pursuant to this Section specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof. Promptly after the execution by SSB or the Owner Trustee of any document pursuant to this Section, the Owner Trustee shall mail a conformed copy thereof to the Trustor, the Indenture Trustee and the Lessee, but the failure of the Owner Trustee to mail such conformed copies shall not impair or affect the validity of such document.

         Section 6.05. Nature of Title of Trustor. The Trustor shall not have any legal title to any part of the Lessor's Estate. No transfer, by operation of law or otherwise, of the right, title and interest of the Trustor in and to the Lessor's Estate or the trust hereunder shall operate to terminate this Agreement or Lessor's Estate.

         Section 6.06. Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by the Owner Trustee of the interest of the Owner Trustee in the Operative Agreements or in the Aircraft or any part thereof pursuant to and in compliance with the terms of this Agreement or the Operative Agreements shall bind the Trustor and shall be effective to transfer or convey all right, title and interest of the Owner Trustee in and to the Operative Agreements or the right, title and interest of the Owner Trustee and the Trustor in and to the Aircraft or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

         Section 6.07. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, and (c) if given by FedEx service or other means, when received or personally delivered, addressed:

  If to the Owner Trustee: State Street Bank and Trust Company of Connecticut,
                           National Association
                           c/o State Street Bank and Trust Company
                           Two International Place
                           4th Floor
                           Boston, Massachusetts 02110
                           Attention:  Corporate Trust Department
                           Telephone:  (617) 664-5526
                           Facsimile:  (617) 664-5371

   If to the Trustor:      PMCC Leasing Corporation
                           200 First Stamford Place
                           Stamford, Connecticut 06902
                           Attention:  Vice President Leasing
                           with a copy to Director, Portfolio Administration
                           Telephone:  (914) 335-5000
                           Facsimile:  (914) 335-8301

   If to the Indenture
   Trustee:                First Security Bank, National Association
                           79 South Main Street
                           Salt Lake City, Utah 84111
                           Attention:  Corporate Trust Department
                           Telephone:  (801) 246-5630
                           Facsimile:  (801) 246-5053

or as to any of the foregoing parties at such other address as such party may designate by notice duly given in accordance with this Section to the other parties.

         Section 6.08. Situs of Trust; Applicable Law; Severability. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND PERFORMANCE. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective; provided, that such remaining provisions do not increase the obligations or liabilities of the Owner Trustee or the Trustor.

         Section 6.09. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of the Beneficial Interest, but only to the extent the Beneficial Interest has been transferred or assigned in accordance with the limitations of Section 7.03(d) of the Participation Agreement.

         Section 6.10. Headings and Table of Contents. The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 6.11. Identification of Trust. This trust may for convenience be referred to as the "Federal Express Corporation Trust No. N671FE."

         Section 6.12. Counterparts. This instrument may be executed in any number of counterparts or upon separate signature pages bound together in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

         Section 6.13. Trustor Interest. The Trustor has only a beneficial interest in any specific property of this Trust. No creditor of the Trustor shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of this trust (as opposed to the Trustor's beneficial interest in this trust).

         Section 6.14. Performance by the Trustor. Any obligation of the Owner Trustee hereunder or under any Operative Agreement or other document contemplated herein may be performed by the Trustor and any such performance shall not be construed as a revocation of the trust created hereby.

         IN WITNESS WHEREOF, SSB and the Trustor have caused this Agreement to be duly executed all as of the date first above written.


                     PMCC LEASING CORPORATION


                     By:
                         -------------------------------------------------
                           Name: Joan D. Woodroof
                           Title: Manager, Structured Finance



                     STATE STREET BANK AND TRUST COMPANY OF
                     CONNECTICUT, NATIONAL ASSOCIATION


                     By:
                         -------------------------------------------------
                           Name:   Paul D. Allen
                           Title:  Vice President





                                  SCHEDULE I

                                  DEFINITIONS
                (FEDERAL EXPRESS CORPORATION TRUST NO. N671FE)


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement, the Series Supplements, the Intercreditor Agreement and the Liquidity Facilities) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Additional Insured.  As defined in Article 13 of the Lease.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affidavits. The affidavits of citizenship of the Owner Trustee and the Owner Participant.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

         After-Tax Basis. A basis such that any payment to be received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment to be received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

         Airbus Guaranty. The Guaranty to be dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

         Aircraft. The Airframe to be sold by AVSA to the Owner Trustee as provided in the Participation Agreement and to be leased under the Lease (or any permitted substitute airframe thereunder) together with two Engines (whether either is an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease. Prior to delivery of the initial Lease Supplement, references in the Operative Agreements (including Section 3.05 of the Participation Agreement) to Aircraft shall mean the Airbus A300F4-605R airframe bearing FAA Registration Number N671FE and Manufacturer's serial number 778, together with two General Electric CF6-80C2-A5F engines.

         Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) to be leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any Replacement Airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on or prior to the Delivery Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, each Liquidity Provider and the Owner Participant.

         Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N671FE), dated the Certificate Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Ancillary Agreement II. The Ancillary Agreement II (Federal Express Corporation Trust No. N671FE), dated the Certificate Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Application. The application for registration of the Aircraft with the FAA in the name of the Owner Trustee.

         Appraisal. The report prepared by BK Associates, Inc. and to be delivered to the Owner Participant (with an abbreviated report to the Lessee) on the Delivery Date pursuant to Section 4.02(h) of the Participation Agreement.

         Assignment and Assumption Agreement. Any agreement delivered in compliance with Section 7.03(d) of the Participation Agreement.

         Average Life Date. For any Certificate, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Certificate.

         AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France.

         AVSA Consent and Agreement. The Consent and Agreement dated as of May 1, 1997, executed by AVSA.

         AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and to be dated the Delivery Date.

         AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and to be dated the Delivery Date.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Delivery Date and ending at the end of the day on September 20, 2020, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in the United States in which the office or agency is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Boston, Massachusetts.

         Certificate Closing Date. The date of the closing with respect to the purchase of Certificates by the Pass Through Trustee contemplated by Section 2.01(b) of the Participation Agreement.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N671FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Change in Tax Law. Any change to the Code or the Treasury regulations promulgated thereunder or the publication of any revenue ruling, revenue procedure or any informational release by the Internal Revenue Service or the Department of Treasury either of which would change or would allow a change in the tax assumptions or structure upon which the lease economics were based, provided that the Owner Participant or the Lessee has notified the other party of such change in writing prior to the Delivery Date.

         Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Class A Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Class B Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of Certificates by the Pass Through Trustee.

         Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

         Collateral Account. The deposit account established and maintained pursuant to Section 2.13 of the Indenture.

         Collateral Account Control Agreement. The Collateral Account Control Agreement dated as of May 1, 1997 among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

         Commitment. The amount of the Owner Participant's participation in the Purchase Price required to be made available or paid as provided in
Section 3.02 of the Participation Agreement.

         Consent and Agreement. The Consent and Agreement dated as of May 1, 1997 executed by the Manufacturer.

         Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

         Corporate Trust Administration. The Corporate Trust Administration office of the Owner Trustee located at 750 Main Street, Hartford, Connecticut 06103, Attention: Corporation Trust Administration, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

         Corporate Trust Department. The Corporate Trust Department office of the Indenture Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

         CRAF Program. Has the meaning specified in Section 7.01(f) of the Lease.

         Cut-Off Date.  September 18, 1997.

         Debt Portion. The amount specified as such on Schedule IV to the Participation Agreement.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date. The date on which the Aircraft is delivered and sold by AVSA to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

         Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.05(c) of the Participation Agreement.

         Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

         Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

         Engine. Each of the two General Electric CF6-80C2-A5F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.02(c), 10.03, 11.03, 11.04 or 12.02 of
the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of May 1, 1997, executed by the Engine Manufacturer.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N671FE), dated as of May 1, 1997 between the Lessor and the Lessee.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan. As defined in Section 8.01(b)(xii) of the Participation Agreement.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 60 days due to theft or disappearance or such longer period, not to exceed 180 days from the end of such initial 60-day period, if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such theft or disappearance constitutes an Event of Loss pursuant to (i)(B) or (ii) hereof) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever;
(ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300-600 series aircraft equipped with engines of the same make and model as the Engines for a period of twelve (12) consecutive months, unless the Lessee, prior to the expiration of such twelve (12) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of twenty-four (24) consecutive months or until the end of the Term, if earlier. The date of such Event of Loss shall be (s) the 61st day or the 241st day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term or the Lessee's abandonment of diligent efforts to recover such property, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the 12 month or 24 month period, referred to in clause (iv) above (or if earlier, the end of the Term or abandonment of the Lessee's efforts to restore the normal use of the Aircraft). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Excepted Payments. Collectively, (i) indemnity, expense, reimbursement or other payments paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any other Operative Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with
Section 13.05 of the Lease but not required under Article 13 of the Lease,
(iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any purchase price paid to the Owner Participant for its interest in the Trust Estate pursuant to Section 7.03(d) of the Participation Agreement, (vi) subject to Section 3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above and (viii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) and (vii) above (except with respect to interest attributable to payments referred to in clause (vi) above).

         Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of Section 17.01 of the Lease (when it shall be determined based upon the actual condition and location of the Aircraft), it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         Final Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the lesser of (i) Fair Market Rental as determined as of the commencement of such Fixed Renewal Term and (ii) 50% of the average actual semi-annual Basic Rent payable during the Basic Term.

         Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         FPO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

         French Pledge Agreement. The French Pledge Agreement dated as of May 1, 1997 between the Owner Trustee and the Indenture Trustee.

         FSB. First Security Bank, National Association, a national banking association.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

         GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of SSB, in its individual capacity and as Owner Trustee and Lessor, the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, the Owner Participant Guarantor and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Pass Through Trustee nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N671FE), dated as of May 1, 1997, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement.

         Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N671FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Trustee. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

         Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Intercreditor Agreement. The Intercreditor Agreement dated as of May 1, 1997, among the Pass Through Trustee, the Class A Liquidity Provider, the Class B Liquidity Provider and the Subordination Agent.

         Interest Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Invoice.  The invoice for the Aircraft given by AVSA to the Lessor.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N671FE) dated as of May 1, 1997, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N671FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Lease.

         Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

         Lessee.  Federal Express Corporation, a Delaware corporation.

         Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

         Lessor. State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), any Ancillary Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement), and all other property of the Owner Trustee purportedly subjected to the Lien of the Indenture by the Granting Clause thereof; provided that in no event shall "Lessor's Estate" include any Excepted Payment.

         Lessor's Liens. Liens against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or
(iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

         Liquidity Facility. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Liquidity Provider. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Losses. Has the meaning specified in Section 17.02(a) of the Participation Agreement.

         Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

         Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of
(i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the outstanding principal amount of such Certificate plus accrued interest.

         Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate equal to the Debt Rate per annum compounded semi-annually.

         Non-U.S. Person.  Any Person other than a U.S. Person.

         Obsolete Parts. Parts which are severable from the Aircraft in accordance with clauses (ii) and (iii) of the proviso to Section 9.02(b) of the Lease and the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent, the Tax Indemnity Agreement, each Liquidity Facility, the Intercreditor Agreement, the Collateral Account Control Agreement and any Assignment and Assumption Agreement.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which the Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Participant Guarantor. Philip Morris Capital Corporation, a Delaware corporation, and any other provider of an Owner Participant Guaranty.

         Owner Participant Guaranty. The Owner Participant Guaranty dated the Certificate Closing Date by the Owner Participant Guarantor in favor of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, and any guaranty delivered in compliance with Section 7.03(d) of the Participation Agreement.

         Owner Trustee. SSB, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement.

         Owner Trustee Guarantor.  The provider of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

         Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash during the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages, as the case may be, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N671FE), dated as of May 1, 1997, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee, the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee and the Subordination Agent not in its individual capacity except as otherwise expressly provided therein, but solely as subordination agent.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or title to which remains vested in the Lessor pursuant to Article 8 of the Lease.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of May 1, 1997 between the Lessee and the Pass Through Trustee.

         Pass Through Certificates. Any of the Pass Through Certificates, 1997-1-A, the Pass Through Certificates, 1997-1-B or the Pass Through Certificates, 1997-1-C, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

         Pass Through Trust. The Federal Express Corporation 1997-1 Pass Through Trust Class A, Federal Express Corporation 1997-1 Pass Through Trust Class B and Federal Express Corporation 1997-1 Pass Through Trust Class C, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

         Pass Through Trustee. First Security Bank, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date.  Each January 15 and July 15 commencing on July 15,
1997.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

         Premium Termination Date. With respect to the Series A Certificates, December 27, 2011, with respect to the Series B Certificates, February 5, 2010 and with respect to the Series C Certificates, March 22, 2007.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Principal Amount. With respect to a Certificate means the stated original principal amount of such Certificate and, with respect to all Certificates, means the aggregate stated original principal amounts of all Certificates.

         Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

         Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

         Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

         Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N671FE), dated as of May 1, 1997 between the Lessor and the Lessee.

         Purchase Price.  Has the meaning specified in Ancillary Agreement II.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 31 for January 15 Payment Dates and June 30 for July 15 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Register.  Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         Related Indentures. Collectively, the Trust Indenture and Security Agreement for each of Federal Express Corporation Trust Nos. N670FE, N672FE, N673FE, N674FE, N583FE and N584FE, each dated as of May 1, 1997, between the Owner Trustee and the Indenture Trustee, the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N581FE, dated as of May 1, 1997, between Wilmington Trust Company, as owner trustee and the Indenture Trustee, and the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N587FE, dated as of December 1, 1996, as amended and restated as of May 1, 1997, between Wilmington Trust Company, as owner trustee and the Indenture Trustee.

         Remaining Weighted Average Life. On a given date with respect to any Certificate the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Certificate by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date. September 20, 2020 and each January 15 and July 15 commencing on July 15, 1997.

         Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

         Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

         Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

         Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) of equal or greater value, airworthiness, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Ratings Group.

         Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01 of the Participation Agreement.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         Secured Obligations. Has the meaning specified in the Granting Clause of the Indenture.

         Securities Act.  The Securities Act of 1933, as amended.

         Series "A" or "Series A Certificates". Certificates issued and designated as "Series A" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

         Series "B" or "Series B Certificates". Certificates issued and designated as "Series B" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

         Series "C" or "Series C Certificates". Certificates issued and designated as "Series C" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

         Series Supplement or Series Supplements. The Series Supplement 1997-1-A to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement 1997-1-B to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1997-1-C to be executed and delivered by the Lessee and the Pass Through Trustee.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Specified Investments. Shall mean (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or
(e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

         SSB. State Street Bank and Trust Company of Connecticut, National Association, a national banking association.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Stipulated Loss Value is to be calculated with reference to any such date; provided that if amounts in respect of Stipulated Loss Value are payable under the Operative Agreements after the Stipulated Loss Determination Date in respect of which such Stipulated Loss Value was determined, the Lessor shall be compensated during the period from the Stipulated Loss Determination Date to such payment date in accordance with the provisions of the Operative Agreements.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease.

         Subordination Agent.   First Security Bank, National Association, a
national banking association, not in its individual capacity but solely as Subordination Agent.

         Supplemental Rent. (a) All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to the Lessor, the Owner Participant, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including, without limitation, payments of Stipulated Loss Value, FPO Price and amounts calculated by reference to Termination Value, any amounts of Make-Whole Premium payable under the Indenture to the extent provided in Section 3.03 of the Lease, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

          Tax. Has the meaning set forth in Section 8.01(a) of the Participation Agreement.

          Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N671FE), dated as of May 1, 1997, between the Lessee and the Owner Participant.

         Term. The Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after December 31, 2004 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on July 15, 2015, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent
Payment Date that is on or after the seventh anniversary of the Delivery Date and (iii) Section 4.02(a)(F) of the Lease, the last day of the Basic Term.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Termination Value is to be calculated with reference to any such date; provided that if amounts in respect of Termination Value are payable under the Operative Agreements after the Termination Date in respect of which such Termination Value was determined, the Lessor shall be compensated during the period from the Termination Date to such payment date in accordance with the provisions of the Operative Agreements.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Treasury Yield. At the time of determination with respect to any Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Certificate and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Certificate. In each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Certificate is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15(919). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N671FE), dated as of May 1, 1997, between the Owner Participant and the Owner Trustee in its individual capacity.

         Trust Estate.  The Lessor's Estate.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

         Underwriters. Morgan Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., Goldman, Sachs & Co. and J.P. Morgan & Co.

         Underwriting Agreement. The Underwriting Agreement dated May 22, 1997 among the Lessee and the Underwriters.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

         U.S. Person.  A Person described in Section 7701(a)(30) of the Code.




==============================================================================



                              TRUST AGREEMENT

              (FEDERAL EXPRESS CORPORATION TRUST NO. N672FE)

                          Dated as of May 1, 1997

                                  between

                         PMCC LEASING CORPORATION,
                                  Trustor

                                    and

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION,
                               Owner Trustee



                 COVERING ONE AIRBUS A300F4-605R AIRCRAFT
                  SERIAL NO. 779, REGISTRATION NO. N672FE


==============================================================================




                                                                          Page

                             TABLE OF CONTENTS

PARTIES....................................................................  1

RECITALS...................................................................  1

                                 ARTICLE 1

                            THE LESSOR'S ESTATE

   Section 1.01.  Authorization and Direction to Owner Trustee.............  1
   Section 1.02.  Declaration of Trust.....................................  2
   Section 1.03.  Conditions Precedent.....................................  2

                                 ARTICLE 2

                               DISTRIBUTIONS

   Section 2.01.  Predelivery Funding; Rent, Etc...........................  2
   Section 2.02.  Excepted Payments........................................  3
   Section 2.03.  Distributions after Release of Lien of Indenture.........  3
   Section 2.04.  Manner of Making Distributions...........................  4

                                 ARTICLE 3

                             THE OWNER TRUSTEE

   Section 3.01.  Acceptance of Trust and Duties...........................  5
   Section 3.02.  Limitation on Authority of Owner Trustee.................  5
   Section 3.03.  Notice of Default........................................  5
   Section 3.04.  Action Upon Instructions.................................  6
   Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.....  6
   Section 3.06.  Certain Rights of Owner Trustee..........................  7
   Section 3.07.  No Representations or Warranties as to Certain Matters...  9
   Section 3.08.  Status of Moneys Received................................ 10
   Section 3.09.  Self-Dealing............................................. 10
   Section 3.10.  Definition of a Responsible Officer...................... 10
   Section 3.11.  Resignation or Removal of Owner Trustee.................. 10
   Section 3.12.  Estate and Rights of Successor Owner Trustee............. 11
   Section 3.13.  Merger or Consolidation of SSB........................... 11
   Section 3.14.  Co-Trustees.............................................. 12
   Section 3.15.  Interpretation of Agreements............................. 13
   Section 3.16.  Not Acting in Individual Capacity........................ 13
   Section 3.17.  Books and Records; Tax Returns........................... 13

                                 ARTICLE 4

                           TERMINATION OF TRUST

   Section 4.01.  Termination.............................................. 14
   Section 4.02.  Termination at Option of the Trustor..................... 15
   Section 4.03.  Distribution of Lessor's Estate upon Termination......... 15

                                 ARTICLE 5

                                [RESERVED]

                                 ARTICLE 6

                               MISCELLANEOUS

   Section 6.01.  Indemnification.......................................... 16
   Section 6.02.  Limitations on the Trustor's Liability................... 17
   Section 6.03.  Fees; Compensation....................................... 17
   Section 6.04.  Supplements and Amendments............................... 17
   Section 6.05.  Nature of Title of Trustor............................... 17
   Section 6.06.  Power of Owner Trustee to Convey......................... 17
   Section 6.07.  Notices.................................................. 18
   Section 6.08.  Situs of Trust; Applicable Law; Severability............. 19
   Section 6.09.  Successors and Assigns................................... 19
   Section 6.10.  Headings and Table of Contents........................... 19
   Section 6.11.  Identification of Trust.................................. 19
   Section 6.12.  Counterparts............................................. 19
   Section 6.13.  Trustor Interest......................................... 19
   Section 6.14.  Performance by the Trustor............................... 19

   Schedule I       Definitions


                              TRUST AGREEMENT
              (FEDERAL EXPRESS CORPORATION TRUST NO. N672FE)

         TRUST AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N672FE) dated as of May 1, 1997 (this "Agreement") between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "SSB", and not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"), and PMCC LEASING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Trustor"). The capitalized terms used herein, unless otherwise herein defined or the context hereof shall otherwise require, shall have the respective meanings set forth in Schedule I attached hereto.


                             W I T N E S S E T H :
                             -------------------

         WHEREAS, the Trustor desires to create a trust for the purpose of issuing Certificates, the proceeds of which issuance shall initially be held by the Indenture Trustee on behalf of the Owner Trustee in the Collateral Account and released, subject to the proviso to Section 3.02(a) of the Participation Agreement, on the Delivery Date in order to finance a portion of the Purchase Price of the Aircraft, to acquire the Aircraft from AVSA on the Delivery Date, to lease the Aircraft to the Lessee on the Delivery Date and to receive the benefits provided for herein.

         WHEREAS, SSB is willing to accept the trust as herein provided and to perform its obligations hereunder in its individual capacity or as the Owner Trustee as the case may be.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, SSB and the Trustor agree as follows:


                                 ARTICLE 1

                            THE LESSOR'S ESTATE

         Section 1.01. Authorization and Direction to Owner Trustee. The Trustor hereby authorizes and directs (or has authorized and directed) the Owner Trustee, not individually but solely as the Owner Trustee hereunder:

         (a) to execute and deliver as and when specified in Sections 4.01 and 4.02 of the Participation Agreement and each of the other Operative Agreements to which the Owner Trustee is a party and to enter into and perform the transactions contemplated thereby including, without limitation, accepting title to, and delivery of, the Aircraft from AVSA on the Delivery Date, and taking all appropriate action to cause the Airframe to be registered with the Federal Aviation Administration in the name of the Owner Trustee;

         (b) to execute and deliver from time to time the Certificates in the manner and subject to the terms and conditions provided in the Participation Agreement and the Indenture;

         (c) to execute and deliver each other document referred to in the Operative Agreements to which the Owner Trustee is a party or which the Owner Trustee is required to deliver pursuant to the Operative Agreements;

         (d) subject to the terms of this Agreement, to perform the obligations and duties and, upon instruction of the Trustor, exercise the rights of the Owner Trustee under the Operative Agreements; and

         (e) to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Trustor, as the Trustor may deem necessary or advisable in connection with the Certificate Closing Date and the Delivery Date and the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustor or its counsel to evidence, conclusively, the direction of the Trustor.

         Section 1.02. Declaration of Trust. SSB hereby declares and agrees, in its individual capacity, that it will, and in its capacity as the Owner Trustee does, hold the Lessor's Estate upon the trust herein set forth for the use and benefit of the Trustor, subject, however, to the provisions of, and the Lien created by, the Indenture. This Agreement is not intended by the Trustor to create, and the trust created hereby is not intended by the Trustor and the other parties interested herein to constitute a business trust for purposes of the Bankruptcy Code.

         Section 1.03. Conditions Precedent. The right and obligation of the Owner Trustee to take the actions required by Section 1.01 hereof shall be subject to the condition that the terms and conditions of Section 4.01 or 4.02, as the case may be, of the Participation Agreement shall have been complied with in a manner satisfactory to the Owner Trustee and the Trustor.


                                 ARTICLE 2

                               DISTRIBUTIONS

         Section 2.01. Predelivery Funding; Rent, Etc. (a) The Trustor and the Owner Trustee acknowledge that the proceeds from the sale of the Certificates to be effected on the Certificate Closing Date are to be held by the Indenture Trustee in the Collateral Account in the manner specified in the Indenture for application as provided therein and in Section 3.02 of the Participation Agreement.

               (b) The Trustor and the Owner Trustee acknowledge that the Lease will be security for the Certificates pursuant to the Indenture which provides that all moneys payable by the Lessee to the Owner Trustee under the Lease (other than Excepted Payments) are to be first paid to the Indenture Trustee while the Lien of the Indenture is in effect, for distribution in accordance with the terms of Article V of the Indenture. Except for amounts received from the Indenture Trustee, which shall be applicable only in accordance with clause (iii) below, the Owner Trustee shall promptly apply each payment of the Rent (other than Excepted Payments), Stipulated Loss Value, Termination Value, and any proceeds from the sale, requisition or disposition of the Aircraft received by it as follows:

         (i) prior to the release of the Lien of the Indenture, each such payment shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; provided, that any payments received by the Owner Trustee from (x) the Lessee with respect to SSB's or the Owner Trustee's fees and disbursements under this Agreement, or (y) the Trustor pursuant to Section
   6.01 hereof shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made;

         (ii) after the release of the Lien of the Indenture, any amount remaining after application in full in accordance with paragraph (b)(i) of this Section 2.01 and which represents payments for which provision as to the application thereof is made in any other Operative Agreement shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative Agreement; and

         (iii) after application in accordance with paragraphs (i) and (ii) of this Section 2.01(b), or to the extent received from the Indenture Trustee under the terms of the Indenture, the balance, if any, remaining shall be paid to the Trustor.

         Section 2.02. Excepted Payments. Notwithstanding any other provision contained herein, all Excepted Payments at any time received by the Owner Trustee shall be distributed promptly to the applicable Person entitled thereto, and such payment shall not be deemed under any circumstances to be part of the Lessor's Estate.

         Section 2.03. Distributions after Release of Lien of Indenture. Except as otherwise provided in Sections 2.01 and 2.02 hereof:

             (a) all payments received and amounts realized by the Owner Trustee under the Lease or otherwise with respect to the Aircraft or any part thereof (including, without limitation, all payments received pursuant to Section 17.01 of the Lease and amounts realized upon the sale or lease of the Aircraft or any part thereof after the termination of the Lease with respect thereto), to the extent received or realized at any time after the Lien of the Indenture shall have been released pursuant to the terms of the Indenture, and

             (b) moneys not included in paragraph (a) of this Section 2.03 remaining as part of the Lessor's Estate after the Lien of the Indenture has been released,

shall, to the extent required, be retained by the Owner Trustee as reimbursement for all expenses hereunder or under the Lease not theretofore reimbursed under this Agreement, the Lease or otherwise and to which the Owner Trustee is entitled to be reimbursed pursuant to the provisions thereof, and any balance remaining thereafter shall be distributed to the Trustor.

         Section 2.04. Manner of Making Distributions. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Trustor pursuant to this Article 2 by transferring by wire transfer in immediately available funds the amount to be distributed to the account set forth in the Participation Agreement or to such other account or accounts of the Trustor as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article 2 by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided, that the Owner Trustee shall invest overnight, for the benefit of the Trustor, in investments that would be permitted by Article 23 of the Lease (but only to the extent funds are received on or prior to 2:00 P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee in investments which, after consultation with the Trustor, the Trustor shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and the Lien created by, the Indenture, the Owner Trustee will, if so requested by the Trustor by written notice, pay in immediately available funds any and all amounts payable by the Owner Trustee hereunder to the Trustor as directed by the Trustor.

                                 ARTICLE 3

                             THE OWNER TRUSTEE

         Section 3.01. Acceptance of Trust and Duties. SSB accepts the trust hereby created and, subject to Section 1.03 hereof, in its capacity as the Owner Trustee agrees to perform the same, including without limitation, subject to Section 1.03 hereof, the actions specified in Section 1.01 hereof as herein provided. The Owner Trustee agrees to disburse all monies that it receives under the Operative Agreements in accordance with the terms hereof. The Owner Trustee shall not be answerable or accountable in its individual capacity except as a result of or arising from (a) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (b) any breach by the Owner Trustee of its representations, warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease, Sections 7.02(a) and (b) and 7.04 of the Participation Agreement or its representations, warranties and covenants given in its individual capacity in Sections 3.05 and 3.08 of the Indenture, (c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) Lessor's Liens attributable to it in its individual capacity, and (e) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by SSB or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and the Operative Agreements including this Agreement.

         Section 3.02. Limitation on Authority of Owner Trustee. The Owner Trustee shall have no power, right, duty or authority to, and agrees that it will not, manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft, Airframe, Engines, any Part thereof or any other property at any time constituting a part of the Lessor's Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Agreements, except (i) to execute and deliver the Operative Agreements to which it is a party, (ii) to exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the Owner Trustee hereunder and under the other Operative Agreements, or (iii) as expressly provided in written instructions from the Trustor given pursuant to
Section 3.03 or 3.04 hereof; provided, that nothing in this Section 3.02 shall limit in any manner the obligations of the Owner Trustee hereunder.

         Section 3.03. Notice of Default. In the event that a Responsible Officer in the Corporate Trust Department of the Owner Trustee shall have actual knowledge of a Default or an Event of Default, or an Indenture Default or an Indenture Event of Default, the Owner Trustee shall give or cause to be given to the Trustor and the Indenture Trustee prompt telephone or facsimile notice, followed by prompt confirmation thereof by certified mail, postage prepaid (in any event within two Business Days of the discovery thereof), in accordance with Article 14 of the Participation Agreement, of such Default, Event of Default, Indenture Default or Indenture Event of Default. Subject to the terms of Section 3.06(e) hereof and the rights of the Indenture Trustee under the Indenture, the Owner Trustee shall take such action with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as shall be specified in written instructions from the Trustor; provided that the Owner Trustee shall have no duty to take any (and shall take no) action whatsoever in the absence of written instructions from the Trustor. For all purposes of this Agreement and the Lease, in the absence of actual knowledge of a Responsible Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a Default, Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by the Lessee, the Trustor, the Indenture Trustee or any Certificate Holder.

         Section 3.04. Action Upon Instructions. Upon the written instructions at any time and from time to time of the Trustor, the Owner Trustee will take or refrain from taking such action, not inconsistent with provisions of the Indenture, as may be specified in such instructions.

         Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.
(a)(i) The Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and with the degree of care specified in Section 3.01 hereof, and in accordance with written instructions given by the Trustor hereunder, and no implied duties, covenants or obligations shall be read into this Agreement, any such instructions or the Operative Agreements against the Owner Trustee, and the Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft or any part of the Lessor's Estate except as required by the terms of the Operative Agreements, any such instructions and as otherwise provided herein; and

       (ii) in the absence of bad faith on its part, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement or the other Operative Agreements, but in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement or the Operative Agreements.

         (b) No provision hereof shall require SSB in its individual capacity to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, SSB agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder, or under the Participation Agreement or any Operative Agreement.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Section 3.05, except that in the event of a conflict between this
Section 3.05 and Section 3.01 hereof, Section 3.01 hereof shall be controlling.

         (d) The Owner Trustee will furnish to the Trustor, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the other Operative Agreements (including those furnished to the Indenture Trustee pursuant to the terms of the Indenture) and not otherwise furnished to the Trustor.

         (e) Notwithstanding anything herein to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Trustor within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 2.06 hereof and Article 23 of the Lease.

         Section 3.06. Certain Rights of Owner Trustee. Except as otherwise provided in Section 3.05 hereof:

         (a) in the absence of bad faith on its part, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction or authorization by the Trustor or any other party to any other Operative Agreement shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Owner Trustee, and signed in the name of such party by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary or other duly authorized officer of such party; and any resolution of the Board of Directors or committee thereof of such party shall be sufficiently evidenced by a copy of such resolution certified by the Secretary or an Assistant Secretary of such party, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Owner Trustee;

         (c) whenever in the administration of this Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any of the other Operative Agreements, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of a Responsible Officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Lessee, the Trustor, or the Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Trustor, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice;

         (d) the Owner Trustee may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint with due care, and it shall be entitled to rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice;

         (e) the Owner Trustee shall not be under any obligation to take any action under this Agreement or under any of the other Operative Agreements at the request or direction of the Trustor unless the Persons making such request or direction shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nor shall the Owner Trustee be required to take any action deemed to impose on the Owner Trustee any obligation to take any action, if the Owner Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement or the other Operative Agreements;

         (f) the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless a Responsible Officer of the Owner Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Owner Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Owner Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the same extent permitted to the Lessor under the Lease, to examine the books and records of the Lessee to reasonably determine whether the Lessee is in compliance with the terms and conditions of the Lease and to examine the Aircraft, Airframe, Engines or any Part thereof personally or by agent or attorney; and

         (g) without limiting the generality of Section 3.05 hereof, except as otherwise provided in written instructions given to the Owner Trustee by the Trustor or as otherwise provided in the Indenture or the Participation Agreement, the Owner Trustee shall not have any duty (i) to see to any recording or filing of the Lease or of this Agreement or any financing statement or other notice or document relating thereto or contemplated under the Operative Agreements or to see to the maintenance of any such recording or filing (other than FAA reporting requirements contained in 14 C.F.R. Sections 47.45 and 47.51), (ii) to see to any insurance on the Aircraft or any part thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Trustor and (to the extent provided in the Indenture) the Indenture Trustee copies of all certificates, reports and other written information which it receives from the Lessee pursuant to the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charges or any Lien (except any Lessor's Lien attributable to it in its individual capacity) owing with respect to, or assessed or levied against any part of the Lessor's Estate, (iv) to confirm or verify any financial statements or reports of the Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease.

         Section 3.07. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR SSB MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that SSB represents and warrants that on the Delivery Date the Owner Trustee shall have received whatever right, title and interests in, to and under the Aircraft that were conveyed to it by AVSA and SSB represents, warrants and covenants that at all times on and after the Delivery Date the Aircraft shall be free of all Lessor's Liens attributable to it, and that the Owner Trustee shall comply with the last sentence of Section 3.05(b) hereof, or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation or warranty by the Owner Trustee or SSB and except that SSB hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Trustor) the other Operative Agreements to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by SSB and (assuming due authorization, execution and delivery of this Trust Agreement by the Trustor) constitutes the legal, valid and binding obligation of SSB enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         Section 3.08. Status of Moneys Received. All moneys received by the Owner Trustee under or pursuant to any provision of this Agreement or any Operative Agreement shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys except to the extent required by law and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, or may be invested in direct obligations of the United States.

         Section 3.09. Self-Dealing. The Owner Trustee in its individual capacity, or any corporation in or with which the Owner Trustee may be interested or affiliated, or any officer or director of any such corporation, may have normal commercial relations, and otherwise deal, in the ordinary course of business, with the Lessee or any other corporation having relations with the Lessee to the full extent permitted by law.

         Section 3.10. Definition of a Responsible Officer. For purposes of this Trust Agreement only, "Responsible Officer" when used with respect to the Owner Trustee means the Chairman or the Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the Executive Committee of the Board of Directors, the President, any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President"), the Secretary, any Assistant Secretary, or any other officer in the Corporate Trust Department of SSB customarily performing functions similar to those performed by any of the above designated officers.

         Section 3.11. Resignation or Removal of Owner Trustee. The Owner Trustee or any successor thereof (a) shall resign if required to do so pursuant to Section 7.02(b) of the Participation Agreement and (b) may resign at any time without cause by giving at least 60 days' prior written notice to the Trustor and the Indenture Trustee, such resignation in each case to be effective only upon the appointment of a successor trustee and the acceptance of such appointment by such successor. In addition, the Trustor may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee, such removal to be effective only upon the appointment by the Trustor of a successor Owner Trustee and the acceptance of such appointment by such successor. Upon the giving of notice of resignation or removal of the Owner Trustee, the Trustor may appoint a successor Owner Trustee by an instrument signed by the Trustor. If the Trustor shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee, the Indenture Trustee or the Trustor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Trustor as above provided. Any successor Owner Trustee so appointed by a court shall be superseded by any successor Owner Trustee subsequently appointed by the Trustor.

         The appointment of any successor Owner Trustee shall be subject to the conditions set forth in Section 11.01 of the Participation Agreement.

         Section 3.12. Estate and Rights of Successor Owner Trustee. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Trustor and the Indenture Trustee, an instrument accepting such appointment, in form and substance acceptable to the predecessor Owner Trustee and the Trustor and thereupon each successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named as an Owner Trustee herein, but nevertheless upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all estates, properties, rights, powers, duties, property or moneys then held by such predecessor Owner Trustee upon the trust herein expressed. Upon any such transfer by a predecessor Owner Trustee, such predecessor Owner Trustee shall provide the successor Owner Trustee and Trustor an accounting of the Lessor's Estate and the trust hereunder.

         Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Lessor's Estate to be transferred upon the records of the Aeronautics Authority or other registry where the Aircraft may then be registered into the name of the successor Owner Trustee and shall otherwise use its best efforts to comply, or assist the successor Owner Trustee in complying, with the provisions of Section 11.01 of the Participation Agreement.

         Section 3.13. Merger or Consolidation of SSB. Any corporation into which SSB in its individual capacity may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which SSB shall be a party, or any corporation to which substantially all the business of the Owner Trustee in its individual capacity may be transferred, shall, subject to Section 11.01 of the Participation Agreement, be the Owner Trustee under this Agreement without further act; provided, that such corporation shall not also be the Indenture Trustee.

         Section 3.14. Co-Trustees. At any time, if the Owner Trustee or the Trustor shall deem it necessary or prudent or desirable in order to conform to legal requirements of any jurisdiction in which any part of the Lessor's Estate may at the time be located, the Owner Trustee by an instrument in writing signed by it, shall appoint one or more Persons approved by the Trustor to act as co-trustee, or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees (except insofar as local law makes it necessary or prudent or desirable for any such co-trustee or separate trustee to act alone), of all or any part of the Lessor's Estate, and to vest in such Person or Persons, in such capacity, such title to the Lessor's Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustor may consider necessary or prudent or desirable. The Owner Trustee shall not be liable for any act or omission of any co-trustee or separate trustee appointed under this Section 3.14. No appointment of, or action by, any co-trustee or separate trustee appointed under this Section 3.14 will relieve the Owner Trustee of any of its obligations under any Operative Agreement or otherwise affect any of the terms of the Indenture or adversely affect the interests of the Indenture Trustee or the Certificate Holders in the Trust Indenture Estate.

         Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name subject to the conditions of this Agreement.

         Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

         (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

         (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Lessor's Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

         (C) no power given to, or which is provided hereby may be exercised by, any such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

         (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except as otherwise provided hereunder; and

         (E) the Trustor, at any time, by an instrument in writing may remove any such additional trustee.

         Section 3.15. Interpretation of Agreements. In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any other agreement relating to the transactions contemplated by the Operative Agreements or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Operative Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall request in writing sent in accordance with Article 14 of the Participation Agreement instructions of the Trustor and, to the extent that the Owner Trustee acts in good faith in accordance with any instructions received from the Trustor, shall not be liable to any Person; provided, that in the event that no response is made to the Owner Trustee by the Trustor within 25 Business Days after such request, the Owner Trustee shall not be liable to any Person for acts taken by the Owner Trustee in good faith in what it deems to be the best interests of the Trustor or for any failure to act in any situation described above in this Section 3.15. The provisions of this
Section 3.15 shall not be applicable to the Owner Trustee's obligations set forth in the last sentence of Section 3.01 hereof.

         Section 3.16. Not Acting in Individual Capacity. In carrying out the trust hereby created, the Owner Trustee will act solely as trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Operative Agreements to which it is a party; and all Persons, other than the Trustor as provided in this Agreement, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Lessor's Estate for payment or satisfaction thereof, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.17. Books and Records; Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to its receipt and disbursement of all moneys under this Agreement or any Operative Agreement and shall, upon the request of the Trustor or its duly authorized representative, make available such books and records at its principal trust office during normal business hours for inspection and copying. The Owner Trustee agrees to sign and file all returns with respect to Taxes that the Trustor prepares (or causes to be prepared) and directs the Owner Trustee to sign and file. The Owner Trustee, upon request, will furnish the Trustor with all such information as may be reasonably required or necessary from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. At the request of the Trustor, and at the expense of the Lessee, the Owner Trustee shall file an application with the Internal Revenue Service for a taxpayer identification number with respect to the trust created hereunder and prepare or cause to be prepared and sign and/or file the Federal fiduciary tax return with respect to Taxes due and payable by the Trust in connection with the transactions contemplated hereby or by any other Operative Agreement; provided, however, that the Owner Trustee shall send a completed copy of each such return to the Trustor not more than 60 nor less than 30 days prior to the due date of such return; provided that the Owner Trustee shall have timely received all necessary information to complete and deliver to the Trustor such return. The Trustor, upon request, will furnish the Owner Trustee with all such information as may be required from the Trustor in connection with the preparation of such income tax returns. The Owner Trustee shall keep copies of all returns delivered to or filed by it.


                                 ARTICLE 4

                           TERMINATION OF TRUST

         Section 4.01. Termination. This Agreement and the trust created and provided for hereby shall cease and be terminated in any one of the following events, whichever shall first occur:

         (a) The sale or other final disposition by the Owner Trustee of all of its interest in all property constituting or included in the Lessor's Estate and, if the Indenture shall then be in effect, the sale or other disposition by the Indenture Trustee of all of its interest in all property constituting or included in the Lessor's Estate, and the final disposition by the Owner Trustee and, if the Indenture shall then be in effect, the Indenture Trustee, of all moneys or other property or proceeds constituting part of the Lessor's Estate in accordance with the terms hereof; or

         (b) 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement; provided, however, that if the Trust shall be or become valid under applicable law for a period subsequent to 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid.

         Section 4.02.  Termination at Option of the Trustor.  Notwithstanding
Section 4.01 hereof, this Agreement and the trust created hereby shall terminate and the Trust Estate shall be distributed to the Trustor, and this Agreement shall be of no further force and effect, upon the election of the Trustor by notice to the Owner Trustee, if such notice shall be accompanied by the written agreement (in form and substance satisfactory to the Owner Trustee) of the Trustor assuming all the obligations of the Owner Trustee under or contemplated by the Operative Agreements or incurred by it as trustee hereunder and releasing the Owner Trustee therefrom; provided, however, that such notice may be given only after the time the Lien of the Indenture is discharged under Section 14.01 of the Indenture and the Lease has terminated unless the Trustor shall have received the prior written consent of the Indenture Trustee to any such termination in which case such notice may be given while the Lien of the Indenture is outstanding.

         Section 4.03.  Distribution of Lessor's Estate upon Termination.
Upon any termination of this trust pursuant to the provisions of Section 4.01 hereof, the Owner Trustee shall convey the Lessor's Estate (subject to all obligations, if any, of the Owner Trustee then existing under the Operative Agreements to which the Owner Trustee is a party) to such purchaser or purchasers or the Trustor, as the case may be, and for such amount and on such terms as shall be specified in written instructions from the Trustor delivered to the Owner Trustee prior to the date of termination; provided, that (i) if at the time of any termination the Lease remains in force and effect, then the Lessor's Estate shall be sold as a unit (and not in parcels) and subject to the Lease, and (ii) in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to the Lessor's Estate to the Trustor. Upon making such transfer or sale and accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in
Section 2.05 hereof.


                                 ARTICLE 5

                                [RESERVED]


                                 ARTICLE 6

                               MISCELLANEOUS

         Section 6.01.  Indemnification.   The Trustor shall assume liability
for, and shall indemnify, protect, save and keep harmless SSB from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, proceedings, suits, costs (including reasonable attorneys' fees), expenses and disbursements of any kind and nature whatsoever ("Trust Claims") imposed on, incurred by or asserted against the Owner Trustee or SSB, as the case may be (but only to the extent the Owner Trustee or SSB, as the case may be, is not indemnified by the Lessee for such Trust Claims under any Operative Document or is not indemnified by any other Person for such Trust Claims, within a reasonable time after demand therefor), in any way relating to or arising out of (X) the Trust Estate or any of the properties included therein and (Y) the administration of the Trust Estate or the action of inaction of the Owner Trustee hereunder or under the Operative Documents including, but not limited to, claims under any Environmental Laws; provided, however, that (a) the Trustor shall not be required to indemnify the Owner Trustee or SSB in the case of (i) willful misconduct, negligence with respect to handling of funds, gross negligence or bad faith of the Owner Trustee or SSB, as the case may be, (ii) the Owner Trustee's or SSB's failure to use ordinary care in the handling of monies constituting part of the Trust Estate,
(iii) Taxes of the Owner Trustee or SSB, as the case may be, that are based on or measured by the compensation received by SSB for acting as Owner Trustee hereunder, and (iv) items excluded from indemnification by the Lessee as, as to the extent, provided in Section 8.01(b)(i-xii) and 9.01(b)(i-ix) of the Participation Agreement, and (b) the Trustor shall not be required to indemnify with respect to Trust Claims resulting from a breach of the covenants by SSB in Article 3 hereof or Trust Claims resulting because any representation or warranty of the Owner Trustee or SSB, as the case may be, contained in any Operative Document proves to be untrue or inaccurate or the failure by the Owner Trustee or SSB, as the case may be, to perform or observe any agreements, covenants or conditions to be performed or observed by it in any of the Operative Documents. None of the foregoing exclusions shall limit the obligation of the Trustor to indemnify SSB (but SSB shall still be required to seek indemnification from the Lessee before making a claim against the Trustor hereunder unless such exclusion is otherwise limited under Sections 8.01(b) and 9.01(b) of the Participation Agreement), (i) for actions taken in accordance with written instructions received from the Trustor, and
(ii) to the extent such exclusions are attributable to acts or omissions of the Trustor. The payor of any indemnity under this Section 6.01 shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid. The indemnities contained in this Section
6.01 shall survive the termination of this Agreement.

         Section 6.02. Limitations on the Trustor's Liability. The Trustor shall not have any liability for the performance of this Agreement except as expressly set forth herein.

         Section 6.03. Fees; Compensation. Except as provided in Section 3.06(e) or 6.01 hereof, the Owner Trustee agrees that it shall have no right against the Trustor or the Trust Estate for any fee as compensation for its services hereunder.

         Section 6.04. Supplements and Amendments. At any time and from time to time, only upon the written request of the Trustor (a) SSB and the Trustor shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement as specified in such request and (b) the Owner Trustee shall, subject to the provisions of Section
8.01 of the Indenture, enter into or consent to such written amendment or modification of or supplement to any of the Operative Agreements as the Trustor and any other necessary parties may agree to in writing and as may be specified in such request, or execute and deliver such written waiver of the terms of any of the Operative Agreements as may be agreed to in writing by the Trustor and as may be specified in such request; provided, that (i) the Owner Trustee shall not execute any such supplement, amendment, waiver or modification without the prior written consent of the Trustor, (ii) if in the reasonable opinion of the Owner Trustee any document required to be executed by it pursuant to this Section adversely affects any right or duty of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any other Operative Agreement, the Owner Trustee may in its discretion decline to execute such document and (iii) any amendment or supplement to this Agreement shall comply with the provisions of Section 7.13 of the Participation Agreement. It shall not be necessary that any request pursuant to this Section specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof. Promptly after the execution by SSB or the Owner Trustee of any document pursuant to this Section, the Owner Trustee shall mail a conformed copy thereof to the Trustor, the Indenture Trustee and the Lessee, but the failure of the Owner Trustee to mail such conformed copies shall not impair or affect the validity of such document.

         Section 6.05. Nature of Title of Trustor. The Trustor shall not have any legal title to any part of the Lessor's Estate. No transfer, by operation of law or otherwise, of the right, title and interest of the Trustor in and to the Lessor's Estate or the trust hereunder shall operate to terminate this Agreement or Lessor's Estate.

         Section 6.06. Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by the Owner Trustee of the interest of the Owner Trustee in the Operative Agreements or in the Aircraft or any part thereof pursuant to and in compliance with the terms of this Agreement or the Operative Agreements shall bind the Trustor and shall be effective to transfer or convey all right, title and interest of the Owner Trustee in and to the Operative Agreements or the right, title and interest of the Owner Trustee and the Trustor in and to the Aircraft or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

         Section 6.07. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, and (c) if given by FedEx service or other means, when received or personally delivered, addressed:

  If to the Owner Trustee: State Street Bank and Trust Company of Connecticut,
                           National Association
                           c/o State Street Bank and Trust Company
                           Two International Place
                           4th Floor
                           Boston, Massachusetts 02110
                           Attention:  Corporate Trust Department
                           Telephone:  (617) 664-5526
                           Facsimile:  (617) 664-5371

   If to the Trustor:      PMCC Leasing Corporation
                           200 First Stamford Place
                           Stamford, Connecticut 06902
                           Attention:  Vice President Leasing
                           with a copy to Director, Portfolio Administration
                           Telephone:  (914) 335-5000
                           Facsimile:  (914) 335-8301

   If to the Indenture
   Trustee:                First Security Bank, National Association
                           79 South Main Street
                           Salt Lake City, Utah 84111
                           Attention:  Corporate Trust Department
                           Telephone:  (801) 246-5630
                           Facsimile:  (801) 246-5053

or as to any of the foregoing parties at such other address as such party may designate by notice duly given in accordance with this Section to the other parties.

         Section 6.08. Situs of Trust; Applicable Law; Severability. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND PERFORMANCE. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective; provided, that such remaining provisions do not increase the obligations or liabilities of the Owner Trustee or the Trustor.

         Section 6.09. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of the Beneficial Interest, but only to the extent the Beneficial Interest has been transferred or assigned in accordance with the limitations of Section 7.03(d) of the Participation Agreement.

         Section 6.10. Headings and Table of Contents. The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 6.11. Identification of Trust. This trust may for convenience be referred to as the "Federal Express Corporation Trust No. N672FE."

         Section 6.12. Counterparts. This instrument may be executed in any number of counterparts or upon separate signature pages bound together in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

         Section 6.13. Trustor Interest. The Trustor has only a beneficial interest in any specific property of this Trust. No creditor of the Trustor shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of this trust (as opposed to the Trustor's beneficial interest in this trust).

         Section 6.14. Performance by the Trustor. Any obligation of the Owner Trustee hereunder or under any Operative Agreement or other document contemplated herein may be performed by the Trustor and any such performance shall not be construed as a revocation of the trust created hereby.

         IN WITNESS WHEREOF, SSB and the Trustor have caused this Agreement to be duly executed all as of the date first above written.


                     PMCC LEASING CORPORATION


                     By:
                         -------------------------------------------------
                           Name: Joan D. Woodroof
                           Title: Manager, Structured Finance



                     STATE STREET BANK AND TRUST COMPANY OF
                     CONNECTICUT, NATIONAL ASSOCIATION


                     By:
                         -------------------------------------------------
                           Name:   Paul D. Allen
                           Title:  Vice President





                                  SCHEDULE I

                                  DEFINITIONS
                (FEDERAL EXPRESS CORPORATION TRUST NO. N672FE)


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement, the Series Supplements, the Intercreditor Agreement and the Liquidity Facilities) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Additional Insured.  As defined in Article 13 of the Lease.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affidavits. The affidavits of citizenship of the Owner Trustee and the Owner Participant.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

         After-Tax Basis. A basis such that any payment to be received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment to be received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

         Airbus Guaranty. The Guaranty to be dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

         Aircraft. The Airframe to be sold by AVSA to the Owner Trustee as provided in the Participation Agreement and to be leased under the Lease (or any permitted substitute airframe thereunder) together with two Engines (whether either is an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease. Prior to delivery of the initial Lease Supplement, references in the Operative Agreements (including Section 3.05 of the Participation Agreement) to Aircraft shall mean the Airbus A300F4-605R airframe bearing FAA Registration Number N672FE and Manufacturer's serial number 779, together with two General Electric CF6-80C2-A5F engines.

         Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) to be leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any Replacement Airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on or prior to the Delivery Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, each Liquidity Provider and the Owner Participant.

         Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N672FE), dated the Certificate Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Ancillary Agreement II. The Ancillary Agreement II (Federal Express Corporation Trust No. N672FE), dated the Certificate Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Application. The application for registration of the Aircraft with the FAA in the name of the Owner Trustee.

         Appraisal. The report prepared by BK Associates, Inc. and to be delivered to the Owner Participant (with an abbreviated report to the Lessee) on the Delivery Date pursuant to Section 4.02(h) of the Participation Agreement.

         Assignment and Assumption Agreement. Any agreement delivered in compliance with Section 7.03(d) of the Participation Agreement.

         Average Life Date. For any Certificate, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Certificate.

         AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France.

         AVSA Consent and Agreement. The Consent and Agreement dated as of May 1, 1997, executed by AVSA.

         AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and to be dated the Delivery Date.

         AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and to be dated the Delivery Date.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Delivery Date and ending at the end of the day on November 19, 2020, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in the United States in which the office or agency is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Boston, Massachusetts.

         Certificate Closing Date. The date of the closing with respect to the purchase of Certificates by the Pass Through Trustee contemplated by Section 2.01(b) of the Participation Agreement.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N672FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Change in Tax Law. Any change to the Code or the Treasury regulations promulgated thereunder or the publication of any revenue ruling, revenue procedure or any informational release by the Internal Revenue Service or the Department of Treasury either of which would change or would allow a change in the tax assumptions or structure upon which the lease economics were based, provided that the Owner Participant or the Lessee has notified the other party of such change in writing prior to the Delivery Date.

         Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Class A Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Class B Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of Certificates by the Pass Through Trustee.

         Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

         Collateral Account. The deposit account established and maintained pursuant to Section 2.13 of the Indenture.

         Collateral Account Control Agreement. The Collateral Account Control Agreement dated as of May 1, 1997 among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

         Commitment. The amount of the Owner Participant's participation in the Purchase Price required to be made available or paid as provided in
Section 3.02 of the Participation Agreement.

         Consent and Agreement. The Consent and Agreement dated as of May 1, 1997 executed by the Manufacturer.

         Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

         Corporate Trust Administration. The Corporate Trust Administration office of the Owner Trustee located at 750 Main Street, Hartford, Connecticut 06103, Attention: Corporation Trust Administration, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

         Corporate Trust Department. The Corporate Trust Department office of the Indenture Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

         CRAF Program. Has the meaning specified in Section 7.01(f) of the Lease.

         Cut-Off Date.  November 17, 1997.

         Debt Portion. The amount specified as such on Schedule IV to the Participation Agreement.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date. The date on which the Aircraft is delivered and sold by AVSA to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

         Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.05(c) of the Participation Agreement.

         Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

         Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

         Engine. Each of the two General Electric CF6-80C2-A5F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.02(c), 10.03, 11.03, 11.04 or 12.02 of
the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of May 1, 1997, executed by the Engine Manufacturer.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N672FE), dated as of May 1, 1997 between the Lessor and the Lessee.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan. As defined in Section 8.01(b)(xii) of the Participation Agreement.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 60 days due to theft or disappearance or such longer period, not to exceed 180 days from the end of such initial 60-day period, if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such theft or disappearance constitutes an Event of Loss pursuant to (i)(B) or (ii) hereof) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever;
(ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300-600 series aircraft equipped with engines of the same make and model as the Engines for a period of twelve (12) consecutive months, unless the Lessee, prior to the expiration of such twelve (12) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of twenty-four (24) consecutive months or until the end of the Term, if earlier. The date of such Event of Loss shall be (s) the 61st day or the 241st day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term or the Lessee's abandonment of diligent efforts to recover such property, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the 12 month or 24 month period, referred to in clause (iv) above (or if earlier, the end of the Term or abandonment of the Lessee's efforts to restore the normal use of the Aircraft). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Excepted Payments. Collectively, (i) indemnity, expense, reimbursement or other payments paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any other Operative Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with
Section 13.05 of the Lease but not required under Article 13 of the Lease,
(iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any purchase price paid to the Owner Participant for its interest in the Trust Estate pursuant to Section 7.03(d) of the Participation Agreement, (vi) subject to Section 3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above and (viii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) and (vii) above (except with respect to interest attributable to payments referred to in clause (vi) above).

         Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of Section 17.01 of the Lease (when it shall be determined based upon the actual condition and location of the Aircraft), it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         Final Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the lesser of (i) Fair Market Rental as determined as of the commencement of such Fixed Renewal Term and (ii) 50% of the average actual semi-annual Basic Rent payable during the Basic Term.

         Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         FPO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

         French Pledge Agreement. The French Pledge Agreement dated as of May 1, 1997 between the Owner Trustee and the Indenture Trustee.

         FSB. First Security Bank, National Association, a national banking association.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

         GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of SSB, in its individual capacity and as Owner Trustee and Lessor, the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, the Owner Participant Guarantor and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Pass Through Trustee nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N672FE), dated as of May 1, 1997, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement.

         Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N672FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Trustee. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

         Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Intercreditor Agreement. The Intercreditor Agreement dated as of May 1, 1997, among the Pass Through Trustee, the Class A Liquidity Provider, the Class B Liquidity Provider and the Subordination Agent.

         Interest Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Invoice.  The invoice for the Aircraft given by AVSA to the Lessor.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N672FE) dated as of May 1, 1997, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N672FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Lease.

         Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

         Lessee.  Federal Express Corporation, a Delaware corporation.

         Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

         Lessor. State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), any Ancillary Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement), and all other property of the Owner Trustee purportedly subjected to the Lien of the Indenture by the Granting Clause thereof; provided that in no event shall "Lessor's Estate" include any Excepted Payment.

         Lessor's Liens. Liens against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or
(iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

         Liquidity Facility. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Liquidity Provider. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Losses. Has the meaning specified in Section 17.02(a) of the Participation Agreement.

         Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

         Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of
(i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the outstanding principal amount of such Certificate plus accrued interest.

         Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate equal to the Debt Rate per annum compounded semi-annually.

         Non-U.S. Person.  Any Person other than a U.S. Person.

         Obsolete Parts. Parts which are severable from the Aircraft in accordance with clauses (ii) and (iii) of the proviso to Section 9.02(b) of the Lease and the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent, the Tax Indemnity Agreement, each Liquidity Facility, the Intercreditor Agreement, the Collateral Account Control Agreement and any Assignment and Assumption Agreement.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which the Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Participant Guarantor. Philip Morris Capital Corporation, a Delaware corporation, and any other provider of an Owner Participant Guaranty.

         Owner Participant Guaranty. The Owner Participant Guaranty dated the Certificate Closing Date by the Owner Participant Guarantor in favor of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, and any guaranty delivered in compliance with Section 7.03(d) of the Participation Agreement.

         Owner Trustee. SSB, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement.

         Owner Trustee Guarantor.  The provider of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

         Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash during the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages, as the case may be, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N672FE), dated as of May 1, 1997, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee, the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee and the Subordination Agent not in its individual capacity except as otherwise expressly provided therein, but solely as subordination agent.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or title to which remains vested in the Lessor pursuant to Article 8 of the Lease.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of May 1, 1997 between the Lessee and the Pass Through Trustee.

         Pass Through Certificates. Any of the Pass Through Certificates, 1997-1-A, the Pass Through Certificates, 1997-1-B or the Pass Through Certificates, 1997-1-C, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

         Pass Through Trust. The Federal Express Corporation 1997-1 Pass Through Trust Class A, Federal Express Corporation 1997-1 Pass Through Trust Class B and Federal Express Corporation 1997-1 Pass Through Trust Class C, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

         Pass Through Trustee. First Security Bank, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date.  Each January 15 and July 15 commencing on July 15,
1997.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

         Premium Termination Date. With respect to the Series A Certificates, December 27, 2011, with respect to the Series B Certificates, February 5, 2010 and with respect to the Series C Certificates, March 22, 2007.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Principal Amount. With respect to a Certificate means the stated original principal amount of such Certificate and, with respect to all Certificates, means the aggregate stated original principal amounts of all Certificates.

         Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

         Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

         Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

         Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N672FE), dated as of May 1, 1997 between the Lessor and the Lessee.

         Purchase Price.  Has the meaning specified in Ancillary Agreement II.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 31 for January 15 Payment Dates and June 30 for July 15 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Register.  Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         Related Indentures. Collectively, the Trust Indenture and Security Agreement for each of Federal Express Corporation Trust Nos. N670FE, N671FE, N673FE, N674FE, N583FE and N584FE, each dated as of May 1, 1997, between the Owner Trustee and the Indenture Trustee, the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N581FE, dated as of May 1, 1997, between Wilmington Trust Company, as owner trustee and the Indenture Trustee, and the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N587FE, dated as of December 1, 1996, as amended and restated as of May 1, 1997, between Wilmington Trust Company, as owner trustee and the Indenture Trustee.

         Remaining Weighted Average Life. On a given date with respect to any Certificate the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Certificate by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date. November 19, 2020 and each January 15 and July 15 commencing on January 15, 1998.

         Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

         Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

         Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

         Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) of equal or greater value, airworthiness, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Ratings Group.

         Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01 of the Participation Agreement.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         Secured Obligations. Has the meaning specified in the Granting Clause of the Indenture.

         Securities Act.  The Securities Act of 1933, as amended.

         Series "A" or "Series A Certificates". Certificates issued and designated as "Series A" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

         Series "B" or "Series B Certificates". Certificates issued and designated as "Series B" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

         Series "C" or "Series C Certificates". Certificates issued and designated as "Series C" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

         Series Supplement or Series Supplements. The Series Supplement 1997-1-A to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement 1997-1-B to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1997-1-C to be executed and delivered by the Lessee and the Pass Through Trustee.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Specified Investments. Shall mean (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or
(e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

         SSB. State Street Bank and Trust Company of Connecticut, National Association, a national banking association.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Stipulated Loss Value is to be calculated with reference to any such date; provided that if amounts in respect of Stipulated Loss Value are payable under the Operative Agreements after the Stipulated Loss Determination Date in respect of which such Stipulated Loss Value was determined, the Lessor shall be compensated during the period from the Stipulated Loss Determination Date to such payment date in accordance with the provisions of the Operative Agreements.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease.

         Subordination Agent.   First Security Bank, National Association, a
national banking association, not in its individual capacity but solely as Subordination Agent.

         Supplemental Rent. (a) All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to the Lessor, the Owner Participant, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including, without limitation, payments of Stipulated Loss Value, FPO Price and amounts calculated by reference to Termination Value, any amounts of Make-Whole Premium payable under the Indenture to the extent provided in Section 3.03 of the Lease, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

          Tax. Has the meaning set forth in Section 8.01(a) of the Participation Agreement.

          Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N672FE), dated as of May 1, 1997, between the Lessee and the Owner Participant.

         Term. The Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after December 31, 2004 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on July 15, 2014, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent
Payment Date that is on or after the seventh anniversary of the Delivery Date and (iii) Section 4.02(a)(F) of the Lease, the last day of the Basic Term.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Termination Value is to be calculated with reference to any such date; provided that if amounts in respect of Termination Value are payable under the Operative Agreements after the Termination Date in respect of which such Termination Value was determined, the Lessor shall be compensated during the period from the Termination Date to such payment date in accordance with the provisions of the Operative Agreements.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Treasury Yield. At the time of determination with respect to any Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Certificate and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Certificate. In each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Certificate is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15(919). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N672FE), dated as of May 1, 1997, between the Owner Participant and the Owner Trustee in its individual capacity.

         Trust Estate.  The Lessor's Estate.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

         Underwriters. Morgan Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., Goldman, Sachs & Co. and J.P. Morgan & Co.

         Underwriting Agreement. The Underwriting Agreement dated May 22, 1997 among the Lessee and the Underwriters.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

         U.S. Person.  A Person described in Section 7701(a)(30) of the Code.



==============================================================================



                              TRUST AGREEMENT

              (FEDERAL EXPRESS CORPORATION TRUST NO. N673FE)

                          Dated as of May 1, 1997

                                  between

                         PMCC LEASING CORPORATION,
                                  Trustor

                                    and

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION,
                               Owner Trustee



                 COVERING ONE AIRBUS A300F4-605R AIRCRAFT
                  SERIAL NO. 780, REGISTRATION NO. N673FE


==============================================================================




                                                                          Page

                             TABLE OF CONTENTS

PARTIES....................................................................  1

RECITALS...................................................................  1

                                 ARTICLE 1

                            THE LESSOR'S ESTATE

   Section 1.01.  Authorization and Direction to Owner Trustee.............  1
   Section 1.02.  Declaration of Trust.....................................  2
   Section 1.03.  Conditions Precedent.....................................  2

                                 ARTICLE 2

                               DISTRIBUTIONS

   Section 2.01.  Predelivery Funding; Rent, Etc...........................  2
   Section 2.02.  Excepted Payments........................................  3
   Section 2.03.  Distributions after Release of Lien of Indenture.........  3
   Section 2.04.  Manner of Making Distributions...........................  4

                                 ARTICLE 3

                             THE OWNER TRUSTEE

   Section 3.01.  Acceptance of Trust and Duties...........................  5
   Section 3.02.  Limitation on Authority of Owner Trustee.................  5
   Section 3.03.  Notice of Default........................................  5
   Section 3.04.  Action Upon Instructions.................................  6
   Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.....  6
   Section 3.06.  Certain Rights of Owner Trustee..........................  7
   Section 3.07.  No Representations or Warranties as to Certain Matters...  9
   Section 3.08.  Status of Moneys Received................................ 10
   Section 3.09.  Self-Dealing............................................. 10
   Section 3.10.  Definition of a Responsible Officer...................... 10
   Section 3.11.  Resignation or Removal of Owner Trustee.................. 10
   Section 3.12.  Estate and Rights of Successor Owner Trustee............. 11
   Section 3.13.  Merger or Consolidation of SSB........................... 11
   Section 3.14.  Co-Trustees.............................................. 12
   Section 3.15.  Interpretation of Agreements............................. 13
   Section 3.16.  Not Acting in Individual Capacity........................ 13
   Section 3.17.  Books and Records; Tax Returns........................... 13

                                 ARTICLE 4

                           TERMINATION OF TRUST

   Section 4.01.  Termination.............................................. 14
   Section 4.02.  Termination at Option of the Trustor..................... 15
   Section 4.03.  Distribution of Lessor's Estate upon Termination......... 15

                                 ARTICLE 5

                                [RESERVED]

                                 ARTICLE 6

                               MISCELLANEOUS

   Section 6.01.  Indemnification.......................................... 16
   Section 6.02.  Limitations on the Trustor's Liability................... 17
   Section 6.03.  Fees; Compensation....................................... 17
   Section 6.04.  Supplements and Amendments............................... 17
   Section 6.05.  Nature of Title of Trustor............................... 17
   Section 6.06.  Power of Owner Trustee to Convey......................... 17
   Section 6.07.  Notices.................................................. 18
   Section 6.08.  Situs of Trust; Applicable Law; Severability............. 19
   Section 6.09.  Successors and Assigns................................... 19
   Section 6.10.  Headings and Table of Contents........................... 19
   Section 6.11.  Identification of Trust.................................. 19
   Section 6.12.  Counterparts............................................. 19
   Section 6.13.  Trustor Interest......................................... 19
   Section 6.14.  Performance by the Trustor............................... 19

   Schedule I       Definitions


                              TRUST AGREEMENT
              (FEDERAL EXPRESS CORPORATION TRUST NO. N673FE)

         TRUST AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N673FE) dated as of May 1, 1997 (this "Agreement") between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "SSB", and not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"), and PMCC LEASING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Trustor"). The capitalized terms used herein, unless otherwise herein defined or the context hereof shall otherwise require, shall have the respective meanings set forth in Schedule I attached hereto.


                             W I T N E S S E T H :
                             -------------------

         WHEREAS, the Trustor desires to create a trust for the purpose of issuing Certificates, the proceeds of which issuance shall initially be held by the Indenture Trustee on behalf of the Owner Trustee in the Collateral Account and released, subject to the proviso to Section 3.02(a) of the Participation Agreement, on the Delivery Date in order to finance a portion of the Purchase Price of the Aircraft, to acquire the Aircraft from AVSA on the Delivery Date, to lease the Aircraft to the Lessee on the Delivery Date and to receive the benefits provided for herein.

         WHEREAS, SSB is willing to accept the trust as herein provided and to perform its obligations hereunder in its individual capacity or as the Owner Trustee as the case may be.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, SSB and the Trustor agree as follows:


                                 ARTICLE 1

                            THE LESSOR'S ESTATE

         Section 1.01. Authorization and Direction to Owner Trustee. The Trustor hereby authorizes and directs (or has authorized and directed) the Owner Trustee, not individually but solely as the Owner Trustee hereunder:

         (a) to execute and deliver as and when specified in Sections 4.01 and 4.02 of the Participation Agreement and each of the other Operative Agreements to which the Owner Trustee is a party and to enter into and perform the transactions contemplated thereby including, without limitation, accepting title to, and delivery of, the Aircraft from AVSA on the Delivery Date, and taking all appropriate action to cause the Airframe to be registered with the Federal Aviation Administration in the name of the Owner Trustee;

         (b) to execute and deliver from time to time the Certificates in the manner and subject to the terms and conditions provided in the Participation Agreement and the Indenture;

         (c) to execute and deliver each other document referred to in the Operative Agreements to which the Owner Trustee is a party or which the Owner Trustee is required to deliver pursuant to the Operative Agreements;

         (d) subject to the terms of this Agreement, to perform the obligations and duties and, upon instruction of the Trustor, exercise the rights of the Owner Trustee under the Operative Agreements; and

         (e) to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Trustor, as the Trustor may deem necessary or advisable in connection with the Certificate Closing Date and the Delivery Date and the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustor or its counsel to evidence, conclusively, the direction of the Trustor.

         Section 1.02. Declaration of Trust. SSB hereby declares and agrees, in its individual capacity, that it will, and in its capacity as the Owner Trustee does, hold the Lessor's Estate upon the trust herein set forth for the use and benefit of the Trustor, subject, however, to the provisions of, and the Lien created by, the Indenture. This Agreement is not intended by the Trustor to create, and the trust created hereby is not intended by the Trustor and the other parties interested herein to constitute a business trust for purposes of the Bankruptcy Code.

         Section 1.03. Conditions Precedent. The right and obligation of the Owner Trustee to take the actions required by Section 1.01 hereof shall be subject to the condition that the terms and conditions of Section 4.01 or 4.02, as the case may be, of the Participation Agreement shall have been complied with in a manner satisfactory to the Owner Trustee and the Trustor.


                                 ARTICLE 2

                               DISTRIBUTIONS

         Section 2.01. Predelivery Funding; Rent, Etc. (a) The Trustor and the Owner Trustee acknowledge that the proceeds from the sale of the Certificates to be effected on the Certificate Closing Date are to be held by the Indenture Trustee in the Collateral Account in the manner specified in the Indenture for application as provided therein and in Section 3.02 of the Participation Agreement.

               (b) The Trustor and the Owner Trustee acknowledge that the Lease will be security for the Certificates pursuant to the Indenture which provides that all moneys payable by the Lessee to the Owner Trustee under the Lease (other than Excepted Payments) are to be first paid to the Indenture Trustee while the Lien of the Indenture is in effect, for distribution in accordance with the terms of Article V of the Indenture. Except for amounts received from the Indenture Trustee, which shall be applicable only in accordance with clause (iii) below, the Owner Trustee shall promptly apply each payment of the Rent (other than Excepted Payments), Stipulated Loss Value, Termination Value, and any proceeds from the sale, requisition or disposition of the Aircraft received by it as follows:

         (i) prior to the release of the Lien of the Indenture, each such payment shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; provided, that any payments received by the Owner Trustee from (x) the Lessee with respect to SSB's or the Owner Trustee's fees and disbursements under this Agreement, or (y) the Trustor pursuant to Section
   6.01 hereof shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made;

         (ii) after the release of the Lien of the Indenture, any amount remaining after application in full in accordance with paragraph (b)(i) of this Section 2.01 and which represents payments for which provision as to the application thereof is made in any other Operative Agreement shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative Agreement; and

         (iii) after application in accordance with paragraphs (i) and (ii) of this Section 2.01(b), or to the extent received from the Indenture Trustee under the terms of the Indenture, the balance, if any, remaining shall be paid to the Trustor.

         Section 2.02. Excepted Payments. Notwithstanding any other provision contained herein, all Excepted Payments at any time received by the Owner Trustee shall be distributed promptly to the applicable Person entitled thereto, and such payment shall not be deemed under any circumstances to be part of the Lessor's Estate.

         Section 2.03. Distributions after Release of Lien of Indenture. Except as otherwise provided in Sections 2.01 and 2.02 hereof:

             (a) all payments received and amounts realized by the Owner Trustee under the Lease or otherwise with respect to the Aircraft or any part thereof (including, without limitation, all payments received pursuant to Section 17.01 of the Lease and amounts realized upon the sale or lease of the Aircraft or any part thereof after the termination of the Lease with respect thereto), to the extent received or realized at any time after the Lien of the Indenture shall have been released pursuant to the terms of the Indenture, and

             (b) moneys not included in paragraph (a) of this Section 2.03 remaining as part of the Lessor's Estate after the Lien of the Indenture has been released,

shall, to the extent required, be retained by the Owner Trustee as reimbursement for all expenses hereunder or under the Lease not theretofore reimbursed under this Agreement, the Lease or otherwise and to which the Owner Trustee is entitled to be reimbursed pursuant to the provisions thereof, and any balance remaining thereafter shall be distributed to the Trustor.

         Section 2.04. Manner of Making Distributions. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Trustor pursuant to this Article 2 by transferring by wire transfer in immediately available funds the amount to be distributed to the account set forth in the Participation Agreement or to such other account or accounts of the Trustor as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article 2 by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided, that the Owner Trustee shall invest overnight, for the benefit of the Trustor, in investments that would be permitted by Article 23 of the Lease (but only to the extent funds are received on or prior to 2:00 P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee in investments which, after consultation with the Trustor, the Trustor shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and the Lien created by, the Indenture, the Owner Trustee will, if so requested by the Trustor by written notice, pay in immediately available funds any and all amounts payable by the Owner Trustee hereunder to the Trustor as directed by the Trustor.

                                 ARTICLE 3

                             THE OWNER TRUSTEE

         Section 3.01. Acceptance of Trust and Duties. SSB accepts the trust hereby created and, subject to Section 1.03 hereof, in its capacity as the Owner Trustee agrees to perform the same, including without limitation, subject to Section 1.03 hereof, the actions specified in Section 1.01 hereof as herein provided. The Owner Trustee agrees to disburse all monies that it receives under the Operative Agreements in accordance with the terms hereof. The Owner Trustee shall not be answerable or accountable in its individual capacity except as a result of or arising from (a) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (b) any breach by the Owner Trustee of its representations, warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease, Sections 7.02(a) and (b) and 7.04 of the Participation Agreement or its representations, warranties and covenants given in its individual capacity in Sections 3.05 and 3.08 of the Indenture, (c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) Lessor's Liens attributable to it in its individual capacity, and (e) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by SSB or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and the Operative Agreements including this Agreement.

         Section 3.02. Limitation on Authority of Owner Trustee. The Owner Trustee shall have no power, right, duty or authority to, and agrees that it will not, manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft, Airframe, Engines, any Part thereof or any other property at any time constituting a part of the Lessor's Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Agreements, except (i) to execute and deliver the Operative Agreements to which it is a party, (ii) to exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the Owner Trustee hereunder and under the other Operative Agreements, or (iii) as expressly provided in written instructions from the Trustor given pursuant to
Section 3.03 or 3.04 hereof; provided, that nothing in this Section 3.02 shall limit in any manner the obligations of the Owner Trustee hereunder.

         Section 3.03. Notice of Default. In the event that a Responsible Officer in the Corporate Trust Department of the Owner Trustee shall have actual knowledge of a Default or an Event of Default, or an Indenture Default or an Indenture Event of Default, the Owner Trustee shall give or cause to be given to the Trustor and the Indenture Trustee prompt telephone or facsimile notice, followed by prompt confirmation thereof by certified mail, postage prepaid (in any event within two Business Days of the discovery thereof), in accordance with Article 14 of the Participation Agreement, of such Default, Event of Default, Indenture Default or Indenture Event of Default. Subject to the terms of Section 3.06(e) hereof and the rights of the Indenture Trustee under the Indenture, the Owner Trustee shall take such action with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as shall be specified in written instructions from the Trustor; provided that the Owner Trustee shall have no duty to take any (and shall take no) action whatsoever in the absence of written instructions from the Trustor. For all purposes of this Agreement and the Lease, in the absence of actual knowledge of a Responsible Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a Default, Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by the Lessee, the Trustor, the Indenture Trustee or any Certificate Holder.

         Section 3.04. Action Upon Instructions. Upon the written instructions at any time and from time to time of the Trustor, the Owner Trustee will take or refrain from taking such action, not inconsistent with provisions of the Indenture, as may be specified in such instructions.

         Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.
(a)(i) The Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and with the degree of care specified in Section 3.01 hereof, and in accordance with written instructions given by the Trustor hereunder, and no implied duties, covenants or obligations shall be read into this Agreement, any such instructions or the Operative Agreements against the Owner Trustee, and the Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft or any part of the Lessor's Estate except as required by the terms of the Operative Agreements, any such instructions and as otherwise provided herein; and

       (ii) in the absence of bad faith on its part, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement or the other Operative Agreements, but in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement or the Operative Agreements.

         (b) No provision hereof shall require SSB in its individual capacity to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, SSB agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder, or under the Participation Agreement or any Operative Agreement.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Section 3.05, except that in the event of a conflict between this
Section 3.05 and Section 3.01 hereof, Section 3.01 hereof shall be controlling.

         (d) The Owner Trustee will furnish to the Trustor, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the other Operative Agreements (including those furnished to the Indenture Trustee pursuant to the terms of the Indenture) and not otherwise furnished to the Trustor.

         (e) Notwithstanding anything herein to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Trustor within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 2.06 hereof and Article 23 of the Lease.

         Section 3.06. Certain Rights of Owner Trustee. Except as otherwise provided in Section 3.05 hereof:

         (a) in the absence of bad faith on its part, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction or authorization by the Trustor or any other party to any other Operative Agreement shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Owner Trustee, and signed in the name of such party by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary or other duly authorized officer of such party; and any resolution of the Board of Directors or committee thereof of such party shall be sufficiently evidenced by a copy of such resolution certified by the Secretary or an Assistant Secretary of such party, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Owner Trustee;

         (c) whenever in the administration of this Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any of the other Operative Agreements, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of a Responsible Officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Lessee, the Trustor, or the Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Trustor, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice;

         (d) the Owner Trustee may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint with due care, and it shall be entitled to rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice;

         (e) the Owner Trustee shall not be under any obligation to take any action under this Agreement or under any of the other Operative Agreements at the request or direction of the Trustor unless the Persons making such request or direction shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nor shall the Owner Trustee be required to take any action deemed to impose on the Owner Trustee any obligation to take any action, if the Owner Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement or the other Operative Agreements;

         (f) the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless a Responsible Officer of the Owner Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Owner Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Owner Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the same extent permitted to the Lessor under the Lease, to examine the books and records of the Lessee to reasonably determine whether the Lessee is in compliance with the terms and conditions of the Lease and to examine the Aircraft, Airframe, Engines or any Part thereof personally or by agent or attorney; and

         (g) without limiting the generality of Section 3.05 hereof, except as otherwise provided in written instructions given to the Owner Trustee by the Trustor or as otherwise provided in the Indenture or the Participation Agreement, the Owner Trustee shall not have any duty (i) to see to any recording or filing of the Lease or of this Agreement or any financing statement or other notice or document relating thereto or contemplated under the Operative Agreements or to see to the maintenance of any such recording or filing (other than FAA reporting requirements contained in 14 C.F.R. Sections 47.45 and 47.51), (ii) to see to any insurance on the Aircraft or any part thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Trustor and (to the extent provided in the Indenture) the Indenture Trustee copies of all certificates, reports and other written information which it receives from the Lessee pursuant to the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charges or any Lien (except any Lessor's Lien attributable to it in its individual capacity) owing with respect to, or assessed or levied against any part of the Lessor's Estate, (iv) to confirm or verify any financial statements or reports of the Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease.

         Section 3.07. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR SSB MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that SSB represents and warrants that on the Delivery Date the Owner Trustee shall have received whatever right, title and interests in, to and under the Aircraft that were conveyed to it by AVSA and SSB represents, warrants and covenants that at all times on and after the Delivery Date the Aircraft shall be free of all Lessor's Liens attributable to it, and that the Owner Trustee shall comply with the last sentence of Section 3.05(b) hereof, or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation or warranty by the Owner Trustee or SSB and except that SSB hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Trustor) the other Operative Agreements to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by SSB and (assuming due authorization, execution and delivery of this Trust Agreement by the Trustor) constitutes the legal, valid and binding obligation of SSB enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         Section 3.08. Status of Moneys Received. All moneys received by the Owner Trustee under or pursuant to any provision of this Agreement or any Operative Agreement shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys except to the extent required by law and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, or may be invested in direct obligations of the United States.

         Section 3.09. Self-Dealing. The Owner Trustee in its individual capacity, or any corporation in or with which the Owner Trustee may be interested or affiliated, or any officer or director of any such corporation, may have normal commercial relations, and otherwise deal, in the ordinary course of business, with the Lessee or any other corporation having relations with the Lessee to the full extent permitted by law.

         Section 3.10. Definition of a Responsible Officer. For purposes of this Trust Agreement only, "Responsible Officer" when used with respect to the Owner Trustee means the Chairman or the Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the Executive Committee of the Board of Directors, the President, any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President"), the Secretary, any Assistant Secretary, or any other officer in the Corporate Trust Department of SSB customarily performing functions similar to those performed by any of the above designated officers.

         Section 3.11. Resignation or Removal of Owner Trustee. The Owner Trustee or any successor thereof (a) shall resign if required to do so pursuant to Section 7.02(b) of the Participation Agreement and (b) may resign at any time without cause by giving at least 60 days' prior written notice to the Trustor and the Indenture Trustee, such resignation in each case to be effective only upon the appointment of a successor trustee and the acceptance of such appointment by such successor. In addition, the Trustor may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee, such removal to be effective only upon the appointment by the Trustor of a successor Owner Trustee and the acceptance of such appointment by such successor. Upon the giving of notice of resignation or removal of the Owner Trustee, the Trustor may appoint a successor Owner Trustee by an instrument signed by the Trustor. If the Trustor shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee, the Indenture Trustee or the Trustor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Trustor as above provided. Any successor Owner Trustee so appointed by a court shall be superseded by any successor Owner Trustee subsequently appointed by the Trustor.

         The appointment of any successor Owner Trustee shall be subject to the conditions set forth in Section 11.01 of the Participation Agreement.

         Section 3.12. Estate and Rights of Successor Owner Trustee. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Trustor and the Indenture Trustee, an instrument accepting such appointment, in form and substance acceptable to the predecessor Owner Trustee and the Trustor and thereupon each successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named as an Owner Trustee herein, but nevertheless upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all estates, properties, rights, powers, duties, property or moneys then held by such predecessor Owner Trustee upon the trust herein expressed. Upon any such transfer by a predecessor Owner Trustee, such predecessor Owner Trustee shall provide the successor Owner Trustee and Trustor an accounting of the Lessor's Estate and the trust hereunder.

         Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Lessor's Estate to be transferred upon the records of the Aeronautics Authority or other registry where the Aircraft may then be registered into the name of the successor Owner Trustee and shall otherwise use its best efforts to comply, or assist the successor Owner Trustee in complying, with the provisions of Section 11.01 of the Participation Agreement.

         Section 3.13. Merger or Consolidation of SSB. Any corporation into which SSB in its individual capacity may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which SSB shall be a party, or any corporation to which substantially all the business of the Owner Trustee in its individual capacity may be transferred, shall, subject to Section 11.01 of the Participation Agreement, be the Owner Trustee under this Agreement without further act; provided, that such corporation shall not also be the Indenture Trustee.

         Section 3.14. Co-Trustees. At any time, if the Owner Trustee or the Trustor shall deem it necessary or prudent or desirable in order to conform to legal requirements of any jurisdiction in which any part of the Lessor's Estate may at the time be located, the Owner Trustee by an instrument in writing signed by it, shall appoint one or more Persons approved by the Trustor to act as co-trustee, or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees (except insofar as local law makes it necessary or prudent or desirable for any such co-trustee or separate trustee to act alone), of all or any part of the Lessor's Estate, and to vest in such Person or Persons, in such capacity, such title to the Lessor's Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustor may consider necessary or prudent or desirable. The Owner Trustee shall not be liable for any act or omission of any co-trustee or separate trustee appointed under this Section 3.14. No appointment of, or action by, any co-trustee or separate trustee appointed under this Section 3.14 will relieve the Owner Trustee of any of its obligations under any Operative Agreement or otherwise affect any of the terms of the Indenture or adversely affect the interests of the Indenture Trustee or the Certificate Holders in the Trust Indenture Estate.

         Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name subject to the conditions of this Agreement.

         Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

         (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

         (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Lessor's Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

         (C) no power given to, or which is provided hereby may be exercised by, any such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

         (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except as otherwise provided hereunder; and

         (E) the Trustor, at any time, by an instrument in writing may remove any such additional trustee.

         Section 3.15. Interpretation of Agreements. In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any other agreement relating to the transactions contemplated by the Operative Agreements or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Operative Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall request in writing sent in accordance with Article 14 of the Participation Agreement instructions of the Trustor and, to the extent that the Owner Trustee acts in good faith in accordance with any instructions received from the Trustor, shall not be liable to any Person; provided, that in the event that no response is made to the Owner Trustee by the Trustor within 25 Business Days after such request, the Owner Trustee shall not be liable to any Person for acts taken by the Owner Trustee in good faith in what it deems to be the best interests of the Trustor or for any failure to act in any situation described above in this Section 3.15. The provisions of this
Section 3.15 shall not be applicable to the Owner Trustee's obligations set forth in the last sentence of Section 3.01 hereof.

         Section 3.16. Not Acting in Individual Capacity. In carrying out the trust hereby created, the Owner Trustee will act solely as trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Operative Agreements to which it is a party; and all Persons, other than the Trustor as provided in this Agreement, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Lessor's Estate for payment or satisfaction thereof, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.17. Books and Records; Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to its receipt and disbursement of all moneys under this Agreement or any Operative Agreement and shall, upon the request of the Trustor or its duly authorized representative, make available such books and records at its principal trust office during normal business hours for inspection and copying. The Owner Trustee agrees to sign and file all returns with respect to Taxes that the Trustor prepares (or causes to be prepared) and directs the Owner Trustee to sign and file. The Owner Trustee, upon request, will furnish the Trustor with all such information as may be reasonably required or necessary from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. At the request of the Trustor, and at the expense of the Lessee, the Owner Trustee shall file an application with the Internal Revenue Service for a taxpayer identification number with respect to the trust created hereunder and prepare or cause to be prepared and sign and/or file the Federal fiduciary tax return with respect to Taxes due and payable by the Trust in connection with the transactions contemplated hereby or by any other Operative Agreement; provided, however, that the Owner Trustee shall send a completed copy of each such return to the Trustor not more than 60 nor less than 30 days prior to the due date of such return; provided that the Owner Trustee shall have timely received all necessary information to complete and deliver to the Trustor such return. The Trustor, upon request, will furnish the Owner Trustee with all such information as may be required from the Trustor in connection with the preparation of such income tax returns. The Owner Trustee shall keep copies of all returns delivered to or filed by it.


                                 ARTICLE 4

                           TERMINATION OF TRUST

         Section 4.01. Termination. This Agreement and the trust created and provided for hereby shall cease and be terminated in any one of the following events, whichever shall first occur:

         (a) The sale or other final disposition by the Owner Trustee of all of its interest in all property constituting or included in the Lessor's Estate and, if the Indenture shall then be in effect, the sale or other disposition by the Indenture Trustee of all of its interest in all property constituting or included in the Lessor's Estate, and the final disposition by the Owner Trustee and, if the Indenture shall then be in effect, the Indenture Trustee, of all moneys or other property or proceeds constituting part of the Lessor's Estate in accordance with the terms hereof; or

         (b) 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement; provided, however, that if the Trust shall be or become valid under applicable law for a period subsequent to 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid.

         Section 4.02.  Termination at Option of the Trustor.  Notwithstanding
Section 4.01 hereof, this Agreement and the trust created hereby shall terminate and the Trust Estate shall be distributed to the Trustor, and this Agreement shall be of no further force and effect, upon the election of the Trustor by notice to the Owner Trustee, if such notice shall be accompanied by the written agreement (in form and substance satisfactory to the Owner Trustee) of the Trustor assuming all the obligations of the Owner Trustee under or contemplated by the Operative Agreements or incurred by it as trustee hereunder and releasing the Owner Trustee therefrom; provided, however, that such notice may be given only after the time the Lien of the Indenture is discharged under Section 14.01 of the Indenture and the Lease has terminated unless the Trustor shall have received the prior written consent of the Indenture Trustee to any such termination in which case such notice may be given while the Lien of the Indenture is outstanding.

         Section 4.03.  Distribution of Lessor's Estate upon Termination.
Upon any termination of this trust pursuant to the provisions of Section 4.01 hereof, the Owner Trustee shall convey the Lessor's Estate (subject to all obligations, if any, of the Owner Trustee then existing under the Operative Agreements to which the Owner Trustee is a party) to such purchaser or purchasers or the Trustor, as the case may be, and for such amount and on such terms as shall be specified in written instructions from the Trustor delivered to the Owner Trustee prior to the date of termination; provided, that (i) if at the time of any termination the Lease remains in force and effect, then the Lessor's Estate shall be sold as a unit (and not in parcels) and subject to the Lease, and (ii) in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to the Lessor's Estate to the Trustor. Upon making such transfer or sale and accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in
Section 2.05 hereof.


                                 ARTICLE 5

                                [RESERVED]


                                 ARTICLE 6

                               MISCELLANEOUS

         Section 6.01.  Indemnification.   The Trustor shall assume liability
for, and shall indemnify, protect, save and keep harmless SSB from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, proceedings, suits, costs (including reasonable attorneys' fees), expenses and disbursements of any kind and nature whatsoever ("Trust Claims") imposed on, incurred by or asserted against the Owner Trustee or SSB, as the case may be (but only to the extent the Owner Trustee or SSB, as the case may be, is not indemnified by the Lessee for such Trust Claims under any Operative Document or is not indemnified by any other Person for such Trust Claims, within a reasonable time after demand therefor), in any way relating to or arising out of (X) the Trust Estate or any of the properties included therein and (Y) the administration of the Trust Estate or the action of inaction of the Owner Trustee hereunder or under the Operative Documents including, but not limited to, claims under any Environmental Laws; provided, however, that (a) the Trustor shall not be required to indemnify the Owner Trustee or SSB in the case of (i) willful misconduct, negligence with respect to handling of funds, gross negligence or bad faith of the Owner Trustee or SSB, as the case may be, (ii) the Owner Trustee's or SSB's failure to use ordinary care in the handling of monies constituting part of the Trust Estate,
(iii) Taxes of the Owner Trustee or SSB, as the case may be, that are based on or measured by the compensation received by SSB for acting as Owner Trustee hereunder, and (iv) items excluded from indemnification by the Lessee as, as to the extent, provided in Section 8.01(b)(i-xii) and 9.01(b)(i-ix) of the Participation Agreement, and (b) the Trustor shall not be required to indemnify with respect to Trust Claims resulting from a breach of the covenants by SSB in Article 3 hereof or Trust Claims resulting because any representation or warranty of the Owner Trustee or SSB, as the case may be, contained in any Operative Document proves to be untrue or inaccurate or the failure by the Owner Trustee or SSB, as the case may be, to perform or observe any agreements, covenants or conditions to be performed or observed by it in any of the Operative Documents. None of the foregoing exclusions shall limit the obligation of the Trustor to indemnify SSB (but SSB shall still be required to seek indemnification from the Lessee before making a claim against the Trustor hereunder unless such exclusion is otherwise limited under Sections 8.01(b) and 9.01(b) of the Participation Agreement), (i) for actions taken in accordance with written instructions received from the Trustor, and
(ii) to the extent such exclusions are attributable to acts or omissions of the Trustor. The payor of any indemnity under this Section 6.01 shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid. The indemnities contained in this Section
6.01 shall survive the termination of this Agreement.

         Section 6.02. Limitations on the Trustor's Liability. The Trustor shall not have any liability for the performance of this Agreement except as expressly set forth herein.

         Section 6.03. Fees; Compensation. Except as provided in Section 3.06(e) or 6.01 hereof, the Owner Trustee agrees that it shall have no right against the Trustor or the Trust Estate for any fee as compensation for its services hereunder.

         Section 6.04. Supplements and Amendments. At any time and from time to time, only upon the written request of the Trustor (a) SSB and the Trustor shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement as specified in such request and (b) the Owner Trustee shall, subject to the provisions of Section
8.01 of the Indenture, enter into or consent to such written amendment or modification of or supplement to any of the Operative Agreements as the Trustor and any other necessary parties may agree to in writing and as may be specified in such request, or execute and deliver such written waiver of the terms of any of the Operative Agreements as may be agreed to in writing by the Trustor and as may be specified in such request; provided, that (i) the Owner Trustee shall not execute any such supplement, amendment, waiver or modification without the prior written consent of the Trustor, (ii) if in the reasonable opinion of the Owner Trustee any document required to be executed by it pursuant to this Section adversely affects any right or duty of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any other Operative Agreement, the Owner Trustee may in its discretion decline to execute such document and (iii) any amendment or supplement to this Agreement shall comply with the provisions of Section 7.13 of the Participation Agreement. It shall not be necessary that any request pursuant to this Section specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof. Promptly after the execution by SSB or the Owner Trustee of any document pursuant to this Section, the Owner Trustee shall mail a conformed copy thereof to the Trustor, the Indenture Trustee and the Lessee, but the failure of the Owner Trustee to mail such conformed copies shall not impair or affect the validity of such document.

         Section 6.05. Nature of Title of Trustor. The Trustor shall not have any legal title to any part of the Lessor's Estate. No transfer, by operation of law or otherwise, of the right, title and interest of the Trustor in and to the Lessor's Estate or the trust hereunder shall operate to terminate this Agreement or Lessor's Estate.

         Section 6.06. Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by the Owner Trustee of the interest of the Owner Trustee in the Operative Agreements or in the Aircraft or any part thereof pursuant to and in compliance with the terms of this Agreement or the Operative Agreements shall bind the Trustor and shall be effective to transfer or convey all right, title and interest of the Owner Trustee in and to the Operative Agreements or the right, title and interest of the Owner Trustee and the Trustor in and to the Aircraft or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

         Section 6.07. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, and (c) if given by FedEx service or other means, when received or personally delivered, addressed:

  If to the Owner Trustee: State Street Bank and Trust Company of Connecticut,
                           National Association
                           c/o State Street Bank and Trust Company
                           Two International Place
                           4th Floor
                           Boston, Massachusetts 02110
                           Attention:  Corporate Trust Department
                           Telephone:  (617) 664-5526
                           Facsimile:  (617) 664-5371

   If to the Trustor:      PMCC Leasing Corporation
                           200 First Stamford Place
                           Stamford, Connecticut 06902
                           Attention:  Vice President Leasing
                           with a copy to Director, Portfolio Administration
                           Telephone:  (914) 335-5000
                           Facsimile:  (914) 335-8301

   If to the Indenture
   Trustee:                First Security Bank, National Association
                           79 South Main Street
                           Salt Lake City, Utah 84111
                           Attention:  Corporate Trust Department
                           Telephone:  (801) 246-5630
                           Facsimile:  (801) 246-5053

or as to any of the foregoing parties at such other address as such party may designate by notice duly given in accordance with this Section to the other parties.

         Section 6.08. Situs of Trust; Applicable Law; Severability. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND PERFORMANCE. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective; provided, that such remaining provisions do not increase the obligations or liabilities of the Owner Trustee or the Trustor.

         Section 6.09. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of the Beneficial Interest, but only to the extent the Beneficial Interest has been transferred or assigned in accordance with the limitations of Section 7.03(d) of the Participation Agreement.

         Section 6.10. Headings and Table of Contents. The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 6.11. Identification of Trust. This trust may for convenience be referred to as the "Federal Express Corporation Trust No. N673FE."

         Section 6.12. Counterparts. This instrument may be executed in any number of counterparts or upon separate signature pages bound together in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

         Section 6.13. Trustor Interest. The Trustor has only a beneficial interest in any specific property of this Trust. No creditor of the Trustor shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of this trust (as opposed to the Trustor's beneficial interest in this trust).

         Section 6.14. Performance by the Trustor. Any obligation of the Owner Trustee hereunder or under any Operative Agreement or other document contemplated herein may be performed by the Trustor and any such performance shall not be construed as a revocation of the trust created hereby.

         IN WITNESS WHEREOF, SSB and the Trustor have caused this Agreement to be duly executed all as of the date first above written.


                     PMCC LEASING CORPORATION


                     By:
                         -------------------------------------------------
                           Name: Joan D. Woodroof
                           Title: Manager, Structured Finance



                     STATE STREET BANK AND TRUST COMPANY OF
                     CONNECTICUT, NATIONAL ASSOCIATION


                     By:
                         -------------------------------------------------
                           Name:   Paul D. Allen
                           Title:  Vice President





                                  SCHEDULE I

                                  DEFINITIONS
                (FEDERAL EXPRESS CORPORATION TRUST NO. N673FE)


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement, the Series Supplements, the Intercreditor Agreement and the Liquidity Facilities) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Additional Insured.  As defined in Article 13 of the Lease.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affidavits. The affidavits of citizenship of the Owner Trustee and the Owner Participant.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

         After-Tax Basis. A basis such that any payment to be received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment to be received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

         Airbus Guaranty. The Guaranty to be dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

         Aircraft. The Airframe to be sold by AVSA to the Owner Trustee as provided in the Participation Agreement and to be leased under the Lease (or any permitted substitute airframe thereunder) together with two Engines (whether either is an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease. Prior to delivery of the initial Lease Supplement, references in the Operative Agreements (including Section 3.05 of the Participation Agreement) to Aircraft shall mean the Airbus A300F4-605R airframe bearing FAA Registration Number N673FE and Manufacturer's serial number 780, together with two General Electric CF6-80C2-A5F engines.

         Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) to be leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any Replacement Airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on or prior to the Delivery Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, each Liquidity Provider and the Owner Participant.

         Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N673FE), dated the Certificate Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Ancillary Agreement II. The Ancillary Agreement II (Federal Express Corporation Trust No. N673FE), dated the Certificate Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Application. The application for registration of the Aircraft with the FAA in the name of the Owner Trustee.

         Appraisal. The report prepared by BK Associates, Inc. and to be delivered to the Owner Participant (with an abbreviated report to the Lessee) on the Delivery Date pursuant to Section 4.02(h) of the Participation Agreement.

         Assignment and Assumption Agreement. Any agreement delivered in compliance with Section 7.03(d) of the Participation Agreement.

         Average Life Date. For any Certificate, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Certificate.

         AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France.

         AVSA Consent and Agreement. The Consent and Agreement dated as of May 1, 1997, executed by AVSA.

         AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and to be dated the Delivery Date.

         AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and to be dated the Delivery Date.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Delivery Date and ending at the end of the day on December 11, 2020, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in the United States in which the office or agency is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Boston, Massachusetts.

         Certificate Closing Date. The date of the closing with respect to the purchase of Certificates by the Pass Through Trustee contemplated by Section 2.01(b) of the Participation Agreement.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N673FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Change in Tax Law. Any change to the Code or the Treasury regulations promulgated thereunder or the publication of any revenue ruling, revenue procedure or any informational release by the Internal Revenue Service or the Department of Treasury either of which would change or would allow a change in the tax assumptions or structure upon which the lease economics were based, provided that the Owner Participant or the Lessee has notified the other party of such change in writing prior to the Delivery Date.

         Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Class A Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Class B Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of Certificates by the Pass Through Trustee.

         Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

         Collateral Account. The deposit account established and maintained pursuant to Section 2.13 of the Indenture.

         Collateral Account Control Agreement. The Collateral Account Control Agreement dated as of May 1, 1997 among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

         Commitment. The amount of the Owner Participant's participation in the Purchase Price required to be made available or paid as provided in
Section 3.02 of the Participation Agreement.

         Consent and Agreement. The Consent and Agreement dated as of May 1, 1997 executed by the Manufacturer.

         Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

         Corporate Trust Administration. The Corporate Trust Administration office of the Owner Trustee located at 750 Main Street, Hartford, Connecticut 06103, Attention: Corporation Trust Administration, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

         Corporate Trust Department. The Corporate Trust Department office of the Indenture Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

         CRAF Program. Has the meaning specified in Section 7.01(f) of the Lease.

         Cut-Off Date.  December 10, 1997.

         Debt Portion. The amount specified as such on Schedule IV to the Participation Agreement.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date. The date on which the Aircraft is delivered and sold by AVSA to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

         Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.05(c) of the Participation Agreement.

         Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

         Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

         Engine. Each of the two General Electric CF6-80C2-A5F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.02(c), 10.03, 11.03, 11.04 or 12.02 of
the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of May 1, 1997, executed by the Engine Manufacturer.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N673FE), dated as of May 1, 1997 between the Lessor and the Lessee.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan. As defined in Section 8.01(b)(xii) of the Participation Agreement.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 60 days due to theft or disappearance or such longer period, not to exceed 180 days from the end of such initial 60-day period, if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such theft or disappearance constitutes an Event of Loss pursuant to (i)(B) or (ii) hereof) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever;
(ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300-600 series aircraft equipped with engines of the same make and model as the Engines for a period of twelve (12) consecutive months, unless the Lessee, prior to the expiration of such twelve (12) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of twenty-four (24) consecutive months or until the end of the Term, if earlier. The date of such Event of Loss shall be (s) the 61st day or the 241st day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term or the Lessee's abandonment of diligent efforts to recover such property, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the 12 month or 24 month period, referred to in clause (iv) above (or if earlier, the end of the Term or abandonment of the Lessee's efforts to restore the normal use of the Aircraft). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Excepted Payments. Collectively, (i) indemnity, expense, reimbursement or other payments paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any other Operative Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with
Section 13.05 of the Lease but not required under Article 13 of the Lease,
(iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any purchase price paid to the Owner Participant for its interest in the Trust Estate pursuant to Section 7.03(d) of the Participation Agreement, (vi) subject to Section 3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above and (viii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) and (vii) above (except with respect to interest attributable to payments referred to in clause (vi) above).

         Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of Section 17.01 of the Lease (when it shall be determined based upon the actual condition and location of the Aircraft), it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         Final Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the lesser of (i) Fair Market Rental as determined as of the commencement of such Fixed Renewal Term and (ii) 50% of the average actual semi-annual Basic Rent payable during the Basic Term.

         Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         FPO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

         French Pledge Agreement. The French Pledge Agreement dated as of May 1, 1997 between the Owner Trustee and the Indenture Trustee.

         FSB. First Security Bank, National Association, a national banking association.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

         GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of SSB, in its individual capacity and as Owner Trustee and Lessor, the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, the Owner Participant Guarantor and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Pass Through Trustee nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N673FE), dated as of May 1, 1997, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement.

         Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N673FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Trustee. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

         Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Intercreditor Agreement. The Intercreditor Agreement dated as of May 1, 1997, among the Pass Through Trustee, the Class A Liquidity Provider, the Class B Liquidity Provider and the Subordination Agent.

         Interest Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Invoice.  The invoice for the Aircraft given by AVSA to the Lessor.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N673FE) dated as of May 1, 1997, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N673FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Lease.

         Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

         Lessee.  Federal Express Corporation, a Delaware corporation.

         Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

         Lessor. State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), any Ancillary Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement), and all other property of the Owner Trustee purportedly subjected to the Lien of the Indenture by the Granting Clause thereof; provided that in no event shall "Lessor's Estate" include any Excepted Payment.

         Lessor's Liens. Liens against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or
(iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

         Liquidity Facility. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Liquidity Provider. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Losses. Has the meaning specified in Section 17.02(a) of the Participation Agreement.

         Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

         Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of
(i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the outstanding principal amount of such Certificate plus accrued interest.

         Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate equal to the Debt Rate per annum compounded semi-annually.

         Non-U.S. Person.  Any Person other than a U.S. Person.

         Obsolete Parts. Parts which are severable from the Aircraft in accordance with clauses (ii) and (iii) of the proviso to Section 9.02(b) of the Lease and the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent, the Tax Indemnity Agreement, each Liquidity Facility, the Intercreditor Agreement, the Collateral Account Control Agreement and any Assignment and Assumption Agreement.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which the Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Participant Guarantor. Philip Morris Capital Corporation, a Delaware corporation, and any other provider of an Owner Participant Guaranty.

         Owner Participant Guaranty. The Owner Participant Guaranty dated the Certificate Closing Date by the Owner Participant Guarantor in favor of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, and any guaranty delivered in compliance with Section 7.03(d) of the Participation Agreement.

         Owner Trustee. SSB, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement.

         Owner Trustee Guarantor.  The provider of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

         Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash during the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages, as the case may be, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N673FE), dated as of May 1, 1997, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee, the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee and the Subordination Agent not in its individual capacity except as otherwise expressly provided therein, but solely as subordination agent.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or title to which remains vested in the Lessor pursuant to Article 8 of the Lease.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of May 1, 1997 between the Lessee and the Pass Through Trustee.

         Pass Through Certificates. Any of the Pass Through Certificates, 1997-1-A, the Pass Through Certificates, 1997-1-B or the Pass Through Certificates, 1997-1-C, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

         Pass Through Trust. The Federal Express Corporation 1997-1 Pass Through Trust Class A, Federal Express Corporation 1997-1 Pass Through Trust Class B and Federal Express Corporation 1997-1 Pass Through Trust Class C, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

         Pass Through Trustee. First Security Bank, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date.  Each January 15 and July 15 commencing on July 15,
1997.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

         Premium Termination Date. With respect to the Series A Certificates, December 27, 2011, with respect to the Series B Certificates, February 5, 2010 and with respect to the Series C Certificates, March 22, 2007.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Principal Amount. With respect to a Certificate means the stated original principal amount of such Certificate and, with respect to all Certificates, means the aggregate stated original principal amounts of all Certificates.

         Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

         Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

         Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

         Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N673FE), dated as of May 1, 1997 between the Lessor and the Lessee.

         Purchase Price.  Has the meaning specified in Ancillary Agreement II.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 31 for January 15 Payment Dates and June 30 for July 15 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Register.  Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         Related Indentures. Collectively, the Trust Indenture and Security Agreement for each of Federal Express Corporation Trust Nos. N670FE, N671FE, N672FE, N674FE, N583FE and N584FE, each dated as of May 1, 1997, between the Owner Trustee and the Indenture Trustee, the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N581FE, dated as of May 1, 1997, between Wilmington Trust Company, as owner trustee and the Indenture Trustee, and the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N587FE, dated as of December 1, 1996, as amended and restated as of May 1, 1997, between Wilmington Trust Company, as owner trustee and the Indenture Trustee.

         Remaining Weighted Average Life. On a given date with respect to any Certificate the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Certificate by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date. December 11, 2020 and each January 15 and July 15 commencing on January 15, 1998.

         Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

         Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

         Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

         Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) of equal or greater value, airworthiness, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Ratings Group.

         Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01 of the Participation Agreement.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         Secured Obligations. Has the meaning specified in the Granting Clause of the Indenture.

         Securities Act.  The Securities Act of 1933, as amended.

         Series "A" or "Series A Certificates". Certificates issued and designated as "Series A" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

         Series "B" or "Series B Certificates". Certificates issued and designated as "Series B" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

         Series "C" or "Series C Certificates". Certificates issued and designated as "Series C" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

         Series Supplement or Series Supplements. The Series Supplement 1997-1-A to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement 1997-1-B to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1997-1-C to be executed and delivered by the Lessee and the Pass Through Trustee.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Specified Investments. Shall mean (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or
(e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

         SSB. State Street Bank and Trust Company of Connecticut, National Association, a national banking association.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Stipulated Loss Value is to be calculated with reference to any such date; provided that if amounts in respect of Stipulated Loss Value are payable under the Operative Agreements after the Stipulated Loss Determination Date in respect of which such Stipulated Loss Value was determined, the Lessor shall be compensated during the period from the Stipulated Loss Determination Date to such payment date in accordance with the provisions of the Operative Agreements.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease.

         Subordination Agent.   First Security Bank, National Association, a
national banking association, not in its individual capacity but solely as Subordination Agent.

         Supplemental Rent. (a) All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to the Lessor, the Owner Participant, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including, without limitation, payments of Stipulated Loss Value, FPO Price and amounts calculated by reference to Termination Value, any amounts of Make-Whole Premium payable under the Indenture to the extent provided in Section 3.03 of the Lease, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

          Tax. Has the meaning set forth in Section 8.01(a) of the Participation Agreement.

          Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N673FE), dated as of May 1, 1997, between the Lessee and the Owner Participant.

         Term. The Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after December 31, 2004 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on January 15, 2016, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the seventh anniversary of the Delivery Date and (iii) Section 4.02(a)(F) of the Lease, the last day of the Basic Term.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Termination Value is to be calculated with reference to any such date; provided that if amounts in respect of Termination Value are payable under the Operative Agreements after the Termination Date in respect of which such Termination Value was determined, the Lessor shall be compensated during the period from the Termination Date to such payment date in accordance with the provisions of the Operative Agreements.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Treasury Yield. At the time of determination with respect to any Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Certificate and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Certificate. In each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Certificate is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15(919). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N673FE), dated as of May 1, 1997, between the Owner Participant and the Owner Trustee in its individual capacity.

         Trust Estate.  The Lessor's Estate.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

         Underwriters. Morgan Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., Goldman, Sachs & Co. and J.P. Morgan & Co.

         Underwriting Agreement. The Underwriting Agreement dated May 22, 1997 among the Lessee and the Underwriters.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

         U.S. Person.  A Person described in Section 7701(a)(30) of the Code.


==============================================================================



                              TRUST AGREEMENT

              (FEDERAL EXPRESS CORPORATION TRUST NO. N674FE)

                          Dated as of May 1, 1997

                                  between

                         PMCC LEASING CORPORATION,
                                  Trustor

                                    and

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION,
                               Owner Trustee



                 COVERING ONE AIRBUS A300F4-605R AIRCRAFT
                  SERIAL NO. 781, REGISTRATION NO. N674FE


==============================================================================




                                                                          Page

                             TABLE OF CONTENTS

PARTIES....................................................................  1

RECITALS...................................................................  1

                                 ARTICLE 1

                            THE LESSOR'S ESTATE

   Section 1.01.  Authorization and Direction to Owner Trustee.............  1
   Section 1.02.  Declaration of Trust.....................................  2
   Section 1.03.  Conditions Precedent.....................................  2

                                 ARTICLE 2

                               DISTRIBUTIONS

   Section 2.01.  Predelivery Funding; Rent, Etc...........................  2
   Section 2.02.  Excepted Payments........................................  3
   Section 2.03.  Distributions after Release of Lien of Indenture.........  3
   Section 2.04.  Manner of Making Distributions...........................  4

                                 ARTICLE 3

                             THE OWNER TRUSTEE

   Section 3.01.  Acceptance of Trust and Duties...........................  5
   Section 3.02.  Limitation on Authority of Owner Trustee.................  5
   Section 3.03.  Notice of Default........................................  5
   Section 3.04.  Action Upon Instructions.................................  6
   Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.....  6
   Section 3.06.  Certain Rights of Owner Trustee..........................  7
   Section 3.07.  No Representations or Warranties as to Certain Matters...  9
   Section 3.08.  Status of Moneys Received................................ 10
   Section 3.09.  Self-Dealing............................................. 10
   Section 3.10.  Definition of a Responsible Officer...................... 10
   Section 3.11.  Resignation or Removal of Owner Trustee.................. 10
   Section 3.12.  Estate and Rights of Successor Owner Trustee............. 11
   Section 3.13.  Merger or Consolidation of SSB........................... 11
   Section 3.14.  Co-Trustees.............................................. 12
   Section 3.15.  Interpretation of Agreements............................. 13
   Section 3.16.  Not Acting in Individual Capacity........................ 13
   Section 3.17.  Books and Records; Tax Returns........................... 13

                                 ARTICLE 4

                           TERMINATION OF TRUST

   Section 4.01.  Termination.............................................. 14
   Section 4.02.  Termination at Option of the Trustor..................... 15
   Section 4.03.  Distribution of Lessor's Estate upon Termination......... 15

                                 ARTICLE 5

                                [RESERVED]

                                 ARTICLE 6

                               MISCELLANEOUS

   Section 6.01.  Indemnification.......................................... 16
   Section 6.02.  Limitations on the Trustor's Liability................... 17
   Section 6.03.  Fees; Compensation....................................... 17
   Section 6.04.  Supplements and Amendments............................... 17
   Section 6.05.  Nature of Title of Trustor............................... 17
   Section 6.06.  Power of Owner Trustee to Convey......................... 17
   Section 6.07.  Notices.................................................. 18
   Section 6.08.  Situs of Trust; Applicable Law; Severability............. 19
   Section 6.09.  Successors and Assigns................................... 19
   Section 6.10.  Headings and Table of Contents........................... 19
   Section 6.11.  Identification of Trust.................................. 19
   Section 6.12.  Counterparts............................................. 19
   Section 6.13.  Trustor Interest......................................... 19
   Section 6.14.  Performance by the Trustor............................... 19

   Schedule I       Definitions


                              TRUST AGREEMENT
              (FEDERAL EXPRESS CORPORATION TRUST NO. N674FE)

         TRUST AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N674FE) dated as of May 1, 1997 (this "Agreement") between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "SSB", and not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"), and PMCC LEASING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Trustor"). The capitalized terms used herein, unless otherwise herein defined or the context hereof shall otherwise require, shall have the respective meanings set forth in Schedule I attached hereto.


                             W I T N E S S E T H :
                             -------------------

         WHEREAS, the Trustor desires to create a trust for the purpose of issuing Certificates, the proceeds of which issuance shall initially be held by the Indenture Trustee on behalf of the Owner Trustee in the Collateral Account and released, subject to the proviso to Section 3.02(a) of the Participation Agreement, on the Delivery Date in order to finance a portion of the Purchase Price of the Aircraft, to acquire the Aircraft from AVSA on the Delivery Date, to lease the Aircraft to the Lessee on the Delivery Date and to receive the benefits provided for herein.

         WHEREAS, SSB is willing to accept the trust as herein provided and to perform its obligations hereunder in its individual capacity or as the Owner Trustee as the case may be.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, SSB and the Trustor agree as follows:


                                 ARTICLE 1

                            THE LESSOR'S ESTATE

         Section 1.01. Authorization and Direction to Owner Trustee. The Trustor hereby authorizes and directs (or has authorized and directed) the Owner Trustee, not individually but solely as the Owner Trustee hereunder:

         (a) to execute and deliver as and when specified in Sections 4.01 and 4.02 of the Participation Agreement and each of the other Operative Agreements to which the Owner Trustee is a party and to enter into and perform the transactions contemplated thereby including, without limitation, accepting title to, and delivery of, the Aircraft from AVSA on the Delivery Date, and taking all appropriate action to cause the Airframe to be registered with the Federal Aviation Administration in the name of the Owner Trustee;

         (b) to execute and deliver from time to time the Certificates in the manner and subject to the terms and conditions provided in the Participation Agreement and the Indenture;

         (c) to execute and deliver each other document referred to in the Operative Agreements to which the Owner Trustee is a party or which the Owner Trustee is required to deliver pursuant to the Operative Agreements;

         (d) subject to the terms of this Agreement, to perform the obligations and duties and, upon instruction of the Trustor, exercise the rights of the Owner Trustee under the Operative Agreements; and

         (e) to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Trustor, as the Trustor may deem necessary or advisable in connection with the Certificate Closing Date and the Delivery Date and the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustor or its counsel to evidence, conclusively, the direction of the Trustor.

         Section 1.02. Declaration of Trust. SSB hereby declares and agrees, in its individual capacity, that it will, and in its capacity as the Owner Trustee does, hold the Lessor's Estate upon the trust herein set forth for the use and benefit of the Trustor, subject, however, to the provisions of, and the Lien created by, the Indenture. This Agreement is not intended by the Trustor to create, and the trust created hereby is not intended by the Trustor and the other parties interested herein to constitute a business trust for purposes of the Bankruptcy Code.

         Section 1.03. Conditions Precedent. The right and obligation of the Owner Trustee to take the actions required by Section 1.01 hereof shall be subject to the condition that the terms and conditions of Section 4.01 or 4.02, as the case may be, of the Participation Agreement shall have been complied with in a manner satisfactory to the Owner Trustee and the Trustor.


                                 ARTICLE 2

                               DISTRIBUTIONS

         Section 2.01. Predelivery Funding; Rent, Etc. (a) The Trustor and the Owner Trustee acknowledge that the proceeds from the sale of the Certificates to be effected on the Certificate Closing Date are to be held by the Indenture Trustee in the Collateral Account in the manner specified in the Indenture for application as provided therein and in Section 3.02 of the Participation Agreement.

               (b) The Trustor and the Owner Trustee acknowledge that the Lease will be security for the Certificates pursuant to the Indenture which provides that all moneys payable by the Lessee to the Owner Trustee under the Lease (other than Excepted Payments) are to be first paid to the Indenture Trustee while the Lien of the Indenture is in effect, for distribution in accordance with the terms of Article V of the Indenture. Except for amounts received from the Indenture Trustee, which shall be applicable only in accordance with clause (iii) below, the Owner Trustee shall promptly apply each payment of the Rent (other than Excepted Payments), Stipulated Loss Value, Termination Value, and any proceeds from the sale, requisition or disposition of the Aircraft received by it as follows:

         (i) prior to the release of the Lien of the Indenture, each such payment shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; provided, that any payments received by the Owner Trustee from (x) the Lessee with respect to SSB's or the Owner Trustee's fees and disbursements under this Agreement, or (y) the Trustor pursuant to Section
   6.01 hereof shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made;

         (ii) after the release of the Lien of the Indenture, any amount remaining after application in full in accordance with paragraph (b)(i) of this Section 2.01 and which represents payments for which provision as to the application thereof is made in any other Operative Agreement shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative Agreement; and

         (iii) after application in accordance with paragraphs (i) and (ii) of this Section 2.01(b), or to the extent received from the Indenture Trustee under the terms of the Indenture, the balance, if any, remaining shall be paid to the Trustor.

         Section 2.02. Excepted Payments. Notwithstanding any other provision contained herein, all Excepted Payments at any time received by the Owner Trustee shall be distributed promptly to the applicable Person entitled thereto, and such payment shall not be deemed under any circumstances to be part of the Lessor's Estate.

         Section 2.03. Distributions after Release of Lien of Indenture. Except as otherwise provided in Sections 2.01 and 2.02 hereof:

             (a) all payments received and amounts realized by the Owner Trustee under the Lease or otherwise with respect to the Aircraft or any part thereof (including, without limitation, all payments received pursuant to Section 17.01 of the Lease and amounts realized upon the sale or lease of the Aircraft or any part thereof after the termination of the Lease with respect thereto), to the extent received or realized at any time after the Lien of the Indenture shall have been released pursuant to the terms of the Indenture, and

             (b) moneys not included in paragraph (a) of this Section 2.03 remaining as part of the Lessor's Estate after the Lien of the Indenture has been released,

shall, to the extent required, be retained by the Owner Trustee as reimbursement for all expenses hereunder or under the Lease not theretofore reimbursed under this Agreement, the Lease or otherwise and to which the Owner Trustee is entitled to be reimbursed pursuant to the provisions thereof, and any balance remaining thereafter shall be distributed to the Trustor.

         Section 2.04. Manner of Making Distributions. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Trustor pursuant to this Article 2 by transferring by wire transfer in immediately available funds the amount to be distributed to the account set forth in the Participation Agreement or to such other account or accounts of the Trustor as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article 2 by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided, that the Owner Trustee shall invest overnight, for the benefit of the Trustor, in investments that would be permitted by Article 23 of the Lease (but only to the extent funds are received on or prior to 2:00 P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee in investments which, after consultation with the Trustor, the Trustor shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and the Lien created by, the Indenture, the Owner Trustee will, if so requested by the Trustor by written notice, pay in immediately available funds any and all amounts payable by the Owner Trustee hereunder to the Trustor as directed by the Trustor.

                                 ARTICLE 3

                             THE OWNER TRUSTEE

         Section 3.01. Acceptance of Trust and Duties. SSB accepts the trust hereby created and, subject to Section 1.03 hereof, in its capacity as the Owner Trustee agrees to perform the same, including without limitation, subject to Section 1.03 hereof, the actions specified in Section 1.01 hereof as herein provided. The Owner Trustee agrees to disburse all monies that it receives under the Operative Agreements in accordance with the terms hereof. The Owner Trustee shall not be answerable or accountable in its individual capacity except as a result of or arising from (a) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (b) any breach by the Owner Trustee of its representations, warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease, Sections 7.02(a) and (b) and 7.04 of the Participation Agreement or its representations, warranties and covenants given in its individual capacity in Sections 3.05 and 3.08 of the Indenture, (c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) Lessor's Liens attributable to it in its individual capacity, and (e) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by SSB or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and the Operative Agreements including this Agreement.

         Section 3.02. Limitation on Authority of Owner Trustee. The Owner Trustee shall have no power, right, duty or authority to, and agrees that it will not, manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft, Airframe, Engines, any Part thereof or any other property at any time constituting a part of the Lessor's Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Agreements, except (i) to execute and deliver the Operative Agreements to which it is a party, (ii) to exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the Owner Trustee hereunder and under the other Operative Agreements, or (iii) as expressly provided in written instructions from the Trustor given pursuant to
Section 3.03 or 3.04 hereof; provided, that nothing in this Section 3.02 shall limit in any manner the obligations of the Owner Trustee hereunder.

         Section 3.03. Notice of Default. In the event that a Responsible Officer in the Corporate Trust Department of the Owner Trustee shall have actual knowledge of a Default or an Event of Default, or an Indenture Default or an Indenture Event of Default, the Owner Trustee shall give or cause to be given to the Trustor and the Indenture Trustee prompt telephone or facsimile notice, followed by prompt confirmation thereof by certified mail, postage prepaid (in any event within two Business Days of the discovery thereof), in accordance with Article 14 of the Participation Agreement, of such Default, Event of Default, Indenture Default or Indenture Event of Default. Subject to the terms of Section 3.06(e) hereof and the rights of the Indenture Trustee under the Indenture, the Owner Trustee shall take such action with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as shall be specified in written instructions from the Trustor; provided that the Owner Trustee shall have no duty to take any (and shall take no) action whatsoever in the absence of written instructions from the Trustor. For all purposes of this Agreement and the Lease, in the absence of actual knowledge of a Responsible Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a Default, Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by the Lessee, the Trustor, the Indenture Trustee or any Certificate Holder.

         Section 3.04. Action Upon Instructions. Upon the written instructions at any time and from time to time of the Trustor, the Owner Trustee will take or refrain from taking such action, not inconsistent with provisions of the Indenture, as may be specified in such instructions.

         Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.
(a)(i) The Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and with the degree of care specified in Section 3.01 hereof, and in accordance with written instructions given by the Trustor hereunder, and no implied duties, covenants or obligations shall be read into this Agreement, any such instructions or the Operative Agreements against the Owner Trustee, and the Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft or any part of the Lessor's Estate except as required by the terms of the Operative Agreements, any such instructions and as otherwise provided herein; and

       (ii) in the absence of bad faith on its part, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement or the other Operative Agreements, but in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement or the Operative Agreements.

         (b) No provision hereof shall require SSB in its individual capacity to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, SSB agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder, or under the Participation Agreement or any Operative Agreement.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Section 3.05, except that in the event of a conflict between this
Section 3.05 and Section 3.01 hereof, Section 3.01 hereof shall be controlling.

         (d) The Owner Trustee will furnish to the Trustor, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the other Operative Agreements (including those furnished to the Indenture Trustee pursuant to the terms of the Indenture) and not otherwise furnished to the Trustor.

         (e) Notwithstanding anything herein to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Trustor within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 2.06 hereof and Article 23 of the Lease.

         Section 3.06. Certain Rights of Owner Trustee. Except as otherwise provided in Section 3.05 hereof:

         (a) in the absence of bad faith on its part, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction or authorization by the Trustor or any other party to any other Operative Agreement shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Owner Trustee, and signed in the name of such party by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary or other duly authorized officer of such party; and any resolution of the Board of Directors or committee thereof of such party shall be sufficiently evidenced by a copy of such resolution certified by the Secretary or an Assistant Secretary of such party, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Owner Trustee;

         (c) whenever in the administration of this Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any of the other Operative Agreements, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of a Responsible Officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Lessee, the Trustor, or the Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Trustor, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice;

         (d) the Owner Trustee may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint with due care, and it shall be entitled to rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice;

         (e) the Owner Trustee shall not be under any obligation to take any action under this Agreement or under any of the other Operative Agreements at the request or direction of the Trustor unless the Persons making such request or direction shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nor shall the Owner Trustee be required to take any action deemed to impose on the Owner Trustee any obligation to take any action, if the Owner Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement or the other Operative Agreements;

         (f) the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless a Responsible Officer of the Owner Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Owner Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Owner Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the same extent permitted to the Lessor under the Lease, to examine the books and records of the Lessee to reasonably determine whether the Lessee is in compliance with the terms and conditions of the Lease and to examine the Aircraft, Airframe, Engines or any Part thereof personally or by agent or attorney; and

         (g) without limiting the generality of Section 3.05 hereof, except as otherwise provided in written instructions given to the Owner Trustee by the Trustor or as otherwise provided in the Indenture or the Participation Agreement, the Owner Trustee shall not have any duty (i) to see to any recording or filing of the Lease or of this Agreement or any financing statement or other notice or document relating thereto or contemplated under the Operative Agreements or to see to the maintenance of any such recording or filing (other than FAA reporting requirements contained in 14 C.F.R. Sections 47.45 and 47.51), (ii) to see to any insurance on the Aircraft or any part thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Trustor and (to the extent provided in the Indenture) the Indenture Trustee copies of all certificates, reports and other written information which it receives from the Lessee pursuant to the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charges or any Lien (except any Lessor's Lien attributable to it in its individual capacity) owing with respect to, or assessed or levied against any part of the Lessor's Estate, (iv) to confirm or verify any financial statements or reports of the Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease.

         Section 3.07. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR SSB MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that SSB represents and warrants that on the Delivery Date the Owner Trustee shall have received whatever right, title and interests in, to and under the Aircraft that were conveyed to it by AVSA and SSB represents, warrants and covenants that at all times on and after the Delivery Date the Aircraft shall be free of all Lessor's Liens attributable to it, and that the Owner Trustee shall comply with the last sentence of Section 3.05(b) hereof, or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation or warranty by the Owner Trustee or SSB and except that SSB hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Trustor) the other Operative Agreements to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by SSB and (assuming due authorization, execution and delivery of this Trust Agreement by the Trustor) constitutes the legal, valid and binding obligation of SSB enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         Section 3.08. Status of Moneys Received. All moneys received by the Owner Trustee under or pursuant to any provision of this Agreement or any Operative Agreement shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys except to the extent required by law and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, or may be invested in direct obligations of the United States.

         Section 3.09. Self-Dealing. The Owner Trustee in its individual capacity, or any corporation in or with which the Owner Trustee may be interested or affiliated, or any officer or director of any such corporation, may have normal commercial relations, and otherwise deal, in the ordinary course of business, with the Lessee or any other corporation having relations with the Lessee to the full extent permitted by law.

         Section 3.10. Definition of a Responsible Officer. For purposes of this Trust Agreement only, "Responsible Officer" when used with respect to the Owner Trustee means the Chairman or the Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the Executive Committee of the Board of Directors, the President, any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President"), the Secretary, any Assistant Secretary, or any other officer in the Corporate Trust Department of SSB customarily performing functions similar to those performed by any of the above designated officers.

         Section 3.11. Resignation or Removal of Owner Trustee. The Owner Trustee or any successor thereof (a) shall resign if required to do so pursuant to Section 7.02(b) of the Participation Agreement and (b) may resign at any time without cause by giving at least 60 days' prior written notice to the Trustor and the Indenture Trustee, such resignation in each case to be effective only upon the appointment of a successor trustee and the acceptance of such appointment by such successor. In addition, the Trustor may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee, such removal to be effective only upon the appointment by the Trustor of a successor Owner Trustee and the acceptance of such appointment by such successor. Upon the giving of notice of resignation or removal of the Owner Trustee, the Trustor may appoint a successor Owner Trustee by an instrument signed by the Trustor. If the Trustor shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee, the Indenture Trustee or the Trustor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Trustor as above provided. Any successor Owner Trustee so appointed by a court shall be superseded by any successor Owner Trustee subsequently appointed by the Trustor.

         The appointment of any successor Owner Trustee shall be subject to the conditions set forth in Section 11.01 of the Participation Agreement.

         Section 3.12. Estate and Rights of Successor Owner Trustee. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Trustor and the Indenture Trustee, an instrument accepting such appointment, in form and substance acceptable to the predecessor Owner Trustee and the Trustor and thereupon each successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named as an Owner Trustee herein, but nevertheless upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all estates, properties, rights, powers, duties, property or moneys then held by such predecessor Owner Trustee upon the trust herein expressed. Upon any such transfer by a predecessor Owner Trustee, such predecessor Owner Trustee shall provide the successor Owner Trustee and Trustor an accounting of the Lessor's Estate and the trust hereunder.

         Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Lessor's Estate to be transferred upon the records of the Aeronautics Authority or other registry where the Aircraft may then be registered into the name of the successor Owner Trustee and shall otherwise use its best efforts to comply, or assist the successor Owner Trustee in complying, with the provisions of Section 11.01 of the Participation Agreement.

         Section 3.13. Merger or Consolidation of SSB. Any corporation into which SSB in its individual capacity may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which SSB shall be a party, or any corporation to which substantially all the business of the Owner Trustee in its individual capacity may be transferred, shall, subject to Section 11.01 of the Participation Agreement, be the Owner Trustee under this Agreement without further act; provided, that such corporation shall not also be the Indenture Trustee.

         Section 3.14. Co-Trustees. At any time, if the Owner Trustee or the Trustor shall deem it necessary or prudent or desirable in order to conform to legal requirements of any jurisdiction in which any part of the Lessor's Estate may at the time be located, the Owner Trustee by an instrument in writing signed by it, shall appoint one or more Persons approved by the Trustor to act as co-trustee, or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees (except insofar as local law makes it necessary or prudent or desirable for any such co-trustee or separate trustee to act alone), of all or any part of the Lessor's Estate, and to vest in such Person or Persons, in such capacity, such title to the Lessor's Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustor may consider necessary or prudent or desirable. The Owner Trustee shall not be liable for any act or omission of any co-trustee or separate trustee appointed under this Section 3.14. No appointment of, or action by, any co-trustee or separate trustee appointed under this Section 3.14 will relieve the Owner Trustee of any of its obligations under any Operative Agreement or otherwise affect any of the terms of the Indenture or adversely affect the interests of the Indenture Trustee or the Certificate Holders in the Trust Indenture Estate.

         Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name subject to the conditions of this Agreement.

         Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

         (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

         (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Lessor's Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

         (C) no power given to, or which is provided hereby may be exercised by, any such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

         (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except as otherwise provided hereunder; and

         (E) the Trustor, at any time, by an instrument in writing may remove any such additional trustee.

         Section 3.15. Interpretation of Agreements. In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any other agreement relating to the transactions contemplated by the Operative Agreements or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Operative Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall request in writing sent in accordance with Article 14 of the Participation Agreement instructions of the Trustor and, to the extent that the Owner Trustee acts in good faith in accordance with any instructions received from the Trustor, shall not be liable to any Person; provided, that in the event that no response is made to the Owner Trustee by the Trustor within 25 Business Days after such request, the Owner Trustee shall not be liable to any Person for acts taken by the Owner Trustee in good faith in what it deems to be the best interests of the Trustor or for any failure to act in any situation described above in this Section 3.15. The provisions of this
Section 3.15 shall not be applicable to the Owner Trustee's obligations set forth in the last sentence of Section 3.01 hereof.

         Section 3.16. Not Acting in Individual Capacity. In carrying out the trust hereby created, the Owner Trustee will act solely as trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Operative Agreements to which it is a party; and all Persons, other than the Trustor as provided in this Agreement, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Lessor's Estate for payment or satisfaction thereof, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.17. Books and Records; Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to its receipt and disbursement of all moneys under this Agreement or any Operative Agreement and shall, upon the request of the Trustor or its duly authorized representative, make available such books and records at its principal trust office during normal business hours for inspection and copying. The Owner Trustee agrees to sign and file all returns with respect to Taxes that the Trustor prepares (or causes to be prepared) and directs the Owner Trustee to sign and file. The Owner Trustee, upon request, will furnish the Trustor with all such information as may be reasonably required or necessary from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. At the request of the Trustor, and at the expense of the Lessee, the Owner Trustee shall file an application with the Internal Revenue Service for a taxpayer identification number with respect to the trust created hereunder and prepare or cause to be prepared and sign and/or file the Federal fiduciary tax return with respect to Taxes due and payable by the Trust in connection with the transactions contemplated hereby or by any other Operative Agreement; provided, however, that the Owner Trustee shall send a completed copy of each such return to the Trustor not more than 60 nor less than 30 days prior to the due date of such return; provided that the Owner Trustee shall have timely received all necessary information to complete and deliver to the Trustor such return. The Trustor, upon request, will furnish the Owner Trustee with all such information as may be required from the Trustor in connection with the preparation of such income tax returns. The Owner Trustee shall keep copies of all returns delivered to or filed by it.


                                 ARTICLE 4

                           TERMINATION OF TRUST

         Section 4.01. Termination. This Agreement and the trust created and provided for hereby shall cease and be terminated in any one of the following events, whichever shall first occur:

         (a) The sale or other final disposition by the Owner Trustee of all of its interest in all property constituting or included in the Lessor's Estate and, if the Indenture shall then be in effect, the sale or other disposition by the Indenture Trustee of all of its interest in all property constituting or included in the Lessor's Estate, and the final disposition by the Owner Trustee and, if the Indenture shall then be in effect, the Indenture Trustee, of all moneys or other property or proceeds constituting part of the Lessor's Estate in accordance with the terms hereof; or

         (b) 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement; provided, however, that if the Trust shall be or become valid under applicable law for a period subsequent to 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid.

         Section 4.02.  Termination at Option of the Trustor.  Notwithstanding
Section 4.01 hereof, this Agreement and the trust created hereby shall terminate and the Trust Estate shall be distributed to the Trustor, and this Agreement shall be of no further force and effect, upon the election of the Trustor by notice to the Owner Trustee, if such notice shall be accompanied by the written agreement (in form and substance satisfactory to the Owner Trustee) of the Trustor assuming all the obligations of the Owner Trustee under or contemplated by the Operative Agreements or incurred by it as trustee hereunder and releasing the Owner Trustee therefrom; provided, however, that such notice may be given only after the time the Lien of the Indenture is discharged under Section 14.01 of the Indenture and the Lease has terminated unless the Trustor shall have received the prior written consent of the Indenture Trustee to any such termination in which case such notice may be given while the Lien of the Indenture is outstanding.

         Section 4.03.  Distribution of Lessor's Estate upon Termination.
Upon any termination of this trust pursuant to the provisions of Section 4.01 hereof, the Owner Trustee shall convey the Lessor's Estate (subject to all obligations, if any, of the Owner Trustee then existing under the Operative Agreements to which the Owner Trustee is a party) to such purchaser or purchasers or the Trustor, as the case may be, and for such amount and on such terms as shall be specified in written instructions from the Trustor delivered to the Owner Trustee prior to the date of termination; provided, that (i) if at the time of any termination the Lease remains in force and effect, then the Lessor's Estate shall be sold as a unit (and not in parcels) and subject to the Lease, and (ii) in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to the Lessor's Estate to the Trustor. Upon making such transfer or sale and accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in
Section 2.05 hereof.


                                 ARTICLE 5

                                [RESERVED]


                                 ARTICLE 6

                               MISCELLANEOUS

         Section 6.01.  Indemnification.   The Trustor shall assume liability
for, and shall indemnify, protect, save and keep harmless SSB from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, proceedings, suits, costs (including reasonable attorneys' fees), expenses and disbursements of any kind and nature whatsoever ("Trust Claims") imposed on, incurred by or asserted against the Owner Trustee or SSB, as the case may be (but only to the extent the Owner Trustee or SSB, as the case may be, is not indemnified by the Lessee for such Trust Claims under any Operative Document or is not indemnified by any other Person for such Trust Claims, within a reasonable time after demand therefor), in any way relating to or arising out of (X) the Trust Estate or any of the properties included therein and (Y) the administration of the Trust Estate or the action of inaction of the Owner Trustee hereunder or under the Operative Documents including, but not limited to, claims under any Environmental Laws; provided, however, that (a) the Trustor shall not be required to indemnify the Owner Trustee or SSB in the case of (i) willful misconduct, negligence with respect to handling of funds, gross negligence or bad faith of the Owner Trustee or SSB, as the case may be, (ii) the Owner Trustee's or SSB's failure to use ordinary care in the handling of monies constituting part of the Trust Estate,
(iii) Taxes of the Owner Trustee or SSB, as the case may be, that are based on or measured by the compensation received by SSB for acting as Owner Trustee hereunder, and (iv) items excluded from indemnification by the Lessee as, as to the extent, provided in Section 8.01(b)(i-xii) and 9.01(b)(i-ix) of the Participation Agreement, and (b) the Trustor shall not be required to indemnify with respect to Trust Claims resulting from a breach of the covenants by SSB in Article 3 hereof or Trust Claims resulting because any representation or warranty of the Owner Trustee or SSB, as the case may be, contained in any Operative Document proves to be untrue or inaccurate or the failure by the Owner Trustee or SSB, as the case may be, to perform or observe any agreements, covenants or conditions to be performed or observed by it in any of the Operative Documents. None of the foregoing exclusions shall limit the obligation of the Trustor to indemnify SSB (but SSB shall still be required to seek indemnification from the Lessee before making a claim against the Trustor hereunder unless such exclusion is otherwise limited under Sections 8.01(b) and 9.01(b) of the Participation Agreement), (i) for actions taken in accordance with written instructions received from the Trustor, and
(ii) to the extent such exclusions are attributable to acts or omissions of the Trustor. The payor of any indemnity under this Section 6.01 shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid. The indemnities contained in this Section
6.01 shall survive the termination of this Agreement.

         Section 6.02. Limitations on the Trustor's Liability. The Trustor shall not have any liability for the performance of this Agreement except as expressly set forth herein.

         Section 6.03. Fees; Compensation. Except as provided in Section 3.06(e) or 6.01 hereof, the Owner Trustee agrees that it shall have no right against the Trustor or the Trust Estate for any fee as compensation for its services hereunder.

         Section 6.04. Supplements and Amendments. At any time and from time to time, only upon the written request of the Trustor (a) SSB and the Trustor shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement as specified in such request and (b) the Owner Trustee shall, subject to the provisions of Section
8.01 of the Indenture, enter into or consent to such written amendment or modification of or supplement to any of the Operative Agreements as the Trustor and any other necessary parties may agree to in writing and as may be specified in such request, or execute and deliver such written waiver of the terms of any of the Operative Agreements as may be agreed to in writing by the Trustor and as may be specified in such request; provided, that (i) the Owner Trustee shall not execute any such supplement, amendment, waiver or modification without the prior written consent of the Trustor, (ii) if in the reasonable opinion of the Owner Trustee any document required to be executed by it pursuant to this Section adversely affects any right or duty of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any other Operative Agreement, the Owner Trustee may in its discretion decline to execute such document and (iii) any amendment or supplement to this Agreement shall comply with the provisions of Section 7.13 of the Participation Agreement. It shall not be necessary that any request pursuant to this Section specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof. Promptly after the execution by SSB or the Owner Trustee of any document pursuant to this Section, the Owner Trustee shall mail a conformed copy thereof to the Trustor, the Indenture Trustee and the Lessee, but the failure of the Owner Trustee to mail such conformed copies shall not impair or affect the validity of such document.

         Section 6.05. Nature of Title of Trustor. The Trustor shall not have any legal title to any part of the Lessor's Estate. No transfer, by operation of law or otherwise, of the right, title and interest of the Trustor in and to the Lessor's Estate or the trust hereunder shall operate to terminate this Agreement or Lessor's Estate.

         Section 6.06. Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by the Owner Trustee of the interest of the Owner Trustee in the Operative Agreements or in the Aircraft or any part thereof pursuant to and in compliance with the terms of this Agreement or the Operative Agreements shall bind the Trustor and shall be effective to transfer or convey all right, title and interest of the Owner Trustee in and to the Operative Agreements or the right, title and interest of the Owner Trustee and the Trustor in and to the Aircraft or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

         Section 6.07. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, and (c) if given by FedEx service or other means, when received or personally delivered, addressed:

  If to the Owner Trustee: State Street Bank and Trust Company of Connecticut,
                           National Association
                           c/o State Street Bank and Trust Company
                           Two International Place
                           4th Floor
                           Boston, Massachusetts 02110
                           Attention:  Corporate Trust Department
                           Telephone:  (617) 664-5526
                           Facsimile:  (617) 664-5371

   If to the Trustor:      PMCC Leasing Corporation
                           200 First Stamford Place
                           Stamford, Connecticut 06902
                           Attention:  Vice President Leasing
                           with a copy to Director, Portfolio Administration
                           Telephone:  (914) 335-5000
                           Facsimile:  (914) 335-8301

   If to the Indenture
   Trustee:                First Security Bank, National Association
                           79 South Main Street
                           Salt Lake City, Utah 84111
                           Attention:  Corporate Trust Department
                           Telephone:  (801) 246-5630
                           Facsimile:  (801) 246-5053

or as to any of the foregoing parties at such other address as such party may designate by notice duly given in accordance with this Section to the other parties.

         Section 6.08. Situs of Trust; Applicable Law; Severability. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND PERFORMANCE. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective; provided, that such remaining provisions do not increase the obligations or liabilities of the Owner Trustee or the Trustor.

         Section 6.09. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of the Beneficial Interest, but only to the extent the Beneficial Interest has been transferred or assigned in accordance with the limitations of Section 7.03(d) of the Participation Agreement.

         Section 6.10. Headings and Table of Contents. The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 6.11. Identification of Trust. This trust may for convenience be referred to as the "Federal Express Corporation Trust No. N674FE."

         Section 6.12. Counterparts. This instrument may be executed in any number of counterparts or upon separate signature pages bound together in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

         Section 6.13. Trustor Interest. The Trustor has only a beneficial interest in any specific property of this Trust. No creditor of the Trustor shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of this trust (as opposed to the Trustor's beneficial interest in this trust).

         Section 6.14. Performance by the Trustor. Any obligation of the Owner Trustee hereunder or under any Operative Agreement or other document contemplated herein may be performed by the Trustor and any such performance shall not be construed as a revocation of the trust created hereby.

         IN WITNESS WHEREOF, SSB and the Trustor have caused this Agreement to be duly executed all as of the date first above written.


                     PMCC LEASING CORPORATION


                     By:
                         -------------------------------------------------
                           Name: Joan D. Woodroof
                           Title: Manager, Structured Finance



                     STATE STREET BANK AND TRUST COMPANY OF
                     CONNECTICUT, NATIONAL ASSOCIATION


                     By:
                         -------------------------------------------------
                           Name:   Paul D. Allen
                           Title:  Vice President





                                  SCHEDULE I

                                  DEFINITIONS
                (FEDERAL EXPRESS CORPORATION TRUST NO. N674FE)


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement, the Series Supplements, the Intercreditor Agreement and the Liquidity Facilities) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Additional Insured.  As defined in Article 13 of the Lease.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affidavits. The affidavits of citizenship of the Owner Trustee and the Owner Participant.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

         After-Tax Basis. A basis such that any payment to be received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment to be received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

         Airbus Guaranty. The Guaranty to be dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

         Aircraft. The Airframe to be sold by AVSA to the Owner Trustee as provided in the Participation Agreement and to be leased under the Lease (or any permitted substitute airframe thereunder) together with two Engines (whether either is an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease. Prior to delivery of the initial Lease Supplement, references in the Operative Agreements (including Section 3.05 of the Participation Agreement) to Aircraft shall mean the Airbus A300F4-605R airframe bearing FAA Registration Number N674FE and Manufacturer's serial number 781, together with two General Electric CF6-80C2-A5F engines.

         Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) to be leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any Replacement Airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on or prior to the Delivery Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, each Liquidity Provider and the Owner Participant.

         Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N674FE), dated the Certificate Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Ancillary Agreement II. The Ancillary Agreement II (Federal Express Corporation Trust No. N674FE), dated the Certificate Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Application. The application for registration of the Aircraft with the FAA in the name of the Owner Trustee.

         Appraisal. The report prepared by BK Associates, Inc. and to be delivered to the Owner Participant (with an abbreviated report to the Lessee) on the Delivery Date pursuant to Section 4.02(h) of the Participation Agreement.

         Assignment and Assumption Agreement. Any agreement delivered in compliance with Section 7.03(d) of the Participation Agreement.

         Average Life Date. For any Certificate, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Certificate.

         AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France.

         AVSA Consent and Agreement. The Consent and Agreement dated as of May 1, 1997, executed by AVSA.

         AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and to be dated the Delivery Date.

         AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and to be dated the Delivery Date.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Delivery Date and ending at the end of the day on December 23, 2020, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in the United States in which the office or agency is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Boston, Massachusetts.

         Certificate Closing Date. The date of the closing with respect to the purchase of Certificates by the Pass Through Trustee contemplated by Section 2.01(b) of the Participation Agreement.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N674FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Change in Tax Law. Any change to the Code or the Treasury regulations promulgated thereunder or the publication of any revenue ruling, revenue procedure or any informational release by the Internal Revenue Service or the Department of Treasury either of which would change or would allow a change in the tax assumptions or structure upon which the lease economics were based, provided that the Owner Participant or the Lessee has notified the other party of such change in writing prior to the Delivery Date.

         Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Class A Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Class B Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of Certificates by the Pass Through Trustee.

         Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

         Collateral Account. The deposit account established and maintained pursuant to Section 2.13 of the Indenture.

         Collateral Account Control Agreement. The Collateral Account Control Agreement dated as of May 1, 1997 among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

         Commitment. The amount of the Owner Participant's participation in the Purchase Price required to be made available or paid as provided in
Section 3.02 of the Participation Agreement.

         Consent and Agreement. The Consent and Agreement dated as of May 1, 1997 executed by the Manufacturer.

         Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

         Corporate Trust Administration. The Corporate Trust Administration office of the Owner Trustee located at 750 Main Street, Hartford, Connecticut 06103, Attention: Corporation Trust Administration, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

         Corporate Trust Department. The Corporate Trust Department office of the Indenture Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

         CRAF Program. Has the meaning specified in Section 7.01(f) of the Lease.

         Cut-Off Date.  December 22, 1997.

         Debt Portion. The amount specified as such on Schedule IV to the Participation Agreement.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date. The date on which the Aircraft is delivered and sold by AVSA to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

         Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.05(c) of the Participation Agreement.

         Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

         Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

         Engine. Each of the two General Electric CF6-80C2-A5F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.02(c), 10.03, 11.03, 11.04 or 12.02 of
the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of May 1, 1997, executed by the Engine Manufacturer.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N674FE), dated as of May 1, 1997 between the Lessor and the Lessee.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan. As defined in Section 8.01(b)(xii) of the Participation Agreement.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 60 days due to theft or disappearance or such longer period, not to exceed 180 days from the end of such initial 60-day period, if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such theft or disappearance constitutes an Event of Loss pursuant to (i)(B) or (ii) hereof) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever;
(ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300-600 series aircraft equipped with engines of the same make and model as the Engines for a period of twelve (12) consecutive months, unless the Lessee, prior to the expiration of such twelve (12) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of twenty-four (24) consecutive months or until the end of the Term, if earlier. The date of such Event of Loss shall be (s) the 61st day or the 241st day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term or the Lessee's abandonment of diligent efforts to recover such property, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the 12 month or 24 month period, referred to in clause (iv) above (or if earlier, the end of the Term or abandonment of the Lessee's efforts to restore the normal use of the Aircraft). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Excepted Payments. Collectively, (i) indemnity, expense, reimbursement or other payments paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any other Operative Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with
Section 13.05 of the Lease but not required under Article 13 of the Lease,
(iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any purchase price paid to the Owner Participant for its interest in the Trust Estate pursuant to Section 7.03(d) of the Participation Agreement, (vi) subject to Section 3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above and (viii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) and (vii) above (except with respect to interest attributable to payments referred to in clause (vi) above).

         Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of Section 17.01 of the Lease (when it shall be determined based upon the actual condition and location of the Aircraft), it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         Final Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the lesser of (i) Fair Market Rental as determined as of the commencement of such Fixed Renewal Term and (ii) 50% of the average actual semi-annual Basic Rent payable during the Basic Term.

         Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         FPO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

         French Pledge Agreement. The French Pledge Agreement dated as of May 1, 1997 between the Owner Trustee and the Indenture Trustee.

         FSB. First Security Bank, National Association, a national banking association.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

         GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of SSB, in its individual capacity and as Owner Trustee and Lessor, the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, the Owner Participant Guarantor and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Pass Through Trustee nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N674FE), dated as of May 1, 1997, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement.

         Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N674FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Trustee. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

         Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Intercreditor Agreement. The Intercreditor Agreement dated as of May 1, 1997, among the Pass Through Trustee, the Class A Liquidity Provider, the Class B Liquidity Provider and the Subordination Agent.

         Interest Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Invoice.  The invoice for the Aircraft given by AVSA to the Lessor.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N674FE) dated as of May 1, 1997, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N674FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Lease.

         Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

         Lessee.  Federal Express Corporation, a Delaware corporation.

         Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

         Lessor. State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), any Ancillary Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement), and all other property of the Owner Trustee purportedly subjected to the Lien of the Indenture by the Granting Clause thereof; provided that in no event shall "Lessor's Estate" include any Excepted Payment.

         Lessor's Liens. Liens against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or
(iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

         Liquidity Facility. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Liquidity Provider. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Losses. Has the meaning specified in Section 17.02(a) of the Participation Agreement.

         Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

         Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of
(i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the outstanding principal amount of such Certificate plus accrued interest.

         Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate equal to the Debt Rate per annum compounded semi-annually.

         Non-U.S. Person.  Any Person other than a U.S. Person.

         Obsolete Parts. Parts which are severable from the Aircraft in accordance with clauses (ii) and (iii) of the proviso to Section 9.02(b) of the Lease and the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent, the Tax Indemnity Agreement, each Liquidity Facility, the Intercreditor Agreement, the Collateral Account Control Agreement and any Assignment and Assumption Agreement.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which the Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Participant Guarantor. Philip Morris Capital Corporation, a Delaware corporation, and any other provider of an Owner Participant Guaranty.

         Owner Participant Guaranty. The Owner Participant Guaranty dated the Certificate Closing Date by the Owner Participant Guarantor in favor of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, and any guaranty delivered in compliance with Section 7.03(d) of the Participation Agreement.

         Owner Trustee. SSB, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement.

         Owner Trustee Guarantor.  The provider of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

         Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash during the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages, as the case may be, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N674FE), dated as of May 1, 1997, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee, the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee and the Subordination Agent not in its individual capacity except as otherwise expressly provided therein, but solely as subordination agent.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or title to which remains vested in the Lessor pursuant to Article 8 of the Lease.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of May 1, 1997 between the Lessee and the Pass Through Trustee.

         Pass Through Certificates. Any of the Pass Through Certificates, 1997-1-A, the Pass Through Certificates, 1997-1-B or the Pass Through Certificates, 1997-1-C, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

         Pass Through Trust. The Federal Express Corporation 1997-1 Pass Through Trust Class A, Federal Express Corporation 1997-1 Pass Through Trust Class B and Federal Express Corporation 1997-1 Pass Through Trust Class C, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

         Pass Through Trustee. First Security Bank, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date.  Each January 15 and July 15 commencing on July 15,
1997.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

         Premium Termination Date. With respect to the Series A Certificates, December 27, 2011, with respect to the Series B Certificates, February 5, 2010 and with respect to the Series C Certificates, March 22, 2007.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Principal Amount. With respect to a Certificate means the stated original principal amount of such Certificate and, with respect to all Certificates, means the aggregate stated original principal amounts of all Certificates.

         Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

         Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

         Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

         Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N674FE), dated as of May 1, 1997 between the Lessor and the Lessee.

         Purchase Price.  Has the meaning specified in Ancillary Agreement II.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 31 for January 15 Payment Dates and June 30 for July 15 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Register.  Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         Related Indentures. Collectively, the Trust Indenture and Security Agreement for each of Federal Express Corporation Trust Nos. N670FE, N671FE, N672FE, N673FE, N583FE and N584FE, each dated as of May 1, 1997, between the Owner Trustee and the Indenture Trustee, the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N581FE, dated as of May 1, 1997, between Wilmington Trust Company, as owner trustee and the Indenture Trustee, and the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N587FE, dated as of December 1, 1996, as amended and restated as of May 1, 1997, between Wilmington Trust Company, as owner trustee and the Indenture Trustee.

         Remaining Weighted Average Life. On a given date with respect to any Certificate the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Certificate by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date. December 23, 2020 and each January 15 and July 15 commencing on January 15, 1998.

         Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

         Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

         Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

         Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) of equal or greater value, airworthiness, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Ratings Group.

         Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01 of the Participation Agreement.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         Secured Obligations. Has the meaning specified in the Granting Clause of the Indenture.

         Securities Act.  The Securities Act of 1933, as amended.

         Series "A" or "Series A Certificates". Certificates issued and designated as "Series A" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

         Series "B" or "Series B Certificates". Certificates issued and designated as "Series B" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

         Series "C" or "Series C Certificates". Certificates issued and designated as "Series C" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

         Series Supplement or Series Supplements. The Series Supplement 1997-1-A to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement 1997-1-B to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1997-1-C to be executed and delivered by the Lessee and the Pass Through Trustee.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Specified Investments. Shall mean (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or
(e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

         SSB. State Street Bank and Trust Company of Connecticut, National Association, a national banking association.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Stipulated Loss Value is to be calculated with reference to any such date; provided that if amounts in respect of Stipulated Loss Value are payable under the Operative Agreements after the Stipulated Loss Determination Date in respect of which such Stipulated Loss Value was determined, the Lessor shall be compensated during the period from the Stipulated Loss Determination Date to such payment date in accordance with the provisions of the Operative Agreements.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease.

         Subordination Agent.   First Security Bank, National Association, a
national banking association, not in its individual capacity but solely as Subordination Agent.

         Supplemental Rent. (a) All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to the Lessor, the Owner Participant, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including, without limitation, payments of Stipulated Loss Value, FPO Price and amounts calculated by reference to Termination Value, any amounts of Make-Whole Premium payable under the Indenture to the extent provided in Section 3.03 of the Lease, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

          Tax. Has the meaning set forth in Section 8.01(a) of the Participation Agreement.

          Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N674FE), dated as of May 1, 1997, between the Lessee and the Owner Participant.

         Term. The Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after December 31, 2004 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on July 15, 2017, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent
Payment Date that is on or after the seventh anniversary of the Delivery Date and (iii) Section 4.02(a)(F) of the Lease, the last day of the Basic Term.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Termination Value is to be calculated with reference to any such date; provided that if amounts in respect of Termination Value are payable under the Operative Agreements after the Termination Date in respect of which such Termination Value was determined, the Lessor shall be compensated during the period from the Termination Date to such payment date in accordance with the provisions of the Operative Agreements.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Treasury Yield. At the time of determination with respect to any Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Certificate and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Certificate. In each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Certificate is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15(919). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N674FE), dated as of May 1, 1997, between the Owner Participant and the Owner Trustee in its individual capacity.

         Trust Estate.  The Lessor's Estate.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

         Underwriters. Morgan Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., Goldman, Sachs & Co. and J.P. Morgan & Co.

         Underwriting Agreement. The Underwriting Agreement dated May 22, 1997 among the Lessee and the Underwriters.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

         U.S. Person.  A Person described in Section 7701(a)(30) of the Code.



==============================================================================



                                TRUST AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N581FE)

                            Dated as of May 1, 1997

                                     among

                             AMSOUTH LEASING, LTD.
                                      and
                           BTM FUNDING CORPORATION,
                                   Trustors


                                      and


                           WILMINGTON TRUST COMPANY,
                                 Owner Trustee



                COVERING ONE MCDONNELL DOUGLAS MD-11F AIRCRAFT
                   SERIAL NO. 48419, REGISTRATION NO. N581FE


==============================================================================






                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
PARTIES....................................................................  1

RECITALS...................................................................  1

                                   ARTICLE 1

                              THE LESSOR'S ESTATE

   Section 1.01.  Authorization and Direction to Owner Trustee.............  1
   Section 1.02.  Declaration of Trust.....................................  2
   Section 1.03.  Conditions Precedent and Advances by Trustors............  2
   Section 1.04.  Intention of Parties.....................................  2
   Section 1.05.  Name of Trust............................................  3
   Section 1.06.  Authority to File Trust Certificate......................  3

                                   ARTICLE 2

                                 DISTRIBUTIONS

   Section 2.01.  Predelivery Funding; Rent, Etc...........................  3
   Section 2.02.  Excepted Payments........................................  4
   Section 2.03.  Other Receipts...........................................  4
   Section 2.04.  Distributions after Default..............................  4
   Section 2.05.  Distributions after Release of Lien of Indenture.........  5
   Section 2.06.  Manner of Making Distributions...........................  5
   Section 2.07.  Allocation of Profits and Losses.........................  6

                                   ARTICLE 3

                               THE OWNER TRUSTEE

   Section 3.01.  Acceptance of Trust and Duties...........................  6
   Section 3.02.  Limitation on Authority of Owner Trustee.................  6
   Section 3.03.  Notice of Default........................................  7
   Section 3.04.  Action Upon Instructions.................................  7
   Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.....  7
   Section 3.06.  Certain Rights of Owner Trustee..........................  8
   Section 3.07.  No Representations or Warranties as to Certain Matters... 10
   Section 3.08.  Status of Moneys Received................................ 11
   Section 3.09.  Self-Dealing............................................. 11
   Section 3.10.  Definition of a Responsible Officer...................... 11
   Section 3.11.  Resignation or Removal of Owner Trustee.................. 12
   Section 3.12.  Estate and Rights of Successor Owner Trustee............. 12
   Section 3.13.  Merger or Consolidation of WTC........................... 13
   Section 3.14.  Co-Trustees.............................................. 13
   Section 3.15.  Interpretation of Agreements............................. 14
   Section 3.16.  Not Acting in Individual Capacity........................ 14
   Section 3.17.  Tax Returns.............................................. 15

                                   ARTICLE 4

                             TERMINATION OF TRUST

   Section 4.01.  Termination.............................................. 15
   Section 4.02.  Distribution of Lessor's Estate upon Termination......... 16

                                   ARTICLE 5

                        TRANSFER OF BENEFICIAL INTEREST


                                   ARTICLE 6

                                 MISCELLANEOUS

   Section 6.01.  Indemnification.......................................... 18
   Section 6.02.  Supplements and Amendments............................... 20
   Section 6.03.  Nature of Title of Trustor............................... 20
   Section 6.04.  Power of Owner Trustee to Convey......................... 20
   Section 6.05.  Notices.................................................. 21
   Section 6.06.  Situs of Trust; Applicable Law; Severability............. 22
   Section 6.07.  Successors and Assigns................................... 22
   Section 6.08.  Headings and Table of Contents........................... 22
   Section 6.09.  Definitions.............................................. 22
   Section 6.10.  Identification of Trust.................................. 22
   Section 6.11.  Counterparts............................................. 22
   Section 6.12.  Trustors' Interest....................................... 22
   Section 6.13.  Limitations on Control.  Exceptions...................... 23

   Schedule I     Definitions

                                TRUST AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N581FE)

         TRUST AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N581FE) dated as of May 1, 1997 (this "Agreement") among WILMINGTON TRUST COMPANY, a Delaware banking corporation (in its individual capacity, "WTC", and not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"), AMSOUTH LEASING, LTD., an Alabama limited partnership, and BTM FUNDING CORPORATION, a Massachusetts corporation (individually, together with its successors and permitted assigns, a "Trustor" and collectively, together with their respective successors and permitted assigns, the "Trustors");


                             W I T N E S S E T H :

         WHEREAS, the Trustors desire to create a trust for the purpose of issuing Certificates, the proceeds of which issuance shall initially be held by the Indenture Trustee on behalf of the Owner Trustee in the Collateral Account and released, subject to the proviso to Section 3.02(a) of the Participation Agreement, on the Delivery Date in order to finance a portion of the Purchase Price of the Aircraft, to acquire the Aircraft from the Lessee on the Delivery Date, to lease the Aircraft to the Lessee on the Delivery Date and to receive the benefits provided for herein.

         WHEREAS, WTC is willing to accept the trust as herein provided and to perform its obligations hereunder in its individual capacity or as the Owner Trustee as the case may be.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, WTC and the Trustors agree as follows:


                                   ARTICLE 1

                              THE LESSOR'S ESTATE

         Section 1.01. Authorization and Direction to Owner Trustee. The Trustors (severally and not jointly) hereby authorize and direct the Owner Trustee, not individually but solely as the Owner Trustee hereunder:

         (a) to execute and deliver as and when specified in Sections 4.01 and 4.02 of the Participation Agreement and each of the other Operative Agreements to which the Owner Trustee is a party and to enter into and perform the transactions contemplated thereby including, without limitation, accepting title to, and delivery of, the Aircraft from the Lessee on the Delivery Date, and taking all appropriate action to cause the Airframe to be registered with the Federal Aviation Administration in the name of the Owner Trustee;

         (b) to execute and deliver from time to time the Certificates in the manner and subject to the terms and conditions provided in the Participation Agreement and the Indenture;

         (c) to execute and deliver each other document referred to in the Operative Agreements to which the Owner Trustee is a party or which the Owner Trustee is required to deliver pursuant to the Operative Agreements;

         (d) subject to the terms of this Agreement, to perform the obligations and duties and, upon instruction of a Majority in Interest of Owner Participants, exercise the rights of the Owner Trustee under the Operative Agreements; and

         (e) to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of a Majority in Interest of Owner Participants, as the Trustors may deem necessary or advisable in connection with the Certificate Closing Date and the Delivery Date and the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustors or their counsel to evidence, conclusively, the direction of a Majority in Interest of Owner Participants.

         Section 1.02. Declaration of Trust. WTC hereby declares and agrees, in its individual capacity, that it will, and in its capacity as the Owner Trustee does, hold the Lessor's Estate upon the trust herein set forth for the use and benefit of the Trustors, ratably according to their respective Equity Percentages, subject, however, to the provisions of, and the Lien created by, the Indenture. This Agreement is not intended by the Trustors to create, and the trust created hereby is not intended by the Trustors and the other parties interested herein to constitute a business trust for purposes of the Bankruptcy Code.

         Section 1.03. Conditions Precedent and Advances by Trustors. The Trustors agree (severally and not jointly) to make advances to the Owner Trustee in such amounts and at such times as may be necessary to permit the Owner Trustee to satisfy its obligations under Section 3.02 of the Participation Agreement, subject to the conditions set forth therein. The right and obligation of the Owner Trustee to take the actions required by
Section 1.01 hereof shall be subject to the condition that the Trustors shall have made the full aggregate amount of the advances required to be made by the Trustors pursuant to Section 3.02(a) of the Participation Agreement.

         Section 1.04. Intention of Parties. This Agreement is intended by the Trustors to create, and there is hereby created, a Delaware statutory business trust pursuant to Title 12 Section 3801 et seq. of the Delaware Code, provided, however, that notwithstanding anything set forth herein to the contrary, it is the intention of the parties hereto that the trust created hereby be treated as a partnership for tax purposes.

         Section 1.05. Name of Trust. The trust created hereby (the "Trust") shall be named Federal Express Corporation Trust No. N581FE.

         Section 1.06. Authority to File Trust Certificate. The Trustors hereby instruct the Owner Trustee to file a certificate of trust, and any amendments thereto which are required to be filed, with the Secretary of State of the State of Delaware pursuant to 12 Del. C. Section 3810. In addition, upon termination of the Trust and the winding up of the Trust's affairs in accordance with terms of Section 4.01 hereof, the Trustors hereby instruct the Owner Trustee to file a certificate of cancellation with the Secretary of State of the State of Delaware pursuant to 12 Del. C. Section 3810.


                                   ARTICLE 2

                                 DISTRIBUTIONS

         Section 2.01. Predelivery Funding; Rent, Etc. (a) The Trustors and the Owner Trustee acknowledge that the proceeds from the sale of the Certificates to be effected on the Certificate Closing Date are to be held by the Indenture Trustee in the Collateral Account in the manner specified in the Indenture for application as provided therein and in Section 3.02 of the Participation Agreement.

         (b) The Trustors and the Owner Trustee acknowledge that the Lease will be security for the Certificates pursuant to the Indenture which provides that all moneys payable by the Lessee to the Owner Trustee under the Lease (other than Excepted Payments) are to be first paid to the Indenture Trustee while the Lien of the Indenture is in effect, for distribution in accordance with the terms of Article V of the Indenture. Except as otherwise provided in
Section 2.04 hereof (and except for amounts received from the Indenture Trustee, which shall be applicable only in accordance with clause (iii) below), the Owner Trustee shall promptly apply each payment of Rent (other than Excepted Payments), Stipulated Loss Value, Termination Value, and any proceeds from the sale, requisition or disposition of the Aircraft received by it as follows:

         (i) prior to the release of the Lien of the Indenture, each such payment shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; provided, that any payments received by the Owner Trustee from (x) the Lessee with respect to WTC's or the Owner Trustee's fees and disbursements under this Agreement, or (y) any Trustor pursuant to Section
   6.01 hereof shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made;

         (ii) after the release of the Lien of the Indenture, any amount remaining after application in full in accordance with paragraph (b)(i) of this Section 2.01 and which represents payments for which provision as to the application thereof is made in any other Operative Agreement shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative Agreement; and

         (iii) after application in accordance with paragraphs (i) and (ii) of this Section 2.01(b), or to the extent received from the Indenture Trustee under the terms of the Indenture, the balance, if any, remaining shall be paid to the Trustors ratably according to their respective Equity Percentages.

         Section 2.02. Excepted Payments. All Excepted Payments at any time received by the Owner Trustee shall be distributed promptly to the applicable Person, and such payment shall not be deemed under any circumstances to be part of the Lessor's Estate.

         Section 2.03.  Other Receipts.  Except as otherwise provided in
Section 2.04 hereof, any payment received by the Owner Trustee, other than those referred to in Sections 2.01 and 2.02 hereof, shall be payable prior to the release of the Lien of the Indenture directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; and following such application or release of Lien, any such payment for which provision as to the application thereof is made in the other Operative Agreements shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of the other Operative Agreements, and any such payment received by the Owner Trustee for which no provision as to the application thereof is made in the Operative Agreements or in this Article 2 shall, unless the Trustors shall have otherwise jointly instructed the Owner Trustee in writing, be distributed promptly to the Trustors ratably according to their respective Equity Percentages.

         Section 2.04. Distributions after Default. Subject to the provisions of Section 2.02 hereof, (i) all payments received and amounts realized by the Owner Trustee after an Indenture Event of Default shall have occurred and shall be continuing and after the Certificates shall have become or been declared due and payable pursuant to Section 7.02(b) or 7.02(c) of the Indenture or the Lease shall have been declared in default (including, without limitation, any amounts realized by the Owner Trustee or any Trustor from the exercise of any remedies pursuant to Section 17.01 of the Lease), as well as
(ii) all funds then held or thereafter received by the Owner Trustee as part of this Trust Agreement, the Lease or otherwise, shall be distributed to the Indenture Trustee for distribution in accordance with the provisions of
Article V of the Indenture.

         Section 2.05. Distributions after Release of Lien of Indenture. Except as otherwise provided in Sections 2.01, 2.02, 2.03 and 2.04 hereof:

         (a) all payments received and amounts realized by the Owner Trustee under the Lease or otherwise with respect to the Aircraft or any part thereof (including, without limitation, all payments received pursuant to Section 17.01 of the Lease and amounts realized upon the sale or lease of the Aircraft or any part thereof after the termination of the Lease with respect thereto), to the extent received or realized at any time after the Lien of the Indenture shall have been released pursuant to the terms of the Indenture, and

         (b) moneys not included in paragraph (a) of this Section 2.05 remaining as part of the Lessor's Estate after payment in full of amounts described in paragraph (a), shall, to the extent required, be retained by the Owner Trustee as reimbursement for all expenses hereunder or under the Lease not theretofore reimbursed under this Agreement, the Lease or otherwise and to which the Owner Trustee is entitled to be reimbursed pursuant to the provisions thereof, and any balance remaining thereafter shall be distributed to the Trustors ratably according to their respective Equity Percentages.

         Section 2.06. Manner of Making Distributions. The Owner Trustee shall make distributions or cause distributions to be made to (i) any Trustor pursuant to this Article 2 by transferring by wire transfer in immediately available funds the amount to be distributed to such account or accounts of such Trustor as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article 2 by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided, that the Owner Trustee shall invest overnight, for the benefit of such Trustor, in investments that would be permitted by Article 23 of the Lease (but only to the extent funds are received on or prior to 1:00 P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee in investments which, after consultation with such Trustor, such Trustor shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and the Lien created by, the Indenture, the Owner Trustee will, if so requested by any Trustor by written notice, pay in immediately available funds any and all amounts payable by the Owner Trustee hereunder to such Trustor as directed by any Trustor.

         Section 2.07. Allocation of Profits and Losses. Profits and Losses of the trust shall be determined for each taxable year of the trust, which shall be the calendar year, in accordance with the accrual method of accounting. Profits and Losses shall be allocated between the Trustors pro rata in accordance with their respective Equity Percentages.


                                   ARTICLE 3

                               THE OWNER TRUSTEE

         Section 3.01. Acceptance of Trust and Duties. WTC accepts the trust hereby created and, subject to Section 1.03 hereof, in its capacity as the Owner Trustee agrees to perform the same, including without limitation, subject to Section 1.03 hereof, the actions specified in Section 1.01 hereof as herein provided. The Owner Trustee agrees to disburse all monies that it receives under the Operative Agreements in accordance with the terms hereof. The Owner Trustee shall not be answerable or accountable in its individual capacity except as a result of or arising from (a) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (b) any breach by the Owner Trustee of its representations, warranties and covenants given in its individual capacity in this Agreement, Sections 7.01(c), 7.02(a) and (b) and 7.04 of the Participation Agreement or its covenants given in its individual capacity in Section 3.05 of the Indenture or elsewhere in the Operative Documents, (c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) Lessor's Liens attributable to it in its individual capacity, and (e) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by WTC or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and the Operative Agreements including this Agreement.

         Section 3.02. Limitation on Authority of Owner Trustee. The Owner Trustee shall have no power, right, duty or authority to manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft, Airframe, Engines, any Part thereof or any other property at any time constituting a part of the Lessor's Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Agreements, except (i) to execute and deliver the Operative Agreements to which it is a party, (ii) to exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the Owner Trustee hereunder and under the other Operative Agreements as authorized and directed by a Majority in Interest of Owner Participants, or (iii) as expressly provided in written instructions from a Majority in Interest of Owner Participants given pursuant to Section 3.03 or 3.04 hereof; provided, that nothing in this Section 3.02 shall limit in any manner the obligations of the Owner Trustee hereunder.

         Section 3.03. Notice of Default. In the event that a Responsible Officer in the Corporate Trust Department of the Owner Trustee shall have actual knowledge of a Default or an Event of Default, or an Indenture Default or an Indenture Event of Default, the Owner Trustee shall give or cause to be given to the Trustors and the Indenture Trustee prompt notice (in any event within two Business Days of the discovery thereof), in accordance with Article 14 of the Participation Agreement, of such Default, Event of Default, Indenture Default or Indenture Event of Default. Subject to the terms of
Section 3.06(e) hereof and the rights of the Indenture Trustee under the Indenture, the Owner Trustee shall take such action with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as shall be specified in written instructions from the Trustors as authorized and directed by a Majority in Interest of Owner Participants; provided that the Owner Trustee shall have no duty to take any action whatsoever in the absence of instructions from a Majority in Interest of Owner Participants. For all purposes of this Agreement and the Lease, in the absence of actual knowledge of a Responsible Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a Default, Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by the Lessee, any Trustor, the Indenture Trustee or any Certificate Holder.

         Section 3.04. Action Upon Instructions. Upon the written instructions at any time and from time to time of Majority in Interest of Owner Participants, the Owner Trustee will take or refrain from taking such action, not inconsistent with provisions of the Indenture, as may be specified in such instructions.

         Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.
(a)(i) The Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and with the degree of care specified in Section 3.01 hereof, and in accordance with instructions given by the Trustors hereunder, and no implied duties, covenants or obligations shall be read into this Agreement, any such instructions or the Operative Agreements against the Owner Trustee, and the Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft or any part of the Lessor's Estate except as required by the terms of the Operative Agreements, any such instructions and as otherwise provided herein; and

         (ii) in the absence of bad faith on its part, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement or the other Operative Agreements, but in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement or the Operative Agreements.

         (b) No provision hereof shall require the Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, the Owner Trustee agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder, or under the Participation Agreement or any Operative Agreement.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Section 3.05, except that in the event of a conflict between this
Section 3.05 and Section 3.01 hereof, Section 3.01 hereof shall be controlling.

         (d) The Owner Trustee will furnish to the Trustors, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the other Operative Agreements (including those furnished to the Indenture Trustee pursuant to the terms of the Indenture) and not otherwise furnished to the Trustors.

         (e) Notwithstanding anything herein to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Trustors within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 2.06 hereof and
Article 23 of the Lease.

         Section 3.06. Certain Rights of Owner Trustee. Except as otherwise provided in Section 3.05 hereof:

         (a) in the absence of bad faith on its part, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction or authorization by any Trustor or any other party to any other Operative Agreement shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Owner Trustee, and signed in the name of such party by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary or other duly authorized officer of such party; and any resolution of the Board of Directors or committee thereof of such party shall be sufficiently evidenced by a copy of such resolution certified by the Secretary or an Assistant Secretary of such party, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Owner Trustee;

         (c) whenever in the administration of this Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any of the other Operative Agreements, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of a Responsible Officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Lessee, any Trustor, or the Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Trustors, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice;

         (d) the Owner Trustee may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint with due care, and it shall be entitled to rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice;

         (e) the Owner Trustee shall not be under any obligation to take any action under this Agreement or under any of the other Operative Agreements at the request or direction of any Trustor unless the Persons making such request or direction shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nor shall the Owner Trustee be required to take any action deemed to impose on the Owner Trustee any obligation to take any action, if the Owner Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement or the other Operative Agreements;

         (f) the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless a Responsible Officer of the Owner Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Owner Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Owner Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the same extent permitted to the Lessor under the Lease, to examine the books and records of the Lessee to reasonably determine whether the Lessee is in compliance with the terms and conditions of the Lease and to examine the Aircraft, Airframe, Engines or any Part thereof personally or by agent or attorney; and

         (g) without limiting the generality of Section 3.05 hereof, except as otherwise provided in written instructions given to the Owner Trustee by the Trustors or as otherwise provided in the Indenture or the Participation Agreement, the Owner Trustee shall not have any duty (i) to see to any recording or filing of the Lease or of this Agreement or any financing statement or other notice or document relating thereto or contemplated under the Operative Agreements or to see to the maintenance of any such recording or filing (other than FAA reporting requirements contained in 14 C.F.R. Sections 47.45 and 47.51), (ii) to see to any insurance on the Aircraft or any part thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Trustors copies of all certificates, reports and other written information which it receives from the Lessee pursuant to the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charges or any Lien (except any Lessor's Lien attributable to it in its individual capacity) owing with respect to, or assessed or levied against any part of the Lessor's Estate, (iv) to confirm or verify any financial statements or reports of the Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease.

         Section 3.07. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR WTC MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that WTC represents and warrants that on the Delivery Date the Owner Trustee shall have received whatever rights, title and interests in, to and under the Aircraft were conveyed to it by the Lessee and WTC represents, warrants and covenants that at all times on and after the Delivery Date the Aircraft shall be free of all Lessor's Liens attributable to it, and that the Owner Trustee shall comply with the last sentence of Section 3.05(b) hereof, or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation or warranty by the Owner Trustee or WTC and except that WTC hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Trustors) the other Operative Agreements to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by WTC and (assuming due authorization, execution and delivery of this Trust Agreement by the Trustors) constitutes the legal, valid and binding obligation of WTC enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         Section 3.08. Status of Moneys Received. All moneys received by the Owner Trustee under or pursuant to any provision of this Agreement or any Operative Agreement shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys except to the extent required by law and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, or may be invested in direct obligations of the United States.

         Section 3.09. Self-Dealing. The Owner Trustee in its individual capacity, or any corporation in or with which the Owner Trustee may be interested or affiliated, or any officer or director of any such corporation, may have normal commercial relations, and otherwise deal, in the ordinary course of business, with the Lessee or any other corporation having relations with the Lessee to the full extent permitted by law.

         Section 3.10. Definition of a Responsible Officer. For purposes of this Trust Agreement only, "Responsible Officer" when used with respect to the Owner Trustee means the Chairman or the Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the Executive Committee of the Board of Directors, the President, any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President"), the Secretary, any Assistant Secretary, or any other officer in the Corporate Trust Department of WTC customarily performing functions similar to those performed by any of the above designated officers.

         Section 3.11. Resignation or Removal of Owner Trustee. The Owner Trustee or any successor thereof (a) shall resign if required to do so pursuant to Section 7.02(b) of the Participation Agreement and (b) may resign at any time without cause by giving at least 60 days' prior written notice to the Trustors and the Indenture Trustee, such resignation in each case to be effective only upon the appointment of a successor trustee and the acceptance of such appointment by such successor. In addition, a Majority in Interest of Owner Participants may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee, such removal to be effective only upon the appointment by a Majority in Interest of Owner Participants of a successor Owner Trustee and the acceptance of such appointment by such successor. Upon the giving of notice of resignation or removal of the Owner Trustee, a Majority in Interest of Owner Participants may appoint a successor Owner Trustee by an instrument signed by such Trustors. If a Majority in Interest of Owner Participants shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee, the Indenture Trustee or any Trustor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by a Majority in Interest of Owner Participants as above provided. Any successor Owner Trustee so appointed by a court shall be superseded by any successor Owner Trustee subsequently appointed by a Majority in Interest of Owner Participants.

         The appointment of any successor Owner Trustee shall be subject to the conditions set forth in Section 11.01 of the Participation Agreement.

         Section 3.12. Estate and Rights of Successor Owner Trustee. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Trustors and the Indenture Trustee, an instrument accepting such appointment, and thereupon each successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named as an Owner Trustee herein, but nevertheless upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all estates, properties, rights, powers, duties, property or moneys then held by such predecessor Owner Trustee upon the trust herein expressed. Upon any such transfer by a predecessor Owner Trustee, such predecessor Owner Trustee shall provide the successor Owner Trustee and Trustors an accounting of the Lessor's Estate and the trust hereunder.

         Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Lessor's Estate to be transferred upon the records of the Aeronautics Authority or other registry where the Aircraft may then be registered into the name of the successor Owner Trustee and shall otherwise use its best efforts to comply, or assist the successor Owner Trustee in complying, with the provisions of Section 11.01 of the Participation Agreement.

         Section 3.13. Merger or Consolidation of WTC. Any corporation into which WTC in its individual capacity may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which WTC shall be a party, or any corporation to which substantially all the business of the Owner Trustee in its individual capacity may be transferred, shall, subject to Section 11.01 of the Participation Agreement, be the Owner Trustee under this Agreement without further act; provided, that such corporation shall not also be the Indenture Trustee.

         Section 3.14. Co-Trustees. At any time, if the Owner Trustee or a Majority in Interest of Owner Participants shall deem it necessary or prudent or desirable in order to conform to legal requirements of any jurisdiction in which any part of the Lessor's Estate may at the time be located, a Majority in Interest of Owner Participants and the Owner Trustee jointly shall have the power, and shall execute and deliver all instruments, to appoint one or more Persons approved by a Majority in Interest of Owner Participants and the Owner Trustee, to act as co-trustee, or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees (except insofar as local law makes it necessary or prudent or desirable for any such co-trustee or separate trustee to act alone), of all or any part of the Lessor's Estate, and to vest in such Person or Persons, in such capacity, such title to the Lessor's Estate or any part thereof, and such rights, powers, duties, trusts or obligations as a Majority in Interest of Owner Participants and the Owner Trustee may consider necessary or prudent or desirable. The Owner Trustee shall not be liable for any act or omission of any co-trustee or separate trustee appointed under this
Section 3.14. No appointment of, or action by, any co-trustee or separate trustee appointed under this Section 3.14 will relieve the Owner Trustee of any of its obligations under any Operative Agreement or otherwise affect any of the terms of the Indenture or adversely affect the interests of the Indenture Trustee or the Certificate Holders in the Trust Indenture Estate.

         Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name subject to the conditions of this Agreement.

         Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

         (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

         (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Lessor's Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

         (C) no power given to, or which is provided hereby may be exercised by, any such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

         (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except as otherwise provided hereunder; and

         (E) a Majority in Interest of Owner Participants, at any time, by an instrument in writing may remove any such additional trustee.

         Section 3.15. Interpretation of Agreements. In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any other agreement relating to the transactions contemplated by the Operative Agreements or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Operative Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall request in writing sent in accordance with Article 14 of the Participation Agreement instructions of a Majority in Interest of Owner Participants, and, to the extent that the Owner Trustee acts in good faith in accordance with any instructions received from such Trustors, shall not be liable to any Person; provided, that in the event that no response is made to the Owner Trustee by such Trustors within 25 Business Days after such request, the Owner Trustee shall not be liable to any Person for acts taken by the Owner Trustee in good faith or for any failure to act, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.16. Not Acting in Individual Capacity. In carrying out the trust hereby created, the Owner Trustee will act solely as trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Operative Agreements to which it is a party; and all Persons, other than the Trustors as provided in this Agreement, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Lessor's Estate for payment or satisfaction thereof, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.17. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all moneys under this Agreement or any Operative Agreement. Each Trustor shall be responsible for causing to be prepared and filed all income tax returns required to be filed by such Trustor. The Owner Trustee, upon the request of either Trustor, will furnish the Trustors with all such information as may be reasonably required or necessary from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. The Owner Trustee shall be responsible for causing to be prepared at the request of any Trustor and at the expense of the Lessee all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; provided, however, that the Owner Trustee shall send a completed copy of each such return to each Trustor not more than 60 nor less than 30 days prior to the due date of such return; provided that the Owner Trustee shall have timely received all necessary information to complete and deliver to each Trustor such return. Each Trustor, upon request, will furnish the Owner Trustee with all such information as may be required from such Trustor in connection with the preparation of such income tax returns.


                                   ARTICLE 4

                             TERMINATION OF TRUST

         Section 4.01. Termination. This Agreement and the trust created and provided for hereby shall cease and be terminated in any one of the following events, whichever shall first occur:

         (a) If any Trustor shall by notice in writing to the Owner Trustee revoke and terminate the trust on and as of a date stated in such notice, which date shall not be less than ten nor more than thirty days from the date of mailing such notice, in which case, on the date specified in such notice the trust created and provided for hereby shall cease and terminate; provided, that this Trust shall not be subject to revocation or termination by any Trustor prior to the later of (x) payment in full and discharge of the Certificates and all other indebtedness secured by the Indenture and the release of the Lien of the Indenture and the security interest granted thereby without the consent of the Indenture Trustee and (y) the termination of the Lease; provided, further, that such notice shall be accompanied by the written agreement of the Trustor to assume all of the obligations of the Owner Trustee under the Operative Agreements and all other obligations of the Owner Trustee incurred by it hereunder in its role as the Owner Trustee arising from the revocation or termination of the trust or this Agreement by any Trustor;

         (b) The sale or other final disposition by the Owner Trustee of all of its interest in all property constituting or included in the Lessor's Estate and, if the Indenture shall then be in effect, the sale or other disposition by the Indenture Trustee of all of its interest in all property constituting or included in the Lessor's Estate, and the final disposition by the Owner Trustee and, if the Indenture shall then be in effect, the Indenture Trustee, of all moneys or other property or proceeds constituting part of the Lessor's Estate in accordance with the terms hereof; or

         (c) 110 years from the earlier execution of this Agreement by either party hereto; provided, however, that if the trust shall be or become valid under applicable law for a period subsequent to 110 years from the earlier execution of this Agreement by either party hereto or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid.

         In the event of a termination pursuant to this Section 4.01, if the Indenture is still in effect, each Trustor will promptly and duly execute and deliver to the Indenture Trustee such documents and assurances including, without limitation, conveyances, financing statements and continuation statements with respect to financing statements and take such further action as the Indenture Trustee may from time to time reasonably request and furnish in order to protect the rights and remedies created or intended to be created in favor of the Indenture Trustee under the Indenture and to create for the benefit of the Certificate Holders a valid first priority Lien with respect to, and a first and prior perfected security interest in, the Trust Indenture Estate.

         Section 4.02.  Distribution of Lessor's Estate upon Termination.
Upon any termination of this Trust pursuant to the provisions of Section 4.01 hereof, the Owner Trustee shall convey the Lessor's Estate (subject to all obligations, if any, of the Owner Trustee then existing under the Operative Agreements to which the Owner Trustee is a party) to such purchaser or purchasers or the Trustors, as the case may be, and for such amount and on such terms as shall be specified in joint written instructions from the Trustors delivered to the Owner Trustee prior to the date of termination; provided, that in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to the Lessor's Estate to the Trustors as tenants in common ratably according to each Owner Participant's respective Equity Percentage. Upon making such transfer or sale and accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in Section 2.05 hereof.


                                   ARTICLE 5

                        TRANSFER OF BENEFICIAL INTEREST

         A Trustor may assign, convey or otherwise transfer to a single institutional investor all (but not less than all) of the Beneficial Interest then owned by such Trustor, provided that it gives the Lessee, the other Trustor and the Indenture Trustee at least 10 Business Days' notice of such assignment, conveyance or other transfer and provided further that the transferor Trustor shall remain liable for all obligations of such Trustor under this Agreement and the Operative Agreements to which such Trustor is a party to the extent (but only to the extent) incurred on or before the date of such transfer and provided that the transferee agrees by a written instrument in form and substance reasonably satisfactory to the Indenture Trustee, the Owner Trustee, the other Trustor and the Lessee to assume primary liability for all obligations as a trustor under this Agreement and the other Operative Agreements to which such trustor is a party incurred after the date of transfer and such Trustor shall remain secondarily liable for all such obligations assumed by its successor as Trustor; provided, that such Trustor need not so agree to remain and shall not be so secondarily liable if (a) such transferee is (i) a bank, savings institution, finance company, leasing company or trust company, national banking association acting for its own account or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (ii) a subsidiary of any Person described in clause (i) where such Person provides (A) support for the obligations assumed by such transferee subsidiary satisfactory to the Lessee, the Owner Trustee, the other Trustor and the Indenture Trustee or (B) an unconditional guaranty satisfactory to the Lessee, the Owner Trustee, the other Trustor and the Indenture Trustee of such transferee subsidiary's obligations, or (iii) an Affiliate of the transferor Trustor, so long as such Affiliate has a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (b) such transferee is legally capable of binding itself to the obligations of the transferor Trustor and expressly agrees to assume all obligations of the transferor Trustor under the Participation Agreement and this Agreement and
(c) such transferee shall provide representations substantially similar to those contained in Section 7.03(a) of the Participation Agreement. In the event of any such assignment, conveyance or transfer, the transferee shall become a party to this Agreement and shall agree to be bound by all the terms of and will undertake all of the obligations of the transferor Trustor contained in this Agreement and the other Operative Agreements in such manner as is reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Lessee. A transferee hereunder shall be (i) a "U.S. Person" as defined in
Section 7701(a)(30) of the Code (or any successor provision thereto) or if the transferee shall not be such "U.S. Person" then each Certificate Holder shall be provided an indemnity in form and substance satisfactory to each such Certificate Holder, for any Taxes that may be imposed on such Certificate Holders (currently or in the future) due to such transferee's failure to be such a "U.S. Person" and (ii) a Citizen of the United States or has established a voting trust, voting powers or other arrangement reasonably satisfactory to the Indenture Trustee and the Lessee to permit the Owner Trustee to be the registered owner of the Aircraft under the Transportation Code. A transferee hereunder shall not be, and in acquiring the Beneficial Interest shall not use the assets of, an ERISA Plan. Assuming the truth of the representations made in Sections 6.01(m) and 7.09 of the Participation Agreement and compliance with Section 10.06 of the Indenture, no such assignment, conveyance or transfer shall violate any provision of law or regulation or create a relationship which would be in violation thereof. The Owner Trustee shall not be on notice of or otherwise bound by any such assignment, conveyance or transfer unless and until it shall have received an executed counterpart of the instrument of such assignment, conveyance or transfer. Upon any such disposition by a Trustor to a transferee as above provided, the transferee shall be deemed a "Trustor" for all purposes hereof, and shall be deemed to have made all the payments previously made by its transferor and to have acquired the same interest in the Lessor's Estate as theretofore held by its transferor; and each reference herein to a "Trustor" shall thereafter be deemed a reference to such transferee. Notwithstanding anything to the contrary contained in this Article 5, in no event (i) shall a Trustor transfer its interest in the Beneficial Interest to any entity whose business is that of a nationwide or worldwide overnight or expedited delivery small package air courier, cargo or freight deliverer and which competes with the Lessee or (ii) shall a Trustor, on or before December 31, 1997, transfer its interest in the Beneficial Interest to a transferee which is not an Affiliate of such Trustor.


                                   ARTICLE 6

                                 MISCELLANEOUS

         Section 6.01. Indemnification. Each Trustor and its assigns agree (severally and not jointly) to reimburse and save WTC, in its individual capacity, harmless against any and all loss, damage, liability, claims, demands, disbursements and expenses, including Taxes (excluding Taxes imposed against WTC upon or with respect to any fees for services rendered in its capacity as Trustee hereunder) and reasonable counsel fees, which are not required to be indemnified by the Lessee pursuant to Section 9.01 of the Participation Agreement and which may be incurred by reason of its being the Owner Trustee or acting hereunder or under the Operative Agreements, but solely by reason thereof and arising out of or relating solely to this Agreement or the other Operative Agreements or the Aircraft or the Rents and other sums payable therefor, or by reason of any occurrence directly relating thereto while so acting, and to secure the payment thereof, WTC, in its individual capacity, shall have a Lien on the Lessor's Estate and the proceeds thereof, including income, prior to any interest therein of the Trustors and their respective assigns (but subject to the rights of the Lessee under the Operative Agreements and subject and subordinate to the Lien of the Indenture), except that WTC shall not have any such Lien (and the Trustors shall have no obligation) in respect of any such loss, damage, liability, claims, demands, disbursements and expenses, including Taxes and counsel fees, arising from or as a result of (A) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (B) any inaccuracy of any representation of WTC or any breach by WTC of its warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease, Sections 7.01(c), 7.02(a) and (b) and 7.04 of the Participation Agreement and its representations and warranties in the Operative Agreements, (C) the failure to use ordinary care in receiving, handling and disbursing funds, (D) Lessor's Liens attributable to it in its individual capacity, (E) Taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by WTC in connection with the transactions contemplated by the Lease, the Indenture and this Agreement, (F) Taxes excluded from the Lessee's obligation to indemnify WTC pursuant to Section 8.01(b) of the Participation Agreement (disregarding for the purposes of this Section 6.01, subsections (iii) or (vi) of Section 8.01(b) of the Participation Agreement) or (G) Expenses excluded from the Lessee's obligation to indemnify WTC pursuant to Section 9.01(b) of the Participation Agreement (disregarding for the purposes of this Section 6.01, subsections (ii), (iv), (vii) and (viii) of
Section 9.01(b) of the Participation Agreement to the extent such subsections relate to actions of the Trustors); provided, that, before asserting any right to payment or indemnification hereunder, WTC shall first demand (but need not exhaust its remedies with respect to) its corresponding right to payment or indemnification from the Lessee pursuant to the Participation Agreement. It is further understood that the distribution by the Owner Trustee of all or any part of the Lessor's Estate as provided in Section 4.02 of this Agreement shall not impair the right of WTC to indemnity, payment and reimbursement as herein provided. In the event WTC makes any advances at any time to pay or to provide for the payment of any such loss, damage, liability, claim, demand or expense, then WTC, in its individual capacity, shall be entitled, in addition to reimbursement for the principal of the sum so advanced, to interest on the amount of such advances at the Prime Rate. The provisions of this Section shall continue in force and effect notwithstanding the termination of this Trust or the resignation, inability or incapacity to act or removal of the Owner Trustee. WTC or the Owner Trustee (in its individual capacity or as trustee, as the case may be) agrees that it shall have no right against (except as provided in this Section 6.01) any Trustor or (subject to the provisions of the Indenture) the Trust Indenture Estate for any fee as compensation for its services hereunder.

         Section 6.02. Supplements and Amendments. At any time and from time to time, only upon the written request of a Majority in Interest of Owner Participants (a) WTC and the Trustors shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement as specified in such request and (b) the Owner Trustee shall, subject to the provisions of Section 8.01 of the Indenture, enter into or consent to such written amendment or modification of or supplement to any of the Operative Agreements as the Indenture Trustee and any other necessary parties may agree to in writing and as may be specified in such request, or execute and deliver such written waiver of the terms of any of the Operative Agreements as may be agreed to in writing by the Indenture Trustee and as may be specified in such request; provided, that (i) the Owner Trustee shall not execute any such supplement, amendment, waiver or modification without the prior written consent of a Majority in Interest of Owner Participants, (ii) if in the reasonable opinion of the Owner Trustee any document required to be executed by it pursuant to this Section adversely affects any right or duty of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any other Operative Agreement, the Owner Trustee may in its discretion decline to execute such document, (iii) any amendment or supplement to this Agreement that would adversely affect the rights of the Indenture Trustee or the Holders shall be subject to the prior written consent of the Indenture Trustee and (iv) any amendment or supplement to this Agreement that would adversely affect the rights of the Lessee shall be subject to the prior written consent of the Lessee. It shall not be necessary that any request pursuant to this Section specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof. Promptly after the execution by WTC or the Owner Trustee of any document pursuant to this Section, the Owner Trustee shall mail a conformed copy thereof to each Trustor, the Indenture Trustee and the Lessee, but the failure of the Owner Trustee to mail such conformed copies shall not impair or affect the validity of such document.

         Section 6.03. Nature of Title of Trustor. No Trustor shall have any legal title to any part of the Lessor's Estate. No transfer, by operation of law or otherwise, of the right, title and interest of the Trustors in and to the Lessor's Estate or the trust hereunder shall operate to terminate this Agreement or Lessor's Estate.

         Section 6.04. Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by the Owner Trustee of the interest of the Owner Trustee in the Operative Agreements or in the Aircraft or any part thereof pursuant to and in compliance with the terms of this Agreement or the Operative Agreements shall bind the Trustors and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Trustors in and to the Operative Agreements or the Aircraft or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

         Section 6.05. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, and (c) if given by FedEx service (or, if a Default or Event of Default shall have occurred and be continuing, by other comparable courier service), when received or personally delivered, addressed:

   If to the Owner Trustee: Wilmington Trust Company
                            1100 North Market Street
                            Rodney Square North
                            Wilmington, Delaware 19890-0001
                            Attention:  Corporate Trust Administration
                            Telephone:  (302) 651-1000
                            Facsimile:  (302) 651-8882

   If to the Trustors:      AmSouth Leasing, Ltd.
                            c/o AmSouth Leasing Corporation
                            1900 Fifth Avenue North, 8th Floor
                            Birmingham, Alabama 35203
                            Attention:  President
                            Telephone:  (205) 326-5789
                            Facsimile:  (205) 307-4124

                            BTM Funding Corporation
                            c/o BTM Capital Corporation
                            125 Summer Street
                            Boston, Massachusetts 02110
                            Attention:  Senior Vice President
                            Telephone:  (617) 573-9000
                            Facsimile:  (617) 345-5153

   If to the Indenture
   Trustee:                 First Security Bank, National Association
                            79 South Main Street
                            Salt Lake City, Utah 84111
                            Attention:  Corporate Trust Department
                            Telephone:  (801) 246-5630
                            Facsimile:  (801) 246-5053

or as to any of the foregoing parties at such other address as such party may designate by notice duly given in accordance with this Section to the other parties.

         Section 6.06. Situs of Trust; Applicable Law; Severability. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND PERFORMANCE. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective; provided, that such remaining provisions do not increase the obligations or liabilities of the Owner Trustee or the Trustor.

         Section 6.07. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of the Beneficial Interest, but only to the extent the Beneficial Interest has been transferred or assigned in accordance with the limitations of Article 5 of this Agreement.

         Section 6.08. Headings and Table of Contents. The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 6.09. Definitions. The capitalized terms used herein, unless otherwise herein defined or the context hereof shall otherwise require, shall have the respective meanings set forth in Schedule I attached hereto.

         Section 6.10. Identification of Trust. This Trust may for convenience be referred to as the "Federal Express Corporation Trust No. N581FE."

         Section 6.11. Counterparts. This instrument may be executed in any number of counterparts or upon separate signature pages bound together in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

         Section 6.12. Trustors' Interest. The Trustors have only a beneficial interest in any specific property of this Trust. No creditor of any Trustor shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of this Trust (as opposed to such Trustor's beneficial interest in this Trust).

         Section 6.13. Limitations on Control. Exceptions. (a) Limitations on Control. Notwithstanding any other provision of this Agreement, but subject to paragraph (b) of this Section 6.13, no Trustor will have any rights or powers to direct, influence or control the Owner Trustee in the performance of the Owner Trustee's duties under this Agreement in connection with matters involving the ownership and operation of the Aircraft by the Owner Trustee.
In all matters involving the ownership and operation of the Aircraft by the Owner Trustee, the Owner Trustee shall have absolute and complete discretion in connection therewith and shall be free of any kind of influence or control whatsoever by the Trustors, and the Owner Trustee shall exercise its duties under this Agreement in connection with matters involving the ownership and operation of the Aircraft by the Owner Trustee as it, in its discretion, shall deem necessary to protect the interests of the United States, notwithstanding any countervailing interest of any foreign power which, or whose citizens, may have a direct or indirect interest in the Trustors and any such action by the Owner Trustee shall not be considered malfeasance or in breach of any obligation which the Owner Trustee might otherwise have to the Trustors; provided, however, that subject to the foregoing limitations, the Owner Trustee shall exercise this discretion in all matters involving the ownership and operation of the Aircraft by the Owner Trustee with due regard for the interests of the Trustors. In exercising any of its rights and duties under this Agreement in connection with matters which may arise not relating to the ownership and operation of the Aircraft, the Owner Trustee shall be permitted to seek the advice of the Trustors before taking, or refraining from taking, any action with respect thereto. The Owner Trustee shall notify the Trustors of its exercise of rights and duties under this Agreement in connection with matters involving the ownership and operation of the Aircraft by the Owner Trustee.

         (b) Certain Exceptions. Subject to the requirements of the preceding paragraph (a), the Owner Trustee agrees that it will not, without the prior written consent of the Trustors, (i) sell, mortgage, pledge or otherwise dispose of the Aircraft or other assets held in the Trust Estate relating thereto except as otherwise expressly provided for herein, or (ii) amend any Lease or give any consents thereunder.

         (c) Purposes. The purpose of this Section 9.01 is to give the Owner Trustee the power to manage and control the Aircraft with respect to matters involving the ownership and operation of the Aircraft by the Owner Trustee so as to assure that (i) the Aircraft shall be controlled with respect to such matters by a Citizen of the United States and (ii) the Trustors shall have no power to influence or control the exercise of the Owner Trustee's authority with respect to such matters and (iii) the Owner Trustee shall be able to give the affidavit required by Section 47.7(c)(2)(iii) of the Federal Aviation Regulations, 14 C.F.R. 47.7(c)(2)(iii). Section 6.13 shall be construed in furtherance of the foregoing purpose.

         IN WITNESS WHEREOF, WTC and the Trustors have caused this Agreement to be duly executed all as of the date first above written.


                               AMSOUTH LEASING, LTD.

                               By:  AmSouth Leasing Corporation,
                                      as General Partner


                               By: _______________________________________
                                   Name:  Charles F. Kiser
                                   Title: President



                               BTM FUNDING CORPORATION


                               By: _______________________________________
                                   Name:
                                   Title:



                               WILMINGTON TRUST COMPANY


                               By: _______________________________________
                                   Name:  Donald G. MacKelcan
                                   Title: Assistant Vice President




                                  SCHEDULE I

                                  DEFINITIONS
                (FEDERAL EXPRESS CORPORATION TRUST NO. N581FE)


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement, the Series Supplements, the Intercreditor Agreement and the Liquidity Facilities) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Additional Insured.  As defined in Section 13.01(c)(i) of the Lease.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affidavit.  The affidavit of citizenship of the Owner Trustee.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of an Owner Participant and WTC shall not be deemed to be an Affiliate of any of the Owner Trustee, the Lessor or such Owner Participant. Neither Owner Participant, by virtue of its status or the agreements in respect thereof, shall be deemed an "Affiliate" of the other Owner Participant.

         After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person (the "Original Payment") shall be supplemented by a further payment to such Person so that the sum of the two payments shall be equal to the Original Payment, after taking into account (x) all Taxes that would result from the receipt or accrual of such payments and (y) any reduction in Taxes that would result from such increased Taxes. In the case of amounts payable to the Lessor, the Owner Participants, or any corporate Affiliate of an Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

         Aircraft. The Airframe to be sold by the Lessee to the Owner Trustee as provided in the Participation Agreement and to be leased under the Lease (or any permitted substitute airframe thereunder) together with three Engines (whether each an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease. Prior to delivery of the initial Lease Supplement, references in the Operative Agreements (including Section 3.05 of the Participation Agreement) to Aircraft shall mean the McDonnell Douglas MD-11F airframe bearing FAA Registration Number N581FE and Manufacturer's serial number 48419, together with three General Electric CF6-80C2-D1F engines.

         Airframe. The McDonnell Douglas MD-11F aircraft (excluding the Engines or engines from time to time installed thereon) to be leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any Replacement Airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on or prior to the Delivery Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, each Liquidity Provider and the Owner Participants.

         Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N581FE), dated the Certificate Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participants and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Application. The application for registration of the Aircraft with the FAA in the name of the Owner Trustee.

         Appraisal. The report prepared by BK Associates, Inc. and to be delivered to the Owner Participants (with a copy of the fair market value letter to the Lessee) on the Delivery Date pursuant to Section 4.02(h) of the Participation Agreement.

         Average Life Date. For any Certificate, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Certificate.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         Basic Rent. The periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to
Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Delivery Date and ending at the end of the day on January 15, 2019, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participants under the Trust Agreement.

         Bills of Sale. Collectively, the FAA Bill of Sale and the Warranty Bill of Sale.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in the United States in which the office or agency is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Wilmington, Delaware.

         Certificate Closing Date. The date of the closing with respect to the purchase of Certificates by the Pass Through Trustee contemplated by Section 2.01(b) of the Participation Agreement.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N581FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Change in Tax Law. Any change to the Code or the Treasury regulations promulgated thereunder or the publication of any revenue ruling, revenue procedure or any informational release by the Internal Revenue Service or the Department of Treasury either of which would change or would allow a change in the tax assumptions or structure upon which the lease economics were based, provided that the Owner Participants or the Lessee have notified the other party of such change in writing prior to the Delivery Date.

         Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to an Owner Participant (other than a change which is in the nature of a minimum tax).

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Class A Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Class B Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of Certificates by the Pass Through Trustee.

         Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

         Collateral Account. The deposit account established and maintained pursuant to Section 2.13 of the Indenture.

         Collateral Account Control Agreement. The Collateral Account Control Agreement dated as of May 1, 1997 among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

         Commitment. The amount of the Owner Participants' participation in the Purchase Price required to be made available or paid as provided in
Section 3.02 of the Participation Agreement.

         Corporate Trust Administration. The Corporate Trust Administration office of the Owner Trustee located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001, Attention: Corporation Trust Administration, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

         Corporate Trust Department. The Corporate Trust Department office of the Indenture Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

         CRAF Program. Has the meaning specified in Section 7.02(a)(iv) of the Lease.

         Cut-Off Date.  September 4, 1997.

         Debt Portion. The amount specified as such on Schedule IV to the Participation Agreement.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date. The date on which the Aircraft is delivered and sold by the Lessee to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

         Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.05(c) of the Participation Agreement.

         EBO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

         Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

         Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

         Engine. Each of the three General Electric CF6-80C2-D1F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.02(c), 10.03, 11.03, 11.04 or
12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, all Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of May 1, 1997, executed by the Engine Manufacturer.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N581FE), dated as of May 1, 1997 between the Lessor and the Lessee.

         Equity Percentage. For any Owner Participants, the fractional interest, expressed as a percentage, of such Owner Participant's interest in the Beneficial Interest, calculated by dividing the Commitment of such Owner Participant (or of such Owner Participant's predecessor in interest) paid on the Delivery Date by the aggregate of the Commitments paid by all of the Owner Participants on the Delivery Date. As to AmSouth Leasing Ltd., such Equity Percentage shall be 50% and as to BTM Funding Corporation, such Equity Percentage shall be 50%.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan. An employee benefit plan subject to Title I of ERISA, or an individual retirement account or plan subject to Section 4975 of the Code.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use
(A) for a period in excess of 30 days due to theft or disappearance or such longer period not to exceed 60 days from the end of such initial 30-day period if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such loss constitutes an Event of Loss under clause (ii) of this definition) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of six months (or the date of return of the Aircraft, if shorter, so long as the Lessor receives at least six months notice of such date of return) beyond the end of the Term in the event that the Aircraft, the Airframe or any Engine is requisitioned by the Government pursuant to an activation as part of the CRAF Program described in Section 7.02(a)(iv) of the Lease; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all McDonnell Douglas MD-11 series aircraft equipped with engines of the same make and model as the Engines for a period of six (6) consecutive months, unless the Lessee, prior to the expiration of such six (6) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of twelve (12) consecutive months, unless the Lessee, prior to the expiration of such twelve (12) month period shall have conformed at least one McDonnell Douglas MD-11 series aircraft (but not necessarily the Aircraft or the Airframe) to the requirements of any such law, rule, regulation, order, or other action and shall have commenced regular commercial use and shall be diligently carrying forward, on a non-discriminatory basis, all steps necessary or desirable to permit the normal use of the Aircraft by the Lessee. The date of such Event of Loss shall be (s) the 31st day or the 91st day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the 6 month or 12 month period, referred to in clause (iv) above. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Excepted Payments. Collectively, (i) indemnity or other payments (and interest thereon to the extent provided in the Operative Agreements) paid or payable by the Lessee in respect of any Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any indemnity hereafter granted to any Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by any Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by any Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with the provisions of but not required under Article 13 of the Lease, (iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreements, (v) any amounts payable by the Lessee to any Owner Participant or the Owner Trustee in its individual capacity, after the release thereof from the Lien of the Indenture, (vi) the payment of incremental out-of-pocket expenses of the Owner Trustee, each Owner
Participant or their respective authorized representatives payable by the Lessee under Section 6.03(b) of the Participation Agreement or Section 14.01 of the Lease following any reregistration of the Aircraft and (vii) proceeds of, and any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (vii) above.

         Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

         FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by the Lessee in favor of the Owner Trustee and to be dated the Delivery Date.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming that the Aircraft (or other property) is unencumbered by the Lease. Unless otherwise provided in the applicable provisions of any Operative Agreement, in such determination it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease; provided that in connection with any determination pursuant to or for the purposes of
Article 17 of the Lease, the Aircraft shall be appraised on an "as is, where is" basis. Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         Final Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the amount set forth in Ancillary Agreement I.

         Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         FSB. First Security Bank, National Association, a national banking association.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

         GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of WTC, in its individual capacity and as Owner Trustee and Lessor, each Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, each Owner Participant Guarantor, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Pass Through Trustee nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N581FE), dated as of May 1, 1997, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement.

         Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N581FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Trustee. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity against which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Intercreditor Agreement. The Intercreditor Agreement dated as of May 1, 1997, among the Pass Through Trustee, the Class A Liquidity Provider, the Class B Liquidity Provider and the Subordination Agent.

         Interest Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Invoice. The invoice for the Aircraft given by the Lessee to the Lessor.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N581FE) dated as of May 1, 1997, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N581FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Lease.

         Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

         Lessee.  Federal Express Corporation, a Delaware corporation.

         Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

         Lessor. Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, the Bills of Sale, the Modification Agreement, any Ancillary Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity, any Owner Participant or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to any Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement), and all other property of the Owner Trustee purportedly subjected to the Lien of the Indenture by the Granting Clause thereof; provided that in no event shall "Lessor's Estate" include any Excepted Payment.

         Lessor's Liens. Liens against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or any Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of any Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, any Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof or which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreements, or (iv) claims against the Lessor or any Owner Participant arising from the voluntary transfer by the Lessor or any Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 7, 8, 9, 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

         Liquidity Facility. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Liquidity Provider. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Losses. Has the meaning specified in Section 17.02(a) of the Participation Agreement.

         Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or any Owner Participant or any interests of such Owner Participant unless all Certificates then outstanding shall be held by such Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

         Majority in Interest of Owner Participants. As of a particular date of determination, the Owner Participants holding more than 50% of the Beneficial Interest.

         Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of
(i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the outstanding principal amount of such Certificate plus accrued interest.

         Manufacturer.  McDonnell Douglas Corporation, a Maryland corporation.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Modification Agreement. The Aircraft Modification Agreement dated as of December 1, 1995 between the Lessee and the Manufacturer providing for the refurbishing and reconfiguration of the Aircraft including any warranties relating thereto, but only to the extent that the foregoing relates to the Aircraft, to the extent assigned to the Owner Trustee pursuant to the Warranty Bill of Sale.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate equal to the Debt Rate per annum compounded semi-annually.

         Non-U.S. Person.  Any Person other than a U.S. Person.

         Obsolete Parts. Parts which the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Lease, the Lease Supplement, each Owner Participant Guaranty, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Engine Consent, the Tax Indemnity Agreements, each Liquidity Facility, the Collateral Account Control Agreement and the Intercreditor Agreement.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Owner Participant or Owner Participants. The trustors originally named in the Trust Agreement and any successors thereto, and any Person to which any Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Participant Guarantor. AmSouth Bank of Alabama, in respect of AmSouth Leasing Ltd., and Bank of Tokyo-Mitsubishi Trust Company, in respect of BTM Funding Corp., and any other provider of an Owner Participant Guaranty.

         Owner Participant Guaranty. Each Owner Participant Guaranty dated the Certificate Closing Date, substantially in the form of Exhibit E to the Participation Agreement.

         Owner Trustee. WTC, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement.

         Owner Trustee Guarantor. The provider, if any, of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

         Owners' Economic Return. The Owner Participants' anticipated net after-tax book yield and aggregate after-tax cash during the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participants in determining Basic Rent, Stipulated Loss Value and Termination Value percentages and the EBO Price, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N581FE), dated as of May 1, 1997, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participants, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee, the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee and the Subordination Agent not in its individual capacity except as otherwise expressly provided therein, but solely as subordination agent.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or title to which remains vested in the Lessor pursuant to Article 8 of the Lease.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of May 1, 1997 between the Lessee and the Pass Through Trustee.

         Pass Through Certificates. Any of the Pass Through Certificates, 1997-1-A, the Pass Through Certificates, 1997-1-B or the Pass Through Certificates, 1997-1-C, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

         Pass Through Trust. The Federal Express Corporation 1997-1 Pass Through Trust Class A, Federal Express Corporation 1997-1 Pass Through Trust Class B and Federal Express Corporation 1997-1 Pass Through Trust Class C, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

         Pass Through Trustee. First Security Bank, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participants or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date.  Each January 15 and July 15 commencing on July 15,
1997.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

         Premium Termination Date. With respect to the Series A Certificates, December 27, 2011, with respect to the Series B Certificates, February 5, 2010 and with respect to the Series C Certificates, March 22, 2007.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Principal Amount. With respect to a Certificate means the stated original principal amount of such Certificate and, with respect to all Certificates, means the aggregate stated original principal amounts of all Certificates.

         Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

         Proposed Termination Date. Has the meaning specified in Section 10.01(a) of the Lease.

         Purchase Price.  Has the meaning specified in Ancillary Agreement I.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 31 for January 15 Payment Dates and June 30 for July 15 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Register.  Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         Remaining Weighted Average Life. On a given date with respect to any Certificate the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Certificate by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date. Each January 15 and July 15 commencing on July 15, 1997.

         Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

         Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

         Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

         Replacement Engine. A General Electric CF6-80C2-D1F engine (or an engine of the same or another manufacturer) of the same or of equal or greater value, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-D1F engine, such replacement engine must then be commonly used in the commercial aviation industry on McDonnell Douglas MD-11 airframes.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of any Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Ratings Group.

         Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01 of the Participation Agreement.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         Secured Obligations. Has the meaning specified in the Granting Clause of the Indenture.

         Securities Act.  The Securities Act of 1933, as amended.

         Series "A" or "Series A Certificates". Certificates issued and designated as "Series A" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

         Series "B" or "Series B Certificates". Certificates issued and designated as "Series B" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

         Series "C" or "Series C Certificates". Certificates issued and designated as "Series C" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

         Series Supplement or Series Supplements. The Series Supplement 1997-1-A to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement 1997-1-B to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1997-1-C to be executed and delivered by the Lessee and the Pass Through Trustee.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Specified Investments. Shall mean (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or
(e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Stipulated Loss Value is to be calculated with reference to any such date.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease.

         Subordination Agent.   First Security Bank, National Association, a
national banking association, not in its individual capacity but solely as Subordination Agent.

         Supplemental Rent. (a) All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreements or any Ancillary Agreement or any other Operative Agreement to WTC, the Lessor, the Owner Participants, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including, without limitation, payments of Stipulated Loss Value, EBO Price and amounts calculated by reference to Termination Value and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreements or any other Operative Agreement, but excluding Basic Rent and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

         Tax. Shall have the meaning set forth in Section 8.01(a) of the Participation Agreement.

          Tax Indemnity Agreements. Each of the Tax Indemnity Agreements (Federal Express Corporation Trust No. N581FE), dated as of May 1, 1997, among the Lessee, the Lessor and each Owner Participant.

         Term. The Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after July 15, 2004 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on January 15, 2012 or January 15, 2017, as the case may be, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the eighth anniversary of the Delivery Date and (iii) Section 4.02(a)(F) of the Lease, January 15, 2015.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Termination Value is to be calculated with reference to any such date.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Treasury Yield. At the time of determination with respect to any Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Certificate and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Certificate. In each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Certificate is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15(919). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N581FE), dated as of May 1, 1997, among the Owner Participants and the Owner Trustee in its individual capacity.

         Trust Estate.  The Lessor's Estate.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participants expressly reserved to the Owner Trustee or the Owner Participants pursuant to the Indenture.

         Underwriters. Morgan Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., Goldman, Sachs & Co. and J.P. Morgan & Co.

         Underwriting Agreement. The Underwriting Agreement dated May 22, 1997 among the Lessee and the Underwriters.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

         U.S. Person.  A Person described in Section 7701(a)(30) of the Code.

         Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by the Lessee, as seller in favor of the Owner Trustee, as buyer, and to be dated the Delivery Date.

         WTC.  Wilmington Trust Company, a Delaware banking corporation.




==============================================================================




                                TRUST AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N583FE)

                            Dated as of May 1, 1997

                                    between

                         FEDERAL EXPRESS CORPORATION,
                                    Trustor


                                      and


              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                                 Owner Trustee



                COVERING ONE MCDONNELL DOUGLAS MD-11F AIRCRAFT
                   SERIAL NO. 48421, REGISTRATION NO. N1752K



==============================================================================


                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
PARTIES....................................................................  1

RECITALS...................................................................  1

                                   ARTICLE 1

                              THE LESSOR'S ESTATE

   Section 1.01.  Authorization and Direction to Owner Trustee.............  1
   Section 1.02.  Declaration of Trust.....................................  2
   Section 1.03.  Conditions Precedent and Advances by Trustor.............  2

                                   ARTICLE 2

                                 DISTRIBUTIONS

   Section 2.01.  Predelivery Funding; Rent, Etc...........................  3
   Section 2.02.  Excepted Payments........................................  3
   Section 2.03.  Other Receipts...........................................  4
   Section 2.04.  Distributions after Default..............................  4
   Section 2.05.  Distributions after Release of Lien of Indenture.........  4
   Section 2.06.  Manner of Making Distributions...........................  5

                                   ARTICLE 3

                               THE OWNER TRUSTEE

   Section 3.01.  Acceptance of Trust and Duties...........................  5
   Section 3.02.  Limitation on Authority of Owner Trustee.................  6
   Section 3.03.  Notice of Default........................................  6
   Section 3.04.  Action Upon Instructions.................................  7
   Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.....  8
   Section 3.06.  Certain Rights of Owner Trustee..........................  9
   Section 3.07.  No Representations or Warranties as to Certain Matters... 11
   Section 3.08.  Status of Moneys Received................................ 12
   Section 3.09.  Self-Dealing............................................. 12
   Section 3.10.  Definition of a Responsible Officer...................... 12
   Section 3.11.  Resignation or Removal of Owner Trustee.................. 12
   Section 3.12.  Estate and Rights of Successor Owner Trustee............. 13
   Section 3.13.  Merger or Consolidation of SSB........................... 14
   Section 3.14.  Co-Trustees.............................................. 14
   Section 3.15.  Interpretation of Agreements............................. 15
   Section 3.16.  Not Acting in Individual Capacity........................ 16
   Section 3.17.  Tax Returns.............................................. 16

                                   ARTICLE 4

                             TERMINATION OF TRUST

   Section 4.01.  Termination.............................................. 16
   Section 4.02.  Distribution of Lessor's Estate upon Termination......... 18

                                   ARTICLE 5

                        TRANSFER OF BENEFICIAL INTEREST


                                   ARTICLE 6

                                 MISCELLANEOUS

   Section 6.01.  Indemnification.......................................... 18
   Section 6.02.  Supplements and Amendments............................... 19
   Section 6.03.  Nature of Title of Trustor............................... 20
   Section 6.04.  Power of Owner Trustee to Convey......................... 20
   Section 6.05.  Notices.................................................. 20
   Section 6.06.  Situs of Trust; Applicable Law; Severability............. 22
   Section 6.07.  Successors and Assigns................................... 22
   Section 6.08.  Headings and Table of Contents........................... 22
   Section 6.09.  Definitions.............................................. 22
   Section 6.10.  Identification of Trust.................................. 22
   Section 6.11.  Counterparts............................................. 22
   Section 6.12.  Trustor Interest......................................... 22

   Schedule I    Definitions


                                TRUST AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N583FE)

         TRUST AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N583FE) dated as of May 1, 1997 (this "Agreement") between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "SSB", and not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"), and FEDERAL EXPRESS CORPORATION, a Delaware corporation (together with its successors and permitted assigns, a "Trustor");


                             W I T N E S S E T H :

         WHEREAS, the Trustor desire to create a trust for the purpose of issuing Certificates, the proceeds of which issuance shall initially be held by the Indenture Trustee on behalf of the Owner Trustee in the Collateral Account and released, subject to the proviso to Section 3.02(a) of the Participation Agreement, on the Delivery Date in order to finance a portion of the Purchase Price of the Aircraft, to acquire the Aircraft from the Lessee on the Delivery Date, to lease the Aircraft to the Lessee on the Delivery Date and to receive the benefits provided for herein.

         WHEREAS, SSB is willing to accept the trust as herein provided and to perform its obligations hereunder in its individual capacity or as the Owner Trustee as the case may be.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, SSB and the Trustor agree as follows:


                                   ARTICLE 1

                              THE LESSOR'S ESTATE

         Section 1.01. Authorization and Direction to Owner Trustee. The Trustor hereby authorizes and directs the Owner Trustee, not individually but solely as the Owner Trustee hereunder:

         (a) to execute and deliver as and when specified in Sections 4.01 and 4.02 of the Participation Agreement and each of the other Operative Agreements to which the Owner Trustee is a party and to enter into and perform the transactions contemplated thereby including, without limitation, accepting title to, and delivery of, the Aircraft from the Lessee on the Delivery Date, and taking all appropriate action to cause the Airframe to be registered with the Federal Aviation Administration in the name of the Owner Trustee;

         (b) to execute and deliver from time to time the Certificates in the manner and subject to the terms and conditions provided in the Participation Agreement and the Indenture;

         (c) to execute and deliver each other document referred to in the Operative Agreements to which the Owner Trustee is a party or which the Owner Trustee is required to deliver pursuant to the Operative Agreements;

         (d) subject to the terms of this Agreement, to perform the obligations and duties and, upon instruction of the Trustor, exercise the rights of the Owner Trustee under the Operative Agreements; and

         (e) to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Trustor, as the Trustor may deem necessary or advisable in connection with the Certificate Closing Date and the Delivery Date and the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustor or its counsel to evidence, conclusively, the direction of the Trustor.

         Section 1.02. Declaration of Trust. SSB hereby declares and agrees, in its individual capacity, that it will, and in its capacity as the Owner Trustee does, hold the Lessor's Estate upon the trust herein set forth for the use and benefit of the Trustor, subject, however, to the provisions of, and the Lien created by, the Indenture. This Agreement is not intended by the Trustor to create, and the trust created hereby is not intended by the Trustor and the other parties interested herein to constitute a business trust for purposes of the Bankruptcy Code.

         Section 1.03. Conditions Precedent and Advances by Trustor. The Trustor agrees to make advances to the Owner Trustee in such amounts and at such times as may be necessary to permit the Owner Trustee to satisfy its obligations under Section 3.02 of the Participation Agreement, subject to the conditions set forth therein. The right and obligation of the Owner Trustee to take the actions required by Section 1.01 hereof shall be subject to the condition that the Trustor shall have made the full aggregate amount of the advances required to be made by the Trustor pursuant to Section 3.02(a) of the Participation Agreement.


                                   ARTICLE 2

                                 DISTRIBUTIONS

         Section 2.01. Predelivery Funding; Rent, Etc. (a) The Trustor and the Owner Trustee acknowledge that the proceeds from the sale of the Certificates to be effected on the Certificate Closing Date are to be held by the Indenture Trustee in the Collateral Account in the manner specified in the Indenture for application as provided therein and in Section 3.02 of the Participation Agreement.

         (b) The Trustor and the Owner Trustee acknowledge that the Lease will be security for the Certificates pursuant to the Indenture which provides that all moneys payable by the Lessee to the Owner Trustee under the Lease (other than Excepted Payments) are to be paid to the Indenture Trustee while the Lien of the Indenture is in effect. Except as otherwise provided in Section 2.04 hereof, the Owner Trustee shall promptly apply each payment of Rent (other than Excepted Payments), Stipulated Loss Value, Termination Value, and any proceeds from the sale, requisition or disposition of the Aircraft received by it as follows:

         (i) prior to the release of the Lien of the Indenture, each such payment shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; provided, that any payments received by the Owner Trustee from (x) the Lessee with respect to SSB's or the Owner Trustee's fees and disbursements under this Agreement, or (y) the Trustor pursuant to Section
   6.01 hereof shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made;

         (ii) any amount remaining after application in full in accordance with paragraph (b)(i) of this Section 2.01 and which represents payments for which provision as to the application thereof is made in any other Operative Agreement shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative Agreement; and

         (iii) after application in accordance with paragraphs (i) and (ii) of this Section 2.01(b), or to the extent received from the Indenture Trustee under the terms of the Indenture, the balance, if any, remaining shall be paid to the Trustor.

         Section 2.02. Excepted Payments. All Excepted Payments at any time received by the Owner Trustee shall be distributed promptly to the applicable Person, and such payment shall not be deemed under any circumstances to be part of the Lessor's Estate.

         Section 2.03.  Other Receipts.  Except as otherwise provided in
Section 2.04 hereof, any payment received by the Owner Trustee, other than those referred to in Sections 2.01 and 2.02 hereof, shall be payable prior to the release of the Lien of the Indenture directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; and following such application or release of Lien, any such payment for which provision as to the application thereof is made in the other Operative Agreements shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of the other Operative Agreements, and any such payment received by the Owner Trustee for which no provision as to the application thereof is made in the Operative Agreements or in this Article 2 shall, unless the Trustor shall have otherwise instructed the Owner Trustee in writing, be distributed promptly to the Trustor.

         Section 2.04. Distributions after Default. Subject to the provisions of Section 2.02 hereof, (i) all payments received and amounts realized by the Owner Trustee after an Indenture Event of Default shall have occurred and shall be continuing and after the Certificates shall have become or been declared due and payable pursuant to Section 7.02(b) or 7.02(c) of the Indenture or the Lease shall have become or been declared in default (including, without limitation, any amounts realized by the Owner Trustee or the Trustor from the exercise of any remedies pursuant to Section 17.01 of the Lease), as well as (ii) all funds then held or thereafter received by the Owner Trustee as part of this Trust Agreement, the Lease or otherwise, shall be distributed to the Indenture Trustee.

         Section 2.05. Distributions after Release of Lien of Indenture. Except as otherwise provided in Sections 2.01, 2.02, 2.03 and 2.04 hereof:

               (a) all payments received and amounts realized by the Owner Trustee under the Lease or otherwise with respect to the Aircraft or any part thereof (including, without limitation, all payments received pursuant to Section 17.01 of the Lease and amounts realized upon the sale or lease of the Aircraft or any part thereof after the termination of the Lease with respect thereto), to the extent received or realized at any time after the Lien of the Indenture shall have been released pursuant to the terms of the Indenture, and

               (b) moneys not included in paragraph (a) of this Section 2.05 remaining as part of the Lessor's Estate after payment in full of amounts described in paragraph (a),

shall, to the extent required, be retained by the Owner Trustee as reimbursement for all expenses hereunder or under the Lease not theretofore reimbursed under this Agreement, the Lease or otherwise and to which the Owner Trustee is entitled to be reimbursed pursuant to the provisions thereof, and any balance remaining thereafter shall be distributed to the Trustor.

         Section 2.06. Manner of Making Distributions. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Trustor pursuant to this Article 2 by transferring by wire transfer in immediately available funds the amount to be distributed to such account or accounts of the Trustor as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article 2 by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided, that the Owner Trustee shall invest overnight, for the benefit of such Trustor, in investments that would be permitted by Article 23 of the Lease (but only to the extent funds are received on or prior to 1:00 P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee, in investments which, after consultation with such Trustor, such Trustor shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and the Lien created by, the Indenture, the Owner Trustee will, if so requested by the Trustor by written notice, pay any and all amounts payable by the Owner Trustee hereunder to such Trustor either (i) by crediting, or causing the Indenture Trustee to credit, such amount or amounts to an account or accounts maintained by such Trustor with the Owner Trustee in its individual capacity or with the Indenture
Trustee in its individual capacity, as the case may be, in immediately available funds, or (ii) by wire transfer of immediately available funds to such other bank account as such Trustor shall notify the Owner Trustee in writing with sufficient information to identify the source and application of such funds.


                                   ARTICLE 3

                               THE OWNER TRUSTEE

         Section 3.01. Acceptance of Trust and Duties. SSB accepts the trust hereby created and, subject to Section 1.03 hereof, in its capacity as the Owner Trustee agrees to perform the same, including without limitation, subject to Section 1.03 hereof, the actions specified in Section 1.01 hereof as herein provided. The Owner Trustee agrees to disburse all monies that it receives under the Operative Agreements in accordance with the terms hereof. The Owner Trustee shall not be answerable or accountable in its individual capacity except as a result of or arising from (a) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (b) any breach by the Owner Trustee of its representations, warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease, Sections 7.01(c), 7.02(a) and (b) and 7.04 of the Participation Agreement or elsewhere in the Operative Agreements, (c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) Lessor's Liens attributable to it in its individual capacity, and (e) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by SSB or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and the Operative Agreements including this Agreement.

         Section 3.02. Limitation on Authority of Owner Trustee. The Owner Trustee shall have no power, right, duty or authority to manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft, Airframe, Engines, any Part thereof or any other property at any time constituting a part of the Lessor's Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Agreements, except (i) to execute and deliver the Operative Agreements to which it is a party, (ii) to exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the Owner Trustee hereunder and under the other Operative Agreements, or (iii) as expressly provided in written instructions from the Trustor given pursuant to Section 1.01, 3.03 or 3.04 hereof; provided, that nothing in this Section 3.02 shall limit in any manner the obligation of the Owner Trustee to perform and observe all the terms of the Operative Agreements or the obligations of the Owner Trustee under this Agreement.

         Section 3.03. Notice of Default. In the event that a Responsible Officer in the Corporate Trust Administration of the Owner Trustee shall have actual knowledge of a Default or an Event of Default, or an Indenture Default or an Indenture Event of Default, the Owner Trustee shall give or cause to be given to the Trustor and the Indenture Trustee prompt notice (in any event, within one Business Day of the discovery thereof) of such Default, Event of Default, Indenture Default or Indenture Event of Default by telegram, telex, or facsimile followed by prompt written notice thereof by first-class certified mail, postage prepaid, return receipt requested in accordance with
Article 14 of the Participation Agreement. Subject to the terms of Section 3.06(e) hereof and the rights of the Indenture Trustee under the Indenture, the Owner Trustee shall take such action with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as shall be specified in written instructions from the Trustor, and if the Owner Trustee shall not have received instructions from the Trustor within 20 days after giving notice of such Default, Event of Default, Indenture Default or Indenture Event of Default to the Trustor, the Owner Trustee may take such action, or refrain from taking such action, with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as it shall deem advisable in the best interests of the Trustor; provided, that the Owner Trustee shall be under no duty to take or refrain from taking any such action in the event the Owner Trustee shall not have received instructions from the Trustor. For all purposes of this Agreement and the Lease, in the absence of actual knowledge of a Responsible Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a Default, Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by the Lessee, the Trustor, the Indenture Trustee or any Certificate Holder.

         Section 3.04. Action Upon Instructions. Subject in all respects to the terms of the Operative Agreements, and subject further to the terms of
Article 2 and Sections 3.03, 3.05 and 3.06 hereof, upon the written instructions at any time and from time to time of the Trustor (which such Trustor agrees shall not be inconsistent with the provisions of the Indenture so long as the Lien of the Indenture has not been discharged), the Owner Trustee will take such of the following actions as may be specified in such instructions:

         (a) give such notice or direction or exercise such right, remedy or power under the Operative Agreements, or take such other action, as shall be specified in such instructions;

         (b) take such action to preserve or protect the Lessor's Estate (including the discharge of Liens and encumbrances) as may be specified in such instructions;

         (c) approve as satisfactory to it all matters required by the terms of the Operative Agreements to be satisfactory to the Owner Trustee (it being understood that without written instructions of the Trustor, the Owner Trustee shall not approve any matter as satisfactory to it), except such approvals as may be required with respect to the Trustor's transfer of its Beneficial Interest pursuant to Article 5;

         (d) upon or after the expiration or earlier termination of the Term of the Lease, convey in accordance with such instructions, the Aircraft and all of the Owner Trustee's right, title and interest in and to the Aircraft or any part thereof for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or retain, lease or otherwise dispose of the Aircraft or any part thereof as shall be specified in such instructions;

         (e) execute and file any financing statement (and any continuation statement with respect to any such financing statement) or any other similar document relating to the Lessor's Estate or the security interests and assignments created by the Operative Agreements, as may be specified in such instructions (which instructions shall be accompanied by an execution form of such financing statement or such continuation statement, as the case may be); and

         (f)   any other action as specified by the Trustor.

         Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.
(a)(i) The Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and with the degree of care specified in Section 3.01 hereof, and in accordance with instructions given by the Trustor hereunder, and no implied duties, covenants or obligations shall be read into this Agreement, any such instructions or the Operative Agreements against the Owner Trustee, and the Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft or any part of the Lessor's Estate except as required by the terms of the Operative Agreements, any such instructions and as otherwise provided herein; and

       (ii) in the absence of bad faith on its part, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement or the other Operative Agreements, but in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement or the Operative Agreements.

         (b) No provision hereof shall require SSB in its individual capacity to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, SSB agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder, or under the Participation Agreement or any Operative Agreement.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Section 3.05, except that in the event of a conflict between this Section 3.05 and Section 3.01 hereof, Section 3.01 hereof shall be controlling.

         (d) The Owner Trustee will furnish to the Trustor, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the other Operative Agreements (including those furnished to the Indenture Trustee pursuant to the terms of the Indenture) and not otherwise furnished to the Trustor.

         (e) Notwithstanding anything herein to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Trustor within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 2.06 hereof and
Article 23 of the Lease.

         Section 3.06. Certain Rights of Owner Trustee. Except as otherwise provided in Section 3.05 hereof:

         (a) in the absence of bad faith on its part, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction or authorization by the Trustor or any other party to any other Operative Agreement shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Owner Trustee, and signed in the name of such party by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary or other duly authorized officer of such party; and any resolution of the Board of Directors or committee thereof of such party shall be sufficiently evidenced by a copy of such resolution certified by the Secretary or an Assistant Secretary of such party, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Owner Trustee;

         (c) whenever in the administration of this Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any of the other Operative Agreements, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of a Responsible Officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Lessee, the Trustor, or the Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Trustor, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice;

         (d) the Owner Trustee may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint with due care, and it shall be entitled to rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice;

         (e) the Owner Trustee shall not be under any obligation to take any action under this Agreement or under any of the other Operative Agreements at the request or direction of the Trustor unless the Persons making such request or direction shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nor shall the Owner Trustee be required to take any action and this Agreement shall not be deemed to impose on the Owner Trustee any obligation to take any action, if the Owner Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement or the other Operative Agreements;

         (f) the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless a Responsible Officer of the Owner Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Owner Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Owner Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the same extent permitted to the Lessor under the Lease, to examine the books and records of the Lessee to reasonably determine whether the Lessee is in compliance with the terms and conditions of the Lease and to examine the Aircraft, Airframe, Engines or any Part thereof personally or by agent or attorney; and

         (g) without limiting the generality of Section 3.05 hereof, except as otherwise provided in written instructions given to the Owner Trustee by the Trustor or as otherwise provided in the Indenture or the Participation Agreement, the Owner Trustee shall not have any duty (i) to see to any recording or filing of the Lease or of this Agreement or any financing statement or other notice or document relating thereto or contemplated under the Operative Agreements or to see to the maintenance of any such recording or filing (other than FAA reporting requirements contained in 14 C.F.R. Sections 47.45 and 47.51), (ii) to see to any insurance on the Aircraft or any part thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Trustor and (to the extent provided in the Indenture) the Indenture Trustee copies of all certificates, reports and other written information which it receives from the Lessee pursuant to the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charges or any Lien (except any Lessor's Lien attributable to it in its individual capacity) owing with respect to, or assessed or levied against any part of the Lessor's Estate, (iv) to confirm or verify any financial statements or reports of the Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease.

         Section 3.07. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR SSB MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that SSB represents and warrants that on the Delivery Date the Owner Trustee shall have received whatever rights, title and interests in, to and under the Aircraft were conveyed to it by the Lessee and SSB represents, warrants and covenants that at all times on and after the Delivery Date the Aircraft shall be free of all Lessor's Liens attributable to it, and that the Owner Trustee shall comply with the last sentence of Section 3.05(b) hereof, or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation or warranty by the Owner Trustee or SSB and except that SSB hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Trustor) the other Operative Agreements to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by SSB and (assuming due authorization, execution and delivery of this Trust Agreement by the Trustor) constitutes the legal, valid and binding obligation of SSB enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         Section 3.08. Status of Moneys Received. All moneys received by the Owner Trustee under or pursuant to any provision of this Agreement or any Operative Agreement shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys except to the extent required by law and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, or may be invested in direct obligations of the United States.

         Section 3.09. Self-Dealing. The Owner Trustee in its individual capacity, or any corporation in or with which the Owner Trustee may be interested or affiliated, or any officer or director of any such corporation, may have normal commercial relations, and otherwise deal, in the ordinary course of business, with the Lessee or any other corporation having relations with the Lessee to the full extent permitted by law.

         Section 3.10. Definition of a Responsible Officer. For purposes of this Trust Agreement only, "Responsible Officer" when used with respect to the Owner Trustee means an officer in the Corporate Trust Administration of SSB customarily performing functions similar to those performed by any of the above designated officers.

         Section 3.11. Resignation or Removal of Owner Trustee. The Owner Trustee or any successor thereof (a) shall resign if required to do so pursuant to Section 7.02(b) of the Participation Agreement and (b) may resign at any time without cause by giving at least 60 days' prior written notice to the Trustor and the Indenture Trustee, such resignation in each case to be effective only upon the appointment of a successor trustee and the acceptance of such appointment by such successor. In addition, but subject to Section
11.01 of the Participation Agreement, the Trustor may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee, such removal to be effective only upon the appointment by the Trustor of a successor Owner Trustee and the acceptance of such appointment by such successor. Upon the giving of notice of resignation or removal of the Owner Trustee, the Trustor may appoint a successor Owner Trustee by an instrument signed by such Trustor. If the Trustor shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee, the Indenture Trustee or the Trustor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Trustor as above provided. Any successor Owner Trustee so appointed by a court shall be superseded by any successor Owner Trustee subsequently appointed by the Trustor.

         The appointment of any successor Owner Trustee shall be subject to the conditions set forth in Section 11.01 of the Participation Agreement.

         Section 3.12. Estate and Rights of Successor Owner Trustee. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Trustor and the Indenture Trustee, an instrument accepting such appointment, and thereupon each successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named as an Owner Trustee herein, but nevertheless upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all estates, properties, rights, powers, duties, property or moneys then held by such predecessor Owner Trustee upon the trust herein expressed. Upon any such transfer by a predecessor Owner Trustee, such predecessor Owner Trustee shall provide the successor Owner Trustee and Trustor an accounting of the Lessor's Estate and the trust hereunder.

         Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Lessor's Estate to be transferred upon the records of the Aeronautics Authority or other registry where the Aircraft may then be registered into the name of the successor Owner Trustee and shall otherwise use its best efforts to comply, or assist the successor Owner Trustee in complying, with the provisions of Section 11.01 of the Participation Agreement.

         Section 3.13. Merger or Consolidation of SSB. Any corporation into which SSB in its individual capacity may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which SSB shall be a party, or any corporation to which substantially all the business of the Owner Trustee in its individual capacity may be transferred, shall, subject to Section 3.12 hereof, be the Owner Trustee under this Agreement without further act; provided, that such corporation shall not also be the Indenture Trustee.

         Section 3.14. Co-Trustees. At any time, subject to Section 7.13 of the Participation Agreement, if the Owner Trustee or the Trustor shall deem it necessary or prudent or desirable in order to conform to legal requirements of any jurisdiction in which any part of the Lessor's Estate may at the time be located, the Trustor and the Owner Trustee jointly shall have the power, and shall execute and deliver all instruments, to appoint one or more Persons approved by the Trustor and the Owner Trustee, to act as co-trustee, or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees (except insofar as local law makes it necessary or prudent or desirable for any such co-trustee or separate trustee to act alone), of all or any part of the Lessor's Estate, and to vest in such Person or Persons, in such capacity, such title to the Lessor's Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustor and the Owner Trustee may consider necessary or prudent or desirable. The Owner Trustee shall not be liable for any act or omission of any co-trustee or separate trustee appointed under this Section 3.14. No appointment of, or action by, any co-trustee or separate trustee appointed under this Section 3.14 will relieve the Owner Trustee of any of its obligations under any Operative Agreement or otherwise affect any of the terms of the Indenture or adversely affect the interests of the Indenture Trustee or the Certificate Holders in the Trust Indenture Estate.

         Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name subject to the conditions of this Agreement.

         Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

         (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

         (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Lessor's Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

         (C) no power given to, or which is provided hereby may be exercised by, any such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

         (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except as otherwise provided hereunder; and

         (E) the Trustor, at any time, by an instrument in writing may remove any such additional trustee.

         Section 3.15. Interpretation of Agreements. In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any other agreement relating to the transactions contemplated by the Operative Agreements or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Operative Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall request in writing instructions of the Trustor and, to the extent that the Owner Trustee acts in good faith in accordance with any instructions received from such Trustor, shall not be liable to any Person; provided, that in the event that no response is made to the Owner Trustee by such Trustor within 25 Business Days after such request, the Owner Trustee shall not be liable to any Person for acts taken by the Owner Trustee in good faith or for any failure to act, except to the extent provided in the last sentence of
Section 3.01 hereof.

         Section 3.16. Not Acting in Individual Capacity. In carrying out the trust hereby created, the Owner Trustee will act solely as trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Operative Agreements to which it is a party; and all Persons, other than the Trustor as provided in this Agreement, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Lessor's Estate for payment or satisfaction thereof, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.17. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all moneys under this Agreement or any Operative Agreement. The Trustor shall be responsible for causing to be prepared and filed all income tax returns required to be filed by such Trustor. The Owner Trustee, upon the request of either Trustor and at the expense of the Lessee, will furnish the Trustor with all such information as may be reasonably required or advisable from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. The Owner Trustee shall be responsible for causing to be prepared at the request of the Trustor, but at the expense of the Lessee, all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; provided, that the Owner Trustee shall deliver a completed copy of all such returns to the Trustor not more than 60 nor less than 30 days prior to the due date of the return (provided that the Owner Trustee shall have timely received all necessary information to complete such return). The Trustor, upon request, will furnish the Owner Trustee with all such information as may be reasonably required from such Trustor that is in its possession in connection with the preparation of such income tax returns.


                                   ARTICLE 4

                             TERMINATION OF TRUST

         Section 4.01. Termination. This Agreement and the trust created and provided for hereby shall cease and be terminated in any one of the following events, whichever shall first occur:

         (a) If the Trustor shall by notice in writing to the Owner Trustee revoke and terminate the trust on and as of a date stated in such notice, which date shall not be less than ten nor more than thirty days from the date of mailing such notice, then on the date specified in such notice the trust created and provided for hereby shall cease and terminate; provided; however, that prior to the discharge of the Indenture in accordance with its terms such notice shall not be effective and the trust created and provided for hereby shall not cease and terminate without the consent of the Indenture Trustee;

         (b) The sale or other final disposition by the Owner Trustee of all of its interest in all property constituting or included in the Lessor's Estate and, if the Indenture shall then be in effect, the sale or other disposition by the Indenture Trustee of all of its interest in all property constituting or included in the Lessor's Estate, and the final disposition by the Owner Trustee and, if the Indenture shall then be in effect, the Indenture Trustee, of all moneys or other property or proceeds constituting part of the Lessor's Estate in accordance with the terms hereof; or

         (b) 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement; provided, however, that if the Trust shall be or become valid under applicable law for a period subsequent to 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid.

         In the event of a termination pursuant to this Section 4.01, if the Indenture is still in effect, the Trustor will promptly and duly execute and deliver to the Indenture Trustee such documents and assurances including, without limitation, conveyances, financing statements and continuation statements with respect to financing statements and take such further action as the Indenture Trustee may from time to time reasonably request and furnish in order to protect the rights and remedies created or intended to be created in favor of the Indenture Trustee under the Indenture and to create for the benefit of the Loan Certificate Holders a valid first mortgage lien with respect to, and a first and prior perfected security interest in, the Trust Indenture Estate. This Section 4.01 is intended to benefit, and may be enforced by the Indenture Trustee.

         Section 4.02.  Distribution of Lessor's Estate upon Termination.
Upon any termination of this trust pursuant to the provisions of Section 4.01 hereof, the Owner Trustee shall convey the Lessor's Estate (subject to all obligations, if any, of the Owner Trustee then existing under the Operative Agreements to which the Owner Trustee is a party) to such purchaser or purchasers or the Trustor, as the case may be, and for such amount and on such terms as shall be specified in joint written instructions from the Trustor delivered to the Owner Trustee prior to the date of termination; provided, that in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to the Lessor's Estate to the Trustor. Upon making such transfer or sale and accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in Section 2.05 hereof.


                                   ARTICLE 5

                        TRANSFER OF BENEFICIAL INTEREST

         The Initial Owner Participant may, on the Delivery Date (or, if earlier, the Transfer Date), assign, convey or otherwise transfer its Beneficial Interest to one or more institutional investors to enable the Owner Trustee to purchase the Aircraft pursuant to Section 3.02 of the Participation Agreement.


                                   ARTICLE 6

                                 MISCELLANEOUS

         Section 6.01. Indemnification. The Trustor agrees (severally and not jointly) to reimburse and save SSB harmless against any and all loss, damage, liability, claims, demands, disbursements and expenses, including taxes (excluding taxes imposed against SSB upon or with respect to any fees or compensation for services rendered by the Owner Trustee and SSB hereunder) and reasonable counsel fees (any "Loss"), which may be incurred by reason of its being the Owner Trustee or acting hereunder or under the Operative Agreements, but solely by reason thereof and arising out of or relating solely to this Agreement or the other Operative Agreements or the Aircraft or the Rent and other sums payable therefor, or by reason of any occurrence directly relating thereto while so acting, and to secure the payment thereof, the Owner Trustee, in its individual capacity, shall have a Lien on the Lessor's Estate and the proceeds thereof, including income, prior to any interest therein of the Trustor and their respective assigns (but subject to the rights of the Lessee under the Operative Agreements and subject and subordinate to the Lien of the Indenture); provided, that neither Trustor shall have any obligation hereunder to indemnify SSB for any Losses arising from or the result of (A) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (B) any inaccuracy of any representation of the Owner Trustee in its individual capacity or any breach by the Owner Trustee of its warranties and covenants given in its individual capacity in this Agreement and Sections 7.01(c), 7.02(a) and (b) and 7.04 of the Participation Agreement or elsewhere in the Operative Agreements, (C) the failure to use ordinary care in receiving, handling and disbursing funds, (D) Lessor's Liens attributable to it in its individual capacity, (E) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by SSB or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and this Agreement, (F) taxes excluded from indemnification pursuant to Section 8.01(b) of the Participation Agreement (disregarding for the purposes of this Section 6.01, subsections (iii), (vi) and (xi) of Section 8.01(b) of the Participation Agreement) and subsections
(ii), (iv), (vi), and (viii) of Section 9.01(b) of the Participation Agreement); provided, that, before asserting any right to payment or indemnification hereunder, the Owner Trustee shall first demand (but need not exhaust its remedies with respect to) its corresponding right to payment or indemnification from the Lessee pursuant to the Participation Agreement. It is further understood that the distribution by the Owner Trustee of all or any part of the Lessor's Estate as provided in Section 4.02 of this Agreement shall not impair the right of SSB to indemnity, payment and reimbursement as herein provided. In the event SSB makes any advances at any time to pay or to provide for the payment of any such Loss, then SSB shall be entitled, in addition to reimbursement for the principal of the sum so advanced, to interest on the amount of such advances at the Prime Rate. The provisions of this Section shall continue in force and effect notwithstanding the termination of this trust or the resignation, inability or incapacity to act or removal of the Owner Trustee. The Owner Trustee (in its individual capacity or as trustee) agrees that it shall have no right against (except as provided in this Section 6.01) the Trustor or (subject to the provisions of the Indenture) the Trust Indenture Estate for any fee as compensation for its services hereunder.

         Section 6.02. Supplements and Amendments. At any time and from time to time, only upon the written request of the Trustor (a) SSB and the Trustor shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement as specified in such request and (b) the Owner Trustee shall, subject to the provisions of Article XIII of the Indenture, enter into or consent to such written amendment or modification of or supplement to any of the Operative Agreements as the Indenture Trustee and any other necessary parties may agree to in writing and as may be specified in such request, or execute and deliver such written waiver of the terms of any of the Operative Agreements as may be agreed to in writing by the Indenture Trustee and as may be specified in such request; provided, that (i) the Owner Trustee shall not execute any such supplement, amendment, waiver or modification without the prior written consent of the Trustor, (ii) if in the reasonable opinion of the Owner Trustee any document required to be executed by it pursuant to this Section adversely affects any right or duty of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any other Operative Agreement, the Owner Trustee may in its discretion decline to execute such document and (iii) any amendment or supplement to this Agreement that would adversely affect the rights of the Indenture Trustee or the Holders shall be subject to the prior written consent of the Indenture Trustee, it being understood that an amendment to this Agreement pursuant to and in accordance with Section 2.03 of the Participation Agreement shall not require the prior written consent of the Indenture Trustee. It shall not be necessary that any request pursuant to this Section specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof. Promptly after the execution by SSB or the Owner Trustee of any document pursuant to this Section, the Owner Trustee shall mail a conformed copy thereof to the Trustor, the Indenture Trustee and the Lessee, but the failure of the Owner Trustee to mail such conformed copies shall not impair or affect the validity of such document.

         Section 6.03. Nature of Title of Trustor. No Trustor shall have any legal title to any part of the Lessor's Estate. No transfer, by operation of law or otherwise, of the right, title and interest of the Trustor in and to the Lessor's Estate or the trust hereunder shall operate to terminate this Agreement or Lessor's Estate, except as provided in Section 4.01 hereof.

         Section 6.04. Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by the Owner Trustee of the interest of the Owner Trustee in the Operative Agreements or in the Aircraft or any part thereof pursuant to and in compliance with the terms of this Agreement or the Operative Agreements shall bind the Trustor and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Trustor in and to the Operative Agreements or the Aircraft or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

         Section 6.05. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, and (c) if given by FedEx service or other means, when received or personally delivered, addressed:

   If to the Owner Trustee: State Street Bank and Trust Company of Connecticut,
                            National Association
                            c/o State Street Bank and Trust Company
                            Two International Place
                            4th Floor
                            Boston, Massachusetts 02110
                            Attention:  Corporate Trust Department
                            Telephone:  (617) 664-5526
                            Facsimile:  (617) 664-5371

   If to the Trustor:       Federal Express Corporation
                            2007 Corporate Avenue
                            Memphis, Tennessee 38132
                            Attention:  Vice President and Treasurer

                            with a copy to Senior Vice President and General Counsel at:

                            1980 Nonconnah Boulevard
                            Memphis, Tennessee 38132
                            Telephone:  (901) 395-3388
                            Facsimile:  (901) 395-4758;

   If to the Indenture
   Trustee:                 First Security Bank, National Association
                            79 South Main Street
                            Salt Lake City, Utah 84111
                            Attention:  Corporate Trust Department
                            Telephone:  (801) 246-5630
                            Facsimile:  (801) 246-5053

or as to any of the foregoing parties at such other address as such party may designate by notice duly given in accordance with this Section to the other parties.

         Section 6.06. Situs of Trust; Applicable Law; Severability. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND PERFORMANCE. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective; provided, that such remaining provisions do not increase the obligations or liabilities of the Owner Trustee or the Trustor.

         Section 6.07. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of the Beneficial Interest, but only to the extent the Beneficial Interest has been transferred or assigned in accordance with the limitations of Article 5 of this Agreement.

         Section 6.08. Headings and Table of Contents. The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 6.09. Definitions. The capitalized terms used herein, unless otherwise herein defined or the context hereof shall otherwise require, shall have the respective meanings set forth in Schedule I attached hereto.

         Section 6.10. Identification of Trust. This trust may for convenience be referred to as the "Federal Express Corporation Trust No. N583FE."

         Section 6.11. Counterparts. This instrument may be executed in any number of counterparts or upon separate signature pages bound together in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

         Section 6.12. Trustor Interest. The Trustor have only a beneficial interest in any specific property of this Trust. No creditor of the Trustor shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of this trust (as opposed to such Trustor's beneficial interest in this trust).

         IN WITNESS WHEREOF, SSB and the Trustor have caused this Agreement to be duly executed all as of the date first above written.


                        FEDERAL EXPRESS CORPORATION


                        By: ________________________________________________
                            Name:  Robert D. Henning
                            Title: Assistant Treasurer and Managing Director
                                   - Structured Finance



                        STATE STREET BANK AND TRUST COMPANY OF
                        CONNECTICUT, NATIONAL ASSOCIATION


                         By: _______________________________________________
                             Name:
                             Title:





                                  SCHEDULE I

                                  DEFINITIONS
                (FEDERAL EXPRESS CORPORATION TRUST NO. N583FE)


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement, the Series Supplements, the Intercreditor Agreement and the Liquidity Facilities) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Additional Insured.  As defined in Article 13 of the Lease.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affidavits. The affidavits of citizenship of the Owner Trustee and the Owner Participant.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

         After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

         Aircraft. The Airframe to be sold by the Lessee to the Owner Trustee as provided in the Participation Agreement and to be leased under the Lease (or any permitted substitute airframe thereunder) together with three Engines (whether each an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease. Prior to delivery of the initial Lease Supplement, references in the Operative Agreements (including Section 3.03 of the Participation Agreement) to Aircraft shall mean the McDonnell Douglas MD-11F airframe bearing FAA Registration Number N1752K (currently anticipated to be changed to N583FE) and Manufacturer's serial number 48421, together with three General Electric CF6-80C2-D1F engines.

         Airframe. The McDonnell Douglas MD-11F aircraft (excluding the Engines or engines from time to time installed thereon) to be leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any Replacement Airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on or prior to the Delivery Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, each Liquidity Provider and the Owner Participant.

         Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N583FE), dated the Delivery Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Application. The application for registration of the Aircraft with the FAA in the name of the Owner Trustee.

         Appraisal. The report prepared by BK Associates, Inc. and to be delivered to the Owner Participant (with a copy of the conclusions to the Lessee) on the Delivery Date pursuant to Section 4.02(h) of the Participation Agreement.

         Average Life Date. For any Certificate, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Certificate.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Delivery Date and ending at the end of the day on March 15, 2019, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant (or the Initial Owner Participant, as the case may be) under the Trust Agreement.

         Bills of Sale. Collectively, the FAA Bill of Sale and the Warranty Bill of Sale.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in the United States in which the office or agency is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Boston, Massachusetts.

         Certificate Closing Date. The date of the closing with respect to the purchase of Certificates by the Pass Through Trustee contemplated by Section 2.01(b) of the Participation Agreement.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N583FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Class A Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Class B Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of Certificates by the Pass Through Trustee.

         Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

         Collateral Account. The deposit account established and maintained pursuant to Section 2.13 of the Indenture.

         Collateral Account Control Agreement. The Collateral Account Control Agreement dated as of May 1, 1997 among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

         Commitment. The amount of the Owner Participant's participation in the Purchase Price required to be made available or paid as provided in
Section 3.02 of the Participation Agreement.

         Corporate Trust Administration. The Corporate Trust Administration office of the Owner Trustee located at 750 Main Street, Hartford, Connecticut 06103, Attention: Corporation Trust Administration, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

         Corporate Trust Department. The Corporate Trust Department office of the Indenture Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

         CRAF Program. Has the meaning specified in Section 7.01(f) of the Lease.

         Cut-Off Date.  December 15, 1997.

         Debt Portion. The amount specified as such on Schedule IV to the Participation Agreement.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date. The date on which the Aircraft is delivered and sold by the Lessee to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

         Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.03(c) of the Participation Agreement.

         EBO Date. Has the meaning specified in Section 4.02(a)(F) of the Lease.

         EBO Price. Has the meaning specified in Section 4.02(a)(F) of the Lease.

         Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

         Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

         Engine. Each of the three General Electric CF6-80C2-D1F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.03, 11.03, 11.04 or 12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, all Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of May 1, 1997, executed by the Engine Manufacturer.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N583FE), dated as of May 1, 1997 between the Lessor and the Lessee.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan. An employee benefit plan subject to Title I of ERISA, or an individual retirement account or plan subject to Section 4975 of the Code.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) due to theft or disappearance for a period in excess of 30 days (or such longer period not to exceed 60 days from the end of such 30 day period if and so long as the location of such property is known and the Lessee is pursuing the recovery thereof) or to the end of the Term, if less, unless such event constitutes an Event of Loss under clause (i)(B) or clause (ii) below, or (B) due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever;
(ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government, or instrumentality or agency of any such foreign government, or any purported government or instrumentality or agency thereof for a period in excess of 180 days or the end of the Term, if less, or (B) by the Government for a period extending beyond the Term provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of up to six months beyond the end of the Term in the event that the Aircraft or the Airframe or any Engine is requisitioned by the Government pursuant to an activation as part of the CRAF Program described in Section 7.02(a)(iv) of the Lease; or (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited for a period of four (4) consecutive months, unless the Lessee, prior to the expiration of such four (4) month period, shall be diligently carrying forward all steps which are necessary and desirable to permit the normal use of the Aircraft or Airframe provided, however, that an Event of Loss shall be deemed to have occurred if (x) the Lessee fails to continue diligently carrying forward all such steps or (y) the use of the Aircraft or the Airframe in the normal course of air transportation of cargo shall have been prohibited for a period of an additional 8 months following such 4 month period or (z) unless waived by the Lessor, the Term shall have expired. The date of such Event of Loss shall be (t) the 30th day or the 90th day, as the case may be, following loss of such property or its use due to theft or disappearance; (u) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (v) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (w) the date of any condemnation, confiscation, seizure or requisition of title of such property; (x) the earlier of the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government or instrumentality or agency thereof or the end of the Term; (y) the last day of the Term in the case of requisition for use of such property by the Government or (z) the last day of the 4 month or additional 8 month period, referred to in clause (iv) above or, if earlier, the last day of the Term (unless waived by the Lessor). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Excepted Payments. Collectively, (i) indemnity or other payments of expenses paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to Article 8, 9, or 10 or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to Section 7.01(e), Article 9 or Section 11.03(a) of the Lease, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with the provisions of but not required under Article 13 of the Lease, (iv) all right, title and interest of the Owner Participant in, to and under the Tax Indemnity Agreement and payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any amounts payable by the Lessee to the Owner Participant or the Owner Trustee in its individual capacity, after the release thereof from the Lien of the Indenture, (vi) subject to Section 3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (vi) above and (viii) any payments in respect of interest to the extent attributable to the payments referred to in clauses
(i) through (vi) above.

         Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

         FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by the Lessee in favor of the Owner Trustee and to be dated the Delivery Date.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, except for purposes of Section 17.01 of the Lease, it shall be assumed that the Aircraft is in at least the condition required under the Lease in the case of return of the Aircraft pursuant to
Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease. For purposes of
Section 17.01 of the Lease, such determination shall be made on an "as is, where is" basis by a qualified independent appraiser selected by the Lessor and the costs and expenses of the appraisal shall be borne by the Lessee, unless the Lessor has not obtained possession of the Aircraft pursuant to such
Section 17.01, in which case an appraiser shall not be appointed and such Fair Market Rental shall be deemed to be zero.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of Section 17.01 of the Lease, it shall be assumed that the Aircraft is in at least the condition required under the Lease in the case of return of the Aircraft pursuant to
Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease. For purposes of
Section 17.01 of the Lease, such determination shall be made on an "as is, where is" basis by a qualified independent appraiser selected by the Lessor and the costs and expenses of the appraisal shall be borne by the Lessee, unless the Lessor has not obtained possession of the Aircraft free and clear of all Liens and unencumbered by the Lease pursuant to such Section 17.01, in which case an appraiser shall not be appointed and such Fair Market Value shall be deemed to be zero.

         Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         Final Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the lesser of (i) Fair Market Rental as determined as of the commencement of such Fixed Renewal Term and (ii) the amount set forth in Ancillary Agreement I.

         Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         FSB. First Security Bank, National Association, a national banking association.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

         GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of SSB, in its individual capacity and as Owner Trustee and Lessor, the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Pass Through Trustee nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N583FE), dated as of May 1, 1997, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement.

         Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N583FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Trustee. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity against which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

         Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Initial Owner Participant. Federal Express Corporation, a Delaware corporation.

         Intercreditor Agreement. The Intercreditor Agreement dated as of May 1, 1997, among the Pass Through Trustee, the Class A Liquidity Provider, the Class B Liquidity Provider and the Subordination Agent.

         Interest Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Invoice. The invoice for the Aircraft given by the Lessee to the Lessor.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N583FE) dated as of May 1, 1997, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N583FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Lease.

         Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

         Lessee.  Federal Express Corporation, a Delaware corporation.

         Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

         Lessor. State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent, Renewal Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of either the Owner Trustee in its individual capacity or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant or to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement). Notwithstanding the foregoing, "Lessor's Estate" shall not include any Excepted Payment.

         Lessor's Liens. Liens against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, the Owner Participant or any Affiliate of such Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct either not related to the transactions contemplated by or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant or any Affiliate of such Owner Participant which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant or any Affiliate of such Owner Participant, the Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement or by reason of Section 8.01(b) or 9.01(b) of the Participation Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft resulting from an action or at the direction of the Lessee pursuant to Section 4.02(a) or
Article 8, 9, 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

         Liquidity Facility. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Liquidity Provider. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Losses. Has the meaning specified in Section 17.02(a) of the Participation Agreement.

         Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant unless all Certificates then outstanding shall be held by such Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

         Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of
(i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the outstanding principal amount of such Certificate plus accrued interest.

         Mandatory Document Terms. The terms set forth on Schedule V to the Participation Agreement.

         Mandatory Economic Terms. The terms set forth on Schedule VI to the Participation Agreement.

         Manufacturer.  McDonnell Douglas Corporation, a Maryland corporation.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Modification Agreement. The Aircraft Modification Agreement dated as of December 1, 1995 between the Lessee and the Manufacturer providing for the refurbishing and reconfiguration of the Aircraft including any warranties relating thereto, but only to the extent that the foregoing relates to the Aircraft, to the extent assigned to the Owner Trustee pursuant to the Warranty Bill of Sale.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate per semi-annual period equal to the Debt Rate.

         Non-U.S. Person.  Any Person other than a U.S. Person.

         Obsolete Parts. Parts which the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Lease, the Lease Supplement, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Engine Consent, each Liquidity Facility, the Intercreditor Agreement, the Collateral Account Control Agreement and the Tax Indemnity Agreement.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Owner Participant. The Person to whom on the Delivery Date (or, if earlier, the Transfer Date) the Initial Owner Participant shall transfer its Beneficial Interest pursuant to Section 3.02 of the Participation Agreement and any successors thereto, and any Person to which the Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Trustee. SSB, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement.

         Owner Trustee Guarantor. The provider, if any, of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

         Owner's Economic Return. The Owner Participant's anticipated net after-tax yield and aggregate after-tax cash flow during the Basic Term, utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages and EBO Price, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N583FE), dated as of May 1, 1997, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee, the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee and the Subordination Agent not in its individual capacity except as otherwise expressly provided therein, but solely as subordination agent.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or title to which remains vested in the Lessor pursuant to Article 8 of the Lease.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of May 1, 1997 between the Lessee and the Pass Through Trustee.

         Pass Through Certificates. Any of the Pass Through Certificates, 1997-1-A, the Pass Through Certificates, 1997-1-B or the Pass Through Certificates, 1997-1-C, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

         Pass Through Trust. The Federal Express Corporation 1997-1 Pass Through Trust Class A, Federal Express Corporation 1997-1 Pass Through Trust Class B and Federal Express Corporation 1997-1 Pass Through Trust Class C, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

         Pass Through Trustee. First Security Bank, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date.  Each January 15 and July 15 commencing on July 15,
1997.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

         Premium Termination Date. With respect to the Series A Certificates, December 27, 2011, with respect to the Series B Certificates, February 5, 2010 and with respect to the Series C Certificates, March 22, 2007.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Principal Amount. With respect to a Certificate means the stated original principal amount of such Certificate and, with respect to all Certificates, means the aggregate stated original principal amounts of all Certificates.

         Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

         Proposed Termination Date. Has the meaning specified in Section 10.01(a) of the Lease.

         Purchase Price.  The amount specified as such in Ancillary Agreement
I.

         Rating Agencies. Collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Pass Through Certificates and which shall then be rating the Pass Through Certificates. The initial Rating Agencies will be Moody's and S&P.

         Rating Agency Confirmation. With respect to any Operative Agreement that is to be modified in any material respect on the Delivery Date or the Transfer Date, if applicable, a written confirmation from each of the Rating Agencies that the use of such Operative Agreement with such modifications would not result in (i) a reduction of the rating for any Class of Pass Through Certificates below the then current rating for such Class of Pass Through Certificates or (ii) a withdrawal or suspension of the rating of any Class of Pass Through Certificates.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 31 for January 15 Payment Dates and June 30 for July 15 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Register.  Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         Remaining Weighted Average Life. On a given date with respect to any Certificate the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Certificate by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. Any Fixed Renewal Term or Fair Market Renewal Term with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date. March 15, 2019 and each January 15 and July 15 commencing on January 15, 1998, and continuing thereafter during the Term.

         Reoptimization Date. Has the meaning set forth in Section 2.03(b) of the Participation Agreement.

         Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

         Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

         Replacement Engine. A General Electric CF6-80C2-D1F engine (or an engine of the same or another manufacturer) of equal or greater value, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-D1F engine, such replacement engine must then be commonly used in the commercial aviation industry on McDonnell Douglas MD-11 airframes.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Ratings Group.

         Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01 of the Participation Agreement.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         Secured Obligations. Has the meaning specified in the Granting Clause of the Indenture.

         Securities Act.  The Securities Act of 1933, as amended.

         Series "A" or "Series A Certificates". Certificates issued and designated as "Series A" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

         Series "B" or "Series B Certificates". Certificates issued and designated as "Series B" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

         Series "C" or "Series C Certificates". Certificates issued and designated as "Series C" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

         Series Supplement or Series Supplements. The Series Supplement 1997-1-A to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement 1997-1-B to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1997-1-C to be executed and delivered by the Lessee and the Pass Through Trustee.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Specified Investments. Shall mean (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or
(e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

         SSB. State Street Bank and Trust Company of Connecticut, National Association, a national banking association.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Stipulated Loss Value is to be calculated with reference to any such date.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease.

         Subordination Agent. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Subordination Agent.

         Supplemental Rent. (a) All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to SSB, the Lessor, the Owner Participant, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including, without limitation, payments of Stipulated Loss Value, EBO Price and amounts calculated by reference to Termination Value, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

          Tax. Has the meaning set forth in Section 8.01(a) of the Participation Agreement.

          Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N583FE), dated as of May 1, 1997, between the Lessee and the Owner Participant.

         Term. The Basic Term and any Renewal Term unless the Lease is terminated earlier pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after the fifth anniversary of the Delivery Date in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease the Rent Payment Date falling on January 15, 2012 or January 15, 2017, as the case may be, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the fifth anniversary of the Delivery Date and (iii) Section 4.02(a)(F) of the Lease, January 15, 2014.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Termination Value is to be calculated with reference to any such date.

         Transfer Date. Has the meaning set forth in Section 2.02(b) of the Participation Agreement.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Treasury Yield. At the time of determination with respect to any Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Certificate and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Certificate. In each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Certificate is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15(919). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N583FE), dated as of May 1, 1997, between the Owner Participant and the Owner Trustee in its individual capacity.

         Trust Estate.  The Lessor's Estate.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

         Underwriters. Morgan Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., Goldman, Sachs & Co. and J.P. Morgan & Co.

         Underwriting Agreement. The Underwriting Agreement dated May 22, 1997 among the Lessee and the Underwriters.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

         U.S. Person.  A Person described in Section 7701(a)(30) of the Code.

         Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by the Lessee, as seller in favor of the Owner Trustee, as buyer, and to be dated the Delivery Date.



==============================================================================




                                TRUST AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)

                            Dated as of May 1, 1997

                                    between

                         FEDERAL EXPRESS CORPORATION,
                                    Trustor


                                      and


              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                                 Owner Trustee



                COVERING ONE MCDONNELL DOUGLAS MD-11F AIRCRAFT
                   SERIAL NO. 48436, REGISTRATION NO. N1768D



==============================================================================


                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
PARTIES....................................................................  1

RECITALS...................................................................  1

                                   ARTICLE 1

                              THE LESSOR'S ESTATE

   Section 1.01.  Authorization and Direction to Owner Trustee.............  1
   Section 1.02.  Declaration of Trust.....................................  2
   Section 1.03.  Conditions Precedent and Advances by Trustor.............  2

                                   ARTICLE 2

                                 DISTRIBUTIONS

   Section 2.01.  Predelivery Funding; Rent, Etc...........................  3
   Section 2.02.  Excepted Payments........................................  3
   Section 2.03.  Other Receipts...........................................  4
   Section 2.04.  Distributions after Default..............................  4
   Section 2.05.  Distributions after Release of Lien of Indenture.........  4
   Section 2.06.  Manner of Making Distributions...........................  5

                                   ARTICLE 3

                               THE OWNER TRUSTEE

   Section 3.01.  Acceptance of Trust and Duties...........................  5
   Section 3.02.  Limitation on Authority of Owner Trustee.................  6
   Section 3.03.  Notice of Default........................................  6
   Section 3.04.  Action Upon Instructions.................................  7
   Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.....  8
   Section 3.06.  Certain Rights of Owner Trustee..........................  9
   Section 3.07.  No Representations or Warranties as to Certain Matters... 11
   Section 3.08.  Status of Moneys Received................................ 12
   Section 3.09.  Self-Dealing............................................. 12
   Section 3.10.  Definition of a Responsible Officer...................... 12
   Section 3.11.  Resignation or Removal of Owner Trustee.................. 12
   Section 3.12.  Estate and Rights of Successor Owner Trustee............. 13
   Section 3.13.  Merger or Consolidation of SSB........................... 14
   Section 3.14.  Co-Trustees.............................................. 14
   Section 3.15.  Interpretation of Agreements............................. 15
   Section 3.16.  Not Acting in Individual Capacity........................ 16
   Section 3.17.  Tax Returns.............................................. 16

                                   ARTICLE 4

                             TERMINATION OF TRUST

   Section 4.01.  Termination.............................................. 16
   Section 4.02.  Distribution of Lessor's Estate upon Termination......... 18

                                   ARTICLE 5

                        TRANSFER OF BENEFICIAL INTEREST


                                   ARTICLE 6

                                 MISCELLANEOUS

   Section 6.01.  Indemnification.......................................... 18
   Section 6.02.  Supplements and Amendments............................... 19
   Section 6.03.  Nature of Title of Trustor............................... 20
   Section 6.04.  Power of Owner Trustee to Convey......................... 20
   Section 6.05.  Notices.................................................. 20
   Section 6.06.  Situs of Trust; Applicable Law; Severability............. 22
   Section 6.07.  Successors and Assigns................................... 22
   Section 6.08.  Headings and Table of Contents........................... 22
   Section 6.09.  Definitions.............................................. 22
   Section 6.10.  Identification of Trust.................................. 22
   Section 6.11.  Counterparts............................................. 22
   Section 6.12.  Trustor Interest......................................... 22

   Schedule I    Definitions


                                TRUST AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)

         TRUST AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE) dated as of May 1, 1997 (this "Agreement") between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "SSB", and not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"), and FEDERAL EXPRESS CORPORATION, a Delaware corporation (together with its successors and permitted assigns, a "Trustor");


                             W I T N E S S E T H :

         WHEREAS, the Trustor desire to create a trust for the purpose of issuing Certificates, the proceeds of which issuance shall initially be held by the Indenture Trustee on behalf of the Owner Trustee in the Collateral Account and released, subject to the proviso to Section 3.02(a) of the Participation Agreement, on the Delivery Date in order to finance a portion of the Purchase Price of the Aircraft, to acquire the Aircraft from the Lessee on the Delivery Date, to lease the Aircraft to the Lessee on the Delivery Date and to receive the benefits provided for herein.

         WHEREAS, SSB is willing to accept the trust as herein provided and to perform its obligations hereunder in its individual capacity or as the Owner Trustee as the case may be.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, SSB and the Trustor agree as follows:


                                   ARTICLE 1

                              THE LESSOR'S ESTATE

         Section 1.01. Authorization and Direction to Owner Trustee. The Trustor hereby authorizes and directs the Owner Trustee, not individually but solely as the Owner Trustee hereunder:

         (a) to execute and deliver as and when specified in Sections 4.01 and 4.02 of the Participation Agreement and each of the other Operative Agreements to which the Owner Trustee is a party and to enter into and perform the transactions contemplated thereby including, without limitation, accepting title to, and delivery of, the Aircraft from the Lessee on the Delivery Date, and taking all appropriate action to cause the Airframe to be registered with the Federal Aviation Administration in the name of the Owner Trustee;

         (b) to execute and deliver from time to time the Certificates in the manner and subject to the terms and conditions provided in the Participation Agreement and the Indenture;

         (c) to execute and deliver each other document referred to in the Operative Agreements to which the Owner Trustee is a party or which the Owner Trustee is required to deliver pursuant to the Operative Agreements;

         (d) subject to the terms of this Agreement, to perform the obligations and duties and, upon instruction of the Trustor, exercise the rights of the Owner Trustee under the Operative Agreements; and

         (e) to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Trustor, as the Trustor may deem necessary or advisable in connection with the Certificate Closing Date and the Delivery Date and the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustor or its counsel to evidence, conclusively, the direction of the Trustor.

         Section 1.02. Declaration of Trust. SSB hereby declares and agrees, in its individual capacity, that it will, and in its capacity as the Owner Trustee does, hold the Lessor's Estate upon the trust herein set forth for the use and benefit of the Trustor, subject, however, to the provisions of, and the Lien created by, the Indenture. This Agreement is not intended by the Trustor to create, and the trust created hereby is not intended by the Trustor and the other parties interested herein to constitute a business trust for purposes of the Bankruptcy Code.

         Section 1.03. Conditions Precedent and Advances by Trustor. The Trustor agrees to make advances to the Owner Trustee in such amounts and at such times as may be necessary to permit the Owner Trustee to satisfy its obligations under Section 3.02 of the Participation Agreement, subject to the conditions set forth therein. The right and obligation of the Owner Trustee to take the actions required by Section 1.01 hereof shall be subject to the condition that the Trustor shall have made the full aggregate amount of the advances required to be made by the Trustor pursuant to Section 3.02(a) of the Participation Agreement.


                                   ARTICLE 2

                                 DISTRIBUTIONS

         Section 2.01. Predelivery Funding; Rent, Etc. (a) The Trustor and the Owner Trustee acknowledge that the proceeds from the sale of the Certificates to be effected on the Certificate Closing Date are to be held by the Indenture Trustee in the Collateral Account in the manner specified in the Indenture for application as provided therein and in Section 3.02 of the Participation Agreement.

         (b) The Trustor and the Owner Trustee acknowledge that the Lease will be security for the Certificates pursuant to the Indenture which provides that all moneys payable by the Lessee to the Owner Trustee under the Lease (other than Excepted Payments) are to be paid to the Indenture Trustee while the Lien of the Indenture is in effect. Except as otherwise provided in Section 2.04 hereof, the Owner Trustee shall promptly apply each payment of Rent (other than Excepted Payments), Stipulated Loss Value, Termination Value, and any proceeds from the sale, requisition or disposition of the Aircraft received by it as follows:

         (i) prior to the release of the Lien of the Indenture, each such payment shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; provided, that any payments received by the Owner Trustee from (x) the Lessee with respect to SSB's or the Owner Trustee's fees and disbursements under this Agreement, or (y) the Trustor pursuant to Section
   6.01 hereof shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made;

         (ii) any amount remaining after application in full in accordance with paragraph (b)(i) of this Section 2.01 and which represents payments for which provision as to the application thereof is made in any other Operative Agreement shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative Agreement; and

         (iii) after application in accordance with paragraphs (i) and (ii) of this Section 2.01(b), or to the extent received from the Indenture Trustee under the terms of the Indenture, the balance, if any, remaining shall be paid to the Trustor.

         Section 2.02. Excepted Payments. All Excepted Payments at any time received by the Owner Trustee shall be distributed promptly to the applicable Person, and such payment shall not be deemed under any circumstances to be part of the Lessor's Estate.

         Section 2.03.  Other Receipts.  Except as otherwise provided in
Section 2.04 hereof, any payment received by the Owner Trustee, other than those referred to in Sections 2.01 and 2.02 hereof, shall be payable prior to the release of the Lien of the Indenture directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; and following such application or release of Lien, any such payment for which provision as to the application thereof is made in the other Operative Agreements shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of the other Operative Agreements, and any such payment received by the Owner Trustee for which no provision as to the application thereof is made in the Operative Agreements or in this Article 2 shall, unless the Trustor shall have otherwise instructed the Owner Trustee in writing, be distributed promptly to the Trustor.

         Section 2.04. Distributions after Default. Subject to the provisions of Section 2.02 hereof, (i) all payments received and amounts realized by the Owner Trustee after an Indenture Event of Default shall have occurred and shall be continuing and after the Certificates shall have become or been declared due and payable pursuant to Section 7.02(b) or 7.02(c) of the Indenture or the Lease shall have become or been declared in default (including, without limitation, any amounts realized by the Owner Trustee or the Trustor from the exercise of any remedies pursuant to Section 17.01 of the Lease), as well as (ii) all funds then held or thereafter received by the Owner Trustee as part of this Trust Agreement, the Lease or otherwise, shall be distributed to the Indenture Trustee.

         Section 2.05. Distributions after Release of Lien of Indenture. Except as otherwise provided in Sections 2.01, 2.02, 2.03 and 2.04 hereof:

               (a) all payments received and amounts realized by the Owner Trustee under the Lease or otherwise with respect to the Aircraft or any part thereof (including, without limitation, all payments received pursuant to Section 17.01 of the Lease and amounts realized upon the sale or lease of the Aircraft or any part thereof after the termination of the Lease with respect thereto), to the extent received or realized at any time after the Lien of the Indenture shall have been released pursuant to the terms of the Indenture, and

               (b) moneys not included in paragraph (a) of this Section 2.05 remaining as part of the Lessor's Estate after payment in full of amounts described in paragraph (a),

shall, to the extent required, be retained by the Owner Trustee as reimbursement for all expenses hereunder or under the Lease not theretofore reimbursed under this Agreement, the Lease or otherwise and to which the Owner Trustee is entitled to be reimbursed pursuant to the provisions thereof, and any balance remaining thereafter shall be distributed to the Trustor.

         Section 2.06. Manner of Making Distributions. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Trustor pursuant to this Article 2 by transferring by wire transfer in immediately available funds the amount to be distributed to such account or accounts of the Trustor as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article 2 by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided, that the Owner Trustee shall invest overnight, for the benefit of such Trustor, in investments that would be permitted by Article 23 of the Lease (but only to the extent funds are received on or prior to 1:00 P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee, in investments which, after consultation with such Trustor, such Trustor shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and the Lien created by, the Indenture, the Owner Trustee will, if so requested by the Trustor by written notice, pay any and all amounts payable by the Owner Trustee hereunder to such Trustor either (i) by crediting, or causing the Indenture Trustee to credit, such amount or amounts to an account or accounts maintained by such Trustor with the Owner Trustee in its individual capacity or with the Indenture
Trustee in its individual capacity, as the case may be, in immediately available funds, or (ii) by wire transfer of immediately available funds to such other bank account as such Trustor shall notify the Owner Trustee in writing with sufficient information to identify the source and application of such funds.


                                   ARTICLE 3

                               THE OWNER TRUSTEE

         Section 3.01. Acceptance of Trust and Duties. SSB accepts the trust hereby created and, subject to Section 1.03 hereof, in its capacity as the Owner Trustee agrees to perform the same, including without limitation, subject to Section 1.03 hereof, the actions specified in Section 1.01 hereof as herein provided. The Owner Trustee agrees to disburse all monies that it receives under the Operative Agreements in accordance with the terms hereof. The Owner Trustee shall not be answerable or accountable in its individual capacity except as a result of or arising from (a) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (b) any breach by the Owner Trustee of its representations, warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease, Sections 7.01(c), 7.02(a) and (b) and 7.04 of the Participation Agreement or elsewhere in the Operative Agreements, (c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) Lessor's Liens attributable to it in its individual capacity, and (e) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by SSB or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and the Operative Agreements including this Agreement.

         Section 3.02. Limitation on Authority of Owner Trustee. The Owner Trustee shall have no power, right, duty or authority to manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft, Airframe, Engines, any Part thereof or any other property at any time constituting a part of the Lessor's Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Agreements, except (i) to execute and deliver the Operative Agreements to which it is a party, (ii) to exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the Owner Trustee hereunder and under the other Operative Agreements, or (iii) as expressly provided in written instructions from the Trustor given pursuant to Section 1.01, 3.03 or 3.04 hereof; provided, that nothing in this Section 3.02 shall limit in any manner the obligation of the Owner Trustee to perform and observe all the terms of the Operative Agreements or the obligations of the Owner Trustee under this Agreement.

         Section 3.03. Notice of Default. In the event that a Responsible Officer in the Corporate Trust Administration of the Owner Trustee shall have actual knowledge of a Default or an Event of Default, or an Indenture Default or an Indenture Event of Default, the Owner Trustee shall give or cause to be given to the Trustor and the Indenture Trustee prompt notice (in any event, within one Business Day of the discovery thereof) of such Default, Event of Default, Indenture Default or Indenture Event of Default by telegram, telex, or facsimile followed by prompt written notice thereof by first-class certified mail, postage prepaid, return receipt requested in accordance with
Article 14 of the Participation Agreement. Subject to the terms of Section 3.06(e) hereof and the rights of the Indenture Trustee under the Indenture, the Owner Trustee shall take such action with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as shall be specified in written instructions from the Trustor, and if the Owner Trustee shall not have received instructions from the Trustor within 20 days after giving notice of such Default, Event of Default, Indenture Default or Indenture Event of Default to the Trustor, the Owner Trustee may take such action, or refrain from taking such action, with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as it shall deem advisable in the best interests of the Trustor; provided, that the Owner Trustee shall be under no duty to take or refrain from taking any such action in the event the Owner Trustee shall not have received instructions from the Trustor. For all purposes of this Agreement and the Lease, in the absence of actual knowledge of a Responsible Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a Default, Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by the Lessee, the Trustor, the Indenture Trustee or any Certificate Holder.

         Section 3.04. Action Upon Instructions. Subject in all respects to the terms of the Operative Agreements, and subject further to the terms of
Article 2 and Sections 3.03, 3.05 and 3.06 hereof, upon the written instructions at any time and from time to time of the Trustor (which such Trustor agrees shall not be inconsistent with the provisions of the Indenture so long as the Lien of the Indenture has not been discharged), the Owner Trustee will take such of the following actions as may be specified in such instructions:

         (a) give such notice or direction or exercise such right, remedy or power under the Operative Agreements, or take such other action, as shall be specified in such instructions;

         (b) take such action to preserve or protect the Lessor's Estate (including the discharge of Liens and encumbrances) as may be specified in such instructions;

         (c) approve as satisfactory to it all matters required by the terms of the Operative Agreements to be satisfactory to the Owner Trustee (it being understood that without written instructions of the Trustor, the Owner Trustee shall not approve any matter as satisfactory to it), except such approvals as may be required with respect to the Trustor's transfer of its Beneficial Interest pursuant to Article 5;

         (d) upon or after the expiration or earlier termination of the Term of the Lease, convey in accordance with such instructions, the Aircraft and all of the Owner Trustee's right, title and interest in and to the Aircraft or any part thereof for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or retain, lease or otherwise dispose of the Aircraft or any part thereof as shall be specified in such instructions;

         (e) execute and file any financing statement (and any continuation statement with respect to any such financing statement) or any other similar document relating to the Lessor's Estate or the security interests and assignments created by the Operative Agreements, as may be specified in such instructions (which instructions shall be accompanied by an execution form of such financing statement or such continuation statement, as the case may be); and

         (f)   any other action as specified by the Trustor.

         Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.
(a)(i) The Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and with the degree of care specified in Section 3.01 hereof, and in accordance with instructions given by the Trustor hereunder, and no implied duties, covenants or obligations shall be read into this Agreement, any such instructions or the Operative Agreements against the Owner Trustee, and the Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft or any part of the Lessor's Estate except as required by the terms of the Operative Agreements, any such instructions and as otherwise provided herein; and

       (ii) in the absence of bad faith on its part, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement or the other Operative Agreements, but in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement or the Operative Agreements.

         (b) No provision hereof shall require SSB in its individual capacity to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, SSB agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder, or under the Participation Agreement or any Operative Agreement.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Section 3.05, except that in the event of a conflict between this Section 3.05 and Section 3.01 hereof, Section 3.01 hereof shall be controlling.

         (d) The Owner Trustee will furnish to the Trustor, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the other Operative Agreements (including those furnished to the Indenture Trustee pursuant to the terms of the Indenture) and not otherwise furnished to the Trustor.

         (e) Notwithstanding anything herein to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Trustor within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 2.06 hereof and
Article 23 of the Lease.

         Section 3.06. Certain Rights of Owner Trustee. Except as otherwise provided in Section 3.05 hereof:

         (a) in the absence of bad faith on its part, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction or authorization by the Trustor or any other party to any other Operative Agreement shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Owner Trustee, and signed in the name of such party by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary or other duly authorized officer of such party; and any resolution of the Board of Directors or committee thereof of such party shall be sufficiently evidenced by a copy of such resolution certified by the Secretary or an Assistant Secretary of such party, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Owner Trustee;

         (c) whenever in the administration of this Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any of the other Operative Agreements, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of a Responsible Officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Lessee, the Trustor, or the Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Trustor, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice;

         (d) the Owner Trustee may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint with due care, and it shall be entitled to rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice;

         (e) the Owner Trustee shall not be under any obligation to take any action under this Agreement or under any of the other Operative Agreements at the request or direction of the Trustor unless the Persons making such request or direction shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nor shall the Owner Trustee be required to take any action and this Agreement shall not be deemed to impose on the Owner Trustee any obligation to take any action, if the Owner Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement or the other Operative Agreements;

         (f) the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless a Responsible Officer of the Owner Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Owner Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Owner Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the same extent permitted to the Lessor under the Lease, to examine the books and records of the Lessee to reasonably determine whether the Lessee is in compliance with the terms and conditions of the Lease and to examine the Aircraft, Airframe, Engines or any Part thereof personally or by agent or attorney; and

         (g) without limiting the generality of Section 3.05 hereof, except as otherwise provided in written instructions given to the Owner Trustee by the Trustor or as otherwise provided in the Indenture or the Participation Agreement, the Owner Trustee shall not have any duty (i) to see to any recording or filing of the Lease or of this Agreement or any financing statement or other notice or document relating thereto or contemplated under the Operative Agreements or to see to the maintenance of any such recording or filing (other than FAA reporting requirements contained in 14 C.F.R. Sections 47.45 and 47.51), (ii) to see to any insurance on the Aircraft or any part thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Trustor and (to the extent provided in the Indenture) the Indenture Trustee copies of all certificates, reports and other written information which it receives from the Lessee pursuant to the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charges or any Lien (except any Lessor's Lien attributable to it in its individual capacity) owing with respect to, or assessed or levied against any part of the Lessor's Estate, (iv) to confirm or verify any financial statements or reports of the Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease.

         Section 3.07. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR SSB MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that SSB represents and warrants that on the Delivery Date the Owner Trustee shall have received whatever rights, title and interests in, to and under the Aircraft were conveyed to it by the Lessee and SSB represents, warrants and covenants that at all times on and after the Delivery Date the Aircraft shall be free of all Lessor's Liens attributable to it, and that the Owner Trustee shall comply with the last sentence of Section 3.05(b) hereof, or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation or warranty by the Owner Trustee or SSB and except that SSB hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Trustor) the other Operative Agreements to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by SSB and (assuming due authorization, execution and delivery of this Trust Agreement by the Trustor) constitutes the legal, valid and binding obligation of SSB enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         Section 3.08. Status of Moneys Received. All moneys received by the Owner Trustee under or pursuant to any provision of this Agreement or any Operative Agreement shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys except to the extent required by law and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, or may be invested in direct obligations of the United States.

         Section 3.09. Self-Dealing. The Owner Trustee in its individual capacity, or any corporation in or with which the Owner Trustee may be interested or affiliated, or any officer or director of any such corporation, may have normal commercial relations, and otherwise deal, in the ordinary course of business, with the Lessee or any other corporation having relations with the Lessee to the full extent permitted by law.

         Section 3.10. Definition of a Responsible Officer. For purposes of this Trust Agreement only, "Responsible Officer" when used with respect to the Owner Trustee means an officer in the Corporate Trust Administration of SSB customarily performing functions similar to those performed by any of the above designated officers.

         Section 3.11. Resignation or Removal of Owner Trustee. The Owner Trustee or any successor thereof (a) shall resign if required to do so pursuant to Section 7.02(b) of the Participation Agreement and (b) may resign at any time without cause by giving at least 60 days' prior written notice to the Trustor and the Indenture Trustee, such resignation in each case to be effective only upon the appointment of a successor trustee and the acceptance of such appointment by such successor. In addition, but subject to Section
11.01 of the Participation Agreement, the Trustor may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee, such removal to be effective only upon the appointment by the Trustor of a successor Owner Trustee and the acceptance of such appointment by such successor. Upon the giving of notice of resignation or removal of the Owner Trustee, the Trustor may appoint a successor Owner Trustee by an instrument signed by such Trustor. If the Trustor shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee, the Indenture Trustee or the Trustor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Trustor as above provided. Any successor Owner Trustee so appointed by a court shall be superseded by any successor Owner Trustee subsequently appointed by the Trustor.

         The appointment of any successor Owner Trustee shall be subject to the conditions set forth in Section 11.01 of the Participation Agreement.

         Section 3.12. Estate and Rights of Successor Owner Trustee. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Trustor and the Indenture Trustee, an instrument accepting such appointment, and thereupon each successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named as an Owner Trustee herein, but nevertheless upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all estates, properties, rights, powers, duties, property or moneys then held by such predecessor Owner Trustee upon the trust herein expressed. Upon any such transfer by a predecessor Owner Trustee, such predecessor Owner Trustee shall provide the successor Owner Trustee and Trustor an accounting of the Lessor's Estate and the trust hereunder.

         Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Lessor's Estate to be transferred upon the records of the Aeronautics Authority or other registry where the Aircraft may then be registered into the name of the successor Owner Trustee and shall otherwise use its best efforts to comply, or assist the successor Owner Trustee in complying, with the provisions of Section 11.01 of the Participation Agreement.

         Section 3.13. Merger or Consolidation of SSB. Any corporation into which SSB in its individual capacity may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which SSB shall be a party, or any corporation to which substantially all the business of the Owner Trustee in its individual capacity may be transferred, shall, subject to Section 3.12 hereof, be the Owner Trustee under this Agreement without further act; provided, that such corporation shall not also be the Indenture Trustee.

         Section 3.14. Co-Trustees. At any time, subject to Section 7.13 of the Participation Agreement, if the Owner Trustee or the Trustor shall deem it necessary or prudent or desirable in order to conform to legal requirements of any jurisdiction in which any part of the Lessor's Estate may at the time be located, the Trustor and the Owner Trustee jointly shall have the power, and shall execute and deliver all instruments, to appoint one or more Persons approved by the Trustor and the Owner Trustee, to act as co-trustee, or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees (except insofar as local law makes it necessary or prudent or desirable for any such co-trustee or separate trustee to act alone), of all or any part of the Lessor's Estate, and to vest in such Person or Persons, in such capacity, such title to the Lessor's Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustor and the Owner Trustee may consider necessary or prudent or desirable. The Owner Trustee shall not be liable for any act or omission of any co-trustee or separate trustee appointed under this Section 3.14. No appointment of, or action by, any co-trustee or separate trustee appointed under this Section 3.14 will relieve the Owner Trustee of any of its obligations under any Operative Agreement or otherwise affect any of the terms of the Indenture or adversely affect the interests of the Indenture Trustee or the Certificate Holders in the Trust Indenture Estate.

         Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name subject to the conditions of this Agreement.

         Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

         (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

         (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Lessor's Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

         (C) no power given to, or which is provided hereby may be exercised by, any such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

         (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except as otherwise provided hereunder; and

         (E) the Trustor, at any time, by an instrument in writing may remove any such additional trustee.

         Section 3.15. Interpretation of Agreements. In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any other agreement relating to the transactions contemplated by the Operative Agreements or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Operative Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall request in writing instructions of the Trustor and, to the extent that the Owner Trustee acts in good faith in accordance with any instructions received from such Trustor, shall not be liable to any Person; provided, that in the event that no response is made to the Owner Trustee by such Trustor within 25 Business Days after such request, the Owner Trustee shall not be liable to any Person for acts taken by the Owner Trustee in good faith or for any failure to act, except to the extent provided in the last sentence of
Section 3.01 hereof.

         Section 3.16. Not Acting in Individual Capacity. In carrying out the trust hereby created, the Owner Trustee will act solely as trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Operative Agreements to which it is a party; and all Persons, other than the Trustor as provided in this Agreement, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Lessor's Estate for payment or satisfaction thereof, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.17. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all moneys under this Agreement or any Operative Agreement. The Trustor shall be responsible for causing to be prepared and filed all income tax returns required to be filed by such Trustor. The Owner Trustee, upon the request of either Trustor and at the expense of the Lessee, will furnish the Trustor with all such information as may be reasonably required or advisable from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. The Owner Trustee shall be responsible for causing to be prepared at the request of the Trustor, but at the expense of the Lessee, all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; provided, that the Owner Trustee shall deliver a completed copy of all such returns to the Trustor not more than 60 nor less than 30 days prior to the due date of the return (provided that the Owner Trustee shall have timely received all necessary information to complete such return). The Trustor, upon request, will furnish the Owner Trustee with all such information as may be reasonably required from such Trustor that is in its possession in connection with the preparation of such income tax returns.


                                   ARTICLE 4

                             TERMINATION OF TRUST

         Section 4.01. Termination. This Agreement and the trust created and provided for hereby shall cease and be terminated in any one of the following events, whichever shall first occur:

         (a) If the Trustor shall by notice in writing to the Owner Trustee revoke and terminate the trust on and as of a date stated in such notice, which date shall not be less than ten nor more than thirty days from the date of mailing such notice, then on the date specified in such notice the trust created and provided for hereby shall cease and terminate; provided; however, that prior to the discharge of the Indenture in accordance with its terms such notice shall not be effective and the trust created and provided for hereby shall not cease and terminate without the consent of the Indenture Trustee;

         (b) The sale or other final disposition by the Owner Trustee of all of its interest in all property constituting or included in the Lessor's Estate and, if the Indenture shall then be in effect, the sale or other disposition by the Indenture Trustee of all of its interest in all property constituting or included in the Lessor's Estate, and the final disposition by the Owner Trustee and, if the Indenture shall then be in effect, the Indenture Trustee, of all moneys or other property or proceeds constituting part of the Lessor's Estate in accordance with the terms hereof; or

         (b) 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement; provided, however, that if the Trust shall be or become valid under applicable law for a period subsequent to 21 years less one day from the death of the last survivor of the descendants of Queen Victoria of England living on the date of this Agreement or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid.

         In the event of a termination pursuant to this Section 4.01, if the Indenture is still in effect, the Trustor will promptly and duly execute and deliver to the Indenture Trustee such documents and assurances including, without limitation, conveyances, financing statements and continuation statements with respect to financing statements and take such further action as the Indenture Trustee may from time to time reasonably request and furnish in order to protect the rights and remedies created or intended to be created in favor of the Indenture Trustee under the Indenture and to create for the benefit of the Loan Certificate Holders a valid first mortgage lien with respect to, and a first and prior perfected security interest in, the Trust Indenture Estate. This Section 4.01 is intended to benefit, and may be enforced by the Indenture Trustee.

         Section 4.02.  Distribution of Lessor's Estate upon Termination.
Upon any termination of this trust pursuant to the provisions of Section 4.01 hereof, the Owner Trustee shall convey the Lessor's Estate (subject to all obligations, if any, of the Owner Trustee then existing under the Operative Agreements to which the Owner Trustee is a party) to such purchaser or purchasers or the Trustor, as the case may be, and for such amount and on such terms as shall be specified in joint written instructions from the Trustor delivered to the Owner Trustee prior to the date of termination; provided, that in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to the Lessor's Estate to the Trustor. Upon making such transfer or sale and accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in Section 2.05 hereof.


                                   ARTICLE 5

                        TRANSFER OF BENEFICIAL INTEREST

         The Initial Owner Participant may, on the Delivery Date (or, if earlier, the Transfer Date), assign, convey or otherwise transfer its Beneficial Interest to one or more institutional investors to enable the Owner Trustee to purchase the Aircraft pursuant to Section 3.02 of the Participation Agreement.


                                   ARTICLE 6

                                 MISCELLANEOUS

         Section 6.01. Indemnification. The Trustor agrees (severally and not jointly) to reimburse and save SSB harmless against any and all loss, damage, liability, claims, demands, disbursements and expenses, including taxes (excluding taxes imposed against SSB upon or with respect to any fees or compensation for services rendered by the Owner Trustee and SSB hereunder) and reasonable counsel fees (any "Loss"), which may be incurred by reason of its being the Owner Trustee or acting hereunder or under the Operative Agreements, but solely by reason thereof and arising out of or relating solely to this Agreement or the other Operative Agreements or the Aircraft or the Rent and other sums payable therefor, or by reason of any occurrence directly relating thereto while so acting, and to secure the payment thereof, the Owner Trustee, in its individual capacity, shall have a Lien on the Lessor's Estate and the proceeds thereof, including income, prior to any interest therein of the Trustor and their respective assigns (but subject to the rights of the Lessee under the Operative Agreements and subject and subordinate to the Lien of the Indenture); provided, that neither Trustor shall have any obligation hereunder to indemnify SSB for any Losses arising from or the result of (A) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (B) any inaccuracy of any representation of the Owner Trustee in its individual capacity or any breach by the Owner Trustee of its warranties and covenants given in its individual capacity in this Agreement and Sections 7.01(c), 7.02(a) and (b) and 7.04 of the Participation Agreement or elsewhere in the Operative Agreements, (C) the failure to use ordinary care in receiving, handling and disbursing funds, (D) Lessor's Liens attributable to it in its individual capacity, (E) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by SSB or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and this Agreement, (F) taxes excluded from indemnification pursuant to Section 8.01(b) of the Participation Agreement (disregarding for the purposes of this Section 6.01, subsections (iii), (vi) and (xi) of Section 8.01(b) of the Participation Agreement) and subsections
(ii), (iv), (vi), and (viii) of Section 9.01(b) of the Participation Agreement); provided, that, before asserting any right to payment or indemnification hereunder, the Owner Trustee shall first demand (but need not exhaust its remedies with respect to) its corresponding right to payment or indemnification from the Lessee pursuant to the Participation Agreement. It is further understood that the distribution by the Owner Trustee of all or any part of the Lessor's Estate as provided in Section 4.02 of this Agreement shall not impair the right of SSB to indemnity, payment and reimbursement as herein provided. In the event SSB makes any advances at any time to pay or to provide for the payment of any such Loss, then SSB shall be entitled, in addition to reimbursement for the principal of the sum so advanced, to interest on the amount of such advances at the Prime Rate. The provisions of this Section shall continue in force and effect notwithstanding the termination of this trust or the resignation, inability or incapacity to act or removal of the Owner Trustee. The Owner Trustee (in its individual capacity or as trustee) agrees that it shall have no right against (except as provided in this Section 6.01) the Trustor or (subject to the provisions of the Indenture) the Trust Indenture Estate for any fee as compensation for its services hereunder.

         Section 6.02. Supplements and Amendments. At any time and from time to time, only upon the written request of the Trustor (a) SSB and the Trustor shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement as specified in such request and (b) the Owner Trustee shall, subject to the provisions of Article XIII of the Indenture, enter into or consent to such written amendment or modification of or supplement to any of the Operative Agreements as the Indenture Trustee and any other necessary parties may agree to in writing and as may be specified in such request, or execute and deliver such written waiver of the terms of any of the Operative Agreements as may be agreed to in writing by the Indenture Trustee and as may be specified in such request; provided, that (i) the Owner Trustee shall not execute any such supplement, amendment, waiver or modification without the prior written consent of the Trustor, (ii) if in the reasonable opinion of the Owner Trustee any document required to be executed by it pursuant to this Section adversely affects any right or duty of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any other Operative Agreement, the Owner Trustee may in its discretion decline to execute such document and (iii) any amendment or supplement to this Agreement that would adversely affect the rights of the Indenture Trustee or the Holders shall be subject to the prior written consent of the Indenture Trustee, it being understood that an amendment to this Agreement pursuant to and in accordance with Section 2.03 of the Participation Agreement shall not require the prior written consent of the Indenture Trustee. It shall not be necessary that any request pursuant to this Section specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof. Promptly after the execution by SSB or the Owner Trustee of any document pursuant to this Section, the Owner Trustee shall mail a conformed copy thereof to the Trustor, the Indenture Trustee and the Lessee, but the failure of the Owner Trustee to mail such conformed copies shall not impair or affect the validity of such document.

         Section 6.03. Nature of Title of Trustor. No Trustor shall have any legal title to any part of the Lessor's Estate. No transfer, by operation of law or otherwise, of the right, title and interest of the Trustor in and to the Lessor's Estate or the trust hereunder shall operate to terminate this Agreement or Lessor's Estate, except as provided in Section 4.01 hereof.

         Section 6.04. Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by the Owner Trustee of the interest of the Owner Trustee in the Operative Agreements or in the Aircraft or any part thereof pursuant to and in compliance with the terms of this Agreement or the Operative Agreements shall bind the Trustor and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Trustor in and to the Operative Agreements or the Aircraft or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

         Section 6.05. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, and (c) if given by FedEx service or other means, when received or personally delivered, addressed:

   If to the Owner Trustee: State Street Bank and Trust Company of Connecticut,
                            National Association
                            c/o State Street Bank and Trust Company
                            Two International Place
                            4th Floor
                            Boston, Massachusetts 02110
                            Attention:  Corporate Trust Department
                            Telephone:  (617) 664-5526
                            Facsimile:  (617) 664-5371

   If to the Trustor:       Federal Express Corporation
                            2007 Corporate Avenue
                            Memphis, Tennessee 38132
                            Attention:  Vice President and Treasurer

                            with a copy to Senior Vice President and General Counsel at:

                            1980 Nonconnah Boulevard
                            Memphis, Tennessee 38132
                            Telephone:  (901) 395-3388
                            Facsimile:  (901) 395-4758;

   If to the Indenture
   Trustee:                 First Security Bank, National Association
                            79 South Main Street
                            Salt Lake City, Utah 84111
                            Attention:  Corporate Trust Department
                            Telephone:  (801) 246-5630
                            Facsimile:  (801) 246-5053

or as to any of the foregoing parties at such other address as such party may designate by notice duly given in accordance with this Section to the other parties.

         Section 6.06. Situs of Trust; Applicable Law; Severability. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND PERFORMANCE. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective; provided, that such remaining provisions do not increase the obligations or liabilities of the Owner Trustee or the Trustor.

         Section 6.07. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of the Beneficial Interest, but only to the extent the Beneficial Interest has been transferred or assigned in accordance with the limitations of Article 5 of this Agreement.

         Section 6.08. Headings and Table of Contents. The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 6.09. Definitions. The capitalized terms used herein, unless otherwise herein defined or the context hereof shall otherwise require, shall have the respective meanings set forth in Schedule I attached hereto.

         Section 6.10. Identification of Trust. This trust may for convenience be referred to as the "Federal Express Corporation Trust No. N584FE."

         Section 6.11. Counterparts. This instrument may be executed in any number of counterparts or upon separate signature pages bound together in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

         Section 6.12. Trustor Interest. The Trustor have only a beneficial interest in any specific property of this Trust. No creditor of the Trustor shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of this trust (as opposed to such Trustor's beneficial interest in this trust).

         IN WITNESS WHEREOF, SSB and the Trustor have caused this Agreement to be duly executed all as of the date first above written.


                        FEDERAL EXPRESS CORPORATION


                        By: ________________________________________________
                            Name:  Robert D. Henning
                            Title: Assistant Treasurer and Managing Director
                                   - Structured Finance



                        STATE STREET BANK AND TRUST COMPANY OF
                        CONNECTICUT, NATIONAL ASSOCIATION


                         By: _______________________________________________
                             Name:
                             Title:




                                  SCHEDULE I

                                  DEFINITIONS
                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement, the Series Supplements, the Intercreditor Agreement and the Liquidity Facilities) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Additional Insured.  As defined in Article 13 of the Lease.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affidavits. The affidavits of citizenship of the Owner Trustee and the Owner Participant.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

         After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

         Aircraft. The Airframe to be sold by the Lessee to the Owner Trustee as provided in the Participation Agreement and to be leased under the Lease (or any permitted substitute airframe thereunder) together with three Engines (whether each an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease. Prior to delivery of the initial Lease Supplement, references in the Operative Agreements (including Section 3.03 of the Participation Agreement) to Aircraft shall mean the McDonnell Douglas MD-11F airframe bearing FAA Registration Number N1768D (currently anticipated to be changed to N584FE) and Manufacturer's serial number 48436, together with three General Electric CF6-80C2-D1F engines.

         Airframe. The McDonnell Douglas MD-11F aircraft (excluding the Engines or engines from time to time installed thereon) to be leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any Replacement Airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on or prior to the Delivery Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, each Liquidity Provider and the Owner Participant.

         Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N584FE), dated the Delivery Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Application. The application for registration of the Aircraft with the FAA in the name of the Owner Trustee.

         Appraisal. The report prepared by BK Associates, Inc. and to be delivered to the Owner Participant (with a copy of the conclusions to the Lessee) on the Delivery Date pursuant to Section 4.02(h) of the Participation Agreement.

         Average Life Date. For any Certificate, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Certificate.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Delivery Date and ending at the end of the day on June 15, 2019, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant (or the Initial Owner Participant, as the case may be) under the Trust Agreement.

         Bills of Sale. Collectively, the FAA Bill of Sale and the Warranty Bill of Sale.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in the United States in which the office or agency is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Boston, Massachusetts.

         Certificate Closing Date. The date of the closing with respect to the purchase of Certificates by the Pass Through Trustee contemplated by Section 2.01(b) of the Participation Agreement.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N584FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Class A Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Class B Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of Certificates by the Pass Through Trustee.

         Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

         Collateral Account. The deposit account established and maintained pursuant to Section 2.13 of the Indenture.

         Collateral Account Control Agreement. The Collateral Account Control Agreement dated as of May 1, 1997 among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

         Commitment. The amount of the Owner Participant's participation in the Purchase Price required to be made available or paid as provided in
Section 3.02 of the Participation Agreement.

         Corporate Trust Administration. The Corporate Trust Administration office of the Owner Trustee located at 750 Main Street, Hartford, Connecticut 06103, Attention: Corporation Trust Administration, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

         Corporate Trust Department. The Corporate Trust Department office of the Indenture Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

         CRAF Program. Has the meaning specified in Section 7.01(f) of the Lease.

         Cut-Off Date.  April 15, 1998.

         Debt Portion. The amount specified as such on Schedule IV to the Participation Agreement.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date. The date on which the Aircraft is delivered and sold by the Lessee to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

         Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.03(c) of the Participation Agreement.

         EBO Date. Has the meaning specified in Section 4.02(a)(F) of the Lease.

         EBO Price. Has the meaning specified in Section 4.02(a)(F) of the Lease.

         Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

         Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

         Engine. Each of the three General Electric CF6-80C2-D1F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.03, 11.03, 11.04 or 12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, all Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of May 1, 1997, executed by the Engine Manufacturer.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997 between the Lessor and the Lessee.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan. An employee benefit plan subject to Title I of ERISA, or an individual retirement account or plan subject to Section 4975 of the Code.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) due to theft or disappearance for a period in excess of 30 days (or such longer period not to exceed 60 days from the end of such 30 day period if and so long as the location of such property is known and the Lessee is pursuing the recovery thereof) or to the end of the Term, if less, unless such event constitutes an Event of Loss under clause (i)(B) or clause (ii) below, or (B) due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever;
(ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government, or instrumentality or agency of any such foreign government, or any purported government or instrumentality or agency thereof for a period in excess of 180 days or the end of the Term, if less, or (B) by the Government for a period extending beyond the Term provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of up to six months beyond the end of the Term in the event that the Aircraft or the Airframe or any Engine is requisitioned by the Government pursuant to an activation as part of the CRAF Program described in Section 7.02(a)(iv) of the Lease; or (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited for a period of four (4) consecutive months, unless the Lessee, prior to the expiration of such four (4) month period, shall be diligently carrying forward all steps which are necessary and desirable to permit the normal use of the Aircraft or Airframe provided, however, that an Event of Loss shall be deemed to have occurred if (x) the Lessee fails to continue diligently carrying forward all such steps or (y) the use of the Aircraft or the Airframe in the normal course of air transportation of cargo shall have been prohibited for a period of an additional 8 months following such 4 month period or (z) unless waived by the Lessor, the Term shall have expired. The date of such Event of Loss shall be (t) the 30th day or the 90th day, as the case may be, following loss of such property or its use due to theft or disappearance; (u) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (v) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (w) the date of any condemnation, confiscation, seizure or requisition of title of such property; (x) the earlier of the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government or instrumentality or agency thereof or the end of the Term; (y) the last day of the Term in the case of requisition for use of such property by the Government or (z) the last day of the 4 month or additional 8 month period, referred to in clause (iv) above or, if earlier, the last day of the Term (unless waived by the Lessor). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Excepted Payments. Collectively, (i) indemnity or other payments of expenses paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to Article 8, 9, or 10 or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to Section 7.01(e), Article 9 or Section 11.03(a) of the Lease, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with the provisions of but not required under Article 13 of the Lease, (iv) all right, title and interest of the Owner Participant in, to and under the Tax Indemnity Agreement and payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any amounts payable by the Lessee to the Owner Participant or the Owner Trustee in its individual capacity, after the release thereof from the Lien of the Indenture, (vi) subject to Section 3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (vi) above and (viii) any payments in respect of interest to the extent attributable to the payments referred to in clauses
(i) through (vi) above.

         Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

         FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by the Lessee in favor of the Owner Trustee and to be dated the Delivery Date.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, except for purposes of Section 17.01 of the Lease, it shall be assumed that the Aircraft is in at least the condition required under the Lease in the case of return of the Aircraft pursuant to
Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease. For purposes of
Section 17.01 of the Lease, such determination shall be made on an "as is, where is" basis by a qualified independent appraiser selected by the Lessor and the costs and expenses of the appraisal shall be borne by the Lessee, unless the Lessor has not obtained possession of the Aircraft pursuant to such
Section 17.01, in which case an appraiser shall not be appointed and such Fair Market Rental shall be deemed to be zero.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of Section 17.01 of the Lease, it shall be assumed that the Aircraft is in at least the condition required under the Lease in the case of return of the Aircraft pursuant to
Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease. For purposes of
Section 17.01 of the Lease, such determination shall be made on an "as is, where is" basis by a qualified independent appraiser selected by the Lessor and the costs and expenses of the appraisal shall be borne by the Lessee, unless the Lessor has not obtained possession of the Aircraft free and clear of all Liens and unencumbered by the Lease pursuant to such Section 17.01, in which case an appraiser shall not be appointed and such Fair Market Value shall be deemed to be zero.

         Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         Final Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the lesser of (i) Fair Market Rental as determined as of the commencement of such Fixed Renewal Term and (ii) the amount set forth in Ancillary Agreement I.

         Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         FSB. First Security Bank, National Association, a national banking association.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

         GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of SSB, in its individual capacity and as Owner Trustee and Lessor, the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Pass Through Trustee nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement.

         Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N584FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Trustee. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity against which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

         Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Initial Owner Participant. Federal Express Corporation, a Delaware corporation.

         Intercreditor Agreement. The Intercreditor Agreement dated as of May 1, 1997, among the Pass Through Trustee, the Class A Liquidity Provider, the Class B Liquidity Provider and the Subordination Agent.

         Interest Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Invoice. The invoice for the Aircraft given by the Lessee to the Lessor.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N584FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Lease.

         Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

         Lessee.  Federal Express Corporation, a Delaware corporation.

         Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

         Lessor. State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent, Renewal Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of either the Owner Trustee in its individual capacity or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant or to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement). Notwithstanding the foregoing, "Lessor's Estate" shall not include any Excepted Payment.

         Lessor's Liens. Liens against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, the Owner Participant or any Affiliate of such Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct either not related to the transactions contemplated by or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant or any Affiliate of such Owner Participant which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant or any Affiliate of such Owner Participant, the Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement or by reason of Section 8.01(b) or 9.01(b) of the Participation Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft resulting from an action or at the direction of the Lessee pursuant to Section 4.02(a) or
Article 8, 9, 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

         Liquidity Facility. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Liquidity Provider. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Losses. Has the meaning specified in Section 17.02(a) of the Participation Agreement.

         Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant unless all Certificates then outstanding shall be held by such Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

         Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of
(i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the outstanding principal amount of such Certificate plus accrued interest.

         Mandatory Document Terms. The terms set forth on Schedule V to the Participation Agreement.

         Mandatory Economic Terms. The terms set forth on Schedule VI to the Participation Agreement.

         Manufacturer.  McDonnell Douglas Corporation, a Maryland corporation.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Modification Agreement. The Aircraft Modification Agreement dated as of December 1, 1995 between the Lessee and the Manufacturer providing for the refurbishing and reconfiguration of the Aircraft including any warranties relating thereto, but only to the extent that the foregoing relates to the Aircraft, to the extent assigned to the Owner Trustee pursuant to the Warranty Bill of Sale.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate per semi-annual period equal to the Debt Rate.

         Non-U.S. Person.  Any Person other than a U.S. Person.

         Obsolete Parts. Parts which the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Lease, the Lease Supplement, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Engine Consent, each Liquidity Facility, the Intercreditor Agreement, the Collateral Account Control Agreement and the Tax Indemnity Agreement.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Owner Participant. The Person to whom on the Delivery Date (or, if earlier, the Transfer Date) the Initial Owner Participant shall transfer its Beneficial Interest pursuant to Section 3.02 of the Participation Agreement and any successors thereto, and any Person to which the Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Trustee. SSB, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement.

         Owner Trustee Guarantor. The provider, if any, of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

         Owner's Economic Return. The Owner Participant's anticipated net after-tax yield and aggregate after-tax cash flow during the Basic Term, utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages and EBO Price, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee, the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee and the Subordination Agent not in its individual capacity except as otherwise expressly provided therein, but solely as subordination agent.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or title to which remains vested in the Lessor pursuant to Article 8 of the Lease.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of May 1, 1997 between the Lessee and the Pass Through Trustee.

         Pass Through Certificates. Any of the Pass Through Certificates, 1997-1-A, the Pass Through Certificates, 1997-1-B or the Pass Through Certificates, 1997-1-C, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

         Pass Through Trust. The Federal Express Corporation 1997-1 Pass Through Trust Class A, Federal Express Corporation 1997-1 Pass Through Trust Class B and Federal Express Corporation 1997-1 Pass Through Trust Class C, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

         Pass Through Trustee. First Security Bank, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date.  Each January 15 and July 15 commencing on July 15,
1997.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

         Premium Termination Date. With respect to the Series A Certificates, December 27, 2011, with respect to the Series B Certificates, February 5, 2010 and with respect to the Series C Certificates, March 22, 2007.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Principal Amount. With respect to a Certificate means the stated original principal amount of such Certificate and, with respect to all Certificates, means the aggregate stated original principal amounts of all Certificates.

         Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

         Proposed Termination Date. Has the meaning specified in Section 10.01(a) of the Lease.

         Purchase Price.  The amount specified as such in Ancillary Agreement
I.

         Rating Agencies. Collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Pass Through Certificates and which shall then be rating the Pass Through Certificates. The initial Rating Agencies will be Moody's and S&P.

         Rating Agency Confirmation. With respect to any Operative Agreement that is to be modified in any material respect on the Delivery Date or the Transfer Date, if applicable, a written confirmation from each of the Rating Agencies that the use of such Operative Agreement with such modifications would not result in (i) a reduction of the rating for any Class of Pass Through Certificates below the then current rating for such Class of Pass Through Certificates or (ii) a withdrawal or suspension of the rating of any Class of Pass Through Certificates.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 31 for January 15 Payment Dates and June 30 for July 15 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Register.  Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         Remaining Weighted Average Life. On a given date with respect to any Certificate the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Certificate by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. Any Fixed Renewal Term or Fair Market Renewal Term with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date. June 15, 2019 and each January 15 and July 15 commencing on January 15, 1998, and continuing thereafter during the Term.

         Reoptimization Date. Has the meaning set forth in Section 2.03(b) of the Participation Agreement.

         Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

         Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

         Replacement Engine. A General Electric CF6-80C2-D1F engine (or an engine of the same or another manufacturer) of equal or greater value, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-D1F engine, such replacement engine must then be commonly used in the commercial aviation industry on McDonnell Douglas MD-11 airframes.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Ratings Group.

         Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01 of the Participation Agreement.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         Secured Obligations. Has the meaning specified in the Granting Clause of the Indenture.

         Securities Act.  The Securities Act of 1933, as amended.

         Series "A" or "Series A Certificates". Certificates issued and designated as "Series A" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

         Series "B" or "Series B Certificates". Certificates issued and designated as "Series B" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

         Series "C" or "Series C Certificates". Certificates issued and designated as "Series C" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

         Series Supplement or Series Supplements. The Series Supplement 1997-1-A to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement 1997-1-B to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1997-1-C to be executed and delivered by the Lessee and the Pass Through Trustee.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Specified Investments. Shall mean (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or
(e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

         SSB. State Street Bank and Trust Company of Connecticut, National Association, a national banking association.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Stipulated Loss Value is to be calculated with reference to any such date.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease.

         Subordination Agent. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Subordination Agent.

         Supplemental Rent. (a) All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to SSB, the Lessor, the Owner Participant, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including, without limitation, payments of Stipulated Loss Value, EBO Price and amounts calculated by reference to Termination Value, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

          Tax. Has the meaning set forth in Section 8.01(a) of the Participation Agreement.

          Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, between the Lessee and the Owner Participant.

         Term. The Basic Term and any Renewal Term unless the Lease is terminated earlier pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after the fifth anniversary of the Delivery Date in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease the Rent Payment Date falling on July 15, 2011 or January 15, 2016, as the case may be, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the fifth anniversary of the Delivery Date and (iii) Section 4.02(a)(F) of the Lease, January 15, 2014.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Termination Value is to be calculated with reference to any such date.

         Transfer Date. Has the meaning set forth in Section 2.02(b) of the Participation Agreement.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Treasury Yield. At the time of determination with respect to any Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Certificate and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Certificate. In each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Certificate is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15(919). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, between the Owner Participant and the Owner Trustee in its individual capacity.

         Trust Estate.  The Lessor's Estate.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

         Underwriters. Morgan Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., Goldman, Sachs & Co. and J.P. Morgan & Co.

         Underwriting Agreement. The Underwriting Agreement dated May 22, 1997 among the Lessee and the Underwriters.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

         U.S. Person.  A Person described in Section 7701(a)(30) of the Code.

         Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by the Lessee, as seller in favor of the Owner Trustee, as buyer, and to be dated the Delivery Date.



==============================================================================


                                TRUST AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N587FE)

                         Dated as of December 1, 1996

                    Amended and Restated as of May 1, 1997

                                     among

                         COMERICA LEASING CORPORATION
                                      and
                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   Trustors


                                      and


                           WILMINGTON TRUST COMPANY,
                                 Owner Trustee



                COVERING ONE MCDONNELL DOUGLAS MD-11F AIRCRAFT
                   SERIAL NO. 48489, REGISTRATION NO. N587FE



==============================================================================




                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

PARTIES....................................................................  1

RECITALS...................................................................  1

                                   ARTICLE 1

                              THE LESSOR'S ESTATE

   Section 1.01.  Authorization and Direction to Owner Trustee.............  2
   Section 1.02.  Declaration of Trust.....................................  2
   Section 1.03.  Conditions Precedent.....................................  3
   Section 1.04.  Intention of Parties.....................................  3
   Section 1.05.  Authority to File Trust Certificate......................  3


                                   ARTICLE 2

                                 DISTRIBUTIONS

   Section 2.01.  Rent, Etc................................................  4
   Section 2.02.  Excepted Payments........................................  4
   Section 2.03.  Other Receipts...........................................  5
   Section 2.04.  Distributions after Default..............................  5
   Section 2.05.  Distributions after Release of Lien of Indenture.........  5
   Section 2.06.  Manner of Making Distributions...........................  6
   Section 2.07.  Allocation of Profits and Losses.........................  6


                                   ARTICLE 3

                               THE OWNER TRUSTEE

   Section 3.01.  Acceptance of Trust and Duties...........................  7
   Section 3.02.  Limitation on Authority of Owner Trustee.................  7
   Section 3.03.  Notice of Default........................................  7
   Section 3.04.  Action Upon Instructions.................................  8
   Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.....  9
   Section 3.06.  Certain Rights of Owner Trustee.......................... 10
   Section 3.07.  No Representations or Warranties as to Certain Matters... 12
   Section 3.08.  Status of Moneys Received................................ 13
   Section 3.09.  Self-Dealing............................................. 13
   Section 3.10.  Definition of a Responsible Officer...................... 13
   Section 3.11.  Resignation or Removal of Owner Trustee.................. 14
   Section 3.12.  Estate and Rights of Successor Owner Trustee............. 14
   Section 3.13.  Merger or Consolidation of WTC........................... 15
   Section 3.14.  Co-Trustees.............................................. 15
   Section 3.15.  Interpretation of Agreements............................. 16
   Section 3.16.  Not Acting in Individual Capacity........................ 17
   Section 3.17.  Tax Returns.............................................. 17


                                   ARTICLE 4

                             TERMINATION OF TRUST

   Section 4.01.  Termination.............................................. 17
   Section 4.02.  Distribution of Lessor's Estate upon Termination......... 19


                                   ARTICLE 5

                        TRANSFER OF BENEFICIAL INTEREST



                                   ARTICLE 6

                                 MISCELLANEOUS

   Section 6.01.  Indemnification.......................................... 21
   Section 6.02.  Supplements and Amendments............................... 22
   Section 6.03.  Nature of Title of Trustors.............................. 22
   Section 6.04.  Power of Owner Trustee to Convey......................... 22
   Section 6.05.  Notices.................................................. 23
   Section 6.06.  Situs of Trust; Applicable Law; Severability............. 24
   Section 6.07.  Successors and Assigns................................... 24
   Section 6.08.  Headings and Table of Contents........................... 24
   Section 6.09.  Definitions.............................................. 24
   Section 6.10.  Identification of Trust.................................. 24
   Section 6.11.  Counterparts............................................. 24
   Section 6.12.  Trustors' Interest....................................... 25

   Schedule I         Definitions
   Schedule II        EBO Price Allocation

                                TRUST AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N587FE)

         TRUST AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N587FE) dated as of December 1, 1996, as amended and restated as of May 1, 1997 (this "Agreement") among WILMINGTON TRUST COMPANY, a Delaware banking corporation (in its individual capacity, "WTC", and not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"), COMERICA LEASING CORPORATION, a Michigan corporation (formerly known as CMCA Lease, Inc.), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (individually, together with its successors and permitted assigns, a "Trustor" and collectively, together with their respective successors and permitted assigns, the "Trustors");


                             W I T N E S S E T H :

         WHEREAS, the Trustors and WTC have heretofore entered into the Original Trust Agreement;

         WHEREAS, the Original Trust Agreement was duly filed with the Federal Aviation Administration on December 13, 1996;

         WHEREAS, the trust created hereby and by the Original Trust Agreement is named "N587FE Trust";

         WHEREAS, the Original Loan Participant participated in the payment of the Purchase Price by providing financing as evidenced by the Original Loan Certificates;

         WHEREAS, pursuant to Article 15 of the Original Participation Agreement, the Lessee, the Trustors and the Owner Trustee desire to refinance all of the Original Loan Certificates on the Refunding Date; and

         WHEREAS, the Trustors and WTC desire, in connection with such refinancing, to amend and restate the Original Trust Agreement in its entirety as herein provided.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, WTC and the Trustors agree that the Original Trust Agreement be and the same is hereby amended and restated in its entirety as follows:


                                   ARTICLE 1

                              THE LESSOR'S ESTATE

         Section 1.01. Authorization and Direction to Owner Trustee. The Trustors (severally and not jointly) hereby authorize and direct (or has authorized and directed) the Owner Trustee, not individually but solely as the Owner Trustee hereunder:

         (a) on the Refunding Date to execute and deliver each of the Operative Agreements to which the Owner Trustee is a party and to enter into and perform the transactions contemplated thereby;

         (b) to execute and deliver from time to time the Certificates in the manner and subject to the terms and conditions provided in the Participation Agreement and the Indenture;

         (c) to execute and deliver each other document referred to in the Operative Agreements and the Original Agreements to which the Owner Trustee is a party or which the Owner Trustee is required to deliver pursuant to the Operative Agreements and the Original Agreements;

         (d) subject to the terms of this Agreement, to perform the obligations and duties and, upon instruction of a Majority in Interest of Owner Participants, exercise the rights of the Owner Trustee under the Operative Agreements; and

         (e) to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of a Majority in Interest of Owner Participants, as the Trustors may deem necessary or advisable in connection with the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustors or their counsel to evidence, conclusively, the direction of a Majority in Interest of Owner Participants.

         Section 1.02. Declaration of Trust. WTC hereby confirms, in its individual capacity, that it holds and will continue to hold, in its capacity as the Owner Trustee, the Lessor's Estate upon the trust herein set forth for the use and benefit of the Trustors, ratably according to their respective Equity Percentages, subject, however, to the provisions of, and the Lien created by, the Indenture. This Agreement is not intended by the Trustors to create, and the trust created hereby is not intended by the Trustors and the other parties interested herein to constitute a business trust for purposes of the Bankruptcy Code.

         Section 1.03. Conditions Precedent. The right and obligation of the Owner Trustee to take the actions required by Section 1.01 hereof shall be subject to the condition that the terms and conditions of Section 4.01 of the Participation Agreement shall have been complied with in a manner satisfactory to the Owner Trustee and the Trustors.

         Section 1.04. Intention of Parties. This Agreement is intended by the Trustors to create, and there is hereby and by the Original Trust Agreement created, a Delaware statutory business trust pursuant to Title 12
Section 3801 et seq. of the Delaware Code, provided, however, that notwithstanding anything set forth herein or therein to the contrary, it is the intention of the parties hereto and thereto that the trust created hereby be treated as a partnership for tax purposes. The Trustors shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, including, but not limited to, to the extent the Trustors would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Trustors each were a general partner of such partnership; provided, however, that in no event shall the Trustors be liable for the obligations of the Trust to make payments (whether for principal, interest, increased cost, premium, indemnity or otherwise) with respect to the Loan Certificate and any other obligation of the Trust that by its terms is a limited recourse or non-recourse obligation. Any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Trustors shall not be liable) shall be deemed third party beneficiaries of this Section 1.04 but in no event shall such third party creditors have any beneficial interest in the Trust Estate.

         Notwithstanding the foregoing portion of this Section 1.04 or anything else to the contrary herein, the Trustors shall immediately cease to have any liability to the creditors of the Trust for the debts, obligations, expenses and liabilities of the Trust to the extent such liability is incurred by the Trust after the Trustors have satisfactorily taken such action or failed to take such action as may be necessary or required pursuant to applicable law or Treasury Regulations (including, without limitation, Proposed Treasury Regulations Section 301.7701-1, 2 and 3, if and when such Proposed Regulations are published as final regulations) to maintain the status of the entity as a partnership for federal income tax purposes without such Trustors' personal liability.

         Section 1.05. Authority to File Trust Certificate. The Trustors hereby instruct the Owner Trustee to file any amendments to the certificate of trust filed pursuant to the Original Trust Agreement which are required to be filed with the Secretary of State of the State of Delaware pursuant to 12 Del.
C. Section 3810. In addition, upon termination of the Trust and the winding up of the Trust's affairs in accordance with terms of Section 4.01 hereof, the Trustors hereby instruct the Owner Trustee to file a certificate of cancellation with the Secretary of State of the State of Delaware pursuant to 12 Del. C. Section 3810.


                                   ARTICLE 2

                                 DISTRIBUTIONS

         Section 2.01. Rent, Etc. The Trustors and the Owner Trustee acknowledge that the Lease will be security for the Certificates pursuant to the Indenture which provides that all moneys payable by the Lessee to the Owner Trustee under the Lease (other than Excepted Payments) are to be paid to the Indenture Trustee while the Lien of the Indenture is in effect. Except as otherwise provided in Section 2.04 hereof, the Owner Trustee shall promptly apply each payment of Rent (other than Excepted Payments), Stipulated Loss Value, Termination Value, and any proceeds from the sale, requisition or disposition of the Aircraft received by it as follows:

         (a) prior to the release of the Lien of the Indenture, each such payment shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; provided, that any payments received by the Owner Trustee from (i) the Lessee with respect to WTC's or the Owner Trustee's fees and disbursements under this Agreement, or (ii) any Trustor pursuant to Section
   6.01 hereof shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made;

         (b) any amount remaining after application in full in accordance with paragraph (a) of this Section 2.01 and which represents payments for which provision as to the application thereof is made in any other Operative Agreement shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative Agreement; and

         (c) after application in accordance with paragraphs (a) and (b) of this Section 2.01, or to the extent received from the Indenture Trustee under the terms of the Indenture, the balance, if any, remaining shall be paid to the Trustors ratably according to their respective Equity Percentages; provided, however, in connection with any payment of the EBO Price, such amounts shall be distributed in accordance with Schedule II hereto.

         Section 2.02. Excepted Payments. All Excepted Payments at any time received by the Owner Trustee shall be distributed promptly to the applicable Person, and such payment shall not be deemed under any circumstances to be part of the Lessor's Estate.

         Section 2.03.  Other Receipts.  Except as otherwise provided in
Section 2.04 hereof, any payment received by the Owner Trustee, other than those referred to in Sections 2.01 and 2.02 hereof, shall be payable prior to the release of the Lien of the Indenture directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; and following such application or release of Lien, any such payment for which provision as to the application thereof is made in the other Operative Agreements shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of the other Operative Agreements, and any such payment received by the Owner Trustee for which no provision as to the application thereof is made in the Operative Agreements or in this Article 2 shall, unless the Trustors shall have otherwise jointly instructed the Owner Trustee in writing, be distributed promptly to the Trustors ratably according to their respective Equity Percentages.

         Section 2.04. Distributions after Default. Subject to the provisions of Section 2.02 hereof, (i) all payments received and amounts realized by the Owner Trustee after an Indenture Event of Default shall have occurred and shall be continuing and after the Certificates shall have become or been declared due and payable pursuant to Section 7.02(b) or 7.02(c) of the Indenture or the Lease shall have become or been declared in default (including, without limitation, any amounts realized by the Owner Trustee or any Trustor from the exercise of any remedies pursuant to Section 17.01 of the Lease), as well as (ii) all funds then held or thereafter received by the Owner Trustee as part of this Trust Agreement, the Lease or otherwise, shall be distributed to the Indenture Trustee.

         Section 2.05. Distributions after Release of Lien of Indenture. Except as otherwise provided in Sections 2.01, 2.02, 2.03 and 2.04 hereof:

               (a) all payments received and amounts realized by the Owner Trustee under the Lease or otherwise with respect to the Aircraft or any part thereof (including, without limitation, all payments received pursuant to Section 17.01 of the Lease and amounts realized upon the sale or lease of the Aircraft or any part thereof after the termination of the Lease with respect thereto), to the extent received or realized at any time after the Lien of the Indenture shall have been released pursuant to the terms of the Indenture, and

               (b) moneys not included in paragraph (a) of this Section 2.05 remaining as part of the Lessor's Estate after payment in full of amounts described in paragraph (a),

shall, to the extent required, be retained by the Owner Trustee as reimbursement for all expenses hereunder or under the Lease not theretofore reimbursed under this Agreement, the Lease or otherwise and to which the Owner Trustee is entitled to be reimbursed pursuant to the provisions thereof, and any balance remaining thereafter shall be distributed to the Trustors ratably according to their respective Equity Percentages.

         Section 2.06. Manner of Making Distributions. The Owner Trustee shall make distributions or cause distributions to be made to (i) any Trustor pursuant to this Article 2 by transferring by wire transfer in immediately available funds the amount to be distributed to such account or accounts of such Trustor as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article 2 by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided, that the Owner Trustee shall invest overnight, for the benefit of such Trustor, in investments that would be permitted by Article 23 of the Lease (but only to the extent funds are received on or prior to 1:00 P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee, in investments which, after consultation with such Trustor, such Trustor shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and the Lien created by, the Indenture, the Owner Trustee will, if so requested by any Trustor by written notice, pay any and all amounts payable by the Owner Trustee hereunder to such Trustor either (i) by crediting, or causing the Indenture Trustee to credit, such amount or amounts to an account or accounts maintained by such Trustor with the Owner Trustee in its individual capacity or with the Indenture
Trustee in its individual capacity, as the case may be, in immediately available funds, or (ii) by wire transfer of immediately available funds to such other bank account as such Trustor shall notify the Owner Trustee in writing with sufficient information to identify the source and application of such funds.

         Section 2.07. Allocation of Profits and Losses. Profits and Losses of the trust shall be determined for each taxable year of the trust, which shall be the calendar year, in accordance with the accrual method of accounting. Profits and Losses shall be allocated between the Trustors pro rata in accordance with their respective Equity Percentages.


                                   ARTICLE 3

                               THE OWNER TRUSTEE

         Section 3.01. Acceptance of Trust and Duties. WTC accepts the trust hereby created and, subject to Section 1.03 hereof, in its capacity as the Owner Trustee agrees to perform the same, including without limitation, subject to Section 1.03 hereof, the actions specified in Section 1.01 hereof as herein provided. The Owner Trustee agrees to disburse all monies that it receives under the Operative Agreements in accordance with the terms hereof. The Owner Trustee shall not be answerable or accountable in its individual capacity except as a result of or arising from (a) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (b) any breach by the Owner Trustee of its representations, warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease, Sections 7.01(c), 7.02(a) and (b) and 7.04 of the Participation Agreement or elsewhere in the Operative Agreements, (c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) Lessor's Liens attributable to it in its individual capacity, and (e) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by WTC or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and the Operative Agreements including this Agreement.

         Section 3.02. Limitation on Authority of Owner Trustee. The Owner Trustee shall have no power, right, duty or authority to manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft, Airframe, Engines, any Part thereof or any other property at any time constituting a part of the Lessor's Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Agreements, except (i) to execute and deliver the Operative Agreements to which it is a party, (ii) to exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the Owner Trustee hereunder and under the other Operative Agreements as authorized and directed by a Majority in Interest of Owner Participants, or (iii) as expressly provided in written instructions from a Majority in Interest of Owner Participants given pursuant to Section 1.01, 3.03 or 3.04 hereof; provided, that nothing in this Section
3.02 shall limit in any manner the obligation of the Owner Trustee to perform and observe all the terms of the Operative Agreements or the obligations of the Owner Trustee under this Agreement.

         Section 3.03. Notice of Default. In the event that a Responsible Officer in the Corporate Trust Administration of the Owner Trustee shall have actual knowledge of a Default or an Event of Default, or an Indenture Default or an Indenture Event of Default, the Owner Trustee shall give or cause to be given to the Trustors and the Indenture Trustee prompt notice (in any event, within one Business Day of the discovery thereof) of such Default, Event of Default, Indenture Default or Indenture Event of Default by telegram, telex, or facsimile followed by prompt written notice thereof by first-class certified mail, postage prepaid, return receipt requested in accordance with
Article 14 of the Participation Agreement. Subject to the terms of Section 3.06(e) hereof and the rights of the Indenture Trustee under the Indenture, the Owner Trustee shall take such action with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as shall be specified in written instructions from the Trustors as authorized and directed by a Majority in Interest of Owner Participants, and if the Owner Trustee shall not have received instructions from the Trustors as authorized and directed by a Majority in Interest of Owner Participants within 20 days after giving notice of such Default, Event of Default, Indenture Default or Indenture Event of Default to the Trustors, the Owner Trustee may take such action, or refrain from taking such action, with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as it shall deem advisable in the best interests of the Trustor; provided, that the Owner Trustee shall be under no duty to take or refrain from taking any such action in the event the Owner Trustee shall not have received instructions from a Majority in Interest of Owner Participants. For all purposes of this Agreement and the Lease, in the absence of actual knowledge of a Responsible Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a Default, Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by the Lessee, any Trustor, the Indenture Trustee or any Certificate Holder.

         Section 3.04. Action Upon Instructions. Subject in all respects to the terms of the Operative Agreements, and subject further to the terms of
Article 2 and Sections 3.03, 3.05 and 3.06 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Owner Participants (which such Trustor agrees shall not be inconsistent with the provisions of the Indenture so long as the Lien of the Indenture has not been discharged), the Owner Trustee will take such of the following actions as may be specified in such instructions:

         (a) give such notice or direction or exercise such right, remedy or power under the Operative Agreements, or take such other action, as shall be specified in such instructions;

         (b) take such action to preserve or protect the Lessor's Estate (including the discharge of Liens and encumbrances) as may be specified in such instructions;

         (c) approve as satisfactory to it all matters required by the terms of the Operative Agreements to be satisfactory to the Owner Trustee (it being understood that without written instructions of a Majority in Interest of Owner Participants, the Owner Trustee shall not approve any matter as satisfactory to it), except such approvals as may be required with respect to any Trustor's transfer of its Beneficial Interest pursuant to Article 5;

         (d) upon or after the expiration or earlier termination of the Term of the Lease, convey in accordance with such instructions, the Aircraft and all of the Owner Trustee's right, title and interest in and to the Aircraft or any part thereof for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or retain, lease or otherwise dispose of the Aircraft or any part thereof as shall be specified in such instructions;

         (e) execute and file any financing statement (and any continuation statement with respect to any such financing statement) or any other similar document relating to the Lessor's Estate or the security interests and assignments created by the Operative Agreements, as may be specified in such instructions (which instructions shall be accompanied by an execution form of such financing statement or such continuation statement, as the case may be); and

         (f)   any other action as specified by the Trustors.

         Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.
(a)(i) The Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and with the degree of care specified in Section 3.01 hereof, and in accordance with instructions given by the Trustors hereunder, and no implied duties, covenants or obligations shall be read into this Agreement, any such instructions or the Operative Agreements against the Owner Trustee, and the Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft or any part of the Lessor's Estate except as required by the terms of the Operative Agreements, any such instructions and as otherwise provided herein; and

       (ii) in the absence of bad faith on its part, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement or the other Operative Agreements, but in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement or the Operative Agreements.

         (b) No provision hereof shall require WTC in its individual capacity to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, WTC agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder, or under the Participation Agreement or any Operative Agreement.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Section 3.05, except that in the event of a conflict between this
Section 3.05 and Section 3.01 hereof, Section 3.01 hereof shall be controlling.

         (d) The Owner Trustee will furnish to the Trustors, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the other Operative Agreements or the Original Agreements (including those furnished to the Indenture Trustee pursuant to the terms of the Indenture) and not otherwise furnished to the Trustors.

         (e) Notwithstanding anything herein to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Trustors within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 2.06 hereof and
Article 23 of the Lease.

         Section 3.06. Certain Rights of Owner Trustee. Except as otherwise provided in Section 3.05 hereof:

         (a) in the absence of bad faith on its part, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction or authorization by any Trustor or any other party to any other Operative Agreement shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Owner Trustee, and signed in the name of such party by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary or other duly authorized officer of such party; and any resolution of the Board of Directors or committee thereof of such party shall be sufficiently evidenced by a copy of such resolution certified by the Secretary or an Assistant Secretary of such party, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Owner Trustee;

         (c) whenever in the administration of this Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any of the other Operative Agreements, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of a Responsible Officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Lessee, any Trustor, or the Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Trustors, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice;

         (d) the Owner Trustee may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint with due care, and it shall be entitled to rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice;

         (e) the Owner Trustee shall not be under any obligation to take any action under this Agreement or under any of the other Operative Agreements at the request or direction of any Trustor unless the Persons making such request or direction shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nor shall the Owner Trustee be required to take any action and this Agreement shall not be deemed to impose on the Owner Trustee any obligation to take any action, if the Owner Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement or the other Operative Agreements;

         (f) the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless a Responsible Officer of the Owner Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Owner Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Owner Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the same extent permitted to the Lessor under the Lease, to examine the books and records of the Lessee to reasonably determine whether the Lessee is in compliance with the terms and conditions of the Lease and to examine the Aircraft, Airframe, Engines or any Part thereof personally or by agent or attorney; and

         (g) without limiting the generality of Section 3.05 hereof, except as otherwise provided in written instructions given to the Owner Trustee by the Trustors or as otherwise provided in the Indenture or the Participation Agreement, the Owner Trustee shall not have any duty (i) to see to any recording or filing of the Lease or of this Agreement or any financing statement or other notice or document relating thereto or contemplated under the Operative Agreements or to see to the maintenance of any such recording or filing (other than FAA reporting requirements contained in 14 C.F.R. Sections 47.45 and 47.51), (ii) to see to any insurance on the Aircraft or any part thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Trustors and (to the extent provided in the Indenture) the Indenture Trustee copies of all certificates, reports and other written information which it receives from the Lessee pursuant to the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charges or any Lien (except any Lessor's Lien attributable to it in its individual capacity) owing with respect to, or assessed or levied against any part of the Lessor's Estate, (iv) to confirm or verify any financial statements or reports of the Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease.

         Section 3.07. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR WTC MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that WTC represents and warrants that on the Delivery Date the Owner Trustee shall have received whatever rights, title and interests in, to and under the Aircraft were conveyed to it by the Lessee and WTC represents, warrants and covenants that at all times on and after the Delivery Date the Aircraft shall be free of all Lessor's Liens attributable to it, and that the Owner Trustee shall comply with the last sentence of Section 3.05(b) hereof, or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation or warranty by the Owner Trustee or WTC and except that WTC hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Trustors) the other Operative Agreements to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by WTC and (assuming due authorization, execution and delivery of this Trust Agreement by the Trustors) constitutes the legal, valid and binding obligation of WTC enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         Section 3.08. Status of Moneys Received. All moneys received by the Owner Trustee under or pursuant to any provision of this Agreement or any Operative Agreement shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys except to the extent required by law and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, or may be invested in direct obligations of the United States.

         Section 3.09. Self-Dealing. The Owner Trustee in its individual capacity, or any corporation in or with which the Owner Trustee may be interested or affiliated, or any officer or director of any such corporation, may have normal commercial relations, and otherwise deal, in the ordinary course of business, with the Lessee or any other corporation having relations with the Lessee to the full extent permitted by law.

         Section 3.10. Definition of a Responsible Officer. For purposes of this Trust Agreement only, "Responsible Officer" when used with respect to the Owner Trustee means an officer in the Corporate Trust Administration of WTC customarily performing functions similar to those performed by any of the above designated officers.

         Section 3.11. Resignation or Removal of Owner Trustee. The Owner Trustee or any successor thereof (a) shall resign if required to do so pursuant to Section 7.02(b) of the Participation Agreement and (b) may resign at any time without cause by giving at least 60 days' prior written notice to the Trustors and the Indenture Trustee, such resignation in each case to be effective only upon the appointment of a successor trustee and the acceptance of such appointment by such successor. In addition, but subject to Section
11.01 of the Participation Agreement, a Majority in Interest of Owner Participants may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee, such removal to be effective only upon the appointment by a Majority in Interest of Owner Participants of a successor Owner Trustee and the acceptance of such appointment by such successor. Upon the giving of notice of resignation or removal of the Owner Trustee, a Majority in Interest of Owner Participants may appoint a successor Owner Trustee by an instrument signed by such Trustors. If a Majority in Interest of Owner Participants shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee, the Indenture Trustee or any Trustor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by a Majority in Interest of Owner Participants as above provided. Any successor Owner Trustee so appointed by a court shall be superseded by any successor Owner Trustee subsequently appointed by a Majority in Interest of Owner Participants.

         The appointment of any successor Owner Trustee shall be subject to the conditions set forth in Section 11.01 of the Participation Agreement.

         Section 3.12. Estate and Rights of Successor Owner Trustee. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Trustors and the Indenture Trustee, an instrument accepting such appointment, and thereupon each successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named as an Owner Trustee herein, but nevertheless upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all estates, properties, rights, powers, duties, property or moneys then held by such predecessor Owner Trustee upon the trust herein expressed. Upon any such transfer by a predecessor Owner Trustee, such predecessor Owner Trustee shall provide the successor Owner Trustee and Trustors an accounting of the Lessor's Estate and the trust hereunder.

         Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Lessor's Estate to be transferred upon the records of the Aeronautics Authority or other registry where the Aircraft may then be registered into the name of the successor Owner Trustee and shall otherwise use its best efforts to comply, or assist the successor Owner Trustee in complying, with the provisions of Section 11.01 of the Participation Agreement.

         Section 3.13. Merger or Consolidation of WTC. Any corporation into which WTC in its individual capacity may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which WTC shall be a party, or any corporation to which substantially all the business of the Owner Trustee in its individual capacity may be transferred, shall, subject to Section 3.12 hereof, be the Owner Trustee under this Agreement without further act; provided, that such corporation shall not also be the Indenture Trustee.

         Section 3.14. Co-Trustees. At any time, subject to Section 7.13 of the Participation Agreement, if the Owner Trustee or a Majority in Interest of Owner Participants shall deem it necessary or prudent or desirable in order to conform to legal requirements of any jurisdiction in which any part of the Lessor's Estate may at the time be located, a Majority in Interest of Owner Participants and the Owner Trustee jointly shall have the power, and shall execute and deliver all instruments, to appoint one or more Persons approved by a Majority in Interest of Owner Participants and the Owner Trustee, to act as co-trustee, or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees (except insofar as local law makes it necessary or prudent or desirable for any such co-trustee or separate trustee to act alone), of all or any part of the Lessor's Estate, and to vest in such Person or Persons, in such capacity, such title to the Lessor's Estate or any part thereof, and such rights, powers, duties, trusts or obligations as a Majority in Interest of Owner Participants and the Owner Trustee may consider necessary or prudent or desirable. The Owner Trustee shall not be liable for any act or omission of any co-trustee or separate trustee appointed under this Section
3.14. No appointment of, or action by, any co-trustee or separate trustee appointed under this Section 3.14 will relieve the Owner Trustee of any of its obligations under any Operative Agreement or otherwise affect any of the terms of the Indenture or adversely affect the interests of the Indenture Trustee or the Certificate Holders in the Trust Indenture Estate.

         Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name subject to the conditions of this Agreement.

         Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

         (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

         (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Lessor's Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

         (C) no power given to, or which is provided hereby may be exercised by, any such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

         (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except as otherwise provided hereunder; and

         (E) a Majority in Interest of Owner Participants, at any time, by an instrument in writing may remove any such additional trustee.

         Section 3.15. Interpretation of Agreements. In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any other agreement relating to the transactions contemplated by the Operative Agreements or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Operative Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall request in writing instructions of a Majority in Interest of Owner Participants and, to the extent that the Owner Trustee acts in good faith in accordance with any instructions received from such Trustors, shall not be liable to any Person; provided, that in the event that no response is made to the Owner Trustee by such Trustors within 25 Business Days after such request, the Owner Trustee shall not be liable to any Person for acts taken by the Owner Trustee in good faith or for any failure to act, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.16. Not Acting in Individual Capacity. In carrying out the trust hereby created, the Owner Trustee will act solely as trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Operative Agreements to which it is a party; and all Persons, other than the Trustors as provided in this Agreement, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Lessor's Estate for payment or satisfaction thereof, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.17. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all moneys under this Agreement or any Operative Agreement. Each Trustor shall be responsible for causing to be prepared and filed all income tax returns required to be filed by such Trustor. The Owner Trustee, upon the request of either Trustor and at the expense of the Lessee, will furnish the Trustors with all such information as may be reasonably required or advisable from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. The Owner Trustee shall be responsible for causing to be prepared at the request of any Trustor, but at the expense of the Lessee, all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; provided, that the Owner Trustee shall deliver a completed copy of all such returns to each Trustor not more than 60 nor less than 30 days prior to the due date of the return (provided that the Owner Trustee shall have timely received all necessary information to complete such return). Each Trustor, upon request, will furnish the Owner Trustee with all such information as may be reasonably required from such Trustor that is in its possession in connection with the preparation of such income tax returns.


                                   ARTICLE 4

                             TERMINATION OF TRUST

         Section 4.01. Termination. This Agreement and the trust created and provided for hereby shall cease and be terminated in any one of the following events, whichever shall first occur:

         (a) If any Trustor shall by notice in writing to the Owner Trustee revoke and terminate the trust on and as of a date stated in such notice, which date shall not be less than ten nor more than thirty days from the date of mailing such notice, then on the date specified in such notice the trust created and provided for hereby shall cease and terminate; provided; however, that prior to the discharge of the Indenture in accordance with its terms such notice shall not be effective and the trust created and provided for hereby shall not cease and terminate without the consent of the Indenture Trustee;

         (b) The sale or other final disposition by the Owner Trustee of all of its interest in all property constituting or included in the Lessor's Estate and, if the Indenture shall then be in effect, the sale or other disposition by the Indenture Trustee of all of its interest in all property constituting or included in the Lessor's Estate, and the final disposition by the Owner Trustee and, if the Indenture shall then be in effect, the Indenture Trustee, of all moneys or other property or proceeds constituting part of the Lessor's Estate in accordance with the terms hereof; or

         (c) 110 years from the earliest execution of this Agreement by any party hereto; provided, however, that if the Trust shall be or become valid under applicable law for a period subsequent to 110 years from the earliest execution of this Agreement by any party hereto or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid.

         In the event of a termination pursuant to this Section 4.01, if the Indenture is still in effect, each Trustor will promptly and duly execute and deliver to the Indenture Trustee such documents and assurances including, without limitation, conveyances, financing statements and continuation statements with respect to financing statements and take such further action as the Indenture Trustee may from time to time reasonably request and furnish in order to protect the rights and remedies created or intended to be created in favor of the Indenture Trustee under the Indenture and to create for the benefit of the Loan Certificate Holders a valid first mortgage lien with respect to, and a first and prior perfected security interest in, the Trust Indenture Estate. This Section 4.01 is intended to benefit, and may be enforced by the Indenture Trustee.

         Section 4.02.  Distribution of Lessor's Estate upon Termination.
Upon any termination of this trust pursuant to the provisions of Section 4.01 hereof, the Owner Trustee shall convey the Lessor's Estate (subject to all obligations, if any, of the Owner Trustee then existing under the Operative Agreements to which the Owner Trustee is a party) to such purchaser or purchasers or the Trustors, as the case may be, and for such amount and on such terms as shall be specified in joint written instructions from the Trustors delivered to the Owner Trustee prior to the date of termination; provided, that in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to the Lessor's Estate to the Trustors as tenants in common ratably according to each Owner Participant's respective Equity Percentage. Upon making such transfer or sale and accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in Section 2.05 hereof.


                                   ARTICLE 5

                        TRANSFER OF BENEFICIAL INTEREST

         Each Trustor may assign, convey or otherwise transfer to a single institutional investor all (but not less than all) of the Beneficial Interest then owned by such Trustor, provided that it gives the Lessee, the Indenture Trustee, the other Trustor and the Owner Trustee at least 10 Business Days' notice of such assignment, conveyance or other transfer and provided, further that the transferor Trustor agrees by a written instrument in form and substance reasonably satisfactory to the Lessee, the Indenture Trustee, the other Trustor and the Owner Trustee to remain liable for all obligations of such Trustor under this Agreement and the other Operative Agreements to which such Trustor is a party to the extent (but only to the extent) incurred on or before the date of such transfer and provided that the transferee agrees by a written instrument in form and substance reasonably satisfactory to the Lessee, the Indenture Trustee, the other Trustor and the Owner Trustee to assume primary liability for all obligations as a trustor under this Agreement and the other Operative Agreements to which such trustor is a party incurred after the date of transfer; provided, further, that (a) such transferee is (i) a bank, savings institution, finance company, leasing company or trust company or national banking association acting for its own account (subject to the transferee's ability to satisfy the requirements set forth in clause (c) below) or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (ii) a subsidiary of any Person described in clause (i) where such Person provides (A) support for the obligations assumed by such transferee subsidiary satisfactory to the Lessee, the Owner Trustee, the other Trustor and the Indenture Trustee or (B) an unconditional guaranty satisfactory to the Lessee, the Owner Trustee, the other Trustor and the Indenture Trustee of such transferee subsidiary's obligations, or (iii) an Affiliate of the transferor Trustor, so long as such Affiliate has a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (b) such transferee is legally capable of binding itself to the obligations of the transferor Trustor and expressly agrees to assume all obligations of the transferor Trustor under the Participation Agreement and this Agreement and (c) such transferee shall provide representations substantially similar to those contained in Sections 7.02(a) and 7.03(a) of the Participation Agreement. In the event of any such assignment, conveyance or transfer, the transferee shall become a party to this Agreement and shall agree to be bound by all the terms of and will undertake all of the obligations of the transferor Trustor contained in this Agreement and the other Operative Agreements in such manner as is reasonably satisfactory to the Owner Trustee and the Indenture Trustee.
A transferee hereunder shall be (i) a "U.S. Person" as defined in Section 7701(a)(30) of the Code (or any successor provision thereto) or if the transferee shall not be such a "U.S. Person" then each Certificate Holder shall be provided an indemnity (from the transferee trustor or the transferor Trustor but not from the Lessee) in form and substance satisfactory to each such Certificate Holder, for any Taxes that may be imposed on such Certificate Holders (currently or in the future) due to such transferee's failure to be such a "U.S. Person" and (ii) a Citizen of the United States or shall have established a voting trust, voting powers or other arrangement reasonably satisfactory to the Indenture Trustee to permit the Owner Trustee to be the registered owner of the Aircraft under the Transportation Code. Assuming the truth of the representations made in Sections 6.01(m) and 7.09 of the Participation Agreement and compliance with Section 10.06 of the Indenture, no such assignment, conveyance or transfer shall violate any provision of law or regulation or create a relationship which would be in violation thereof. The Owner Trustee shall not be on notice of or otherwise bound by any such assignment, conveyance or transfer unless and until it shall have received an executed counterpart of the instrument of such assignment, conveyance or transfer. Upon any such disposition by a Trustor to a transferee as above provided, the transferee shall be deemed a "Trustor" for all purposes hereof, and shall be deemed to have made all the payments previously made by its transferor and to have acquired the same interest in the Lessor's Estate as theretofore held by its transferor; and each reference herein to a "Trustor" shall thereafter be deemed a reference to such transferee. Notwithstanding anything to the contrary contained in this Article 5, in no event shall a Trustor transfer its interest in the Beneficial Interest to any entity whose business is that of a nationwide or worldwide overnight or expedited delivery small package air courier, cargo or freight deliverer or which competes with the Lessee in one of its principal lines of business (except for any line of business in the financial services industry).


                                   ARTICLE 6

                                 MISCELLANEOUS

         Section 6.01. Indemnification. Each Trustor agrees (severally and not jointly) to reimburse and save WTC harmless against any and all loss, damage, liability, claims, demands, disbursements and expenses, including taxes (excluding taxes imposed against WTC upon or with respect to any fees or compensation for services rendered by the Owner Trustee and WTC hereunder) and reasonable counsel fees (any "Loss"), which may be incurred by reason of its being the Owner Trustee or acting hereunder or under the Operative Agreements or the Original Agreements, but solely by reason thereof and arising out of or relating solely to this Agreement or the other Operative Agreements or the Original Agreements or the Aircraft or the Rent and other sums payable therefor, or by reason of any occurrence directly relating thereto while so acting, and to secure the payment thereof, the Owner Trustee, in its individual capacity, shall have a Lien on the Lessor's Estate and the proceeds thereof, including income, prior to any interest therein of the Trustors and their respective assigns (but subject to the rights of the Lessee under the Operative Agreements or the Original Agreements and subject and subordinate to the Lien of the Indenture); provided, that neither Trustor shall have any obligation hereunder to indemnify WTC for any Losses arising from or the result of (A) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (B) any inaccuracy of any representation of the Owner Trustee in its individual capacity or any breach by the Owner Trustee of its warranties and covenants given in its individual capacity in this Agreement and Sections 7.01(c), 7.02(a) and (b) and 7.04 of the Participation Agreement or elsewhere in the Operative Agreements, (C) the failure to use ordinary care in receiving, handling and disbursing funds, (D) Lessor's Liens attributable to it in its individual capacity, (E) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by WTC or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and this Agreement, (F) taxes excluded from indemnification pursuant to Section 8.01(b) of the Participation Agreement (disregarding for the purposes of this Section 6.01, subsections (iii), (vi) and (xi) of Section 8.01(b) of the Participation Agreement); provided, that, before asserting any right to payment or indemnification hereunder, the Owner Trustee shall first demand (but need not exhaust its remedies with respect to) its corresponding right to payment or indemnification from the Lessee pursuant to the Participation Agreement. It is further understood that the distribution by the Owner Trustee of all or any part of the Lessor's Estate as provided in Section 4.02 of this Agreement shall not impair the right of WTC to indemnity, payment and reimbursement as herein provided. In the event WTC makes any advances at any time to pay or to provide for the payment of any such Loss, then WTC shall be entitled, in addition to reimbursement for the principal of the sum so advanced, to interest on the amount of such advances at the Prime Rate. The provisions of this Section shall continue in force and effect notwithstanding the termination of this trust or the resignation, inability or incapacity to act or removal of the Owner Trustee. The Owner Trustee (in its individual capacity or as trustee) agrees that it shall have no right against (except as provided in this Section 6.01) any Trustor or (subject to the provisions of the Indenture) the Trust Indenture Estate for any fee as compensation for its services hereunder.

         Section 6.02. Supplements and Amendments. At any time and from time to time, only upon the written request of a Majority in Interest of Owner Participants (a) WTC and the Trustors shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement as specified in such request and (b) the Owner Trustee shall, subject to the provisions of Article XIII of the Indenture, enter into or consent to such written amendment or modification of or supplement to any of the Operative Agreements as the Indenture Trustee and any other necessary parties may agree to in writing and as may be specified in such request, or execute and deliver such written waiver of the terms of any of the Operative Agreements as may be agreed to in writing by the Indenture Trustee and as may be specified in such request; provided, that (i) the Owner Trustee shall not execute any such supplement, amendment, waiver or modification without the prior written consent of a Majority in Interest of Owner Participants, (ii) if in the reasonable opinion of the Owner Trustee any document required to be executed by it pursuant to this Section adversely affects any right or duty of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any other Operative Agreement, the Owner Trustee may in its discretion decline to execute such document and (iii) any amendment or supplement to this Agreement that would adversely affect the rights of the Indenture Trustee or the Holders shall be subject to the prior written consent of the Indenture Trustee. It shall not be necessary that any request pursuant to this Section specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof. Promptly after the execution by WTC or the Owner Trustee of any document pursuant to this Section, the Owner Trustee shall mail a conformed copy thereof to each Trustor, the Indenture Trustee and the Lessee, but the failure of the Owner Trustee to mail such conformed copies shall not impair or affect the validity of such document.

         Section 6.03. Nature of Title of Trustors. No Trustor shall have any legal title to any part of the Lessor's Estate. No transfer, by operation of law or otherwise, of the right, title and interest of the Trustors in and to the Lessor's Estate or the trust hereunder shall operate to terminate this Agreement or Lessor's Estate, except as provided in Section 4.01 hereof.

         Section 6.04. Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by the Owner Trustee of the interest of the Owner Trustee in the Operative Agreements or in the Aircraft or any part thereof pursuant to and in compliance with the terms of this Agreement or the Operative Agreements shall bind the Trustors and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Trustors in and to the Operative Agreements or the Aircraft or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

         Section 6.05. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, and (c) if given by FedEx service or other means, when received or personally delivered, addressed:

   If to the Owner Trustee: Wilmington Trust Company
                            1100 North Market Street
                            Rodney Square North
                            Wilmington, Delaware 19890-0001
                            Attention:  Corporate Trust Administration
                            Telephone:  (302) 651-1000
                            Facsimile:  (302) 651-8882

   If to the Trustors:      Comerica Leasing Corporation
                            29201 Telegraph Road
                            2nd Floor
                            Southfield, Michigan 48034-1392
                            Attention:  Michael MacMichael
                            Telephone:  (810) 948-2950
                            Facsimile:  (810) 948-2995

                            Norwest Bank Minnesota, National Association
                            733 Marquette Avenue
                            Suite 300
                            Minneapolis, Minnesota 55479-2048
                            Attention:  Leveraged Leasing
                            Telephone:  (612) 667-9876
                            Facsimile:  (612) 667-9702


   If to the Indenture
   Trustee:                 First Security Bank, National Association
                            79 South Main Street
                            Salt Lake City, Utah 84111
                            Attention:  Corporate Trust Department
                            Telephone:  (801) 246-5826
                            Facsimile:  (801) 246-5053

or as to any of the foregoing parties at such other address as such party may designate by notice duly given in accordance with this Section to the other parties.

         Section 6.06. Situs of Trust; Applicable Law; Severability. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND PERFORMANCE. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective; provided, that such remaining provisions do not increase the obligations or liabilities of the Owner Trustee or the Trustor.

         Section 6.07. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of the Beneficial Interest, but only to the extent the Beneficial Interest has been transferred or assigned in accordance with the limitations of Article 5 of this Agreement.

         Section 6.08. Headings and Table of Contents. The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 6.09. Definitions. The capitalized terms used herein, unless otherwise herein defined or the context hereof shall otherwise require, shall have the respective meanings set forth in Schedule I attached hereto.

         Section 6.10. Identification of Trust. This trust may for convenience be referred to as the "Federal Express Corporation Trust No. N587FE."

         Section 6.11. Counterparts. This instrument may be executed in any number of counterparts or upon separate signature pages bound together in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

         Section 6.12. Trustors' Interest. The Trustors have only a beneficial interest in any specific property of this Trust. No creditor of any Trustor shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of this trust (as opposed to such Trustor's beneficial interest in this trust).

         IN WITNESS WHEREOF, WTC and the Trustors have caused this Agreement to be duly executed all as of the date first above written.


                                        COMERICA LEASING CORPORATION


                                        By: _________________________________
                                            Name:
                                            Title:



                                        NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION


                                        By: _________________________________
                                            Name:
                                            Title:



                                        WILMINGTON TRUST COMPANY


                                        By: _________________________________
                                            Name:  Donald G. MacKelcan
                                            Title: Assistant Vice President

                                  SCHEDULE I

                                  DEFINITIONS
                (FEDERAL EXPRESS CORPORATION TRUST NO. N587FE)


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement, the Series Supplements, the Intercreditor Agreement and the Liquidity Facilities) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Additional Insured.  As defined in Article 13 of the Lease.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of an Owner Participant and WTC shall not be deemed to be an Affiliate of any of the Owner Trustee, the Lessor or such Owner Participant. Neither Owner Participant, by virtue of its status or the agreements in respect thereof, shall be deemed an "Affiliate" of the other Owner Participant.


         After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received. In the case of amounts payable to the Lessor, the Owner Participants, or any corporate Affiliate of an Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Agent. Morgan Guaranty Trust Company of New York and its successors and permitted assigns as Agent for the Original Loan Participant pursuant to
Article 16 of the Original Participation Agreement.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

         Aircraft. The Airframe (or any permitted substitute airframe) together with three Engines (whether each an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease.

         Airframe. The McDonnell Douglas MD-11F aircraft (excluding the Engines or engines from time to time installed thereon) leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any Replacement Airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Amendment No. 1 to the Original Tax Indemnity Agreement. Amendment No. 1 to the Original Tax Indemnity Agreement (Federal Express Corporation Trust No. N587FE), dated as of May 1, 1997 among the Lessee, the Owner Participants and the Owner Trustee.

         Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on the Delivery Date or the Refunding Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, each Liquidity Provider and the Owner Participants.

         Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N587FE), dated the Delivery Date, as amended and restated as of the Refunding Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participants and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Ancillary Agreement II. The Ancillary Agreement II (Federal Express Corporation Trust No. N587FE), dated the Refunding Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participants and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Appraisal. The report prepared by BK Associates, Inc. and delivered to the Owner Participants on the Delivery Date pursuant to Section 4.01(n) of the Original Participation Agreement.

         Average Life Date. For any Certificate, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Certificate.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Delivery Date and ending at the end of the day on June 13, 2017, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participants under the Trust Agreement.

         Bills of Sale. Collectively, the FAA Bill of Sale and the Warranty Bill of Sale.

         Breakage Costs. Has the meaning specified in Schedule II to the Original Participation Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in the United States in which the office or agency is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Wilmington, Delaware.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N587FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to an Owner Participant (other than a change which is in the nature of a minimum tax).

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Class A Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Class B Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the refunding of the Original Loan Certificates.

         Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

         Corporate Trust Administration. The Corporate Trust Administration office of the Owner Trustee located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001, Attention: Corporation Trust Administration, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participants and the Indenture Trustee.

         Corporate Trust Department. The Corporate Trust Department office of the Indenture Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participants and the Owner Trustee.

         CRAF Program. Has the meaning specified in Section 7.01(f) of the Lease.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date.  December 13, 1996.

         EBO Date. Has the meaning specified in Section 4.02(a)(F) of the Lease.

         EBO Price. Has the meaning specified in Section 4.02(a)(F) of the Lease.

         Engine. Each of the three General Electric CF6-80C2-D1F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.03, 11.03, 11.04 or 12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, all Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of December 1, 1996, executed by the Engine Manufacturer.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N587FE), dated as of December 1, 1996 between the Lessor and the Lessee.

         Equity Percentage. For any Owner Participant, the fractional interest, expressed as a percentage, of such Owner Participant's interest in the Beneficial Interest, calculated by dividing the Commitment of such Owner Participant (or of such Owner Participant's predecessor in interest) paid on the Delivery Date by the aggregate of the Commitments paid by all of the Owner Participants on the Delivery Date. As to Comerica Leasing Corporation (formerly known as CMCA Lease, Inc.), such Equity Percentage shall be 50% and as to Norwest Bank Minnesota, National Association, such Equity Percentage shall be 50%.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan. An employee benefit plan subject to Title I of ERISA, or an individual retirement account or plan subject to Section 4975 of the Code.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) due to theft or disappearance for a period in excess of 30 days (or such longer period not to exceed 60 days from the end of such 30 day period if and so long as the location of such property is known and the Lessee is pursuing the recovery thereof) or to the end of the Term, if less, unless such event constitutes an Event of Loss under clause (i)(B) or clause (ii) below, or (B) due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever;
(ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government, or instrumentality or agency of any such foreign government, or any purported government or instrumentality or agency thereof for a period in excess of 180 days or the end of the Term, if less, or (B) by the Government for a period extending beyond the Term provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of up to six months beyond the end of the Term in the event that the Aircraft or the Airframe or any Engine is requisitioned by the Government pursuant to an activation as part of the CRAF Program described in Section 7.02(a)(iv) of the Lease; or (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited for a period of four (4) consecutive months, unless the Lessee, prior to the expiration of such four (4) month period, shall be diligently carrying forward all steps which are necessary and desirable to permit the normal use of the Aircraft or Airframe provided, however, that an Event of Loss shall be deemed to have occurred if (x) the Lessee fails to continue diligently carrying forward all such steps or (y) the use of the Aircraft or the Airframe in the normal course of air transportation of cargo shall have been prohibited for a period of an additional 8 months following such 4 month period or (z) unless waived by the Lessor, the Term shall have expired. The date of such Event of Loss shall be (t) the 30th day or the 90th day, as the case may be, following loss of such property or its use due to theft or disappearance; (u) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (v) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (w) the date of any condemnation, confiscation, seizure or requisition of title of such property; (x) the earlier of the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government or instrumentality or agency thereof or the end of the Term; (y) the last day of the Term in the case of requisition for use of such property by the Government or (z) the last day of the 4 month or additional 8 month period, referred to in clause (iv) above or, if earlier, the last day of the Term (unless waived by the Lessor). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Excepted Payments. Collectively, (i) indemnity or other payments of expenses paid or payable by the Lessee in respect of any Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to Article 8, 9, or 10 and Section 15.01 of the Participation Agreement or any indemnity hereafter granted to any Owner Participant or the Owner Trustee in its individual capacity pursuant to
Section 7.01(e), Article 9 or Section 11.03(a) of the Lease or Section 15.01 of the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by any Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by any Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with the provisions of but not required under Article 13 of the Lease, (iv) all right, title and interest of any Owner Participant in, to and under the Tax Indemnity Agreement and payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any amounts payable by the Lessee to any Owner Participant or the Owner Trustee in its individual capacity, after the release thereof from the Lien of the Indenture, (vi) subject to
Section 3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (vi) above and (viii) any payments in respect of interest to the extent attributable to the payments referred to in clauses (i) through (vi) above.

         Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

         FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by the Lessee in favor of the Owner Trustee and dated the Delivery Date.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, except for purposes of Section 17.01 of the Lease, it shall be assumed that the Aircraft is in at least the condition required under the Lease in the case of return of the Aircraft pursuant to
Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease. For purposes of
Section 17.01 of the Lease, such determination shall be made on an "as is, where is" basis by a qualified independent appraiser selected by the Lessor and the costs and expenses of the appraisal shall be borne by the Lessee, unless the Lessor has not obtained possession of the Aircraft pursuant to such
Section 17.01, in which case an appraiser shall not be appointed and such Fair Market Rental shall be deemed to be zero.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of Section 17.01 of the Lease, it shall be assumed that the Aircraft is in at least the condition required under the Lease in the case of return of the Aircraft pursuant to
Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease. For purposes of
Section 17.01 of the Lease, such determination shall be made on an "as is, where is" basis by a qualified independent appraiser selected by the Lessor and the costs and expenses of the appraisal shall be borne by the Lessee, unless the Lessor has not obtained possession of the Aircraft free and clear of all Liens and unencumbered by the Lease pursuant to such Section 17.01, in which case an appraiser shall not be appointed and such Fair Market Value shall be deemed to be zero.

         Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         Final Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the lesser of (i) Fair Market Rental as determined as of the commencement of such Fixed Renewal Term and (ii) the amount set forth in Ancillary Agreement II.

         Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         FSB. First Security Bank, National Association, a national banking association.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

         GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of WTC, in its individual capacity and as Owner Trustee and Lessor, the Agent (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, each Owner Participant, the Owner Participant Guarantor, the Original Loan Participant (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Original Indenture Trustee, in its individual capacity and as trustee, the Indenture Trustee, in its individual capacity and as trustee, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Pass Through Trustee nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N587FE), dated as of December 1, 1996, as amended and restated as of May 1, 1997, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement.

         Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N587FE), dated December 13, 1996, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Trustee. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity against which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

         Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Intercreditor Agreement. The Intercreditor Agreement dated as of May 1, 1997, among the Pass Through Trustee, the Class A Liquidity Provider, the Class B Liquidity Provider and the Subordination Agent.

         Interest Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Invoice. The invoice for the Aircraft given by the Lessee to the Lessor.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N587FE), dated as of December 1, 1996, as amended and restated as of May 1, 1997, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N587FE), dated December 13, 1996, substantially in the form of Exhibit A to the Lease.

         Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

         Lessee.  Federal Express Corporation, a Delaware corporation.

         Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

         Lessor. Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent, Renewal Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of either the Owner Trustee in its individual capacity or any Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to any Owner Participant or to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement). Notwithstanding the foregoing, "Lessor's Estate" shall not include any Excepted Payment.

         Lessor's Liens. Liens against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, any Owner Participant or any Affiliate of such Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct either not related to the transactions contemplated by or expressly prohibited under the Operative Agreements and any act or omission of any Owner Participant or any Affiliate of such Owner Participant which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, or any Owner Participant or any Affiliate of such Owner Participant, the Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement or by reason of Section 8.01(b) or 9.01(b) of the Participation Agreement, or (iv) claims against the Lessor or any Owner Participant arising from the voluntary transfer by the Lessor or any Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft resulting from an action or at the direction of the Lessee pursuant to Section 4.02(a) or
Article 8, 9, 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquidity Facility. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Liquidity Provider. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or any Owner Participant unless all Certificates then outstanding shall be held by such Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

         Majority in Interest of Owner Participants. As of a particular date of determination, the Owner Participants holding more than 50% of the Beneficial Interest.

         Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of
(i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the outstanding principal amount of such Certificate plus accrued interest.

         Manufacturer.  McDonnell Douglas Corporation, a Maryland corporation.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Modification Agreement. The Aircraft Modification Agreement dated as of December 1, 1995 between the Lessee and the Manufacturer providing for the refurbishing and reconfiguration of the Aircraft including any warranties relating thereto, but only to the extent that the foregoing relates to the Aircraft, to the extent assigned to the Owner Trustee pursuant to the Warranty Bill of Sale.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate per semi-annual period equal to the Debt Rate.

         Non-U.S. Person.  Any Person other than a U.S. Person.

         Obsolete Parts. Parts which the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Lease, the Lease Supplement, the Owner Participant Guaranty, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Engine Consent, each Liquidity Facility, the Intercreditor Agreement and the Tax Indemnity Agreement.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Original Agreements. The documents and instruments delivered on the Delivery Date in connection with the transactions contemplated by the Original Participation Agreement.

         Original Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N587FE), among the Lessee, the Owner Participants, the Indenture Trustee and the Owner Trustee as it was originally executed on the Delivery Date.

         Original Indenture. The Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N587FE), dated as of December 1, 1996, between the Owner Trustee and the Indenture Trustee, which together with the Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N587FE), dated December 13, 1996 attached thereto was recorded as one instrument by the FAA on January 27, 1997 and assigned Conveyance Number T053253.

         Original Indenture Trustee. State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity but solely as Original Indenture Trustee under the Original Indenture.

         Original Lease. The Lease Agreement (Federal Express Corporation Trust No. N587FE), dated as of December 1, 1996, between the Owner Trustee as lessor, and the Lessee, which together with Lease Supplement No. 1 (Federal Express Corporation Trust No. N587FE), dated December 13, 1996 attached thereto was recorded as one instrument by the FAA on January 27, 1997 and assigned Conveyance Number T053254.

         Original Loan Certificates. The loan certificates issued on the Delivery Date to the Original Loan Participant.

         Original Loan Participant. The entities listed on Schedule I to the Original Participation Agreement and their successors and assigns (other than any assignees in connection with the Refunding Date).

         Original Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N587FE), dated as of December 1, 1996, among the Lessee, the Owner Participants, the Original Indenture Trustee, the Owner Trustee and the Original Loan Participant as it was originally executed on December 13, 1996.

         Original Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N587FE), among the Lessee, the Owner Participants and the Owner Trustee as it was originally executed as of December 1, 1996.

         Original Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N587FE), dated as of December 1, 1996, among the Owner Participants and the Owner Trustee as it was originally executed and filed with the FAA on December 13, 1996.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Owner Participant or Owner Participants. The trustors originally named in the Trust Agreement and any successors thereto, and any Person to which any Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Participant Guarantor. Comerica Bank, a Michigan banking association, and any other provider, if any, of an Owner Participant Guaranty.

         Owner Participant Guaranty. The Owner Participant Guaranty dated the Delivery Date by Comerica Bank in favor of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee and any guaranty delivered in compliance with Article 5 of the Trust Agreement.

         Owner Trustee. WTC, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement.

         Owner Trustee Guarantor. The provider, if any, of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

         Owners' Economic Return. The Owner Participants' anticipated net after-tax yield and aggregate after-tax cash flow during the Basic Term, utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participants in determining Basic Rent, Stipulated Loss Value and Termination Value percentages and EBO Price, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N587FE), dated as of December 1, 1996, as amended and restated as of May 1, 1997, among the Lessee, the Original Loan Participant, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participants, the Original Indenture Trustee, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee, the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee and the Subordination Agent not in its individual capacity except as otherwise expressly provided therein, but solely as subordination agent.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine title or, prior to replacement thereof in accordance with the Lease, which may be removed therefrom.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of May 1, 1997 between the Lessee and the Pass Through Trustee.

         Pass Through Certificates. Any of the Pass Through Certificates, 1997-1-A, the Pass Through Certificates, 1997-1-B or the Pass Through Certificates, 1997-1-C, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

         Pass Through Trust. The Federal Express Corporation 1997-1 Pass Through Trust Class A, Federal Express Corporation 1997-1 Pass Through Trust Class B and Federal Express Corporation 1997-1 Pass Through Trust Class C, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

         Pass Through Trustee. First Security Bank, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participants or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date.  Each January 15 and July 15 commencing on July 15,
1997.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

         Premium Termination Date. With respect to the Series A Certificates, December 27, 2011, with respect to the Series B Certificates, February 5, 2010 and with respect to the Series C Certificates, March 22, 2007.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Principal Amount. With respect to a Certificate means the stated original principal amount of such Certificate and, with respect to all Certificates, means the aggregate stated original principal amounts of all Certificates.

         Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

         Proposed Termination Date. Has the meaning specified in Section 10.01(a) of the Lease.

         Purchase Price.  The amount specified as such in Ancillary Agreement
II.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 31 for January 15 Payment Dates and June 30 for July 15 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Refunding Date. A Business Day on which the refunding of the Original Loan Certificates occurs, the expected date thereof having been specified by the Lessee in a written notice given to the parties to the Participation Agreement and the Underwriters at least three (3) Business Days prior to such expected Refunding Date.

         Register.  Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Remaining Weighted Average Life. On a given date with respect to any Certificate the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Certificate by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. Any Fixed Renewal Term or Fair Market Renewal Term with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date. June 13, 2017 and each January 15 and July 15 commencing on July 15, 1997, and continuing thereafter during the Term.

         Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

         Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

         Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

         Replacement Engine. A General Electric CF6-80C2-D1F engine (or an engine of the same or another manufacturer) of equal or greater value, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-D1F engine, such replacement engine must then be commonly used in the commercial aviation industry on McDonnell Douglas MD-11 airframes.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of any Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Ratings Group.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         Secured Obligations. Has the meaning specified in the Granting Clause of the Indenture.

         Securities Act.  The Securities Act of 1933, as amended.

         Series "A" or "Series A Certificates". Certificates issued and designated as "Series A" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

         Series "B" or "Series B Certificates". Certificates issued and designated as "Series B" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

         Series "C" or "Series C Certificates". Certificates issued and designated as "Series C" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

         Series Supplement or Series Supplements. The Series Supplement 1997-1-A to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement 1997-1-B to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1997-1-C to be executed and delivered by the Lessee and the Pass Through Trustee.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Stipulated Loss Value is to be calculated with reference to any such date.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease.

         Subordination Agent. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Subordination Agent.

         Supplemental Rent. (a) All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to FSB, the Lessor, the Owner Participant, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including, without limitation, payments of Stipulated Loss Value, EBO Price and amounts calculated by reference to Termination Value, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement (other than Basic
Rent) and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

         Tax. Has the meaning set forth in Section 8.01(a) of the Participation Agreement.

          Tax Indemnity Agreement. The Original Tax Indemnity Agreement as amended by Amendment No. 1 to the Original Tax Indemnity Agreement.

         Term. The Basic Term and any Renewal Term unless the Lease is terminated earlier pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after the fifth anniversary of the Delivery Date in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease the Rent Payment Date falling on July 15, 2009 or January 15, 2012, as the case may be, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the fifth anniversary of the Delivery Date and (iii) Section 4.02(a)(F) of the Lease, January 15, 2014.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Termination Value is to be calculated with reference to any such date.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Treasury Yield. At the time of determination with respect to any Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Certificate and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Certificate. In each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Certificate is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15(919). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N587FE), dated as of December 1, 1996, as amended and restated as of May 1, 1997, among the Owner Participants and the Owner Trustee in its individual capacity.

         Trust Estate.  The Lessor's Estate.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or any Owner Participant expressly reserved to the Owner Trustee or any Owner Participant pursuant to the Indenture.

         Underwriters. Morgan Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., Goldman, Sachs & Co. and J.P. Morgan & Co.

         Underwriting Agreement. The Underwriting Agreement dated May 22, 1997 among the Lessee and the Underwriters.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

         U.S. Person.  A Person described in Section 7701(a)(30) of the Code.

         Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by the Lessee, as seller in favor of the Owner Trustee, as buyer, and dated the Delivery Date.

         WTC.  Wilmington Trust Company, a Delaware banking corporation.

                                  SCHEDULE II

                             EBO Price Allocation
                      (As a Percentage of Purchase Price)